                                                                    Exhibit 4.15

                                                                   EXECUTION (Y)

                         FRAMEWORK TRANSACTION AGREEMENT

BY AND AMONG

     1.   KLEPIERRE S.A.

     2.   KLEPIERRE SADYBA SP.Z.O.O.

     3.   KLEPIERRE KRAKOW SP.Z.O.O.

     4.   KLEPIERRE POZNAN SP.Z.O.O

     5.   LP 7 S.A.S.

     6.   SEGECE S.C.S.

                                                                       AS BUYERS

     7.   PLAZA CENTERS (EUROPE) B.V.

                                                                       AS VENDOR

                          DATED AS OF JULY 29TH, 2005

                        FRAMEWORK TRANSACTION AGREEMENT

     THIS FRAMEWORK TRANSACTION AGREEMENT (this "AGREEMENT") is made and entered into on July 29th, 2005, by and among:

     (1) KLEPIERRE S.A., a French "societe anonyme" having its registered head office at Paris, 21 Avenue Kleber 75116, registered in the Paris Trade Register under n degrees B 780 152 914 ("KLEPIERRE");

     (2) KLEPIERRE SADYBA SP.Z.O.O., a Polish limited liability company in the course of incorporation ("w organizacji") pursuant to the applicable provisions of Polish Law, whose seat is at ul. Chlondna, 00-867 Warsaw, ("KLP-SADYBA");

     (3) KLEPIERRE KRAKOW SP.Z.O.O., a Polish limited liability company in the course of incorporation ("w organizacji") pursuant to the applicable provisions of Polish Law, whose seat is at ul. Chlondna, 00-867 Warsaw, ("KLP-KRAKOW");

     (4) KLEPIERRE POZNAN SP.Z.O.O., a Polish limited liability company in the course of incorporation ("w organizacji") pursuant to the applicable provisions of Polish Law, whose seat is at ul. Chlondna, 00-867 Warsaw, ("KLP-POZNAN");

     (5) LP 7 S.A.S., a French "societe par actions simplifiee", being a wholly owned subsidiary of Klepierre, having its registered office at Paris, 21 Avenue Kleber 75116, registered in the Paris Trade Register under n degrees B 428 782 486 ("LP7")

     (6) SEGECE S.C.S. (societe en commandite simple), a French subsidiary of Klepierre, having its registered head office at Paris, 21 Avenue Kleber 75116, registered in the Paris Trade Register under n degrees B 562 100 214 ("Segece");

     (7) PLAZA CENTERS (EUROPE) B.V., a Dutch corporation having its registered seat at 239 Keizersgracht, EA1016 Amsterdam, The Netherlands, and registered with the Chamber of Commerce under n degrees 33248324 ("PCE" or "VENDOR");

     Klepierre, KLP-Sadyba, KLP-Krakow, KLP-Poznan, LP7, Segece, and PCE are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

     A. The Parties have entered into that certain Heads of Terms dated May 20th, 2005, pursuant to the provisions of which Klepierre has agreed to purchase from PCE, and PCE has agreed to sell to Klepierre, the Acquired Companies (as therein defined).

     B. The Parties are now desirous of concluding the Definitive Agreements specified hereinafter with a view to implementing the Transactions which are subject matter of the Heads of Terms.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                          ARTICLE I - THE TRANSACTIONS

     1.1 Definitive Agreements. Following the completion of the due diligence investigations conducted by the Buyers, and following further negotiations conducted between the Parties, the Parties have reached agreement on the terms and conditions for the execution and implementation of the Transactions contemplated in the Heads of Terms. Accordingly, the Parties have agreed that simultaneously with the execution of this Framework Transaction Agreement, they shall duly sign and execute the following agreements, documents and deeds on the Execution Date.

     1.2 Stage A Transaction - Operational Projects. In respect of the sale and acquisition of the Acquired Companies owning and operating the Operational Centers (namely, Sadyba Center SA, Krakow Plaza Sp.z.o.o., Ruda Slaska Plaza Sp.z.o.o and Poznan Plaza Sp.z.o.o.), the Parties shall duly sign and execute the following agreements:

          (a) The Stage A Transaction Agreement, including all schedules attached thereto;

          (b) The Share Purchase Agreements in respect of each of the Acquired Companies comprising Stage A abovementioned (the "OPERATIONAL COMPANIES"), and related documents;

          (c)  The Loan Subrogation Agreements;

          (d)  The Assignment of Debt Agreement;

          (e)  The OVAG Loan Repayment Agreement II;

          (f)  The EMI Parent Guarantee (Stage A);

          (g)  The EMI First Demand Corporate Guarantee (Related Party Tenants);

          (h)  The EMI Corporate Guarantee (Tenant Securities);

          (i) The Klepierre Corporate Guarantee (Sadyba Ground Lease Price Adjustment); and

          (j)  The Trademark License Agreement (Poland);

     1.3 Stage B Transaction - Development Projects. In respect of the sale and acquisition of the Acquired Companies owning and operating the Development Centers (namely, Rybnik Plaza Sp.z.o.o., Sosnoweic Plaza Sp.z.o.o, Entertainment Plaza s.r.o and Pilsen Plaza s.r.o) and in respect of Lublin Plaza Sp.z.o.o, the Parties shall duly sign, execute and deliver the following agreements on the Execution Date:

          (a) The Preliminary Transaction Agreement, including all its schedules;

          (b)  The Lublin Option Agreement;

          (c)  The Payment Guarantee;

          (d)  The Closing Agent Agreement (Deferred);

          (e) The Conditional Trademark License Agreements for Poland and the Czech Republic; and

          (f)  The EMI Parent Guarantee (Stage B).

     1.4 Third Addendum. In respect of those matters which are the subject of the Supplemental Heads of Terms signed on May 20, 2005 in respect of: (i) the sale and purchase of the remaining 50% of the quota in Plaza Centers Magyarorszag (Management) Kft. presently held by Plaza Centers Management BV by PCM-BV to Segece; and (ii) the return of the Utilities Guarantee referred to in
Section 2.5 of the Framework Transaction Agreement dated July 30, 2004; the Parties shall on the Execution Date execute and duly sign the Third Addendum to the Framework Transaction Agreement.

                        ARTICLE II - SPECIAL PROVISIONS

     2.1 Prepayment Costs.

          (a) Pursuant to the provisions of Section (e) of Article 0 of Schedule IV to the Heads of Terms, it was assumed that the Prepayment Costs to be incurred in consequence of the prepayment of the outstanding banking loans extended to the "Acquired Companies" (that is to say, the Operational Companies to be acquired under the Stage A Transaction Agreement, and the Development Companies to be acquired under the Preliminary Transaction Agreement (Stage B)) on the next scheduled interest payment date immediately following the Execution Date will not exceed E521,000 (five hundred and twenty one thousand Euro) in the aggregate in respect of all of the Acquired Companies ("TOTAL PREPAYMENT AMOUNT").

          (b) It is hereby agreed that in the event that PCE shall succeed in reducing the amount of the Prepayment Costs (as that term is defined in Section 2.1(h)(ii) of the Stage A Transaction Agreement) incurred in respect of the Operational Projects in terms of the provisions of Section 2.1(h) of the Stage A Transaction Agreement, then and in such event the amount so saved (the "UNUTILIZED PREPAYMENT AMOUNT") shall be applied in respect of the Prepayment Costs to be incurred in respect of the repayment of the Construction Loan Facilities awarded to the Development Companies as contemplated in the Preliminary Agreement, provided however that the total amount of the Prepayment Costs to be incurred in respect of both Stage A (Operational Companies) and Stage B (Development Companies) will not exceed the aggregate amount of E521,000.

          (c) Accordingly, it is agreed that Klepierre shall pay Prepayment Amounts incurred in respect of the repayment of the Construction Loan Facilities by the Development Companies in terms of Section 3.2 of the Preliminary Agreement (Stage B) up to but not exceeding an amount equivalent to the Unutilized Prepayment Amount, and provided further that under no circumstances will Klepierre be required to pay an amount in excess of E521,000 in respect of the repayment of the loans of the Operational Companies and the Development Companies jointly.

          (d) For the avoidance of doubt, PCE undertakes to pay:

               (i) all Prepayment Amounts incurred in respect of the repayment of the Construction Loan Facilities of the Development Companies which exceed the Unutilized Prepayment Amount; and

               (ii) all Breakage Costs, as that term is defined in Section 2.1(h)(iii) of the Stage A Transaction Agreement; incurred in respect of the repayment of all the Construction Loan Facilities of all the Development Companies.

                           ARTICLE III - MISCELLANEOUS

     3.1 Governing Law. This Framework Transaction Agreement shall be governed by and construed in accordance with Dutch Law, without regard to conflicts of laws or the choice of law principles of any jurisdiction including The Netherlands, and without the need of any Party to establish the reasonableness of the relationship between Dutch Law and the subject matter of this Agreement, and all questions concerning the validity and construction hereof shall be determined in accordance with Dutch Law.

     3.2 Dispute Resolution.

          (a) For any dispute, difference or claim arising out of or relating to this Framework Transaction Agreement, the Parties shall first attempt in good faith to negotiate a written resolution of such dispute or claim within a period not to exceed fifteen (15) days from the date of receipt of a Party's request for such negotiations ("DATE OF REQUEST"). Such negotiations shall be conducted by a representative of Klepierre, KLP-Sadyba, KLP-Krakow, KLP-Poznan, LP7, Segece, (jointly "BUYERS") and a senior executive of PCE. In the event that Buyers and PCE fail to reach a written resolution within such fifteen (15) days from the Date of Request, or other period of time agreed upon by the Parties in writing, either Buyers or PCE may seek to resolve the dispute or claim by arbitration in accordance with the procedures set forth in Section 3.2(b) below.

          (b) Subject to Section 3.2(a) above and other than as set forth in
Section 3.2(c) below, any dispute, difference or claim between the Parties with regard to this Framework Transaction Agreement, its performance, interpretation, application or validity, shall be solely referred for arbitration before a tribunal of three arbitrators in accordance with the Rules of Arbitration then in force of the Court of Arbitration of the International Chamber of Commerce
(ICC) headquartered in Paris, France (the "RULES"). Each of Buyers and Vendors will be entitled to appoint a Party Appointed Arbitrator, while the third arbitrator, who shall act as Chairman of the Tribunal, shall be appointed by mutual agreement between the two Party Appointed Arbitrators, or failing agreement between them, by the President for the time being of the Court of Arbitration of the ICC. (the "TRIBUNAL"). Buyers shall be considered as the same party for the purpose of the appointment of the Party Appointed Arbitrators in terms of this section.

          (c) The arbitration shall be conducted in Amsterdam, The Netherlands, or at such other venue as shall be agreed upon between the Parties or failing such agreement as determined by the Tribunal. The arbitration proceedings shall be conducted in the English language on a continuous basis on consecutive working days until completed, to the greatest extent possible.

          (d) The Tribunal will be bound solely by the substantive Dutch Law and the terms of this Agreement. However the Tribunal may, but only with the prior consent of the adjudicating Parties, act as amiables compositeurs.

          (e) Upon request by either Party, the Tribunal may order the Parties to conduct Party and non-party oral depositions of witnesses outside the presence of the

Tribunal, which shall be recorded by a stenographer. The Tribunal shall issue a written determination setting forth with particularity its findings of fact and conclusions of law. The decision of the Tribunal shall be final and binding upon the Parties and shall be subject to judicial review solely in accordance with the provisions of Dutch Law.

          (f) The Tribunal shall be competent to grant interim relief by way of injunctions at the request of the Parties. Notwithstanding the foregoing, either party shall be entitled to apply to a court of competent jurisdiction to obtain temporary injunctive or other ancillary relief in aid of arbitration hereunder.

          (g) The fees and expenses of the Tribunal shall be borne as determined in the Arbitral Award, provided that interim payments made on account shall be borne by the Parties in equal shares.

          (h) If any dispute submitted to arbitration involves claims by or against a Party against or by a third party, and such third party cannot be made a party to such arbitration, the Tribunal shall be empowered to take such actions as it deems just and equitable in order to avoid prejudice to the Parties by reason of the inability of the Tribunal to adjudicate such third party claims, including without limitation, if the Tribunal so determines, conditioning its award upon the outcome of the third party or staying the arbitration pending the outcome of the third party claims.

          (i) This Section 3.2 constitutes a separate agreement to arbitrate which shall survive the termination of this Agreement for any reason.

     3.3 Notices.

          (a) Any notice, approval, request, authorization or other communication under this Agreement shall be given in writing and in English language ("Notice"). Any Notice must be made by personal remittance, by fax (followed by a copy sent the same day or the following Business day by registered letter with acknowledgment of receipt) or by prepaid international express mail with acknowledgment of receipt and shall be deemed to have been delivered (i) on the date of the personal remittance as certified by the receipt, in the case of personal service; (ii) on the Business Day following the date of sending the fax (with confirmatory copy of the mail) in the case of a transmission by fax (the date set out on the acknowledgment of transmission indicating the date of sending); or (iii) the date of receipt in the event of sending by international express mail.

          (b) The relevant addresses and fax numbers of each Party for the purpose of these Heads of Terms are as follows:

          PCE:

               239 Keizersgracht,
               EA1016 Amsterdam,
               The Netherlands.
               Tel: 31-20-3449560
               Fax: 31-20-3449561
               For the attention of Mr. Luc Ronsmans

          With a copy to:

               13 Moses Street.,
               Tel Aviv,
               Israel
               Tel: 972-3-6086001
               Fax: 972-3-6910120

               For the attention of Mr. Marc Lavine, General Counsel.

          Klepierre, KLP-Sadyba, KLP-Krakow, KLP-Poznan, and LP7,:

               21 Avenue Kleber,
               75116 Paris,
               France
               Tel: (33-1) 40 67 57 06
               Fax: (33-1) 40 67 40 31
               For the attention of Ms. Marie-Therese DIMASI.

          Segece:

               21 Avenue Kleber,
               75116 Paris
               France
               Tel: (33) 1 40 67 53 55
               Fax: (33-1) 40 67 36 79
               For the attention of Mr. Dominique BEGHIN,

          (c) By written Notice sent as indicated above, the Parties may specify a new address or a supplementary address to which notification or communications should be sent subsequently or to any address that a Party shall notify in writing at any time, with at least ten (10) days' advance written notice.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on of the date first above written.

     KLEPIERRE:                         KLEPIERRE SA


                                        By:
                                            ------------------------------------
                                        Name: Mr. Dominique BEGHIN
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------


     KLP-SADYBA:                        KLEPIERRE SADYBA SP.Z.O.O.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------

     KLP-POSNAN:                        KLEPIERRE POZNAN SP.Z.O.O.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------


     KLP-KRAKOW:                        KLEPIERRE KRAKOW SP.Z.O.O.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------


     SEGECE:                            SEGECE


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------


     LP7:                               LP7 SAS


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------


     PCE:                               PLAZA CENTERS (EUROPE) BV


                                        By:
                                            ------------------------------------
                                        Name: Rachel Lavine
                                        Title: President and CEO
                                        Date:
                                              ----------------------------------

                                                              EXECUTION COPY (O)

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS...................................................    2
   1.1   Certain Definitions..............................................    2

ARTICLE II - STAGE A TRANSACTIONS.........................................   10
   2.1   Purchase and Sale................................................   10
   2.2   Tenant Improvements..............................................   14
   2.3   Poznan Plaza - Development Liability.............................   14
   2.4   Matters Relating to Project Operation............................   15
   2.5   Vendor Guarantees................................................   18
   2.6   Klepierre Parent Guarantee.......................................   18
   2.7   Taxes............................................................   19

ARTICLE III - LEASE UP....................................................   19
   3.1   Lease-Up following Closing.......................................   19
   3.2   Break-Off........................................................   20
   3.3   General Provisions relating to Lease-Up..........................   20
   3.4   Property Management..............................................   21

ARTICLE IV - TRANSACTION PRICE AND VERIFICATIONS..........................   21
   4.1   Proforma Closing Accounts........................................   21
   4.2   Operational Projects - Calculation of Initial Purchase Prices....   21
   4.3   Special Agreed Price Adjustment..................................   22
   4.4   Calculation of PCMP Purchase Price...............................   22
   4.5   Transaction Prices Schedule......................................   22
   4.6   Payment of Initial Purchase Prices...............................   23
   4.7   Post-Closing Purchase Price Adjustments..........................   24
   4.8   Final Price Adjustments for Operational Companies................   28
   4.9   Sadyba Additional Special Price Adjustments......................   30
   4.10  Further Final Special Price Adjustments..........................   30
   4.11  General Provisions relating to Transaction Prices................   31

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF VENDOR......................   31
   5.1   Organization, Qualification, and Corporate Power.................   32
   5.2   Authorization....................................................   32
   5.3   No Conflicts.....................................................   32
   5.4   Consents.........................................................   33
   5.5   Capitalization...................................................   33
   5.6   Validity of Shares...............................................   33
   5.7   Articles of Association and Constitutive Documents...............   33
   5.8   Legal Title......................................................   34
   5.9   Transferability..................................................   34
   5.10  Shareholders' Loans and the Sadyba Up-Stream Loan................   34
   5.11  Financing Loan Facilities........................................   35
   5.12  Financial Statements.............................................   35
   5.13  Undisclosed Liabilities..........................................   35
   5.14  Events Subsequent to Most Recent Fiscal Period End...............   36
   5.15  Legal Compliance.................................................   37
   5.16  Tax Matters......................................................   37
   5.17  Title of Properties; Absence of Liens and Encumbrances;
         Condition of Equipment...........................................   39

   5.18  Operational Projects.............................................   39
   5.19  Intellectual Property............................................   41
   5.20  Notes and Accounts Receivable....................................   41
   5.21  Insurance........................................................   41
   5.22  Material Business Contracts......................................   42
   5.23  Qualified Lease Agreements.......................................   43
   5.24  Powers of Attorney...............................................   44
   5.25  Litigation.......................................................   45
   5.26  Utilities Charges.  A............................................   45
   5.27  No Development Risks.............................................   45
   5.28  Employees........................................................   45
   5.29  Environment, Health and Safety...................................   46
   5.30  Other Agreements.................................................   47
   5.31  Construction Works...............................................   47
   5.32  Complete Copies of Materials.....................................   48
   5.33  Full Disclosure..................................................   48

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF KLEPIERRE AND BUYERS.......   48
   6.1   Organization, Qualification, and Corporate Power.................   48
   6.2   Authorization....................................................   48
   6.3   No Conflicts.....................................................   49
   6.4   Consents.........................................................   49
   6.5   Financial Resources..............................................   49
   6.6   Liability........................................................   49

ARTICLE VII - PRE-CLOSING COVENANTS.......................................   49
   7.1   Operation of Business............................................   49
   7.2   Notice of Developments...........................................   51
   7.3   Exclusivity......................................................   51
   7.4   Reasonable Efforts...............................................   52

ARTICLE VIII - CLOSING....................................................   53
   8.1   Closing and Consummation.........................................   53
   8.2   Conditions for Closing...........................................   53
   8.3   Acts to be performed at Closing..................................   54
   8.4   Acknowledgement of Closing.......................................   55
   8.5   Postponed Closing................................................   55

ARTICLE IX - ADDITIONAL AGREEMENTS WITH POST-CLOSING EFFECT...............   56
   9.1   Non-Compete......................................................   56
   9.2   Non-Solicitation.................................................   56
   9.3   Collection of Receivables........................................   56
   9.4   Waiver of Claims.................................................   56

ARTICLE X - OTHER AGREEMENTS AND COVENANTS................................   56
   10.1  Confidentiality..................................................   56
   10.2  Additional Documents and Further Assurances......................   57
   10.3  Updated Tenant List..............................................   57

ARTICLE XI - WITHDRAWAL OPTION............................................   57
   11.1  Withdrawal Option................................................   57
   11.2  Material Adverse Effect Defined..................................   57

   11.3  Right of Withdrawal..............................................   58
   11.4  Withdrawal Notice and Rectification..............................   58
   11.5  Restrictions on Rights of Withdrawal.............................   59
   11.6  Consequences of Withdrawal and Termination.......................   59

ARTICLE XII - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.......   60
   12.1  Representations, Warranties and Covenants........................   60

ARTICLE XIII - INDEMNIFICATION............................................   60
   13.1  Indemnification by Vendor........................................   60
   13.2  Indemnification by Buyers........................................   61
   13.3  Notice and Opportunity to Defend.................................   62
   13.4  Remedies.........................................................   63
   13.5  Certain Limitations..............................................   63
   13.6  Specific Indemnities.............................................   64

ARTICLE XIV - TERMINATION.................................................   66
   14.1  Termination of the Agreement.....................................   66
   14.2  Effect of Termination............................................   67

ARTICLE XV - MISCELLANEOUS................................................   67
   15.1  Press Releases and Public Announcements..........................   67
   15.2  Governing Law....................................................   67
   15.3  Dispute Resolution...............................................   68
   15.4  Perfection of Schedules..........................................   69
   15.5  No Third-Party Beneficiaries.....................................   69
   15.6  Entire Agreement and Modification................................   69
   15.7  Amendment........................................................   69
   15.8  Waivers..........................................................   69
   15.9  Successors and Assigns...........................................   70
   15.10 Counterparts.....................................................   70
   15.11 Headings.........................................................   70
   15.12 Notices..........................................................   70
   15.13 Severability.....................................................   71
   15.14 Expenses.........................................................   71
   15.15 Construction.....................................................   71
   15.16 Attorneys' Fees..................................................   72
   15.17 Further Assurances...............................................   72
   15.18 Time of Essence..................................................   72
   15.19 Schedules and Exhibits...........................................   72
   15.20 Euro.............................................................   72
   15.21 Language.........................................................   72

                                                              EXECUTION COPY (O)

                          STAGE A TRANSACTION AGREEMENT

BY AND AMONG

          1.   KLEPIERRE S.A.

          2.   KLEPIERRE SADYBA SP.Z.O.O.

          3.   KLEPIERRE KRAKOW SP.Z.O.O.

          4.   KLEPIERRE POZNAN SP.Z.O.O

          5.   LP 7 S.A.S.

          6.   SEGECE S.C.S.

                                                                       AS BUYERS

          7.   PLAZA CENTERS (EUROPE) B.V.

                                                                       AS VENDOR

                           DATED AS OF JULY 29TH, 2005

                          STAGE A TRANSACTION AGREEMENT

     THIS TRANSACTION AGREEMENT (this "AGREEMENT") is made and entered into on July 29th, 2005, by and among:

     (1) KLEPIERRE S.A., a French "societe anonyme" having its registered head office at Paris, 21 Avenue Kleber 75116, registered in the Paris Trade Register under n degrees B 780 152 914 ("KLEPIERRE");

     (2) KLEPIERRE SADYBA SP.Z.O.O., a Polish limited liability company in the course of incorporation ("w organizacji") pursuant to the applicable provisions of Polish Law, whose seat is at ul. Chlondna, 00-867 Warsaw, ("KLP-SADYBA");

     (3) KLEPIERRE KRAKOW SP.Z.O.O., a Polish limited liability company in the course of incorporation ("w organizacji") pursuant to the applicable provisions of Polish Law, whose seat is at ul. Chlondna, 00-867 Warsaw, ("KLP-KRAKOW");

     (4) KLEPIERRE POZNAN SP.Z.O.O., a Polish limited liability company in the course of incorporation ("w organizacji") pursuant to the applicable provisions of Polish Law, whose seat is at ul. Chlondna, 00-867 Warsaw, ("KLP-POZNAN");

     (5) LP 7 S.A.S., a French "societe par actions simplifiee", being a wholly owned subsidiary of Klepierre, having its registered office at Paris, 21 Avenue Kleber 75116, registered in the Paris Trade Register under n degrees B 428 782 486 ("LP7")

     (6) SEGECE S.C.S. (societe en commandite simple), a French subsidiary of Klepierre, having its registered head office at Paris, 21 Avenue Kleber 75116, registered in the Paris Trade Register under n degrees B 562 100 214 ("SEGECE");

     (7) PLAZA CENTERS (EUROPE) B.V., a Dutch corporation having its registered seat at 239 Keizersgracht, EA1016 Amsterdam, The Netherlands, and registered with the Chamber of Commerce under n degrees 33248324 ("PCE" or "VENDOR");

     Klepierre, KLP-Sadyba, KLP-Krakow, KLP-Poznan, LP7, Segece, and PCE are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

     A. PCE is the direct and/or indirect and/or beneficial owner of the entire Equity Rights in and to the Operational Companies, as detailed and specified in the Rights Acquisition Schedule;

     B. Each of the Operational Companies is the owner of the entire right, title and interest in and to the Operational Project recorded opposite its name in the Property Schedule;

     C. PCE is the holder of the entire Equity Rights in and to PCMP, which operates and manages each of the Operational Projects;

     D. Purchasers desire to acquire from PCE, and PCE desires to sell to Purchasers, the entire Equity Rights in and to the Operational Companies, on the terms and subject to the conditions set forth herein;

     E. Segece desires to acquire from PCE, and PCE desires to sell to Segece, the entire Equity Rights in and to PCMP, on the terms and subject to the conditions set forth herein;

     F. Each of the Parties believes that it is in their respective best interests that the Transactions contemplated hereby be consummated and, in furtherance thereof, has duly approved this Agreement and the Transactions contemplated hereby.

     G. Each of the Parties desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

     1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa). Certain other terms are defined in the Recitals and in the text of this Agreement.

          (a) "ACCOUNTING PRINCIPLES" means the agreed accounting principles which shall govern the preparation, auditing and verification of the Proforma Closing Accounts, the Proforma PCMP Closing Accounts, the Definitive Closing Accounts, the Definitive PCMP Closing Accounts, and the Final Definitive Closing Accounts, as set forth in the schedule attached hereto as SCHEDULE 1.1(A);

          (b) "ACQUIRED COMPANIES" means the Operational Companies and PCMP;

          (c) "ACQUIRED PCMP SHARES" means 50 (fifty) shares of PLN 1,000 par value per share, issued by PCMP (representing together the entire Equity Rights held by PCMP, and representing at the date hereof and on the Closing Date 100% of the entire Equity Rights) in and to PCMP as indicated in the

Rights Acquisition Schedule (Schedule 1.1(ggg)), which are to be acquired by Segece pursuant to the provisions of this Agreement;

          (d) "AFFILIATE" means any Person that directly or indirectly, through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by voting power, Contract or otherwise;

          (e) "AGREED YIELDS" means the agreed capitalization rates in respect of each Portfolio Center as detailed and specified in SCHEDULE 1.1(E);

          (f) "ANCILLARY AGREEMENTS" means all those ancillary agreements and contracts to be concluded between inter alia the Parties or any of them and which are required or necessary for the full and proper execution and perfection of the Transactions provided for in this Agreement, including: (i) the Trademark License Agreement; (ii) the OVAG Loan Repayment Agreement (II); (iii) the EMI Parent Company Guarantee; (iv) the Sadyba Loan Subrogation Agreement referred to in Section 2.1(c) below; (v) the Sadyba Debt Assignment Agreement referred to in
Section 2.1(d) below; (vi) the EMI Corporate Guarantee (Tenant Securities) referred to in Section 2.4(a)2.4(a)(ii) below; (vii) the EMI First Demand Guarantee referred to in Section 2.4(d)(ii) below; (viii) the Klepierre Corporate Guarantee (Sadyba Ground Lease Price Adjustment) referred to in Section Section 4.9(a) below; (ix) the various agreements and documents required by operational of applicable law to effect the Shareholder Loan reimbursements referred to in Section 2.1(e) below; (x) the various share purchase agreements and related documents required for the sale and transfer of the Equity Rights in and to the Acquired Companies referred to in Sections 8.3(a) and 8.3(b) below; and (xii) such other contracts, deeds and documents as are reasonably required by operation of applicable Law in order to give full, valid and proper effect to the intention of the Parties as set forth in this Agreement;

          (g) "ASSUMED FINANCING LOANS" means all those Financing Loans (excluding the OVAG Loan and the loan awarded by Magyar Kulkereskedelmi Bank Rt. of Budapest to Sadyba Center SA) which are to be repaid by the relevant Operational Company at the election of Purchasers at or following the Closing, as specified in the Portfolio Liabilities Schedule (Schedule 1.1(uu));

          (h) "BOOKS AND RECORDS" of any Acquired Company means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and assets of each Acquired Company, including without limitation financial statements, ledgers, journals, deeds, title policies, minute books, stock certificates and books, Contracts, Leases, Permits, customer and tenant lists, rent rolls, computer files and programs, retrieval programs, operating data and plans and environmental studies;

          (i) "BUSINESS DAY" shall mean a day other than (i) Saturday and Sunday; and (ii) any day on which banks located in Poland, France, The Netherlands or Israel are authorized or obligated to close;

          (j) "BUSINESSES" shall mean the respective businesses and operations of each of the Acquired Companies and/or each of the Operational Projects;

          (k) "BUYERS" shall mean: Purchasers and Segece, acting jointly and severally;

          (l) "BUYERS' ACCOUNTANTS" shall mean: Deloitte of Poland;

          (m) "CLOSING" means the consummation of the various transactions contemplated hereunder which is to be carried out on the date and in the manner specified in Article VIII below and in accordance with its provisions;

          (n) "EMI" means Elbit Medical Imaging Ltd., of 13 Moses Street, Tel Aviv, Israel, being the ultimate and/or indirect parent company of the Vendor;

          (o) "EMI PARENT GUARANTEE" means the corporate guarantee to be furnished by EMI to Purchasers and Segece at the Closing, in the form and text attached hereto and marked as Schedule 2.5(a);

          (p) "EMPLOYEE" means each employee of the Acquired Companies or any of them who is employed in connection with the Businesses;

          (q) "EQUITY RIGHTS" means the equity and voting rights (shares or quotas) in each of the Acquired Companies, together with all other rights and interests bestowed by operation of applicable law on the holders thereof, including without limitation the right to receive dividends and other forms of profit distributions, and surplus assets upon liquidation;

          (r) "EXECUTION DATE" means the date of the signing and execution of this Agreement;

          (s) "EXECUTION OPERATIONAL PROJECT VALUE" means, the agreed project value of the Operational Projects calculated by applying the Project Value Methodology (Schedule 1.1(xx)) on the basis of the Execution Rentals capitalized at the Agreed Yields, after the deduction of the Special Agreed Price Adjustment referred to in Section 4.3 below;

          (t) "EXECUTION RENTALS" means, with respect to any Operational Project, the Gross Rentals of such Operational Project as set forth in the Tenant List (Schedule 1.1(qqq)), which have been confirmed by the Parties on the Execution Date following Purchasers' due diligence investigations, and as existing as of (i) the Reference Date (March 31, 2005) in respect of the Sadyba, Krakow and Ruda Slaska Operational Projects; and (ii) June 30, 2005 with respect to the Poznan Operational Project; all calculated in accordance with the methodologies set forth in the Gross Rentals Definitions Schedule (Schedule 1.1(y));

          (u) "FORECASTED RENTALS" means the forecasted Gross Rentals for each of the Operational Projects specified in Schedule 1.1(e), or, for the purposes of Section 4.8(e) below, the Forecasted Rentals of a specific unit within the Operational Projects;

          (v) "FINANCING BANKS" means those banking institutions which have granted credit facilities to the relevant borrowers in respect of the Operational Projects, all and more fully detailed and specified in the Portfolio Liabilities Schedule (Schedule 1.1(uu));

          (w) "FINANCING BANKS SECURITIES" means the securities and collateral granted to the relevant Financing Banks in respect of each of the respective credit facilities, all as more fully detailed and specified in the Portfolio Liabilities Schedule (Schedule 1.1(uu));

          (x) "GOVERNMENTAL BODY" means any (i) nation, province, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) provincial, state, local, municipal, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature;

          (y) "GROSS RENTALS" means, the gross rental incomes of any Operational Project calculated in accordance with the updated Tenant List as at any relevant calculation date in accordance with the provisions of the methodologies set forth in the Gross Rental Definition Schedule (SCHEDULE 1.1(Y));

          (z) "INDEBTEDNESS" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person;

          (aa) "KNOWLEDGE OF VENDOR" shall mean the actual knowledge of the incumbent officers, employees and directors of Vendor, or of the Acquired Companies where relevant, or knowledge which the incumbent officers, employees and directors of the Vendor, or of the Acquired Companies where relevant, ought reasonably to have had in the circumstances of any particular matter, after reasonable investigation;

          (bb) "KRAKOW PLAZA SP.Z.O.O." means a Polish limited liability company registered and validly existing pursuant to the applicable provisions of Polish Law, whose registered seat is at Aleja Pokoju 44, 31-564 Krakow, Poland, entered into the Entrepreneurs Register kept by the Registry Court in Krakow, XI Commercial Division of the National Registry Court under KRS no. 0000043811;

          (cc) "LAND REGISTRY EXTRACTS" means the official extracts issued by and/or obtained from the Lands and Mortgage Registry Court in respect of each of the Operational Projects, which shall each bear a date of issue not earlier than 14 (fourteen) days prior to the Closing Date, which are to be furnished by Vendor to Purchasers at Closing in terms of the provisions of Section 8.2(a)(iii) below, and which are attached as Exhibit B to the Property Schedule (Schedule 1.1(yy));

          (dd) "LAW" means any applicable law (including common law), statute, rule, regulation, ordinance, extension order, or other pronouncement having the effect of law in the Kingdom of The Netherlands, or in the Polish Republic, as the case may be, or in any other country or Governmental Body having jurisdiction in matters pertaining to the subject matter of this Agreement;

          (ee) "LEASE AGREEMENT(S)" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which any Operational Company grants the right to use or occupy any part of the Operational Projects.

          (ff) "LEASE-UP CRITERIA": in respect to any Operational Project in respect of which PCE shall render Lease-Up services in terms of Section 3.1 below, that the Lease Agreements executed by the relevant Operational Company with its tenants shall: (i) be in Standard Form Lease (save in respect of Lease Agreements signed prior to the Standard Form Lease Approval Date) and shall have been approved by the relevant Purchasers, as the case may be, in terms of
Section 3.3(d) below in respect of anchor tenants only; (ii) be in the Standard Form Lease for all other tenants (save in respect of Lease Agreements signed prior to the

Standard Form Lease Approval Date); (iii) be valid and in full force and effect;
(iv) be in compliance with the Leasing Parameters in all material respects; (v) be for a minimum duration equal to 1 (one) year; and (vi) be executed with tenants of good standing;

          (gg) "LEASING PARAMETERS" means, with respect to all Operational Projects in respect of which PCE shall render Lease-Up services in terms of
Section 3.1 below, those rental grids, tenant mix and leasing guidelines which have been agreed between the Parties in respect of each Operational Project, as detailed and specified in the Leasing Parameters Schedule attached hereto as
SCHEDULE 1.1(GG);

          (hh) "LIABILITY" means any Indebtedness, obligation or other liability of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due);

          (ii) "LIEN" means any mortgage, pledge, lien, charge, claim, security interest, adverse claims of ownership or use, restrictions on transfer, defect of title or other encumbrance of any sort, other than Permitted Liens;

          (jj) "OPERATIONAL COMPANIES" means, the 4 (four) companies (i.e. Sadyba Center SA, Krakow Plaza Sp.z.o.o, Ruda Slaska Sp.z.o.o, and Poznan Plaza Sp.z.o.o) owning the Operational Projects, as detailed and specified in the Rights Acquisition Schedule (Schedule 1.1(ggg));

          (kk) "OPERATIONAL PROJECTS" means the 4 (four) shopping and entertainment centers (including the Project Properties specified in the Property Schedule), which are fully and validly owned and controlled by the relevant Operational Company recorded opposite its name, as set forth in detail in the Property Schedule (Schedule 1.1(yy));

          (ll) "ORDER" means any writ, judgment, decree, injunction, administrative order, directive or similar order or directive of any Governmental Body (in each such case whether preliminary or final);

          (mm) "OVAG" means Osterreichische Volksbanken AG of Vienna;

          (nn) "OVAG LOANS" means the Financing Loans awarded by OVAG (either alone or jointly with syndicating banks) to Krakow Plaza Sp.z.o.o., as more fully detailed and specified in the Portfolio Liabilities Schedule (Schedule 1.1(uu)), and in the OVAG Loans Repayment Agreement II (Schedule 2.1(g)(i));

          (oo) "OVAG LOANS REPAYMENT AGREEMENT II" means the agreement which has been concluded on or before the Closing Date by and among OVAG, Klepierre, KLP-Krakow and PCE, the provisions of which shall govern the repayment of the OVAG Loans in full at the Closing, a copy of which is attached hereto and marked as Schedule 2.1(g)(i);

          (pp) "PCE GROUP APPROVALS" means the approval of the Transaction, as incorporated in this Agreement and the Ancilliary Agreements, of the respective Boards of Directors of EMI and PCE, all of which have been obtained prior to the Execution Date;

          (qq) "PCMP" means Plaza Centers Management Poland Sp.z.o.o., a Polish limited liability company registered and validly existing pursuant to the applicable provisions of Polish Law, whose registered seat is at ul. Belgiyska 11, 00-251 Warsaw, Poland,, entered into the Entrepreneurs Register kept by the Registry Court in Krakow, XI Commercial Division of the National Registry Court under KRS no. 0000054095;

          (rr) "PERMIT" means the licenses, permits, authorizations, registrations, certificates, variances, approvals, consents and franchises and similar rights obtained from governments and any Governmental Body, and any pending applications relating to the foregoing in respect of and/or in connection with the Acquired Companies and/or the Operational Projects and/or the Businesses and/or the Purchased Assets;

          (ss) "PERMITTED LIENS" means (i) all Financing Bank Securities in respect of the Assumed Financing Loans; (ii) with respect to each of the Operational Projects, all specific liens, easements and other registered third party rights recorded in the Land Registry Extracts attached hereto as an exhibit to the Property Schedule (Schedule 1.1(yy)); and (iii) liens arising by operation of law in respect of goods supplied or services rendered in the ordinary course of business consistent with past practice for amounts that are not due and payable as of the Closing Date or being contested in good faith and for which appropriate reserves have been established in the Proforma Closing Accounts and the Definitive Closing Accounts; (iv) legal easements and rights of access mandated by operation of law, whether or not recorded in the Land Registry Extracts, which are not violated by the current use or occupancy of the relevant Operational Project, nor by the operation of the relevant Operational Project as currently conducted on the Project Property in question, and which do not and may not detract from the value, use, operation or transfer of the relevant Operational Project; provided, however, that no liens, encumbrances or other third party rights, other than Financing Bank Securities, shall be permitted against the Equity Rights to be acquired by Buyers pursuant to the provisions of this Agreement;

          (tt) "PERSON" means any individual, corporation (including any non-profit corporation), company, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Body or other entity;

          (uu) "PORTFOLIO LIABILITIES SCHEDULE" means the schedule attached hereto and marked as SCHEDULE 1.1 (UU), setting out the details and particulars of the Assumed Financing Loans and the OVAG Loans;

          (vv) "POZNAN PLAZA SP.Z.O.O." means a Polish limited liability company registered, andvalidly existing pursuant to the applicable provisions of Polish Law, whose registered seat is at Aleja Pokoju 44, 31-564 Krakow, Poland,, entered into the Entrepreneurs Register kept by the Registry Court in Krakow, XI Commercial Division of the National Registry Court under KRS no. 0000018331;

          (ww) "PROJECT PROPERTIES" means, the properties upon which the Operational Projects have been constructed, including without limitation in respect of each Operational project : the parcels of land underlying the shopping and entertainment centers; their external areas; access routes owned or leased by the relevant Operational Company; easements and rights of passage enjoyed by the Operational Company over access routes; the internal and external parking facilities; and the underground and air rights, if applicable; all as detailed in the Property Schedule (Schedule 1.1(yy));

          (xx) "PROJECT VALUE METHODOLOGY" means the agreed methodology for the determination of the Execution Operational Project Value and the Final Operational Project Value (taking into consideration the Special Agreed Price Adjustment referred to in Section 4.3 below), attached hereto and marked as SCHEDULE 1.1(XX);

          (yy) "PROPERTY SCHEDULE" means the schedule attached hereto as
SCHEDULE 1.1(YY) setting out the details and particulars of each of the Operational Projects, and including the floor plans of each of the Operational Projects appendixed thereto as exhibits, and specifying the nature and conditions of the ownership rights of the relevant Operational Company therein (freehold or leasehold);

          (zz) "PURCHASERS" shall mean KLP-Sadyba, KLPKrakow, KLP-Poznan and LP7, as well as their successors and assigns pursuant to Section 15.9 below;

          (aaa) "PURCHASED ASSETS" means, refers to and includes all the equipment, machinery, properties, rights, titles, assets (tangible and intangible) and other interests which are owned, used or held for use by the relevant Acquired Companies and/or the relevant Operational Projects related to and/or in connection with the relevant Businesses;

          (bbb) "PURCHASERS GROUP APPROVALS" means the approval of the Transactions, as incorporated in this Agreement and the Ancillary Agreements, of the respective supervisory boards of Klepierre and Segece, both of which have been obtained prior to the Execution Date;

          (ccc) "QUALIFYING LEASE AGREEMENTS" means the Lease Agreements which are of a duration equal to or more than 1 (one) year, provided, however, that :
(i) Lease Agreement which are for periods of less than one year but which have been consistently renewed for a total period which in the aggregate exceeds 1
(year), shall be deemed to constitute a Qualifying Lease Agreement;

          (ddd) "REFERENCE DATE" means, March 31st, 2005;

          (eee) "REPRESENTATIVES" means, with respect to a Person, that Person's officers, directors, employees, accountants, legal counsel, agents and other representatives;

          (fff) "RESTATED NET ASSET METHODOLOGY SCHEDULE" means, the schedule attached hereto as SCHEDULE 1.1(FFF) setting out the agreed methodologies for the calculation of the Initial Purchase Prices in terms of Section 4.2(b) below, and the Initial PCMP Purchase Price in terms of Section 4.4 below;

          (ggg) "RIGHTS ACQUISITION SCHEDULE" means the schedule of the Equity Rights to be acquired by Purchasers and Segece in the Acquired Companies pursuant to the provisions of this Agreement attached hereto and marked as
SCHEDULE 1.1(GGG);

          (hhh) "RUDA SLASKA PLAZA SP.Z.O.O." means a Polish limited liability company registered and validly existing pursuant to the applicable provisions of Polish Law, whose registered seat is at ul. 1 Maja 310, 41-710 Ruda Slaska, Poland, entered into the Entrepreneurs Register kept by the Registry Court in Gliwice, X Commercial Division of the National Registry Court under KRS no. 0000117245;

          (iii) "SADYBA CENTER SA" means a joint stock company organized and existing under the Polish law, with its registered seat at ul. Powsinska 31, 02-903 Warsaw, Poland, entered into Entrepreneurs Register kept by the Registry Court in Warsaw, XX Commercial Division of the National Registry Court, under KRS No. 0000084304;

          (jjj) "SADYBA UP-STREAM LOANS" means the loan (principal and interest) which remains outstanding as at the Closing Date, and which is due and payable by PCE and/or any of its Affiliates to Sadyba Center SA, all, as specified in the Shareholder Loan Schedule (Schedule 1.1(lll)), subject to verification in terms of the provisions of Section 4.7 below, which shall apply mutatis mutandis;

          (kkk) "SADYBA UP-STREAM LOANS AMOUNT" means, the amount (principal and interest) of the Sadyba Up-Stream Loan which remains outstanding as at the Closing Date, as specified in the Shareholder Loan Schedule (Schedule 1.1(lll));;

          (lll) "SHAREHOLDER LOAN SCHEDULE" means the schedule attached hereto as SCHEDULE 1.1(LLL), specifying: (i) the Shareholder Loans and each of the estimated Shareholder Loans Amounts (principal and interest as at the Closing
Date); and (ii) the Sadyba Up-Stream Loan and the Sadyba Up-Stream Loan Amounts (principal and interest as at the Closing Date);

          (mmm) SHAREHOLDER LOANS" mean all the shareholder loans which remain outstanding as at the Closing Date and which are due and payable by the Operational Companies and PCMP to PCE and/or its Affiliates;

          (nnn) "SHAREHOLDER LOANS AMOUNTS" means, with respect to each of the Shareholder Loans: (i) the entire (100%) aggregate amount of those Shareholder Loans, which are due and payable by the Operating Companies to PCE and/or its Affiliates; and (ii) the entire (100%) aggregate amount of the Shareholder Loans which are due and payable by PCMP to PCE and/or its Affiliates; all in the estimated amounts (principal and accrued interest as at the Closing Date) which are specified in the Shareholders Loan Schedule (Schedule 1.1(lll)), subject to verification in terms of the provisions of Section 4.7 below;

          (ooo) "STANDARD FORM LEASE" means, the standard form of Lease Agreement which have been prepared by Purchasers, which were approved by PCE on the Standard Form Lease Approval Date, a copy of which is attached hereto as
SCHEDULE 1.1(OOO);

          (ppp) "STANDARD FORM LEASE APPROVAL DATE" means, the date upon which PCE shall furnish Purchasers with its written approval of the Standard Form Leases, but in any event not later than a date 60 (sixty) days following the Execution Date;

          (qqq) "TENANT LIST" means, in respect of all Operational Projects, the exact, complete and updated list (rent roll) of good standing tenants as at :
(i) the Reference Date with respect of the Sadyba, Krakow and Rady Slaska Operational Projects; and (ii) June 30, 2005 with respect to the Poznan Operational Project: specifying inter alia, the Gross Rentals actually invoiced according to signed and valid Qualifying Lease Agreements, adjusted for step-up rents and turn-over rents in accordance with the provisions of the Gross Rentals Definition Schedule (Schedule 1.1(y)), and denominated in Euro currency (provided, however, that : (xx) rentals which are denominated in US Dollars will be converted into their Euro equivalent at the official rate of exchange of the US Dollar and the Euro prevailing on the Closing Date as published by the National Bank of Poland; and (yy) rentals which are denominated in Polish Zloty will be converted into their Euro equivalent at the official rate of exchange of the Polish Zloty and the Euro prevailing on the Closing Date as published by the National Bank of Poland) a copy of which is attached hereto and marked as
SCHEDULE 5.23;

          (rrr) "TRADEMARK LICENSE AGREEMENT" means the agreement to be entered into by and among, inter alia, Klepierre, Purchasers, Segece, PCMP and PCE at the Closing, in terms of which PCE shall award a license for the use of the "Plaza Centers" tradename and logo, on the terms and conditions specified therein, in the form and text attached hereto as SCHEDULE 1.1(RRR);

          (sss) "TRANSACTIONS" means the transactions which are the subject matter of this Agreement and the Ancillary Agreements;

          (ttt) "TRANSACTION APPROVALS" means all those approvals which are required for the consummation of the Transaction detailed and specified in
Section 8.2(a) below, namely: (i) the Waivers and Consents; and (ii) the AMO Approval (as defined in Section 8.2(a)(i) below);

          (uuu) "TRANSACTION PRICES SCHEDULE" means the schedule to be compiled in terms of Section 4.5 below setting forth the Initial Purchase Prices, the Initial PCMP Purchase Price and the Initial Shareholder Loan Amounts, all as calculated pursuant to the provisions of Sections 4.2 and 4.4 below, which shall be attached hereto at the Closing and marked as Schedule 4.5;

          (vvv) "WAIVERS AND CONSENTS" means the waivers and consents to be furnished by the Financing Banks in respect of the Transactions, which are to be obtained on or before the Closing, copies of which are attached hereto as
Schedule 8.2(a)(ii).

                        ARTICLE II - STAGE A TRANSACTIONS

     2.1 Purchase and Sale

          (a) Purchase and Sale of Operational Companies. Upon the terms and subject to the conditions set forth herein, at the Closing :

               (i) KLP-Sadyba shall irrevocably purchase from PCE, and PCE shall irrevocably sell, convey, transfer, assign and deliver to KLP-Sadyba, 100,000 (one hundred thousand) shares at PLN 4 par value per share, issued by Sadyba Center SA (representing the entire Equity Rights held by PCE, and representing at the date hereof and on the Closing Date 100% of the entire Equity Rights in and to Sadyba

Center SA) as indicated in the Rights Acquisition Schedule, free and clear of all Liens except for Financing Bank Securities;

               (ii) KLP-Krakow shall irrevocably purchase from PCE, and PCE shall irrevocably sell, convey, transfer, assign and deliver to KLP-Krakow, 100 (one hundred) shares of PLN 500 par value per share, issued by Krakow Plaza Sp.z.o.o. (representing the entire Equity Rights held by PCE, and representing at the date hereof and on the Closing Date 100% of the entire Equity Rights in and to Krakow Plaza Sp.z.o.o) as indicated in the Rights Acquisition Schedule, free and clear of all Liens except for Financing Bank Securities;

               (iii) KLP-Poznan shall irrevocably purchase from PCE, and PCE shall irrevocably sell, convey, transfer, assign and deliver to KLP-Poznan, 100 (one hundred) shares of PLN 500 par value per share, issued by Poznan Plaza Sp.z.o.o. (representing the entire Equity Rights held by PCE, and representing at the date hereof and on the Closing Date 100% of the entire Equity Rights in and Poznan Plaza Sp.z.o.o) as indicated in the Rights Acquisition Schedule, free and clear of all Liens except for Financing Bank Securities; and

               (iv) KLP-Sadyba shall irrevocably purchase from PCE, and PCE shall irrevocably sell, convey, transfer, assign and deliver to KLP-Sadyba, 100 (one hundred) shares of PLN 500 par value per share, issued by Ruda Slaska Plaza Sp.z.o.o. (representing the entire Equity Rights held by PCE, and representing at the date hereof and on the Closing Date 100% of the entire Equity Rights in and to Ruda Slaska Plaza Sp.z.o.o) as indicated in the Rights Acquisition Schedule, free and clear of all Liens except for Financing Bank Securities.

          (b) Purchase and Sale of the Acquired PCMP Shares.

               Upon the terms and subject to the conditions set forth herein, at the Closing, Segece and LP7 shall irrevocably purchase from PCE, and PCE shall irrevocably sell, convey, transfer, assign and deliver to Segece and LP7 respectively, 49 (forty nine) shares and 1 (one) share of PLN 1000 par value per share (which together constitute the entire Acquired PCMP Shares, representing together the entire Equity Rights held by PCE in PCMP, and representing at the date hereof and on the Closing Date 100% of the entire Equity Rights in and to
PCMP) as indicated in the Rights Acquisition Schedule, free and clear of all Liens except for Financing Bank Securities.

          (c) Subrogation of Sadyba Shareholder Loan. Upon the terms and subject to the conditions set forth herein, at the Closing (contemporaneously with the sale and purchase of the Equity Rights in and to Sadyba Center SA in terms of
Section 2.1(a) above :

               (i) PCE, KLP-Sadyba and Sadyba Center SA, acting in the manner consistent with Article 518 para 3 of the Polish Civil Code, shall conclude a Loan Subrogation Agreement in the form and text attached hereto as SCHEDULE 2.1(C)(I), in terms of which KLP-Sadyba shall pay to PCE, for and on behalf of Sadyba Center SA, the full amount of the Shareholder Loan Amount recorded in the Books and Records of Sadyba Center SA as an Indebtedness due and payable to PCE [or its Affiliates] (all as detailed and specified in the Shareholder Loan Schedule attached as Schedule 1.1(lll)), and Sadyba Center SA shall thereby become Indebted to KLP-Sadyba in respect of an equivalent amount. PCE represents and warrants that the Sadyba Shareholders' Loan will be at Closing free and clear of all Liens, except for the Financing Bank Securities.

               (ii) In the event that the recorded creditor of any Indebtedness which is to be subrogated as a Shareholders' Loan in terms of this Section is an Affiliate of PCE, then and in such event PCE shall cause such Affiliate to execute the relevant Subrogation Agreement so as to effect the subrogation of the said loan as contemplated in terms of this Section. In addition, and without derogating from the aforegoing, any amount paid by KLP-Sadyba directly to PCE shall be deemed to constitute payment to any Affiliate of PCE in terms of the relevant Loan Subrogation Agreement and a full discharge by KLP-Sadyba of its obligations in terms of this Section 2.1(c), and neither KLP-Sadyba nor Sadyba Center SA shall be under any duty to ensure that such payments are distributed by PCE amongst its Affiliates.

          (d) Transfer and Assignment of Sadyba Up-Stream Loan.

               (i) Upon the terms and subject to the conditions set forth herein, at the Closing (contemporaneously with the sale and purchase of the Equity Rights in and to Sadyba Center SA in terms of Section 2.1(a) above), PCE shall assign, transfer and make over to KLP-Sadyba the full liability and obligation to repay the Sadyba Up-Stream Loan to Sadyba Center SA, thereby releasing PCE from all further liability under the Sadyba Up-Stream Loan, and same by way of an Agreement of Debt Assignment in the form and text attached hereto as SCHEDULE 2.1(D)(I);

               (ii) In consideration for its consent to assume the liability for the repayment of the Sadyba Up-Stream Loan as aforesaid, PCE undertakes to pay to KLP-Sadyba at the Closing an amount equivalent to the Initial Sadyba Up-Stream Loan Amount, provided that such payment shall by mutual agreement be effected by way of set-off against the payment of the Initial Shareholder Loan Amount relevant to Sadyba Center SA which KLP-Sadyba is required to pay to PCE in terms of the Loan Subrogation Agreement referred to in Section 2.1(c) above; and

               (iii) For the avoidance of doubt it is agreed and understood that the Initial Sadyba Up-Stream Loan Amount shall be included amongst the assets of Sadyba Center SA for the purposes of the determination of the Initial Purchase Price of Sadyba Center SA pursuant to the provisions of Section 4.2(b) below;

          (e) Reimbursement of Shareholder Loans. Upon the terms and subject to the conditions set forth herein, at the Closing, immediately after the sale and purchase of the Equity Rights in and to Krakow Plaza Sp.z.o.o., Poznan Plaza Sp.z.o.o. and Ruda Shlaska Sp.z.o.o. as set forth in Section 2.1(a) above:

               (i) KLP-Krakow shall cause Krakow Plaza Sp.z.o.o to reimburse the full amount of the Shareholder Loan Amounts recorded in the Books and Records of the Krakow Plaza Sp.z.o.o as an Indebtedness due and payable to PCE or its Affiliates (all as detailed and specified in the Shareholder Loan Schedule attached as Schedule 1.1(lll));

               (ii) KLP-Poznan shall cause Poznan Plaza Sp.z.o.o to reimburse, the full amount of the Shareholder Loan Amounts recorded in the Books and Records of the Poznan Sp.z.o.o as an Indebtedness due and payable to PCE or its Affiliates (all as detailed and specified in the Shareholder Loan Schedule attached as Schedule 1.1(lll));

               (iii) In order to facilitate the reimbursement of the Shareholder Loans as contemplated in this Section 2.1(d), Purchasers undertake that at the Closing KLP-Krakow and KLP-Poznan, acting in the name and behalf of Krakow Plaza Sp.z.o.o. and Poznan Plaza Sp.z.o.o. respectively and upon their written instructions, shall execute payment of the relevant Shareholders Loan Amounts directly to PCE and/or its Affiliates, and in this regard.

               (iv) The provisions of Section 2.1(c)(ii) above shall apply mutatis mutandis to the reimbursement of the Shareholders Loans in terms of this 2.1(e).

          (f) Assumed Financing Loans. The Parties record that each of the Operational Companies (excluding Krakow Plaza Sp.z.o.o) has entered into the Assumed Financing Loans with the relevant Financing Banks, as more fully detailed and specified in the Portfolio Liabilities Schedule (Schedule 1.1(uu)). In respect of all Assumed Financing Loans, Purchasers declare that it is their intention to cause the full repayment of the Assumed Financing Loans either at Closing, or on the next regularly scheduled payment date under the relevant Assumed Financing Loan agreement as set forth in the Portfolio Liabilities Schedule (the "PREPAYMENT DATE").

          (g) Re-payment of OVAG Loan and Release of Securities.

               (i) With respect to the repayment of the OVAG Loan in its entirety, Klepierre, KLP-Krakow, PCE, and OVAG shall on or before the Closing Date enter into that certain OVAG Loans Repayment Agreement II in the form and text attached hereto as SCHEDULE 2.1(G)(I), whereby, subject to the consummation of the Stage A Transactions at Closing :

               (ii) Purchasers shall deposit into an escrow account opened in their names with OVAG the full amount required to repay the OVAG Loan in full;

               (iii) OVAG shall be furnished with irrevocable instructions that upon the delivery to the representative of OVAG attending the Closing of the Acknowledgement of Closing referred to in Section 8.4 below, the funds held in the special deposit accounts referred to hereinabove shall be applied to the immediate repayment of the OVAG Loan; and

               (iv) OVAG shall unconditionally release and terminate all collateral held by it as security for the repayment of the OVAG Loan, and shall execute all documents required for that purpose.

          (h) Loan Repayment Amounts, Prepayment Costs and Breakage Costs.

               (i) The Parties hereby confirm that all the total amount of all outstanding principal, interest and Prepayment Amounts (as hereinafter defined) which shall fall due for payment to the relevant Financing Banks in consequence of the pre-payment of the Assumed Financing Loans, the OVAG Loan and the loan awarded by Magyar Kulkereskedelmi Bank Rt. of Budapest to Sadyba Center SA (jointly, the "FINANCING LOAN FACILITIES") on the Closing Date or on the next Prepayment Date, as the case may be are accurately recorded in the Portfolio Liability Schedule (Schedule 1.1(uu)).

               (ii) It is hereby agreed that all prepayment fees, arrangement fees, sybdication fees, financial management fees and all other costs and expenses (including legal costs) which shall fall due for payment in consequence of the prepayment of the Financing Loan Facilities as aforesaid (collectively the "PREPAYMENT AMOUNTS") shall be borne and paid by Purchasers, or at the election of Purchasers by the relevant Operational Company, provided that the maximum amount of the Prepayment Amounts to be paid by Purchasers and/or the Operational Companies shall under no circumstances exceed the aggregate amount of

E521,000 (five hundred and twenty one thousand Euro) for all Financing Loan Facilities. Subject to the aforegoing, all Prepayment Amounts shall be borne and paid by Purchasers and/or the Operational Companies at the time of the repayment of the relevant Financing Loan Facility.

               (iii) In addition, any additional costs which shall be incurred by reason of the fact that any Financing Loan Facility is, at Purchasers' election, repaid on a date which is not the next relevant Prepayment Date ("BREAKAGE COSTS") shall be borne and paid by solely Purchasers, or, at Purchasers' election, by the relevant Operational Companies; provided, however, that if such early prepayment occurs on a date other than the next scheduled Prepayment Date is the result of the exercise by the Financing Bank of its rights to accelerate repayment of the relevant Financing Loan Facility consequent upon an event of default under the relevant loan agreement which occurred prior to the Closing Date, then and in such event PCE shall bear all Breakage Costs attributable to such accelerated repayment, but only to the extent that such Breakage Costs exceed the amount which would otherwise have been paid had the prepayment been effected on the next scheduled Prepayment Date.

     2.2 Tenant Improvements.

               (i) In those instances where the Operational Companies have concluded Lease Agreements with tenants prior to the Closing Date, in terms of which the relevant Operational Company has undertaken to perform improvements to the units leased by the tenant ("TENANT IMPROVEMENTS"), then and in such event PCE shall bear sole liability for the execution of such Tenant Improvements and shall bear the full cost incurred in that regard.

               (ii) PCE shall be solely responsible for ensuring that all authorizations for the execution of such Tenant Improvements are obtained from the relevant competent Government Bodies, if and to the extent required, and shall ensure that the Tenant Improvements are executed in compliance with all applicable laws and regulations.

               (iii) In these instances, Purchasers shall co-operate with PCE and allow PCE and its contractors access to the relevant unit in order to execute such Tenant Improvements, provided that the normal day-to-day operation of the relevant Operational Project is not unreasonably disrupted thereby.

               (iv) In this regard, KLP-Sadyba acknowledges that it shall cause Sadyba Center SA to advance a loan to the "Eastbridge" tenant in the amount of E414,000 (four hundred and fourteen thousand Euro) as provided in the Lease Agreement executed with that tenant.

     2.3 Poznan Plaza - Development Liability.

          (a) It is specifically agreed and understood that, as and from the Closing Date and at all times thereafter, Poznan Plaza Sp.z.o.o. shall not bear any development liability whatsoever arising from and/or in connection with and/or in respect of the development, construction, completion and construction maintenance following practical completion of the Poznan Plaza Operational Project, and that the situation at and after the Closing Date should be as analogous as possible to that of the acquisition by KLP-Poznan of an existing operational project.

          (b) Immediately prior to the Closing Date, PCE shall assume full and unconditional responsibility and liability arising under the agreements with all contractors, sub-contractors, architects, engineers, suppliers, project managers, project supervisors and surveyors engaged in the construction works ("CONTRACTORS"), and/or in respect of the construction operations (collectively, "DEVELOPMENT LIABILITY"), including specifically, but without limitation, all of the following, namely: (i) PCE shall be accountable for all the works, services, faults or omissions of the Contractors; (ii) PCE shall have the obligation to pay and settle in a timely manner all Contractors' claims arising out of and/or in connection with the construction works and/or the Contractors' agreements, unless such amounts are fully provided for in the Proforma Closing Accounts and the Definitive Closing Accounts ("CONTRACTORS' CLAIMS"), provided that nothing hereincontained shall prevent PCE from the conduct of bona fide disputes in that regard; and (iii) PCE shall ensure that the Contractors fulfill their obligations under the Contractors' agreements prior to and following the Closing Date in accordance with their respective terms.

          (c) To the extent permitted by local applicable law and subject to the consent of the Contractors, PCE shall use its best endeavours to obtain from the Contractors an estoppel certificate, confirming that the Contractors shall have no further claims against Poznan Plaza Sp.z.o.o. arising out of and/or in connection with the construction works and/or the Contractors' agreements;

          (d) PCE shall ensure that all performance bonds, maintenance guarantees, and other forms of securities furnished by the Contractors as security for the fulfillment of their respective undertakings in terms of the Contractors' agreement, as well as construction warranties arising under or mandated by operation of law ("CONTRACTORS' BONDS") will be issued in favor of PCE and Poznan Plaza Sp.z.o.o., jointly and severally.

     2.4 Matters Relating to Project Operation

          (a) Absence of Tenant Securities.

               (i) Purchasers record that their due diligence investigations have revealed that certain tenants of the Operational Projects have not deposited with the relevant Operational Company the tenant securities (either in the form of a cash deposit or in the form of a bank guarantee), as required in terms of the relevant Lease Agreement.

               (ii) In order to address any possible damage which may be suffered by Purchasers and/or the Operational Companies in consequence thereof, Vendor shall cause EMI to furnish Purchasers at Closing with its corporate guarantee in the form and text attached hereto as SCHEDULE 2.4(A)(II), in an amount of E100,000 (one hundred thousand Euro) per year for a period of 5 (five) years following the Closing, which guarantee shall replenishable every year by the amount drawn down during the previous year, so that as at each successive anniversary of the Closing Date Purchasers shall be entitled to draw down an amount of E100,000 during the 12 month period immediately following such anniversary.

               (iii) The corporate guarantee shall provide that Purchasers and/or the Operational Companies may draw down only those amounts of damage actually suffered by them in consequence of the non-payment of amounts due under the Lease Agreements and which they are unable to recover due to the absence of the tenant security deposit, provided, however, that the corporate guarantee may not be drawn down in excess of : (i) three months rentals per tenant; and (ii) E100,000 (one hundred thousand Euro) per annum in each of the 5 (five) years following the Closing Date.

               (iv) For the avoidance of doubt, Purchasers may only draw down on the corporate guarantee if and to the extent that they would be entitled to use the tenant security deposit in terms of the relevant Lease Agreement, but are unable to do so due to its absence.

               (v) Attached hereto as SCHEDULE 2.4(A)(V) is a list of the tenants in all of the Operational Projects in respect of whom the tenant securities are either missing or deficient.

          (b) Licenses for Purchase and Sale of Electricity.

               (i) Vendor declares that each of the Operational Companies has sumitted applications to the competent Government Bodies to obtain final and valid licenses for the purchase and re-sale of electricity to the tenants of the Operational Projects ("UTILITIES LICENSES") as required by operation of applicable law. Vendor further declares that these applications are currently being processed, and that it shall use its best endeavours to ensure that such Utilities Licenses are obtained as expeditiously as possible following the Closing Date. However, Vendor undertakes to ensure that the Utilities Licenses are awarded to each of the Operational Companies by not later than December 31st, 2005. All costs and expenses incurred in obtaining the Utilities Licenses shall be borne by Vendor.

               (ii) It is hereby agreed between the Parties, that in the event that the Utilities Licenses for all Operational Centers shall not have been obtained by December 31st, as aforesaid, then and in such event Purchasers shall be entitled to withhold the following amounts in respect of each Operational Company (for an aggregate total not to exceed E5,400,000 (five million four hundred thousand Euro for all four Operational Companies) from any payment to be made by Purchasers to Vendor in terms of the Final Price Adjustments to be conducted on the Final Price Adjustment Date in terms of the provisions of
Section 4.8 below, namely : (AA) E1,260,000 (one million two hundred and sixty thousand Euro) in respect of Sadyba Center SA; (BB) E1,900,000 (one million nine hundred thousand Euro) in respect of Krakow Plaza Sp.z.o.o.; (CC) E620,000 (six hundred and twenty thousand Euro) in respect of Ruda Slaska Plaza Sp.z.o.o.; and
(DD) E1,620,000 (one million six hundred and twenty thousand Euro) in respect of Poznan Plaza Sp.z.o.o,, provided that insofar as Poznan Plaza Sp.z.o.o. is concerned, if that company shall not have received the Utilities Licenses by December 31st, 2005 as aforesaid, then the amount to be withheld shall be deducted from the Final Price Adjustments to be made in respect of the other Operational Centers, notwithstanding that the Final Price Adjustment Date for Poznan Plaza Sp.z.o.o. shall occur on May 30, 2006.

               (iii) In the event that the amount of the Final Price Adjustment which is to be made in respect of any Operational Project in terms of Section
4.8 below is insufficient to cover the amount which Purchasers are entitled to withhold in terms of the preceding sub-section, then and in such event it is agreed that the shortfall may be withheld from the Final Price Adjustment Amounts due in respect of any of the other Operational Projects. In the event that the aggregate amount of the Final Price Adjustments which are to be made in respect of all four Operational Projects in terms of Section 4.8 below is also insufficient to cover the amount which Purchasers are entitled to withhold in terms of the preceding sub-section, then and in such event PCE undertakes to pay such shortfall amount to Purchasers within 10 (ten) Business Days following the date upon which the Final Price Adjustments are conducted.

               (iv) In the event that Purchasers shall withhold any amounts in accordance with the provisions of Section 2.4(b)(ii) above, they shall be entitled to do so only against delivery to Vendor of Klepierre's corporate guarantee to refund those withheld amounts upon the obtaining of the relevant Utilities Guarantees prior to December 31st, 2006 as contemplated in
Section 2.4(b)(v) below.

               (v) In the event that Vendor shall nevertheless succeed in obtaining the Utilities Licenses within a 12 (twelve) month period following December 31st, 2005 (that is to say prior to December 31st, 2006), then and in such event Purchasers undertake to repay to Vendor any amounts withheld by them pursuant to the provisions of Section 2.4(b)(ii) above.

               (vi) In the event that any Utilities Licenses have not been obtained by December 31st, 2006, then and in such event : (aa) Purchasers shall be under no further obligation to refund, and may retain, the amounts withheld by them in terms of Section 2.4(b)(ii) above, and in such event the amounts so retained shall be deemed to constitute a reduction of the Definitive Purchase Prices due in respect of the relevant Operational Companies in terms of the provisions of this Agreement; and (bb) PCE shall be deemed to have forfeited its right to demand repayment of the amounts so withheld.

          (c) H&M Tenant - Poznan Plaza

               (i) The Parties record that pursuant to the provisions of the Lease Agreement entered into with the H&M anchor tenant in the Poznan Plaza Operational Center, H&M are required to pay rentals on the basis of their turn-over only, and are exempted from the payment of charges.

               (ii) The Parties have agreed that, for the purpose of determining the Initial Purchase Price and the Definitive Purchase Price for the Poznan Plaza Operational Center in terms of Section 4.2(b) below, the Gross Rentals applicable to H&M shall be in the amount of E158,000 (one hundred and fifty eight thousand), which amount shall be capitalized at the Agreed Yield for the Poznan Plaza Operational Project. Furthermore, no price adjustments shall be effected in respect of the Gross Rentals of H&M at the Final price Adjustment Date for the Poznan Plaza Operational Center in terms of the provisions of
Section 4.8 below.

          (d) Vendor's Related Party Tenants.

               (i) It is agreed that Hokus Pokus Sp.z.o.o. and Fantasy Park Sp.z.o.o., being parties related to Vendor and currently tenants in certain Operational Projects, shall within 3 (three) months of the Closing Date enter into and execute Lease Agreements (in the form of the Standard Form Leases) for a period of 10 (ten) years from the Closing Date, at their current rental levels. It is acknowledged that preliminary agreements have been entered into on the Closing Date between the said related party tenants and the relevant Operational Company.

               (ii) Vendor shall cause EMI to furnish the relevant Purchaser on the Closing Date, with its First Demand Corporate Guarantee in the form and text attached hereto as SCHEDULE 2.4(D)(II), pursuant to the provisions of which the beneficiary Purchaser shall be entitled to demand payment of all and any amounts which these Vendor Related Party Tenants shall have failed to pay pursuant to the provisions of their then current Lease Agreements, including charges, but excluding those bad debts referred to in Section 9.4 below, and EMI shall undertake to pay all amounts so claimed on first demand.

               (iii) It is agreed that upon the termination or expiry of the Lease Agreements referred to in Section 2.4(d)(i) above and the vacation of the leased units, the related party tenants shall be entitled to remove all gaming machines and other items of equipment located within the leased units without consideration or payment.

          (e) Sadyba - Shell Polska. At the Closing, Vendor shall furnish Purchasers with a legal opinion issued by a reputable Polish law office, confirming that it may reasonably be assumed that the sub-lease entered into between Sadyba Centers SA as Shell Polska Sp.z.o.o.(the "SHELL POLSKA SUB-LEASE") has been approved by the Municipality of Warsaw, and that the absense of documentary evidence of such approval does not constitute a material exposure for Sadyba Center SA.

     2.5 Vendor Guarantees.

          (a) EMI Parent Guarantee. On the Closing Date, PCE shall cause EMI to furnish Buyers with the EMI Parent Guarantee in the form and text attached hereto as SCHEDULE 2.5(A), in terms of which EMI shall guarantee the prompt, timely and complete performance by PCE of its obligations and undertakings and duties pursuant to the provisions of this Agreement and the Ancillary Agreements. The EMI Parent Guarantee shall remain valid until the fulfillment by PCE of all of its obligations under this Agreement and the Ancillary Agreements.

          (b) In addition to the EMI Parent Guarantee, and without derogating therefrom, Vendor shall cause EMI to furnish to Purchasers at Closing : (aa) the corporate guarantee relating to the absence of tenant securities referred to in
Section 2.4(a)(ii) above (Schedule 2.4(a)(ii)); and (bb) the First Demand Corporate Guarantee relating to Vendor's Related Party Tenants referred to in
Section 2.4(d)(ii) above (Schedule2.4(d)(ii)).

     2.6 Klepierre Parent Guarantee.

          (a) By affixing its signature to this Agreement, Klepierre hereby unconditionally guarantees the full, prompt, timely and complete performance by Buyers of all of their undertakings, obligations and duties in accordance with the terms and conditions of this Agreement and/or the Ancillary Agreements, and undertakes to indemnify PCE against all losses, reasonable costs, charges and expenses which it may sustain or incur by reason of the failure of the Buyers or any of them to perform their obligations and undertakings, in whole or in part, and in a timely manner.

          (b) Klepierre undertakes that it shall not avail itself of the rights afforded to it in terms of Article 7-III of the Articles of Association of Segece, or any provision of the constitutive documents of any of the Purchasers which restricts the ability of Klepierre to guarantee the obligations of the Buyers in terms of this Section.

          (c) Any approval, consent, waiver or concession made or given by Klepierre either before or after the Closing Date shall be deemed to be binding upon each of the Buyers, jointly and severally.

          (d) In addition, Klepierre undertakes to ensure that its wholly owned subsidiary Capucine BV, a Dutch corporation and the direct shareholder of each of the Purchasers (excluding LP7) shall take all steps required or necessary under applicable law and/or its corporate governance instruments and those of the Purchasers, so as to enable Purchasers to fulfill their undertakings and obligations pursuant to the provisions of this Agreement.

     2.7 Taxes

          (a) Taxes.

               (i) Subject to the provisions of sub-section 2.7(b) below, Buyers shall bear all acquisition or transfer taxes, if applicable, which are imposed in any jurisdiction by operation of applicable Law on buyers with respect to the acquisition of the Equity Rights of the Acquired Companies contemplated in this Agreement.

               (ii) PCE shall bear all taxes, if applicable, imposed in any jurisdiction by operation of applicable Law on sellers with respect to the sale of the Equity Rights of the Acquired Companies contemplated in this Agreement.

               (iii) PCE shall bear all income or capital gains taxes which may be imposed upon it in any jurisdiction by operation of applicable Laws in respect of the consummation of the Transaction.

               (iv) For the avoidance of doubt, the obligation to pay Taxes includes the payment of fines, penalties and default interest in the event that such taxes are not paid within the time prescribed by operation of Law.

          (b) Transaction Tax. Transaction Tax related to the Transactions imposed under applicable Law in Poland (1%), if any, shall be borne exclusively by PCE. For the avoidance of doubt, stamp duties which may be imposed upon Purchasers under French or Dutch Law are subject to the provisions of Section 2.2(a)(i) above. However, in the event that Taxes shall be imposed by any Government Body competent to do so by reason of the reimbursement of the Shareholders Loan in the manner contemplated in Section 2.1(e) above (rather than by way of the subrogation of such loans), then and in such event all such taxes shall be for the sole account of Buyers.

                             ARTICLE III - LEASE UP

     3.1 Lease-Up following Closing. During the Lease-Up Period (as hereinafter defined), PCE shall carry out, at its sole cost and expense, the lease-up and commercialization of all units within the Operational Centers in accordance with the Lease-Up Criteria, and will keep PCMP fully informed and in a timely manner of the progress made during that period by way of periodic written reports to be issued not less than every 30 (thirty) days. In addition, PCE shall permit an observer on behalf of PCMP to participate in all meetings with the tenants, and shall ensure that the observer is given reasonable advance notice of the conduct of such meetings so as to enable his participation. For the purposes of this
Article III, the term "LEASE-UP PERIOD" shall mean:

          (a) In respect to Sadyba Center SA, Krakow Plaza Sp.z.o.o. and Ruda Slaska Plaza Sp.z.o.o. - the period commencing on the Execution Date and terminating on the earlier of (i) December 31st, 2005; or (ii) the Lease-Up Break-Off Date (as hereinafter defined); and

          (b) In respect to Poznan Plaza Sp.z.o.o. - the period commencing on the Execution Date and terminating on the earlier of (i) May 31st, 2006; or (ii) the Lease-Up Break-Off Date (as hereinafter defined).

     3.2 Break-Off. Notwithstanding the aforegoing, PCE shall have the option in its sole discretion at any time during the Lease-Up Period to discontinue its lease-up activities in terms of this Article, provided that it shall be required to furnish Purchasers, PCMP and the relevant Operational Company with not less than 30 (thirty) days advance written notice of its intention to do so, and specifying the date upon which the discontinuance of its lease-up activities shall take effect (the "LEASE-UP BREAK-OFF DATE"). In such event, PCE shall also have the option to determine that the determination of the Final Price Adjustment Date shall occur simultaneously with the Lease-Up Break-Off Date, and in such event the Final Price Adjustments to be made in terms of the provisions of Section 4.8 below shall be conducted on the Lease-Up Break-Off Date in respect of the relevant Operational Project.

     3.3 General Provisions relating to Lease-Up.

          (a) At the Closing, each Operational Company and PCMP shall award to PCE a special mandate and power of attorney in agreed form, so as to enable PCE to carry out its lease-up responsibilities in terms of this Article during the Lease-Up Period. PCE shall be entitled to delegate all or part of the powers and authorities vested in terms of the said powers of attorney to a leasing agent, as contemplated in sub-paragraph (b) below;

          (b) PCE shall be entitled to engage the services of a reputable leasing agent approved by Buyers in advance, such approval not to be unreasonably withheld or delayed. Furthermore, subject to Buyers' rights of prior approval as aforesaid, PCE shall be entitled to replace or substitute its leasing agent in its discretion. PCE hereby notifies Buyers that it has appointed Messrs. DTZ as its leasing agent in Poland, [and Buyers confirm that they are agreeable to such appointment].

          (c) PCE undertakes to fulfill its lease-up responsibilities in terms of this Article in a diligent, timely and efficient manner, and shall cause the leasing agent so to act.

          (d) All units shall be leased to reputable tenants of good standing in compliance with the Lease-Up Criteria. Unless otherwise approved by Purchasers in advance, PCE shall systematically and exclusively use the Standard Form Lease in respect of all tenants of the Operational Projects (save in respect of those units where lease agreements have already been finalized or executed under contracts of different format prior to the Closing Date, or where the use of a different format is contractually mandated, such as upon the execution of an option by the tenant). PCE undertakes to report to KLP prior to the finalization of any lease negotiation, specifying the agreements reached and, specifically, any deviations from the Standard Form Lease, using the reporting format attached as Exhibit B to the Leasing Parameters Schedule (Schedule 1.1(gg)).

          (e) However, it is agreed and understood that the power of attorney awarded to PCE will specifically exclude the power or authority to sign and execute the Lease Agreements (or any amendment thereto) for and on the behalf of the Operational Companies. PCE shall be required, and hereby undertakes, to present all Lease Agreements with tenants to the relevant Operational Company for signature and execution. However it is hereby specifically agreed and understood that: (i) Purchasers and/or the Operational

Companies may not refuse to execute any lease in Standard Form Lease which complies with the Lease-Up Criteria; and (ii) where amendments or modification to the Standard Form Lease are entailed, and in respect of leases with anchor tenants, the Purchasers and/or the relevant Operational Company may not unreasonably or arbitrarily withhold or delay its consent to and execution of such lease agreements.

          (f) PCE shall render the Lease-Up services in terms hereof without consideration. Accordingly, Purchasers, PCMP and the Operational Companies shall be under no obligation to pay any commissions, commercialization fees or other forms of remuneration to PCE in respect of such services, nor shall the award of the power of attorney to PCE in terms of sub-section (a) above be deemed to impose any obligation upon Purchasers and/or the Operational Companies and/or PCMP to make such payments. All costs incurred by PCE in the rendering of the Lease-Up Services, including any fees due and payable to leasing agents appointed by it in terms of sub-section (b) above, shall be borne and paid solely by PCE.

          (g) For the avoidance of doubt, it is further specifically agreed and understood that PCMP will not assume any development liability whatsoever, and PCE undertakes to ensure that PCMP is kept entirely free of all such liability.

     3.4 Property Management. Notwithstanding the Lease-Up responsibilities entrusted to PCE in terms of this Article, as and from the Closing Date, PCMP will carry out the property management of the Operational Projects in terms of a Patrimonial Management Agreement in a form and text to be agreed upon between PCMP and the Operational Companies. In addition, following the Final Price Adjustment Date or the Lease-Up Break-Up Date, as the case may be, PCMP shall also carry out the rental management of the Operational Projects.

                ARTICLE IV - TRANSACTION PRICE AND VERIFICATIONS

     4.1 Proforma Closing Accounts.

          (a) Attached hereto as SCHEDULE 4.1(A) are the Proforma Closing Accounts in respect of each of the Operating Companies as at the Closing Date, and the Proforma PCMP Closing Accounts in respect of PCMP as at the Closing Date.

          (b) The Proforma Closing Accounts and the Proforma PCMP Closing Accounts have been prepared by PCE in good faith, consistent with past practice in accordance with the Accounting Principles, and have been approved by Buyers.

     4.2 Operational Projects - Calculation of Initial Purchase Prices. On the Closing Date, on the basis of the Proforma Closing Accounts the Parties shall:

          (a) determine the Execution Operational Project Value of each of the Operational Companies by applying the Project Value Methodolgy (Schedule 1.1(xx)) on the basis of the Execution Rentals, capitalized at the Agreed Yields; and thereafter.

          (b) calculate the amount of the purchase price in respect of each Operational Company (the "INITIAL PURCHASE PRICES") which shall be comprised of
- (i) the net asset value of the relevant

Operational Company, calculated in accordance with the Restated Net Asset Methodology set forth in Schedule 1.1(fff) ("INITIAL NET ASSET VALUE"); and (ii) its Execution Operational Project Value.

          (c) In calculating the Initial Net Asset Value of Sadyba Center SA, the provisions of Section 4.9(b)(iii) shall be applied. In addition, in calculating the Execution Operational Project Value of Poznan Plaza Sp.z.o.o., the provisions of Section 2.4(c)(ii) below shall be applied.

     4.3 Special Agreed Price Adjustment.

          (a) Notwithstanding the provisions of Section 4.2 above, and notwithstanding anything to the contrary herein contained, it is hereby specifically agreed that a special, agreed and final price adjustment in the amount of E1,700,000 (one million seven hundred thousand Euro) (the "SPECIAL AGREED PRICE ADJUSTMENT") shall be deducted from and applied against the aggregate total of the Execution Operation Project Value at Closing, and against the Final Operational Project Value on the Final Price Adjustment Date, and same as specified and accounted for in the Project Value Methodology (Schedule 1.1(xx)).

          (b) The Special Agreed Price Adjustment abovementioned has been agreed upon between the Parties following the conduct of Buyers' due diligence investigations and in negotiations preceding the Execution Date, as detailed and specified in Exhibit A to the Transaction Prices Schedule to be attached hereto as Schedule 4.5 in terms of the provisions of Section 4.5 below. In this regard : (I) Purchasers hereby declare that the Special Agreed Price Adjustment reflected in the exhibit to the Transaction Prices Schedule as aforesaid constitutes the agreed, full and final compensation and/or consideration payable to them in respect of the matters specifically addressed and itemized in that Exhibit A to the Transaction Prices Schedule, including exclusively in respect of such matters the right to claim indemnity in respect thereof in terms of
Section 13.1(a) below insofar as the representations and warranties pertain directly to such matters; and (II) Purchasers hereby waive all and any claims, whether past present or future, against Vendor or any of them and/or their Affiliates pertaining to the matters specifically referred to in Exhibit A to the Transaction Prices Schedule, and in respect of any other matters arising from and in connection with their due diligence investigations pertaining to the determination of the Initial Purchase Prices and/or the Definitive Purchase Prices and/or the Execution Operational Project Value and/or the Final Operational Project Value, but without derogating in any manner from Buyers' rights to claim damages and/or indemnification arising out of and/or in connection with and/or relating to a breach by Vendor of its representations, warranties and covenants given and made in terms of the provisions of this Agreement.

     4.4 Calculation of PCMP Purchase Price. On the Closing Date, on the basis of the Proforma PCMP Closing Accounts prepared as aforesaid, the Parties shall calculate the PCMP purchase price (the "INITIAL PCMP PURCHASE PRICE") according to the Restated Net Asset Methodology set forth in Schedule 1.1(fff), it being specifically agreed and understood, however, that: (i) the enterprise value of PCMP (on a debt free basis) shall be equal to E1.- (one Euro); and (ii) PCE shall cause PCMP's net asset value to be positive at the Closing Date.

     4.5 Transaction Prices Schedule.

          (a) At the Closing, the Parties shall prepare the Transaction Prices Schedule and attach same to this Agreement as SCHEDULE 4.5.

          (b) The Transaction Prices Schedule shall detail and determine, for each Operational Company, the Initial Purchase Price to be paid by the relevant Purchaser to PCE, calculated as aforesaid, specifying :

               (i) its Execution Operational Project Value; and

               (ii) its Net Asset Value; and identifying

               (iii) the Shareholder Loan Amount as reflected in the Shareholder Loan Schedule (the "INITIAL SHAREHOLDER LOAN AMOUNTS"); and

               (iv) in respect of Sadyba Center SA only, the Sadyba Up-Stream Loan Amount (the "INITIAL SADYBA SHAREHOLDER LOAN AMOUNT").

          (c) In addition, the Transaction Prices Schedule shall detail and determine the Initial PCMP Purchase Price, calculated in the manner specified in
Section 4.4 above.

     4.6 Payment of Initial Purchase Prices.

          (a) At the Closing, on the terms and subject to the conditions set forth in this Agreement, as full payment for the transfer of the entire Equity Rights (100%) in and to the Operational Companies by PCE to Purchasers, Purchasers shall pay to PCE the aggregate total of the Initial Purchase Prices for all of the Operational Companies; and

          (b) At the Closing, on the terms and subject to the conditions set forth in this Agreement and in the Loan Subrogation Agreement in respect to Sadyba Center SA referred to in Section 2.1(c) and Section 8.3(c) hereof, KLP-Sadyba shall pay to PCE the net aggregate total of the Initial Shareholder Loan Amount in respect to Sadyba Center SA, following set off of the Initial Sadyba Up-Stream Loan Amount in the manner specified in Section 2.1(d)(ii) above; and

          (c) At the Closing (contemporaneously with the transfer of the Equity Rights as set forth in Section 4.6(a) above), on the terms and subject to the conditions set forth in this Agreement, PCE shall assign to KLP-Sadyba the liability to repay the Sadyba Up-Steam Loan, in consideration for which PCE shall pay at Closing to KLP-Sadyba the Initial Sadyba Up-Stream Loan Amount in the manner contemplated in Section 2.1(d)(ii) above. Simultaneously, PCE shall assign to KLP-Sadyba the Sadyba Up-Stream Loan Amount, in terms an Assignment of Debt Agreement (Schedule 2.1(d)(i)).

          (d) At the Closing (immediately after the transfer of the Equity Rights as set forth in Section 4.5 (a) above), on the terms and subject to the conditions set forth in this Agreement, KLP-Krakow and KLPPoznan shall cause Krakow Plaza Sp.z.o.o. and Poznan Plaza Sp.z.o.o., to pay to PCE by way of the reimbursement of their respective Shareholders Loans, the aggregate total of the Initial Shareholder Loan Amounts in respect to Krakow Plaza Sp.z.o.o. and Poznan Plaza Sp.z.o.o., in the manner contemplated in Section 2.1(d)(ii) above; and

          (e) At the Closing, on the terms and subject to the conditions set forth in this Agreement, as full payment for the sale and transfer of the Acquired PCMP Shares constituting the entire Equity Rights

(100%) in and to PCMP by PCE to Segece, Segece shall pay to PCE the full amount of the Initial PCMP Purchase Price; and.

          (f) All amounts paid by Buyers to PCE on the Closing Date as hereinabove specified, shall be subject, as the case may be, to:

               (i) The restated Net Asset Value adjustment to be carried out in terms of the provisions of Section 4.7 below on the basis of the Final Definitive Closing Accounts; and

               (ii) The adjustments of the Execution Operational Project Value to be carried out on the Final Adjustment Date in terms of the provisions of
Section 4.8 below; and

               (iii) The special price adjustments regarding Sadyba Center SA, to be carried out in accordance with the provisions of Section 4.9 below.

          (g) Payment of all amounts to be made under this Section 4.5 by Buyers and the Operational Companies to PCE shall be effected by wire transfer of immediately available funds in Euro Currency to such account or accounts as PCE may direct in its irrevocable payment instructions to be furnished to Purchasers and Segece respectively at least 2 (two) Business Days before Closing.

     4.7 Post-Closing Purchase Price Adjustments.

     Verification of Initial Purchase Prices (Net Asset Values).

          (a) Within ninety (90) days following the Closing Date (such period hereinafter referred to as the "VERIFICATION PERIOD"), the Vendor will prepare:

               (i) the audited financial statements of each of the Operational Companies (excluding PCMP) in accordance with Polish accounting standards and the Accounting Principles as at the Closing Date (the "DEFINITIVE CLOSING ACCOUNTS"); and

               (ii) the audited financial statements of PCMP, in accordance with Polish accounting standards and the Accounting Principles as at the Closing Date (the "DEFINITIVE PCMP CLOSING ACCOUNTS").

          (b) By not later than the last day of the Verification Period, the external auditors of Vendor (who shall be numbered amongst the "Big Four") shall carry out and complete an audit of the Definitive Closing Accounts and the Definitive PCMP Closing Accounts.

          (c) On the basis of the Definitive Closing Accounts and the Definitive PCMP Closing Accounts, during the Verification Period PCE will :

               (i) Calculate the definitive prices (Net Asset Value only) to be paid by Purchasers to PCE in respect of each of the Operational Companies based upon the Definitive Closing Accounts, in the same manner provided for in Section
4.2 above by applying the Restated Net Asset Methodology (Schedule 1.1(fff)) on the basis of the Definitive Closing Accounts (the "DEFINITIVE PURCHASE PRICES"), it being agreed and understood, however, that the Execution Operational Project Value will remain unchanged at this time and will be subject to separate adjustment procedures pursuant to the provisions of Section 4.9 below; and

               (ii) Calculate the definitive price to be paid by Segece to PCE in respect of the purchase of the Acquired PCMP Shares, based on the Definitive PCMP Closing Accounts, in the same manner provided for in Section 4.4 above by applying the Restated Net Asset Methodology (Schedule 1.1(fff)) on the basis of the Definitive Closing Accounts (the "DEFINITIVE PCMP PURCHASE PRICE"); and

               (iii) Identify the definitive amounts to be paid by Krakow Plaza Sp.z.o.o., Poznan Plaza Sp.z.o.o. and KLP-Sadyba with respect to the reimbursement or the subrogation, as the case may be, of the Shareholder Loans as specified in Sections 2.1(c) and 2.1(e) respectively above (the "DEFINITIVE SHAREHOLDER LOAN AMOUNTS"); and

               (iv) Identify the definitive amounts to be paid by PCE to KLP-Sadyba with respect to the transfer by way of an assignment of debt, of the Sadyba Up-Stream Loan (the "DEFINITIVE SADYBA UP-STREAM LOAN AMOUNT").

          (d) The Parties shall reasonably cooperate with the Transaction Accountants during the Verification Period in order to enable the auditing of the audited Definitive Portfolio Companies Accounts and the audited Definitive PCMP Accounts.

          (e) The reasonable cost of the auditing of the Definitive Closing Accounts and the Definitive PCMP Closing Accounts shall be borne in equal shares by Buyers on the one hand, and by PCE on the other hand.

     Review of Definitive Accounts.

          (f) Buyers Accountants will have sixty (60) days as from the expiration of Verification Period (the "REVIEW PERIOD") to review the Definitive Closing Accounts, the Definitive PCMP Closing Accounts, the Definitive Purchase Price, the Definitive PCMP Purchase Price, the Definitive Shareholder Loan Amounts and the Definitive Sadyba Up-Stream Loan Amount (collectively the "AUDITED CLOSING ACCOUNTS"). Vendor shall reasonably cooperate with Buyers and/or Buyers' Accountants in order to enable Buyers' Accountants to perform the review of the Audited Closing Accounts.

          (g) If Buyers believe that any changes are required to be made to the Audited Closing Accounts or any of them (including but not limited to changes based on differences between the Audited Closing Accounts and the results of the Review) (an "UNCERTAINTY"), Buyers shall but not later than the last day of the Review Period give written notice to Vendor (a "DISPUTE NOTICE") of any such proposed change or Uncertainty, describing the change or Uncertainty and the basis for the change or Uncertainty in reasonable detail.

          (h) The Audited Closing Accounts shall be binding and conclusive upon, and deemed accepted by, Buyers unless Buyers shall have delivered a Dispute Notice to Vendor prior to the conclusion of the Review Period in terms of this section.

     Verification Disputes

          (i) Any difference of opinion between the Parties and/or between the Vendor's Accountants and Buyers' Accountants pertaining to the preparation, verification and review of the Audited Closing Accounts with regard to any item contained therein ("VERIFICATION DISPUTES") which cannot be promptly and amicably resolved by mutual agreement within 15 (fifteen) days of the expiry of the Review Period (or such longer period as shall be mutually agreed), shall be referred to an internationally reputable firm of auditors, who shall act in the capacity of third party experts (and not arbitrators) (the "CLOSING EXPERTS"). If the Parties are unable to agree upon the identity of the Closing Experts within 14 days of a request by either party to do so, then and in such event each Party shall have the right to request the President for the time being of the Commercial Court in the Hague to proceed to the appointment of the Closing Expert (preferably from amongst the "Big Four" international accounting firms, provided that the Closing Expert shall not act as the external auditors of any of the Parties to this Agreement, nor to any of the Acquired Companies).

          (j) The Closing Expert will be instructed to select, in its discretion, the individuals within its organization who will have primary responsibility for this matter and to reach a determination within fifteen (15) days from the date of referral. The Closing Expert shall be required, if so requested by either party, to allow both Parties an opportunity to give explanations and/or to provide documentation in support of the position adopted by the respective Parties regarding the Dispute.

          (k) The decision of the Closing Expert will be final and binding upon the Parties, and, in the absence of manifest error or fraud, shall not be subject to appeal. The Audited Closing Accounts shall be adjusted by the Parties in order to reflect the decision of the Closing Expert.

          (l) The reasonable fees, and the expenses and disbursements, of the Closing Expert shall be paid one-half by Vendor and one-half by Buyers, unless otherwise determined by the Closing Experts.

          (m) Notwithstanding the provisions of Section 15.3 below (Dispute Resolution) and the provisions of applicable Law determined in terms of Section
15.2 below (Governing Law), the procedures for the adjudication of Verification Disputes as provided for in this Section shall not be governed by the provisions of any applicable arbitration laws now in effect or as hereafter amended, or any subsequent legislation replacing or supplanting same, and for this purpose the Closing Expert shall be deemed to be an expert and not an arbitrator.

          (n) By executing this Agreement, the Parties hereto shall be deemed to have furnished the Closing Expert with instructions and with a mandate to fulfill the duties specified in this Section. In the event, however, that additional instructions or directions are required to be given to the Closing Expert, the Parties undertake to co-operate and to act reasonably in order to facilitate the resolution of any Verification Dispute.

     Final Audited Closing Accounts.

          (o) The Audited Closing Accounts shall become final with respect to all or any portion thereof, and binding upon the Parties hereto upon the earlier of: (i) the failure by Buyers to object to all or any portion thereof within the period specified under Section 4.7(g) above; (ii) an agreement between Buyers and Vendor with respect thereto; or (iii) the decision by the Closing Expert with respect to any disputed matters pursuant to Section 4.7 (i) above. The Audited Closing Accounts, as adjusted pursuant to the agreement of Buyers and Vendor or the decision of the Closing Expert as aforesaid, upon becoming final and binding pursuant to this Section 4.7(o), shall be referred to herein as the "FINAL DEFINITIVE CLOSING ACCOUNTS" which shall include the "FINAL DEFINITIVE PURCHASE PRICES", the "FINAL DEFINITIVE PCMP PURCHASE PRICE", the "FINAL DEFINITIVE SHAREHOLDER LOANS AMOUNTS" and the "FINAL DEFINITIVE SADYBA UP-STREAM LOAN AMOUNT".

     Net Asset Value Adjustments.

          (p) Each of the Initial Purchase Prices (excluding the Execution Operational Project Value) shall be adjusted as follows: increased on a Euro-for-Euro basis, by an amount of the difference, if positive, between the Final Definitive Purchases Prices and the Initial Purchase Prices, or, if negative, reduced by the amount of such difference.

          (q) The Initial PCMP Purchase Prices shall be adjusted as follows: increased on a Euro-for-Euro basis, by an amount of the difference, if positive, between the Final Definitive PCMP Purchases Prices and the Initial PCMP Purchase Prices, or, if negative, reduced by the amount of such difference.

          (r) Each of the Initial Shareholder Loans Amounts reimbursed or subrogated, as the case may be, at Closing, as specified in Section 4.6 above, shall be adjusted as follows: increased on a Euro-for-Euro basis, by an amount of the difference, if positive, between the Final Definitive Shareholder Loan Amounts and the Initial Shareholder Loan Amount, or, if negative, reduced by the amount of such difference.

          (s) The Initial Sadyba Up-Stream Loan Amount shall be adjusted as follows: increased on a Euro-for-Euro basis, by an amount of the difference, if positive, between the Final Definitive Sadyba Up-Stream Loan Amount and the Initial Sadyba Up-Stream Loan Amount, or, if negative, reduced by the amount of such difference.

     Method of NAV Adjustments.

          (t) All NAV adjustment payments which are required to be made pursuant to the aforegoing provisions will:

               (i) be executed within 10 (ten) Business Days of later of: (a) the expiry of the Review Period; or (b) the date upon which the Closing Expert shall have rendered its opinion on any Verification Dispute referred to it in terms of Section 4.7(k) above; and

               (ii) be payable to the Party entitled to receive same in immediately available funds to such banking account(s) as the party entitled to receive such payment shall designate from time to time.

               (iii) bear interest thereon at the rate of EURIBOR for 3 month deposits in Euro plus 185 base points, accruing from the Closing Date to the actual date of payment.

     Interim Price Adjustments.

          (u) The Parties hereby record that it is their express understanding and intention that the payment of all undisputed amounts set forth in the Final Definitive Closing Accounts that have become final and binding pursuant to Section 4.7(o) above shall not be contingent upon the resolution of any disputed amounts specified in a Dispute Notice which are referred to the Closing Expert for adjudication as contemplated in Section 4.7(i) above.

          (v) For the avoidance of all doubt, the post-closing price adjustments to be carried out in terms of this Section 4.7 shall be in addition to, and shall not constitute part of, the special and additional price adjustments to be carried out in terms of Sections 4.8 and 4.9 below, and shall be conducted separately.

     4.8 Final Price Adjustments for Operational Companies. Without derogating from the provisions of Section 4.7 above, the Parties have agreed that the following additional price adjustments shall be carried out on the Final Price Adjustment Date (as hereinafter defined):

          Final Price Adjustment Date

          (a) The Final Price Adjustment Date for the Operational Companies shall occur on: (i) December 31st, 2005 at the latest for each of the Sadyba Center SA, Ruda Slaska Sp.z.o.o. and Krakow Plaza Sp.z.o.o.; and (ii) May 31st, 2006 at the latest for the Poznan Plaza Sp.z.o.o.; provided, however, that in the event that PCE shall so elect to exercise the right granted to it in terms of Section 3.2 above, then and in such event the Final Price Adjustment Date shall occur on the relevant Lease-Up Break-Off Date.

          Final Operational Projects Value

          (b) On the relevant Final Price Adjustment Date, an adjustment of the Execution Operational Project Value for each Operational Company shall be carried out by applying the Project Value Methodology (Schedule 1.1(xx)) on the basis of the Gross Rentals as at the Final Price Adjustment Date, or the Lease-Up Break-Off Date, where relevant (determined in accordance with the methodology set forth in the Gross Rentals Definition Schedule (Schedule 1.1(y)), capitalized at the Agreed Yields (the "FINAL OPERATIONAL PROJECTS VALUE").

          Calculation of Final Price Adjustmens

          (c) On or before a date 15 (fifteen) days following the relevant Final Price Adjustment Date, the following adjustments shall be calculated and paid, namely:

               (i) If A > C > B : then Purchasers shall pay to PCE an amount equal to -

                           (C - B) + [(A - C) X 50%];

               (ii) If A > B or A = B, and C > A: then Purchasers shall pay to PCE an amount equal to (A - B); and

               (iii) If C > B > A: then PCE shall pay to Purchasers an amount equal to (B - A).

          (d) For the purposes of sub-section (c) above -

               (i)   A =   the Final Operational Project Value of each
                           Operational Project;

               (ii)  B =   the indexed Execution Operational Project Value of
                           each Operational Project. The indexation of each Execution Operational Project Value will be calculated from the Reference Date (March 31st, 2005) until the relevant Final Price Adjustment Date, save in respect of the Poznan Operational Project, where the indexation will be calculated from June 30, 2005 until the Final Price Adjustment Date for Poznan;

               (iii) C =   the indexed Forecasted Operational Project Value,
                           defined as the Forecasted Rents on each Operational
                           Project as of 31/12/2005, capitalized at the Agreed
                           Yields set forth in Schedule 1.1(e), except for Poznan Plaza which will be the Forecasted Rents as of 31/05/2006 capitalized at the Agreed Yield, set forth in Schedule 1.1(e). The indexation of each Forecasted
                           Operational Project Value will be calculated from the Reference Date (March 31, 2005) until the relevant
                           Final Price Adjustment Date, save in respect of the Poznan Operational Project, where the indexation will be calculated from Jun3 30, 2005 until the Final
                           Price Adjustment Date for Poznan.

          Capped Gross Rentals

          (e) Notwithstanding anything to the contrary herein contained, and subject to the provisions of Section 4.11(a) below, it is specified that with respect to any Operational Project, the Gross Rentals as at the relevant Final Price Adjustment Date shall be capped on an individual basis, as follows:

               (i) at 1.25 of the relevant unit's Forecasted Rentals (plus the Exchange Rate Differentials, as hereinafter defined), where relevant - with respect to each Operational Project unit whose gross leasable area is below 1,000 square meters; or

               (ii) at 1.15 of the relevant unit's Forecasted Rentals (plus the Exchange Rate Differentials), where relevant - with respect to each Operational Project unit whose gross leasable area is above 1,000 square meters.

          (f) For the purpose of determining the Capped Gross Rentals in terms of Section 4.8(e) above, it is specifically agreed that in the event that a devaluation of the Euro compared to the US Dollar will cause an increase in the Euro value of any rentals denominated in US Dollars upon their conversion into the Euro currency (that is to say that a higher Euro equivalent will result due to the devalued exchange rate) (hereinafter "EXCHANGE RATE DIFFERENTIALS"), such Exchange Rate Differentials shall be taken into consideration in the calculation of the Capped Gross Rentals.

          Indexation

          (g) In the calculation of the Final Adjustments to be made pursuant to the provisions of this Section 4.8, the indexation applied to the Execution Operational Project Values, as the case may be, will be the costs indexation actually applicable to the relevant leases.

     4.9 Sadyba Additional Special Price Adjustments.

          (a) Ground Lease Adjustment. Without derogating from the provisions of Sections 4.7 and 4.8 above, and in addition thereto, the Parties have agreed that that the Final Definitive Purchase Price of Sabyba Center SA will be adjusted by an amount calculated in accordance with the methodology set forth in
SCHEDULE 4.9(A)(A), and in the circumstances specified therein. At Closing Klepierre shall furnish PCE with its corporate guarantee for the payment of the amounts detailed and specified for payment in Schedule 4.9(a) on the terms and conditions specified therein, in the form and text attached hereto as SCHEDULE 4.9(A)(B).

          (b) Tax Ruling Adjustment. It is further agreed and specified as follows :

               (i) Klepierre and KLP-Sadyba declare that following the Closing Date, they intend to cause Sadyba Center SA to convert the Sadyba Shareholders Loan subrogated in terms of Section 2.1(c) above, from a shareholder loan into equity capital (the "SADYBA SHAREHOLDER LOAN CONVERSION");

               (ii) To that end, and at Klepierre's request, Vendor has caused Sadyba Center SA to prepare an application (which has been approved by Klepierre, and a copy of which is attached hereto as SCHEDULE 4.9(B)( and to submit such application to the competent Polish Tax authorities. Pursuant to the provisions of the said application, Sadyba Center SA has requested that the Polish Tax authorities issue a binding ruling confirming, without condition or reserve, that the Sadyba Shareholder Loan Conversion will be exempt from Tax (the "SADYBA TAX RULING");

               (iii) In the calculation of the Initial Purchase Price in respect of Sadyba Center SA in terms of Section 4.2 above, it is agreed that the effective tax, net after tax losses carried forward, shall be applied in the calculation of the Net Asset Value in terms of the Restated Net Asset Value Methodology (Schedule 1.1(fff)) on the assumption that the Sadyba Tax Ruling will not be given.

               (iv) However, In the event that the Sadyba Tax Ruling is issued on or before December 31st, 2005 then and in such event it is agreed that the Definitive Purchase Price for Sadyba Center SA shall be increased by an amount of E845,000 (eight hundred and forty five thousand Euro). In such event, KLP-Sadyba undertakes to execute payment of the said increment on the Definitive Purchase Price within 10 (ten) Business Days of the date of the Sadyba Tax Ruling, and the provisions of Section 4.7(t) shall apply mutates mutandis to such payment;

               (v) In the event, however, that the Sadyba Tax Ruling has not been issued by the date abovementioned, or in the event that the Sadyba Tax Ruling has been issued subject to reservations or conditions which are unacceptable to Klepierre in its sole discretion reasonably applied; then and in such events no adjustment of the Final Definitive Purchase Price will be made under this Section 4.9(b). In such event, Purchasers and Klepierre shall have no further claims, arguments, demands or contentions against PCE relating specifically to any tax exposure or liability pertaining to and/or in respect of the Sadyba Shareholder Loan and/or the Sadyba Shareholder Loan Conversion, that would have been covered by the Sadyba Tax Ruling.

     4.10 Further Final Special Price Adjustments

          (a) Invoicing Discrepencies. In the event that at the Final Price Adjustment Date it shall be revealed that discrepancies exist between the amounts specified in the Tenant List as at the Final Price


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

Adjustment Date, and the amounts actually invoiced to tenants as at the Final Price Adjustment Date in accordance with the terms and provisions of the relevant Lease Agreements, then and in such event an adjustment shall be performed on the basis of the actual amounts invoiced in accordance with the terms of the relevant Lease Agreements so as to rectify such discrepancies. For information purposes only, the Parties have attached hereto as SCHEDULE 4.10(A) a list of tenants in respect of whom such invoicing discrepancies exist as at the Closing Date. It is specifically agreed and understood that Schedule 4.10(a) is attached for information purposes only, and shall not prevent Purchasers from exercising its rights in terms of this Section 4.10(a) at the Final Price Adjustment Date in respect of tenants not specified in Schedule 4.10(a).

          (b) H&M Gross Rentals. No price adjustments shall be performed in respect of the capitalized Gross Rentals attributable to the H&M anchor tenant at the Poznan Plaza Operational Project, as contemplated in Section 2.4(c)(ii) above.

     4.11 General Provisions relating to Transaction Prices. For all purposes in terms of this Article IV:

          (a) All the values and prices shall be denominated in the Euro Currency prevailing on the relevant calculation dates. The reference rate of exchange of the United States Dollar and the Euro with respect to the Sadyba Best Mall (and any other Operational Project's revenues denominated in United States Dollars) will be the official rate of exchange of the US Dollar and the Euro as published by the National Bank of Poland which will prevail on the Closing Date. The reference rate of exchange of the Polish Zloty and the Euro with respect to any Operational Project will be the official rate of exchange of the Polish Zloty and the Euro prevailing on the Closing Date as published by the National Bank of Poland.

          (b) PCE undertakes to ensure that the tax book asset values for the Sadyba Center SA, Ruda Slaska Sp.z.o.o. and Krakow Slaska Sp.z.o.o., and the net book asset values of the Poznan Plaza Sp.z.o.o. (namely: total project costs, excluding the land acquisition costs) shall be at least equal to the corresponding values set forth in SCHEDULE (B)4.11(B), calculated at: (i) December 31, 2004 for Sadyba Center SA, Ruda Slaska Sp.z.o.o. and Krakow Slaska Sp.z.o.o.; and (ii) the Execution Date in respect of the Poznan Plaza Sp.z.o.o;

          (c) PCE further undertakes to ensure that the Net Asset Value of the Acquired Companies will be positive. To that end PCE undertakes to on or before the Closing it shall where necessary capitalize Shareholder Loans in the relevant Acquired Companies in an amount sufficient to render the Net Asset Value positive, or, if insufficient, cause fresh capital to be injected into the relevant Acquired Companies prior to Closing.

              ARTICLE V - REPRESENTATIONS AND WARRANTIES OF VENDOR

     Subject to such exceptions as are specifically disclosed in the disclosure letter (each exception referencing the corresponding representation and warranties section number to which it applies) supplied by Vendor to Buyers (the "VENDOR'S DISCLOSURE SCHEDULE") which is attached hereto as SCHEDULE 5.0, and which shall not be modified after the date hereof, the Vendor hereby represents and warrants to Buyers that the statements contained in this Article V are true and correct and not misleading as of the date of this Agreement and will be true and correct and not misleading as of the Closing Date (as though made at the


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

Closing Date); provided, that the representations and warranties made as of a specified date will be true and correct as of such date.

     Representations and Warranties applicable to Vendor

     5.1 Organization, Qualification, and Corporate Power.

     Vendor:

          (a) is a corporation duly organized, validly existing, and in good standing (to the extent to which the concept of good standing exists in the relevant jurisdiction) under the laws of the Kingdom of The Netherlands;

          (b) is duly authorized to conduct its respective businesses and is in good standing (to the extent to which the concept of good standing exists in the relevant jurisdiction) under the laws of each other jurisdiction where such qualification is required for the conduct of such businesses and in which the failure to so qualify is reasonably likely to have a materially adverse effect on Vendor;

          (c) is duly qualified or otherwise authorized to transact business and is in good standing (to the extent the concept of good standing exists in the relevant jurisdiction) in each jurisdiction in which such qualification or authorization is required by applicable Laws; and

          (d) has full corporate power and authority to carry on its businesses and to own and use its assets.

     5.2 Authorization. Vendor has full power and authority to enter into, execute and deliver this Agreement and all Ancillary Agreements to which it is a party, and, to consummate the transactions contemplated hereunder and to perform its obligations hereunder, including, without limitation, the sale and transfer of Equity Rights in and to the Acquired Companies and no further actions on the part of Vendor are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Vendor is a party or, in the case of the Ancillary Agreements, do not require such approval. This Agreement and the Ancillary Agreements to which Vendor is a parties and the transactions contemplated hereby and thereby have been approved by the affirmative vote of the Board of Directors of Vendor (and, where required, its Affiliates, including EMI). This Agreement and the Ancillary Agreements to which Vendor is a party have been duly and validly executed and constitute the valid and legally binding obligations of Vendor, enforceable against Vendor in accordance with their respective terms and conditions.

     5.3 No Conflicts. Neither the execution and the delivery of this Agreement and the Ancillary Agreements by the Vendor nor the consummation of the Transactions will:

          (a) violate any constitution, Law, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Vendor or the Acquired Companies are subject;

          (b) violate or conflict with any provision of the respective Articles of Incorporation, by-laws or organizational documents of the Vendor or the Acquired Companies; or

          (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under, any agreement, contract, lease, license, instrument, franchise, permit, mortgage, indenture or other arrangement to which the Vendor or any of the Acquired Companies are a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Lien upon any of their respective assets); or

          (d) result in the imposition or creation of a Lien upon or with respect to the Equity Rights of the Acquired Companies.

     5.4 Consents. No consent, waiver, approval, order, license, permit, certificates, filing or authorization of, or registration, declaration or filing with, any Governmental Body or any third party, including a party to any agreement with Vendor, is required by or with respect to Vendor in connection with the execution and delivery of this Agreement or the consummation of the Transaction (or, if so required have been obtained), except for the Transaction Approvals referred to in Section 8.2(a) below.

     Representations and Warranties applicable to the Acquired Companies

     5.5 Capitalization. The authorized, issued and outstanding capital stock of each of the Acquired Companies is as set forth in the Rights Acquisition Schedule. Except as set forth in the Portfolio Liabilities Schedule, or as mandated under applicable Polish Law, as the case may be, there are no outstanding securities convertible into or exchangeable for shares in any of the Acquired Companies, nor are there any outstanding options, rights, preemptive or otherwise, or similar right or other right, contract, agreement, commitment or understanding of any kind or warrants to purchase or to subscribe for any quotas or shares of such stock or other securities of the Acquired Companies, or obligating any of the Acquired Companies to issue any additional shares or quotas of capital stock. The issued and outstanding shares of the Acquired Companies are held by the shareholders listed in the Rights Acquisition Schedule, and in the amounts set forth.

     5.6 Validity of Shares. The shares of the Acquired Companies have all been validly issued, are fully paid up and non-assessable, and free of any liens or encumbrances save in respect of the Financing Bank Securities, and have been issued in compliance with all applicable Laws and in accordance with the relevant Articles of Association.

     5.7 Articles of Association and Constitutive Documents.

          (a) The copies of the Articles of Association and other constitutive documents of each of the Acquired Companies which have been furnished to Buyers within the framework of its due diligence investigations are true and accurate copies thereof, and same have not been amended or modified except as disclosed in writing to Buyers.

          (b) The Acquired Companies are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation. The Acquired Companies are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required. None of the Acquired Companies is in default under or in violation of any provision of its charter or by-laws.

     5.8 Legal Title.

          (a) At Closing, PCE is the beneficial and the owner of record of, and has good, valid and marketable title in and to, all of the shares (100%) of the Acquired Companies, which are to be acquired by Buyers pursuant to the provisions of this Agreement, free and clear of all Liens save in respect of Financing Bank Securities;

          (b) None of the Acquired Companies owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interest in, any Person; and

          (c) All easements which constitute Permitted Liens are not violated by the current use or occupancy of the Operational Projects, or the operations of the Operational Companies as currently conducted thereon.

     5.9 Transferability. Upon the execution by the Financing Banks of the Waiver and Consent as set forth in Section 8.2 (a)(ii) and the execution by OVAG of the OVAG Loan Repayment Agreement II as set forth in Section 8.2 (b), the shares of the Acquired Companies are not subject to any restrictions with respect to their transferability, save as mandated under applicable Polish Law.

     5.10 Shareholders' Loans and the Sadyba Up-Stream Loan. (a) The Shareholder Loan Schedule sets forth all of the Shareholder Loans due by the Acquired Companies to PCE and/or its Affiliates as at the Closing Date. All the Shareholder Loans: (i) are recorded in the books of account of the relevant Acquired Companies as being an Indebtedness at Closing of an amount equal to the Initial Shareholders Loans Amounts due and payable to PCE and/or its Affiliates, for such amounts; (ii) have been properly reported to and/or recorded with the competent authorities, including the Central Bank of Poland, in compliance with all applicable Laws and regulations, if necessary; (iii) are valid, binding and enforceable in accordance with their terms, and free from any Lien, except for Financing Bank Securities (iv) are capable of repayment in Euro currency in accordance with their respective terms and conditions without restriction, save in respect of the sub-ordination rights of the Financing Banks under the Financing Bank Securities; (v) are capable of reimbursement and/or subrogation to Buyers as contemplated in this Agreement; and (vi) none of the Shareholder Loans have been repaid in whole or in part, or increased, nor has any interest thereon been paid, since the Execution Date.

          (b) The Shareholder Loan Schedule also sets forth details of the Sadyba Up-Stream Loan owed to Sadyba Center SA by PCE as at the Closing Date. The Sadyba Up-Stream Loan: (i) is recorded in the books of account of Sadyba Center SA as being an asset at Closing Date of an amount equal to the Sadyba Up-Stream Loan Amount, due and payable by PCE for such amount; (ii) have been properly reported to and/or recorded with the Central Bank of Poland in compliance with all applicable Laws and regulations (including any credit facilities covenants), if necessary; (iii) is valid binding and enforceable in accordance with its terms, and free from any Lien, except for Financing Bank Securities; (iv) is capable of repayment in Euro currency in accordance with their respective terms and conditions without restriction; (v) is capable of transfer to Purchasers as contemplated in this Agreement; and (vi) the Sadyba Up-Stream Loan has not been repaid in whole or in part, or increased, nor has any interest thereon been paid, since the Reference Date.

     5.11 Financing Loan Facilities.

               (i) Subject to obtaining the Waivers and Consents of the Financing Banks as specified in Section 8.2(a)(ii) below, the Transactions shall not give rise to any breach of any obligation, undertaking or covenant of the Acquired Companies under the Financing Loan Facilities, nor shall any Event of Default or other adverse event occur under the Financing Loan Facilities as a result thereof;

               (ii) The Acquired Companies have not and are not currently in breach of any obligation, undertaking or covenant of the Acquired Companies under the Financing Loan Facilities which gives rise to an Event of Default or adverse effect (or any fact or circumstance which could give rise to an Event of Default or adverse effect) under the Financing Loan Facilities which remains outstanding;

               (iii) The next regularly scheduled Prepayment Date is set forth in Portfolio Liabilities Schedule, and upon such date, that total amount of all Prepayment Amounts under each of the Financing Loan Facilities, should the relevant borrower decide to prepay, shall be as set forth in the Waiver and Consent of the Financing Banks attached as Schedule 8.2(a)(ii), and in the Portfolio Liabilities Schedule, and no other fees, costs, penalties losses (excluding the Breakage Costs referred to in Section 2.1(h)(iii)above) and/or other amounts shall be due in connection with the prepayment of such loan on the Prepayment Date;

               (iv) The total aggregate amount of the Prepayment Amounts due and payable in respect of all of the Assumed Financing Loans, the OVAG Loan and the loan awarded by Magyar Kulkereskedelmi Bank Rt. of Budapest to Sadyba Center SA, shall not exceed E521,000 (five hundred and twenty one thousand Euro);

               (v) Subject at all times to the provisions of the relevant Loan Facility Agreements, upon prior written notice of the relevant borrower that it intends to prepay its Financing Loan Facility, the relevant borrower shall be entitled to prepay such loan on the Prepayment Date; and

               (vi) No side letters, addenda or other documents exist which have not already been disclosed to Buyers and which may affect the obligations of the borrowers and/or their ability to execute repayment on the Prepayment Date and/or the Prepayment Amounts, or the cost of, the repayment of the Financing Loan Facilities on the Prepayment Date.

     5.12 Financial Statements. The financial statements of each of the Acquired Companies, which have been audited or reviewed, for the fiscal periods ended December 31, 2003 (audited), December 31, 2004 (audited) and the Proforma Closing Accounts as at July 31st, 2005, including the notes thereto (the "FINANCIAL STATEMENTS") have been prepared in accordance with Polish accounting standards, as the case may be, applied on a basis consistent throughout the periods covered thereby, present fairly the financial condition of the relevant Acquired Companies as of such date and the result of operations of the relevant Acquired Companies for such periods, are correct and complete, and are consistent with the Books and Records of the relevant Acquired Companies. The Proforma Closing Accounts and the Proforma PCMP Closing Accounts have been prepared in good faith and in accordance with Polish accounting standards and the Accounting Principles (Schedule 1.1(a)).

     5.13 Undisclosed Liabilities. None of the Acquired Companies has any Liability, Indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type (whether asserted or unasserted, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or un-liquidated, and whether due or to become due), except for those set forth on the face of the Proforma Closing Accounts and the Final Definitive Closing Accounts (rather than in any notes thereto).

     5.14 Events Subsequent to Most Recent Fiscal Period End. Save in respect of Poznan Plaza Sp.z.o.o., and save in respect of the Tenant Improvements referred to in Section 2.2 above, other than in the ordinary course of business and consistent with past practise, since December 31, 2004, there has not been any material adverse change in the business, operations, assets (including intangible assets), liabilities (contingent or otherwise), results of operations or financial performance, or condition (financial or otherwise) of the Acquired Companies. Without limiting the generality of the foregoing, since that date:

          (a) Neither Vendor nor any of the Acquired Companies have sold, pledged, leased, transferred, or assigned any of the Purchased Assets, tangible or intangible, used or held for use in, or necessary for the continued conduct of, the Businesses outside the ordinary course of business;

          (b) Neither Vendor nor any of the Acquired Companies have entered into, assumed or become bound under or obligated by any agreement, contract, lease or commitment (collectively a "CONTRACT") or extended or modified the terms of any Contract related to the Businesses or the Purchased Assets which
(i) involves the payment by the Acquired Companies or any of them of greater than E10,000 (E50,000 for Poznan Plaza Sp.z.o.o.) per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any Affiliate of Vendor other than in the ordinary course of business, or (iii) involves the sale of any material assets;

          (c) Save as otherwise notified in writing to Buyers and with their approval and consent, and save in respect of prepayment notices sent to the Financing Banks with the consent and approval of Purchasers, no party (including Vendor and the Acquired Companies) has accelerated, terminated, made modifications to, or canceled (or advised or been advised of an intention to cancel) any agreement, contract, lease, or license of a material nature related to the Businesses or the Purchased Assets to which Vendor or any of the Acquired Companies is a party or by which they are bound, nor have they modified, canceled or waived or settled any material debts or claims held by them related to the Business or the Purchased Assets, outside the ordinary course of business, or waived or settled any rights or claims of a substantial value related to the Businesses or the Purchased Assets, whether or not in the ordinary course of business;

          (d) none of the Purchased Assets, tangible or intangible, has become subject to any Lien (excluding Permitted Liens);

          (e) Neither Vendor nor any of the Acquired Companies have made any capital expenditures related to the Businesses or the Purchased Assets except in the ordinary course of business and/or not exceeding E10,000 (E50,000 for Poznan Plaza Sp.z.o.o.) in the aggregate of all such capital expenditures;

          (f) Neither Vendor nor any of the Acquired Companies have created, incurred, assumed, prepaid or guaranteed any indebtedness for borrowed money and capitalized lease obligations, or extended or modified any existing Indebtedness related to the Businesses or the Purchased Assets;

          (g) Neither Vendor nor any of the Acquired Companies have granted any license or sublicense of any rights under or with respect to any intellectual property related to the Businesses or the

Purchased Assets, including specifically with respect to the trademark which is the subject matter of the Trademark License Agreement;

          (h) Neither Vendor nor any of the Acquired Companies have experienced any damage, destruction, or loss (whether or not covered by insurance) to the Purchased Assets in excess of E10,000 in the aggregate of all such damage, destruction and losses;

          (i) Neither Vendor nor any of the Acquired Companies have entered into any employment contract (other than a standard contract involving non-management personnel) or collective bargaining agreement, made any other change in employment terms for any key-personnel Employees, or adopted any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any Employees;

          (j) Neither Vendor nor any of the Acquired Companies have changed any of the accounting principles or methods followed by the Businesses or the method of applying such principles;

          (k) Neither Vendor nor any of the Acquired Companies have entered into any agreement, contract or commitment limiting the freedom of the Acquired Companies to engage in the Businesses or to compete with any person, save as provided in Section 9.1 (Non-compete);

          (l) Neither Vendor nor any of the Acquired Companies have entered into any transaction related to or in connection with the Business or the Purchased Assets other than in the ordinary course of business;

          (m) Neither Vendor nor any of the Acquired Companies have made any distribution of dividends or made any other contractual payment to their direct or indirect Affiliates (including repayment of Shareholder Loans; and

          (n) Neither Vendor nor any of the Acquired Companies have become obligated to do any of the foregoing.

          (o) In respect of Poznan Plaza Sp.z.o.o., the provisions of this section shall not be applicable in respect of the period preceding June 1st, 2005.

     5.15 Legal Compliance. The Businesses are being conducted and all of the Acquired Companies are in compliance with all applicable Laws (including without limitation rules, regulations, codes, plans, injunctions, judgments, orders, extension orders, decrees, rulings, and charges). Except as set forth in the Proceedings Schedule (Schedule 5.25), no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, notice or inquiry is pending, or to the Knowledge of Vendor, is threatened against Vendor or any of the Acquired Companies by any Governmental Body alleging any failure to so comply. The Acquired Companies have all Permits and qualifications that are necessary for the conduct of the Businesses and/or the ownership and operation of the Purchased Assets.

     5.16 Tax Matters.

          (a) For purposes of this Agreement, "TAX" or, collectively, "TAXES", means any taxes income, stamp severance, customs duties, franchise, withholding social security, value added tax, and any other type of tax of any kind whatsoever (including but not limited to:
Corporate Income Tax, Value Added Tax, Local Business Tax, Personal Tax) in respect of the Acquired Companies and/or the Businesses and/or the Purchased Assets.

          (b) Each of the Acquired Companies has filed all declarations, forms, claim statements ("TAX RETURN") that it was required to file for any type of Tax under applicable laws, regulations and case law. All such Tax Returns, including those which review is still pending at the time of the signature of this Agreement, or those which were only partially submitted for review, were correct and complete in all respects and have been prepared in strict and substantial compliance with all applicable laws and regulations. There are no Liens upon any property or assets of the Acquired Companies relating to or attributable to Taxes. Accordingly all Taxes due and owing by the Acquired Companies (whether or not shown on any Tax Return) have been paid and should not constitute any Liability in the future for Buyers or the Acquired Companies.

          (c) The Acquired Companies have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) The provisions made in the Proforma Closing Accounts and the Definitive Closing Accounts are sufficient in order to cover any Tax payment pertaining to the time period elapsed on the Closing Date.

          (e) There are no audits or investigations by any Tax authority of any Acquired Company currently in progress.

          (f) No Acquired Company is party to any tax sharing agreement or similar agreement or arrangement (evidenced in writing or otherwise) pursuant to which it will have any obligation to make any payments in respect of Taxes after the Closing Date.

          (g) None of the Acquired Companies benefits from or has benefited from or has claimed to benefit from any Tax benefits or from an optional Tax regime (other than a Tax benefit, election, deduction, credit or treatment which is generally available to Tax payers under the Tax laws of the Tax jurisdiction in question). None of the Acquired Companies has taken any action which triggers a disallowance of any Tax benefits or optional Tax regime or other undertaking with respect to Tax.

          (h) None of the Acquired Companies benefit from Tax aids or from Tax subsidies or Tax exemptions not generally available to other similar Tax payers in such Tax jurisdiction and no undertaking or commitment has been entered into by the Acquired Companies in connection with any such Tax aids or Tax subsidies, and no Tax aids or Tax subsidies which have been granted to any of the Companies is required to be refunded. None of the Acquired Companies will incur any Taxes or lose its right to any Tax benefits by the reason of the consummation of the transactions contemplated by this Agreement.

          (i) The Acquired Companies have satisfied their obligations regarding the conservation of documents and hold (or have access to) all appropriate documents which could be required by the relevant authorities for the non-prescribed periods in respect of the Tax Returns submitted.

          (j) To the Knowledge of Vendor, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien upon any Purchased Assets if unpaid by due date.

          (k) The provisions of this Section 5.16 are not applicable to Taxes which have actually been exempted from payment in terms of the Sadyba Tax Ruling referred to in Section 4.9(b) above.

     5.17 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment. (a) Each of the Operational Companies has good, valid and marketable title to the respective Operational Projects recorded opposite their respective names in the Property Schedule, free and clear of all objection, adverse possession, Liens and other encumbrances other than Permitted Liens, and each of the Acquired Companies has good, valid and marketable title to all other Purchased Assets, free and clear of all objection, adverse possession, Liens and other encumbrances other than Permitted Liens. The Property Schedule and the plans attached thereto accurately specify the nature, terms and conditions of the ownership rights (freehold or leasehold) held by the relevant Operational Company.

          (b) Each of the Acquired Companies has good, exclusive and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, the relevant respective Purchased Assets owned by it as specified in the Property Schedule, free and clear of any Liens, save for Permitted Liens. The Purchased Assets are not subject to expropriation or seizure as at the Closing Date.

          (c) Each material item of equipment owned or leased by the Acquired Companies and included in the Purchased Assets is (i) adequate for the conduct of the Businesses as currently conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear. Each material item of equipment (including computers and softwares) owned by PCMP is:
(a) adequate for the conduct of its Businesses as currently conducted; and (b) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) Each of the Operational Companies and PCMP, own, free and clear of any Liens, all tenant lists, customer contact information, customer correspondence and customer lease histories relating to their respective Operational Projects. Other than PCMP and the relevant Operational Companies and the relevant tenants to which such information relates, no person possesses any claims or rights with respect to use of the information.

          (e) The termination or the non-renewal of the one-year lease agreement entered into between Sadyba Center SA as lessee and the Municipality of Warsaw as lessor, with respect to the use by Sadyba Center SA of a parcel of 370 square meters adjacent to the Sadyba Project Property will not disrupt the continued operation of the Sadyba Operational Project, or the rights of access thereto, as at the date hereof.

     5.18 Operational Projects.

          (a) The Operational Projects comprise all of the real property used or intended to be used in, or otherwise related to, the Businesses; and, except as set forth in Vendor's Disclosure Schedule (Schedule 5.0) none of the Acquired Companies is a party to any agreement or option to purchase (including preference right) any real property or interest therein.


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

          (b) All Operational Projects, and all buildings, structures, fixtures, building systems and equipment, and all components thereof, included in the Operational Projects (the "IMPROVEMENTS") are in good condition and repair and sufficient for the operation of Businesses. There are no structural deficiencies or latent defects, affecting any of the Operational Projects and/or any of the Improvements and there are no facts or conditions affecting any of the Operational Projects or Improvements which would, individually or in the aggregate, interfere in any respect with the use or occupancy of the Operational Projects or Improvements or any portion thereof in the operation of Businesses as currently conducted thereon.

          (c) There is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any parcel of the Operational Projects or any portion thereof or interest therein. Save as specified in the Proceedings Schedule, there is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings, pending or threatened, relating to the ownership, lease, use or occupancy of the Operational Projects or any portion thereof, or the operation of Acquired Company's business as currently conducted thereon. There is no claim or action initiated by any Operational Project's neighbor which is pending or to the Knowledge of Vendor, which is threatening.

          (d) The Operational Projects are in compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, and are in compliance with the legal requirements upon which the cover of the present insurance carrier is conditional, which affect the Operational Projects (collectively, the "OPERATIONAL PROJECTS LAWS"), and the current use and occupancy of the Operational Projects and operation of Businesses thereon do not violate any Operational Projects Laws. None of the Acquired Companies has received any notice of violation of any Operational Projects Law and to Knowledge of Vendor there is no basis for the issuance of any such notice or the taking of any action for such violation, nor are there any pending or anticipated change in any Operational Projects Law that will materially impair the ownership, lease, use or occupancy of any Operational Projects or any portion thereof in the continued operation of Acquired Companies' business as currently conducted thereon.

          (e) Each of the Operational Projects has direct vehicular and pedestrian access to a public street adjoining the Operational Projects, or has vehicular and pedestrian access to a public street via an insurable, permanent, irrevocable and appurtenant easement benefiting each parcel of Operational Projects, and such access is not dependent on any land or other real property interest which is not included in the Operational Projects or in respect of which valid leasehold interests exist which comply with the provisions of
Section 5.17(a) above. None of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Operational Projects.

          (f) All water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Operational Projects have been installed and are operational and sufficient for the operation of the Businesses as currently conducted thereon. Each such utility service enters the Operational Projects from an adjoining public street or valid private easement in favor of the supplier of such utility service or appurtenant to such Operational Projects.

          (g) All certificates of occupancy, Permits, approvals and authorizations of all Governmental Bodies or any other entity having jurisdiction over the Operational Projects which have been required for the construction and which are required or appropriate to construct, to open to the public, to use, occupy and operate the Operational Projects or operate Businesses as currently conducted thereon (including but not limited to, the conditions for building and land development (warunki zabudowy i zagospodarowania terenu (WZiZT)), the building permits (pozwolenie na budowe), the permit for use (pozwolenie na uzytkowanie)) (collectively, the "OPERATIONAL PROJECTS PERMITS") have been issued and are in full force and effect and are not susceptible of challenge or withdrawal. As at the Closing Date, none of the Acquired Companies has received any notice from any Governmental Body or other entity having jurisdiction over the Operational Projects threatening a suspension, revocation, modification or cancellation of any Operational Projects Permit and to the Knowledge of Vendor there is no basis for the issuance of any such notice or the taking of any such action.

          (h) The current use and operation of the Operational Projects and the operation of the Businesses as currently conducted thereon do not violate any easement, covenant, condition, restriction or similar provision (including restrictive covenants) in any instrument of record or other unrecorded agreement affecting such Operational Projects. None of the Vendor or the Acquired Companies has received any notice of such violation, and to the Knowledge of Vendor there is no basis for the issuance of any such notice or the taking of any action for such violation.

          (i) None of the Operational Projects or any portion thereof is located in an flood hazard area.

     5.19 Intellectual Property.

          (a) The Acquired Companies own and possess or have the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission all intellectual property used in the operation of the Businesses as presently conducted. Each item of intellectual property owned or used by the Acquired Companies will be owned or available for use by the Acquired Companies on identical terms and conditions immediately subsequent to the Closing hereunder (subject to the rights awarded to Buyers in terms of the Trademark License Agreement). The Acquired Companies have taken all necessary action to maintain and protect each item of intellectual property that they own or use.

          (b) None of the Acquired Companies has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and neither Vendor nor the directors and officers (and employees with responsibility for Intellectual Property matters) of the Acquired Companies has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation.

     5.20 Notes and Accounts Receivable All notes and accounts receivable (including the Sadyba Up-Stream Loan) of the Acquired Companies are reflected properly on their Books and Records, are valid receivables which as at the Closing Date are not subject to setoffs or counterclaims pending at the Closing Date, are current and collectible, and are capable of being collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Final Definitive Closing Accounts, as appears in the "Restated Net Asset Methodology (Schedule 1.1(fff)).

     5.21 Insurance.

          (a) The Acquired Companies are validly and adequately insured in scope and amount in accordance with valid insurance policies as detailed and specified in the Insurance Schedule attached hereto as SCHEDULE 5.21. All the insurance policies owned by the Acquired Companies and/or on their behalf, provide for coverage that conforms to industry standards in respect of the risk and the amount covered. To the extent that the Acquired Companies have made claims, such claims have been made in accordance with the terms and conditions of such insurance policies in respect of all insured losses suffered thereby and have not been notified any denial of coverage and/or indemnification.

          (b) With respect to all insurance policies specified in Schedule 5.21:
(i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Transactions contemplated hereby provided that the insurance premiums due after the Closing Date are paid in a timely manner and other conditions the fulfillment of which is required following the Closing are fulfilled; (iii) none of the Acquired Companies, nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, or modification under the policy; and (iv) no party to the policy has repudiated any provision thereof.

     5.22 Material Business Contracts

          (a) For the purposes of this section, the term "MATERIAL BUSINESS CONTRACTS" shall mean:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of E50,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Acquired Companies, or involve consideration in excess of E50,000;

               (iii) any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of E20,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or non-competition;

               (vi) any agreement with Vendor and its Affiliates (other than the Acquired Companies);

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (viii) any collective bargaining agreement;


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

               (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of E20,000 or providing severance benefits;

               (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

               (xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

               (xii) any agreement under which it has granted any Person any registration rights;

               (xiii) any agreement under which any of the Acquired Companies has advanced or loaned any other Person amounts in the aggregate exceeding E10,000; and/or

               (xiv) any lease, ground-lease, leasehold, subleases, licenses, concessions and other agreement (written or oral) with respect thereto, pursuant to which any Acquired Company holds the right to use or occupy any part of the Operational Projects or any other property.

               (xv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of E50,000.

          (b) Vendor represents and warrants that all Material Business Contracts entered into by any Acquired Company and in force at the Closing Date have been disclosed to Buyers, either in the due diligence data room or by request.

          (c) With respect to each Material Business Contract: (i) the Material Business Contract is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect in all respects; (ii) neither Vendor nor the Acquired Companies, or, to the Knowledge of Vendor, any other party is in breach or default, and no event has occurred, which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Material Business Contracts, nor have any notices been received from any party which purports to repudiated any provision of the Material Business Contract.

          (d) The provisions of this Section 5.22 are not applicable to any Material Business Contracts in respect of which PCE has assumed Development Liability pursuant to the provisions of Section 2.3 above, nor to the Tenant Improvements referred to in Section 2.2 above.

          (e) Insofar as Poznan Plaza Sp.z.o.o. is concerned, to the extent not excepted in terms of Section 5.22(d) above, the provisions of this Section shall be applicable from June 1st, 2005 and thereafter only..

     5.23 Qualified Lease Agreements

          (a) The Lease Schedule attached as SCHEDULE 5.23(A) sets forth a complete and accurate list of (i) all the Qualified Lease Agreements in force as at the Reference Date (March 31st, 2005) (or June 30th, 2005 in respect of Poznan), which has formed the basis of the calculation of the Gross Rentals and the Initial Purchase Price; (ii) all the Qualified Lease Agreements that are in force on the date hereof, (specifying the Qualified Lease Agreement that have been terminated, renewed, modified or entered into between the Reference Date and the date hereof); (iii) for each Qualified Lease Agreement the amount of the cash deposit paid or bank guarantee furnished by the tenant to the landlord; and (iv)shall clearly identify all Lease Agreements which are for a period of less than 1 (one) year ("promotions"), provided that Lease Agreement which are for periods of less than one year but which have been consistently renewed for a total period which in the aggregate exceeds 1 (year), shall be deemed to constitute a Qualifying Lease Agreement.

          (b) With respect to each Lease Agreement: (i) the Lease Agreement is duly executed, legal, valid, binding, enforceable in accordance with its terms, and in full force and effect in all respects; (ii) neither Vendor and/or the Acquired Companies, nor, to the Knowledge of Vendor, any other party is in breach or default, and no event has occurred, which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Lease Agreements, nor have any notices been received from any party which purports to repudiated any provision of the Lease Agreement.

          (c) Without limiting the generality of the foregoing, with respect to each of the Lease Agreements, the square meter area stated in such Lease Agreement is accurate and in conformity with the actual square meter area of the leased premises, except for minor inaccuracies of less than 2% of the relevant leased areas which are not susceptible to give rise proceeding or action (including for refund or reduction of rent) against any of the Acquired Companies.

          (d) All the Qualified Lease Agreements itemized in the Lease Schedule
5.23 (a) have been entered into with good standing tenants, are at Closing: (i) in force and of a duration of (one) year or more from date of execution (it being specified that Lease Agreement which are for periods of less than one year but which have been consistently extended and renewed shall be deemed to constitute lease contracts for periods in excess of one year); and (ii) globally conform to the breakdown set forth in the Lease Schedule (Schedule 5.235.23(a)) in terms of currency of payment.

          (e) The amount of the bank guarantee and/or tenants' security deposit itemized in the Lease Schedule in respect of each Lease Agreement is accurate.

          (f) Except for Hokus-Pokus Sp.z.o.o. and Fantasy Park Spz.o.o., the other party to any Lease Agreement is not an Affiliate of, and otherwise does not have any economic interest and/or any other relationship (direct or indirect) with PCE or the EMI group;

          (g) None of the Acquired Companies has collaterally assigned or granted any other Lien in any Lease Agreement or any interest therein, except under the Financing Bank Securities.

          (h) The provisions of this Section 5.23 (a) to (h) above shall apply, mutatis mutandis, to the Lease Agreements reflected in the Tenant List as at the relevant Final Price Adjustment Date for each Operational Company.

     5.24 Powers of Attorney. Save as required for the conduct of the Businesses in their ordinary course, and as disclosed to Buyers, there are no outstanding powers of attorney executed on behalf of Vendor in respect of the Businesses and/or the Purchased Assets. All powers of attorney issued in the ordinary course of business as aforesaid shall be deemed terminated and of no further force and effect as at the Closing, or may be unilaterally and unconditionally terminated at the sole discretion of the Acquired Companies. Upon the resignation at Closing of all the managing directors of the Acquired Companies nominated by Vendor, there shall be no valid and outstanding powers of attorney with respect to any Acquired Company.

     5.25 Litigation. The Proceedings Schedule attached hereto as SCHEDULE 5.25 sets forth details of all outstanding injunction, order, decree to which any of the Acquired Companies is subject and of all hearing, action, proceeding, investigation or litigation proceedings which are pending (collectively the "PROCEEDINGS"), as at the date hereof, or in respect of which threats of Proceedings have been received or may reasonably be anticipated, which pertain to the Acquired Companies and/or the Businesses and/or the Purchased Assets. Other than as specified in the Proceedings Schedule, to the Knowledge of Vendor, there are no facts or circumstances that would form the reasonable basis of any claim against the Acquired Companies.

     5.26 Utilities Charges. All the charges for electricity only made by the Operational Companies to their respective tenants have been made in compliance with applicable Laws and regulations.

     5.27 No Development Risks. PCMP has not been exposed to any development risks in respect of any of the Operational Projects and/or any of the Excluded Asset at any time prior to the Closing Date.

     5.28 Employees.

          (a) Save as specified in the Disclosure Schedule, no executive, key employee, or significant group of Employees has advised any executive officer of Vendor that he, she or they plan to terminate their employment with the Acquired Companies during the 12 (twelve) month period following the Reference Date. To the Knowledge of Vendor, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to Employees.

          (b) There are no severance or other similar contracts and no pension or retirement benefits, bonus, employment, change-in-control, deferred compensation profit sharing, stock purchase, stock option, company saving, employee benefit plans, agreements, programs, policies, arrangements or schemes or employee funds by reason of which any of the Acquired Companies has any current or future liability (such plans or funds, the "BENEFIT PLANS").

          (c) Except for PCMP and except for the Acquired Companies' employees referred to in Section 13.6 (a) (as listed in Schedule 13.6(a)), none of the Acquired Companies employs any person. SCHEDULE 5.28(C) sets forth a complete and correct list of the all the Employees of PCMP (detailing each such employee's name, job title, length of service and gross annual remuneration). The employment contracts relating to PCMP were entered into under ordinary and customary conditions. There are no commitments or undertakings vis-a-vis any regulatory authorities or employees unions in respect of past or future dismissals of employees of the Acquired Companies. PCMP is not bound and has not been bound by any collective bargaining agreement.

          (d) Each of the Acquired Companies has been and is in compliance with all applicable Law respecting employment and employment practices.

          (e) No labour dispute, strike or work stoppage exists or has been notified to any member of PCMP which is likely to interrupt the normal activities of PCMP.


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
          (f) In respect of any of the Acquired Companies, there are no obligations of any kind nor any sum due to any present or former employee, agent or representative in connection with their employment and/or other contracts or agreements (including dismissal indemnities) except as liabilities disclosed in the Proforma Closing Accounts and the Final Definitive Closing Accounts (rather than in any notes thereto).

          (g) The resignation of the managing directors of each of the Acquired Companies, as well as the resignations of all members of the supervisory boards of the Acquired Companies, on or prior to the Closing Date, shall not give rise to any payment obligation (including bonuses, indemnification, or golden parachute) on the part of any Acquired Company.

     5.29 Environment, Health and Safety.

          (a) As at the Closing Date each of the Acquired Companies is in compliance with all applicable Laws, regulations and orders pertaining to environment, health and safety ("ENVIRONMENT, HEALTH AND SAFETY REQUIREMENTS"), nor have they received any notification of any alleged violation of such Laws, regulations and orders. Furthermore, no actions, proceedings (judicial or administrative) are currently pending against any of the Acquired Companies concerning any such alleged violation.

          (b) Without limiting the generality of the foregoing, each of the Acquired Companies has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of their facilities and the operation of their Business.

          (c) SCHEDULE 5.29(C) sets forth the accurate and complete list of all reports, investigations notices, and other environmental information regarding the Operational Projects. None of the Acquired Companies, nor to the Knowledge of Vendor, their respective predecessors or previous owners of the parcels or buildings has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (d) None of the following exists at any property or facility owned or operated by the Acquired Companies: (1) underground storage tanks (excluding mandatory oil traps (parking) and grease traps (restaurants); (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

          (e) None of the Acquired Companies nor to the Knowledge of Vendor their respective predecessors or previous owners of the parcels or buildings have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any environmental, health, and safety requirements.

          (f) Neither this Agreement nor the consummation of the Transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

          (g) None of the Acquired Companies, nor to the Knowledge of Vendor any of their respective predecessors or previous owners of the parcels or buildings has, either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

          (h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Acquired Companies, or any of their respective predecessors or previous owners of the parcels or buildings will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to environmental, health, and safety requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     5.30 Other Agreements.

          (a) Intergroup Agreements. Save as specified in the Vendor's Disclosure Schedule, and excluding all agreements for the award of Shareholder Loans and the Sadyba Up-Stream Loan, at the Closing there are no contracts and agreements currently in force between Vendor, EMI or any of their Affiliates (other than the Acquired Companies) on the one hand and any of the Acquired Companies, on the other hand. Upon the reimbursement or subrogation, as the case may be, of the Shareholders Loans as set forth in Section 2.1 (c) and 2.1 (d) above, PCE represents and warrants that no amount shall remain owed by any of the Acquired Companies to the Vendor, EMI or any of their Affiliates, under any Shareholder Loan, and more generally under any agreement or otherwise.

          (b) Service Agreements. There are no contracts and agreements currently in force between PCMP on the one hand and with suppliers (other than suppliers who will not be transferred to the Acquired Companies) may not be terminated at any time by the relevant Acquired Company without any penalty or termination indemnity to be paid by the relevant Acquired Company, and without any prior notice longer than ninety (90) days. All such service agreements are valid, binding and in full force and effect, and have been entered into and performed on an arm's length basis and in the ordinary course of business.

     5.31 Construction Works.

          (a) The works in respect of the Operational Centers construction operations have been carried out by local and international contractors, who were to the Knowledge of Vendor, qualified, solvent and adequately insured at the time of the execution of the relevant works.

          (b) None of the Operational Companies, in their respective capacities as employer, interfered in the construction process in a manner which would restrict its rights to claim indemnification in case of defect or non-conformities.


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

     5.32 Complete Copies of Materials. All relevant documents and information relating to the Acquired Companies, the Operational Projects and the Purchased Assets which were provided to Buyers during the due diligence phase are accurate in all respects.

     5.33 Full Disclosure.

          (a) No representation or warranty in this Article V or in any document delivered by Vendor or its Representatives pursuant to the Transactions contemplated by this Agreement, and no statement, list, certificate or instrument furnished to Buyers pursuant hereto or in connection with this Agreement, when taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statement herein or therein, in light of the circumstances in which they were made, not misleading. Vendor is not aware of any fact or event that would be materially adverse to the Businesses and/or the Project Properties and/or the Purchased Assets and/or the condition, operating results or operations of any Operational Project and/or any Acquired Company, including any order, judgment, claims, pending or threatened, which would be material and would relate to the ownership, lease, use or occupancy of the properties.

      ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF KLEPIERRE AND BUYERS

     Each of the Buyers and Klepierre, jointly and severally, hereby represents and warrants to Vendor that the statements contained in this Article VI are true and correct as of the date of this Agreement and will be true and correct as of the Closing (as though made at the Closing), provided, that the representations and warranties made as of a specified date will be true and correct as of such date.

     6.1 Organization, Qualification, and Corporate Power.

          (a) Each of Klepierre and the Buyers is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other formation (to the extent the concept of good standing exists in the relevant jurisdiction);.

          (b) Each of Klepierre and the Buyers is duly authorized to conduct their respective businesses and are in good standing (to the extent the concept of good standing exists in the relevant jurisdiction) under the laws of each other jurisdiction where such qualification is required and in which the failure to so qualify is reasonably likely to have a material adverse effect on Klepierre or the Buyers.

     6.2 Authorization. Klepierre, and each of the Buyers have full power and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements to which they are parties, and to consummate the Transaction and to perform their obligations hereunder, and no other proceedings on the part of any of Klepierre, or the Buyers are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which they are parties. This Agreement and the Ancillary Agreements to which they are parties and the transactions contemplated hereby and thereby have been duly approved by the respective Supervisory Boards or management boards of Klepierre and Segece, or, in respect of the Ancillary Agreements, do not require such approval. The consummation of the transactions contemplated hereby does not require the approval or consent of the shareholders of Klepierre or Segece. This Agreement and the Ancillary Agreements to which they are parties constitute the valid and legally binding obligations of Klepierre, or each of the Buyers, enforceable against Klepierre, or each of the Buyers in accordance with their respective terms and conditions.

     6.3 No Conflicts. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will:

          (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Klepierre, or any of the Buyers is subject;

          (b) violate or conflict with any provision of the charters, by-laws or organizational documents of Klepierre, or any of the Buyers; or

          (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Klepierre, or any of the Buyers is a party or by which either is bound or to which any of their assets is subject, other than any of the foregoing which would not in the aggregate have a material adverse effect on Klepierre, or any of the Buyers or adversely their ability of to consummate the transactions contemplated hereby.

     6.4 Consents. No consent, waiver, approval, order, license, permit, certificates, filing or authorization of, or registration, declaration or filing with, any Governmental Body or any third party, including a party to any agreement with Klepierre, or any of the Buyers, is required by or with respect to Klepierre, or any of the Buyers in connection with the execution and delivery of this Agreement or the consummation of the Transaction, except for the Transaction Approvals referred to in Section 8.2(a) below.

     6.5 Financial Resources. Klepierre, and Buyers have the financial resources to fulfill all the undertakings, obligations and guarantees made by them in terms of the provisions of this Agreement, including without limitation, the payment of the Initial Purchase Prices, and the Initial PCMP Purchase Price, and any price adjustments and other payments or obligations required to be made or fulfilled by them pursuant to the provisions of this Agreement.

     6.6 Liability. Klepierre is an "associe commanditaire" of Segece and has the duties and obligations provided for in Article L.222-6 of the French Commercial Code.

                      ARTICLE VII - PRE-CLOSING COVENANTS

     With respect to the period between the execution of this Agreement and the earlier of the termination of this Agreement and the Closing ("COVENANT PERIOD"), the following shall apply:

     7.1 Operation of Business.

          (a) Vendor agrees that, for the duration of the Covenant Period, except as contemplated by this Agreement or as otherwise consented to or approved in advance in writing by Buyers (which consent


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

and approval shall not be unreasonably withheld or delayed to the extent that it does not prejudice the rights of Buyers in terms of this Agreement), Vendor shall, and shall procure that the Acquired Companies shall:

               (i) use all commercially reasonable efforts to (aa) preserve intact the present business organization, reputation, contractual and other arrangements of the Acquired Companies and the Businesses then under the control of Vendor; (bb) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers and other Employees of the Businesses, and subject to any right under applicable Law; (cc) maintain the Purchased Assets in good working order and condition, ordinary wear and tear excepted; (dd) maintain the goodwill of tenants, customers, suppliers and other Persons with whom Vendor has significant business relationships in connection with the Businesses; and (ee) continue all current business operations and activities relating to the Businesses in a manner consistent with past practise;

               (ii) except to the extent required by applicable Law, (aa) cause the Books and Records of the Acquired Companies to be maintained in the usual, regular and ordinary manner, and (bb) not permit any change in any rentals, credit, allowance or Tax practice or policy of the Acquired Companies that would adversely affect the Businesses, the Acquired Companies or the Purchased Assets;

               (iii) comply with all Laws and Orders applicable to the Businesses, and promptly following receipt thereof deliver to Buyers copies of any notice received from any Governmental Body or other Person alleging any violation of any such Law or Order.

          (b) During the Covenant Period, except as contemplated by this Agreement or as otherwise consented to or approved in advance and in writing by Buyers (which approval shall not be unreasonably withheld or delayed to the extent that it does not prejudice the rights of Buyers in terms of this Agreement), Vendor shall not, and shall procure that the Acquired Companies shall not:

               (i) make any representation or promise, oral or written, to any Employee, except for statements as to the rights or accrued benefits of any Employee under the terms of any applicable Law;

               (ii) make any increase in the salary, wages or other compensation
(aa) of any Employee whose annual salary is or, after giving effect to such change, would be the equivalent of E50,000 per annum or more, except where such increases have been agreed upon by the relevant Acquired Companies and/or Vendor, prior to the Execution Date;

               (iii) adopt, enter into or become bound by any benefit plan, any employment-related contract or any collective bargaining agreement with respect to any of the Employees;

               (iv) enter into any Contract to do or engage in any of the foregoing items set forth in this Section 7.1(b).

          (c) Vendor agrees that, during the Covenant Period, except as contemplated by this Agreement, or as specifically directed by Buyers, or as otherwise consented to or approved in advance by Buyers (which consent or approval shall not be unreasonably withheld or delayed to the extent that it does not prejudice the rights of Buyers in terms of this Agreement), Vendor shall not, and shall procure that the Acquired Companies shall not:


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

               (i) acquire lease, license or dispose of or agree to acquire lease, license or dispose of any assets that would constitute Purchased Assets hereunder, other than in the ordinary course of business consistent with past practice, or create or incur any Lien, other than a Permitted Lien, on any assets that would constitute Purchased Assets hereunder;

               (ii) enter into, amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to any Business Contract, in each case other than in the ordinary course of business consistent with past practice;

               (iii) violate, breach or default under, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Business Contract;

               (iv) incur, purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, or waive any right of the Acquired Companies under, any liability of or owing to the Acquired Companies in connection with the Businesses then under the control of Vendor that would constitute a Purchased Asset hereunder, other than in the ordinary course of business consistent with past practice;

               (v) engage with any Person in any merger, consolidation or other business combination, unless such Person agrees in writing that such merger, consolidation or other business combination is subject to the terms and conditions of this Agreement and the Ancillary Agreements;

               (vi) make or commit to make any capital expenditures for additions to property, plant or equipment constituting capital assets on behalf of the Businesses, other than in the ordinary course of business consistent with past practice, or otherwise as are urgently required to maintain the equipment and assets of the Operational Projects in operating condition and in compliance with safety regulations;

               (vii) make any material changes in the conduct of the Businesses, except as specifically contemplated or permitted by this Agreement; or

               (viii) enter into any Contract to do or engage in any of the foregoing items set forth in this Section 7.1(c).

     7.2 Notice of Developments. Vendor shall give prompt notice to Buyers of:
(i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause, net and in the aggregate, any representation or warranty of Vendor contained in this Agreement to be untrue or inaccurate at or prior to the Closing; and (ii) any failure of Vendor to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.2 shall not limit or otherwise affect any remedies available to the Party receiving such notice.

     7.3 Exclusivity.

          (a) From and after May 20th, 2005, and until the earlier of the Closing or the termination of this Agreement, Vendor has not and shall not (nor has it permitted and shall it permit its Representatives


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
to) directly or indirectly take any of the following actions with any Person other than Buyers and their designees:

               (i) solicit, initiate or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any Person relating to any possible Acquisition Proposal (as hereinafter defined) with Vendor or any of its subsidiaries (whether such subsidiaries are in existence on the date hereof or are hereafter organized);

               (ii) provide information with respect to Vendor and/or the Acquired Companies, other than to Klepierre and Buyers, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Acquisition Proposal with Vendor or any subsidiary of Vendor (whether such subsidiaries are in existence on the date hereof or are hereafter organized);

               (iii) enter into a contract or agreement (whether oral or written) with any Person, other than Klepierre and Buyers, providing for an Acquisition Proposal with Vendor or any subsidiary (whether such subsidiaries are in existence on the date hereof or are hereafter organized); or

               (iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal with Vendor or any subsidiary (whether such subsidiary is in existence on the date hereof or are hereafter organized) other than by Klepierre and Buyers.

          (b) Vendor shall, and shall cause its Representatives to, avoid and cause to be avoided any such contacts or negotiations with any Person relating to any Acquisition Proposal. In addition to the foregoing, if Vendor or any of its Representatives receives, prior to the Closing or the termination of this Agreement, any offer or proposal (formal or informal) relating to any of the above, Vendor shall immediately notify Klepierre and Buyers thereof and provide Klepierre and Buyers with the details thereof including the identity of the Person or Persons making such offer or proposal, and will keep Klepierre and Buyers fully informed of the status and details of any such offer of proposal. Vendor, Klepierre and Buyers all acknowledge that this Section 9.3 was a significant inducement for Klepierre, and Buyers to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the purchase prices to be paid to Vendor; or (ii) a failure to induce Klepierre and Buyers to enter into this Agreement.

          (c) As used in this Section 7.3, the term "ACQUISITION PROPOSAL" shall mean a proposal or offer for a merger, consolidation or other business combination involving an acquisition of all or part of the Acquired Companies and/or the Businesses and/or the Purchased Assets.

          (d) For the avoidance of doubt, it is specifically agreed and understood that the provisions of this Section 7.3 are not applicable to any property, assets or business activities of Vendor and/or its Affiliates which are excluded from the ambit of this Agreement.

     7.4 Reasonable Efforts. Each of the Parties will use their best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Article VIII below).

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

                             ARTICLE VIII - CLOSING

     8.1 Closing and Consummation.

     The Closing of the Transactions for the acquisition of the Operational Companies and PCMP in terms of this Agreement shall take place on July 29th, 2005, or on such alternative date as shall be agreed between the Parties prior to July 31st, 2005 (the "CLOSING DATE"), provided that if the Transaction Approvals have not been obtained by that date, then and in such event the Closing shall take place within five (5) Business Days after the date on which the Transaction Approvals will have been obtained (or waived in writing). The Closing shall take place in the offices of PCE located in Budapest, Hungary.

     8.2 Conditions for Closing. Notwithstanding anything to the contrary in this Agreement contained, the Closing and consummation of the Transactions shall be subject to the fulfillment of the following conditions, namely:

          (a) Transaction Approvals. The following unconditional Transaction Approvals shall have been obtained (or, if issued subject to fulfillment of certain conditions, such conditions have been either fulfilled or waived in writing), and shall be valid, namely:

               (i) The approval of the Transactions, shall have been issued by the Polish Anti-Monopoly Office under applicable Law (the "AMO APPROVAL");

               (ii) Each of the Financing Banks (excluding OVAG) shall have delivered to Purchasers a duly signed Waiver and Consent substantially in the form and text attached hereto as SCHEDULE 8.2(A)(II);

               (iii) Vendor shall have furnished Purchasers with Land Registry Extracts in respect of the Operational Project Properties updated to a date 14 (fourteen) days prior to the Closing Date, and which shall be attached as an exhibit to the Property Schedule.

          (b) OVAG Loan Repayment Agreement II. The OVAG Loan Repayment Agreement II, together with all ancillary documents required for the release of the relevant Financing Bank Securities, shall have been executed between the parties thereto, shall be valid and binding upon them, and KLP-Krakow shall have deposited into the special escrow account opened and maintained by OVAG for that purpose the full amount specified in the OVAG Loan Repayment Agreement II as being required to execute full repayment of the OVAG Loan and the unconditional release of all of the Financing Bank Securities thereunder;

          (c) Vendor's Legal Opinion. Buyers shall have received an opinion of Vendor's legal counsel in substantially the form set forth in SCHEDULE 8.2(C).

          (d) Legal Opinion of Buyer's Counsel. Vendor shall have received an opinion of legal counsel for Klepierre, and the Purchasers in substantially the form set forth in SCHEDULE 8.2(D).

          (e) Sadyba's Waivers. Buyers shall have received a waiver certificate of each of the following Sadyba Operational Center's tenants, namely Hokus-Pokus Sp.z.o.o, and IT Poland Cinemas Sp.z.o.o in the form reasonably satisfactory to Buyers, whereby such tenants waive unconditionally and irrevocably any rights and claims against Sadyba Centers SA (and its assignees and successors) in the event

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

that, notwithstanding that they shall have exercised their respective options to extend their Lease Agreements, they shall be compelled to vacate their leased premises by reason of the fact that the Sadyba Ground Lease in respect of the Sadyba Project Property will not have been renewed or extended by the Municipality of Warsaw.

          (f) Polish Counsel Legal Opinion. Vendor shall have furnished Buyers with the legal opinions referred to in Section 2.4(e) above in form reasonably satisfactory to Buyers.

     8.3 Acts to be performed at Closing. At the Closing, the following acts, deeds and things shall be simultaneously executed, performed and perfected, namely:

          (a) PCE shall sell, transfer and make over to Purchasers, and Purchasers shall acquire from PCE, good, clean and valid title in and to the entire Equity Rights (100%) in and to the Operational Companies by way of the execution of Share Purchase Agreements in the form and text attached as SCHEDULE 8.3(A) in respect of each Operational Company, together with all ancillary documentation required by operation of applicable Polish Law in order to give full and proper effect thereto;

          (b) PCE shall sell, transfer and make over to Segece, and Segece shall acquire from PCE, good, clean and valid title in and to the Acquired PCMP Shares by way of the execution of Share Purchase Agreements in agreed form, together with all ancillary documentation required by operation of applicable Polish Law in order to give full and proper effect thereto;

          (c) PCE, KLP-Sadyba and Sadyba Center SA shall execute the Loan Subrogation Agreement in respect of the subrogation of the Sadyba Shareholder Loans in terms of Section 2.1(c), in the form attached hereto as Schedule 2.1(c);

          (d) PCE, KLP-Sadyba and Sadyba Center SA shall enter into and execute the Debt Assignment Agreement in the form and text attached as Schedule 2.1(d)(i) in respect of the assignment to KLP-Sadyba of the obligation to execute repayment of the Sadyba Up-Stream Loan;

          (e) Vendor shall furnish Buyers with unconditional letters of resignation of each of the managing directors and management boards of each of the Operational Companies, as well as the resignations of all members of the supervisory boards of the Operational Companies, where relevant, nominated by Vendor and/or its Affiliates, which shall be effective as at the Closing Date. Vendor undertakes to procure that none of the managing directors, management boards members and supervisory board members appointed by it and who shall resign at the Closing as aforesaid shall have any claims or rights against the Acquired Companies and that all their rights against such Acquired Companies are unconditionally waived and released.

          (f) Buyers shall nominate and appoint, in the manner required under applicable Polish Law, managing directors and management boards for each of the Operational Companies, and, where required, members of the Supervisory Boards of the Operational Companies.

          (g) Vendor shall if necessary convene on the Closing Date, such shareholders meetings of each of the Acquired Companies in order to give full and proper effect to the Transactions contemplated herein, and to replace the managing directors, management board members and the supervisory board members of the Operational Companies as aforesaid, where relevant.


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

          (h) The following Ancillary Agreements, to the extent that same shall not have been executed between the relevant parties thereto prior to the Closing Date, shall be duly and properly signed and executed, namely:

               (i) the Trademark License Agreement (Schedule 1.1(rrr)); and

               (ii) the OVAG Loan Repayment Agreement II (Schedule 2.1(g)(i)));

          (i) Vendor shall cause Buyers to be furnished with the EMI Parent Guarantee, the EMI Corporate Guarantee (Tenant Securities) referred to in
Section 2.4(a)2.4(a)(ii) below and the EMI First Demand Guarantee referred to in
Section 2.4(d)(ii) below;

          (j) Klepierre shall furnish PCE with its Corporate Guarantee (Sadyba Ground Lease Price Adjustment) referred to in Section Section 4.9(a) below;

          (k) Purchasers shall execute payment to PCE of the Initial Purchase Prices specified in the Transaction Prices Schedule, and Segece shall execute payment to PCE of the Initial PCMP Purchase price, all subject to and in accordance with the provisions of Section 4.6 above;

          (l) Purchasers shall cause respectively Poznan Plaza Sp.z.o.o. and Krakow Plaza Sp.z.o.o. to execute payment to PCE of the Initial Shareholder Loan Amounts specified in the Transaction Prices Schedule, subject to and in accordance with the provisions of Sections 2.1(e) and 4.6 above;

          (m) KLP-Sadyba shall execute payment to PCE of the net aggregate amount payable on account of the subrogation of the Sadyba Shareholder Loan in terms of the Sadyba Loan Subrogation Agreement, after set off of the amount due and payable by PCE to KLP-Sadyba in respect of the assignment of the Sadyba Up-Stream Loan in terms of the Agreement of Debt Assignment, all in the manner specified in Sections 2.1(c), 2.1(d) and 4.6 above;

          (n) The Parties shall execute all additional documents, deeds and instruments which are required by operation of applicable Polish Law and regulations in order to give full and proper effect to the Transactions contemplated hereby.

     8.4 Acknowledgement of Closing. Upon the full and proper execution of the Closing in terms of this Article VIII, the Parties shall execute an Acknowledgement of Closing in agreed form confirming that the consummation of the Transactions contemplated herein has been accomplished.

     8.5 Postponed Closing. In the event that any Transaction Approval(s) relevant to any particular Acquired Company and/or its relevant Operational Project shall not have been obtained by the Closing Date as determined above, then and in such event Purchasers and/or Segece shall have the right to demand that a separate postponed closing be conducted in respect of the affected Acquired Company upon receipt of the missing Transaction Approval(s), provided that such postponed Closing shall not occur later than December 31, 2005 (unless otherwise agreed between the Parties).


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

           ARTICLE IX - ADDITIONAL AGREEMENTS WITH POST-CLOSING EFFECT

     9.1 Non-Compete.

          (a) PCE undertakes that neither it nor its Affiliates shall, during a ten-year period commencing on the Closing Date, directly or indirectly, own, manage, operate, control or be connected with, any shopping and entertainment centers or factory outlets within the Restricted Areas (as hereinafter defined).

          (b) For the purposes of this Section, the term "RESTRICTED AREAS" means those areas lying within a radius of: (i) 3 (three) kilometers from the Sadyba Best Mall Centers in Warsaw; or (ii) 10 (ten) kilometers in any other regional city in which a Operational Project (excluding Sadyba) is situated.

     9.2 Non-Solicitation. PCE and its Affiliates shall, for a period of 10
(ten) years following the Closing Date, be prohibited (directly or indirectly) from soliciting or encouraging the managers and employees of PCMP to leave their functions or from otherwise recruiting them to fulfill any position within the PCE group of companies (including acting as independent consultants or contractors). However, in the event that an employee of PCMP shall voluntarily resign from his employment with those companies, or either of them, or in the event that such employee shall be dismissed from his employment for whatever reason, then and in such event the non-solicitation undertakings made in terms of this section shall cease to be applicable or effective, in respect of that employee only, after the elapse of 6 (six) months from the effective date of the termination of his employment as aforesaid.

     9.3 Collection of Receivables. Purchasers and/or Segece shall exert all reasonable commercial efforts in order to collect receivables which are outstanding at the Closing Date for a period in excess of 6 months in accordance with the Accounting Principles specified in Schedule 1.1(a), and which are to be excluded from the calculation of the Definitive Purchase Prices. A list of these outstanding receivables (estimated) shall compromise part of the Definitive Closing Accounts to be furnished to Purchasers in terms of the provisions of
Section 4.7(a) above. Any amounts collected by the relevant Acquired Company within 24 (twenty four) months of the Closing Date in respect of such identified outstanding receivables shall be transferred to PCE, less any reasonable collection costs (including reasonable legal fees) incurred in respect thereof, and after deduction of any taxes applicable thereto.

     9.4 Waiver of Claims. Buyers hereby waive all claims against Vendor's related parties (Hokus Pokus Sp.z.o.o. and fantasy Park Sp.z.o.o.) in respect of the payment of rentals and other debts and receiveables which (i) relate to the period prior to the Reference Date; and (ii) were classified as bad debts (or would have been so classified applying the Accounting Principles in Schedule 1.1(a)); and (iii) were excluded from the Execution Rentals for the purpose of the calculation of the Execution Operational Project Value of the relevant Operational Project.

                   ARTICLE X - OTHER AGREEMENTS AND COVENANTS

     10.1 Confidentiality. Each of the Parties hereto hereby agrees to keep such information or knowledge obtained in any due diligence or other investigation pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge: (a) the disclosure of which is mandated by


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

operation of any securities law or regulations of any recognized stock exchange in any jurisdiction which are applicable to the Parties and/or their affiliates;
(b) which a Party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party; (c) which is generally known to the public and did not become so known through any violation of law or the terms of this section; (d) which became known to the public through no fault of such Party; (e) which is later lawfully acquired by another Party from other sources;
(f) which is required to be disclosed by order of court or government agency with subpoena powers; or (g) which is disclosed in the course of any Proceedings between any of the Parties hereto.

     10.2 Additional Documents and Further Assurances. Each Party hereto, at the request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting the consummation of the Transactions contemplated hereby.

     10.3 Updated Tenant List. By not later than September 1st, 2005, PCE shall furnish Purchasers with a Tenant List as at the Closing Date, for information purposes only.

                         ARTICLE XI - WITHDRAWAL OPTION

     11.1 Withdrawal Option. Notwithstanding anything to the contrary herein contained, Purchasers and Segece shall have an option to withdraw from the Transactions and to terminate this Agreement at any time prior to the Closing, but only in the following events, namely:

          (a) In the event that at any time prior to the Closing, Purchasers and/or Segece (whether as a result of its due diligence findings or otherwise) shall become aware of facts, events or objective findings that have a Material Adverse Effect (as hereinafter defined) resulting from:

               (i) defects, deficiencies or encumbrances on the rights, title, interests and ownership of the Operational Companies and/or the Operational Projects; and/or

               (ii) material inconsistencies and/or inaccuracies in the financial information provided to Buyers, including in the Proforma Closing Accounts and the Audited Closing Accounts; and/or

               (iii) any other matters (including a material change in the operations of the Operational Projects or the Operational Companies as a result of their operation in a manner which is inconsistent with the ordinary and usual course of business or with past practise; and/or.

          (b) upon the occurrence of a change in the tax or legal situation of Poland which has a Material Adverse Effect in the aggregate.

     11.2 Material Adverse Effect Defined. For the purposes of this Article XI, and without prejudice to the representations and warranties given by Vendor in terms of Article V hereof, the term "MATERIAL ADVERSE EFFECT" shall have the meanings ascribed to it hereunder, and each such event shall constitute an "MAE EVENT":

          (a) any matter(s) that has (have) or could reasonably be anticipated to have an adverse effect (direct or indirect, present or future, conditional or not) on Purchasers and/or on the rights and interests


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

to be acquired by them directly or indirectly in terms of this Agreement, which is or may be quantified with a financial value in the aggregate in excess of an amount equivalent to 5% (five percent) of the total of the Execution Operational Project Values for all Operational Projects in the aggregate; or

          (b) any matter(s) that has (have) or could reasonably be anticipated to have an adverse effect (direct or indirect, present or future, conditional or not) on Segece and/or the rights and interests which are to be acquired by Segece directly or indirectly in terms hereof in respect of PCMP only, which is or may be quantified with a financial value in excess of an amount equivalent to 5% (five percent) of the Initial PCMP Purchase Price; or any defect, impediment or encumbrance which would materially jeopardize or prejudice the value and/or integrity of the legal rights (including the permits and authorizations) and interests to be acquired directly or indirectly by Segece in respect of PCMP, in such manner that Segece will be prevented from or unreasonably delayed in exercising free, permanent and unfettered rights of ownership, operation, possession and disposal (including syndication) of the assets and rights so acquired in respect of PCMP; or

          (c) any defect, impediment or encumbrance which would materially jeopardize or prejudice the value and/or integrity of the legal rights (including the permits and authorizations) and interests to be acquired directly or indirectly by Purchasers in terms hereof, in such manner that Purchasers will be prevented from or unreasonably delayed in exercising free, permanent and unfettered rights of ownership, operation, possession and disposal (including syndication) of the assets and rights so acquired in respect of all or a majority of the Operational Projects and/or the Operational Companies (it being specified that the existence of Financing Banks Securities pertaining to the Assumed Financing Loans shall not per se constitute an MAE Event to the extent they are capable of release upon full repayment of the relevant Assumed Financing Loan); or

     11.3 Right of Withdrawal. Upon the occurrence of:

          (a) a MAE Event under Sections 11.2(a) or 11.2(c) above, Purchasers shall be entitled to withdraw from the entire Transaction in respect of all Operational Companies and all Operational Projects, and Segece shall be entitled to withdraw from the transaction for the acquisition of the Acquired PCMP Shares; and

          (b) a MAE Event under Section 11.2(b) above which affects PCMP only, Segece shall be entitled to withdraw from the transaction for the acquisition of the Acquired PCMP Shares.

     11.4 Withdrawal Notice and Rectification.

          (a) Subject to the provisions of Section 11.5 below, if the Purchasers and/or Segece elect to withdraw from the Transaction pursuant to the provisions of Section 11.1(a) above, they shall be entitled to do so by the giving of written notice of their intention to do so, specifying their reasons for doing so, and giving particulars of the MAE Event which has occurred in sufficient detail to enable Vendor to identify the nature of the event.

          (b) Vendor shall be afforded an opportunity to rectify the MAE Event identified in the Withdrawal Notice within 21 (twenty one) days from the date of receipt of the Withdrawal Notice (provided that if the MAE Event is incapable of being rectified within that period for reasons beyond the control of Vendor, Buyers will not unreasonably withhold their consent to an extension of such rectification period).


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

          (c) In the event that PCE shall have failed to rectify the matter to the reasonable satisfaction of Purchasers or Segece within the said 21day rectification period (as extended, where relevant), then and in such event the Withdrawal Notice shall become effective

     11.5 Restrictions on Rights of Withdrawal. For the avoidance of doubt, it is hereby stated and declared that:

          (a) Upon the Closing, the rights of withdrawal awarded to Buyers in terms of this Article XI shall automatically lapse and be of no further force and effect;

          (b) The rights of withdrawal in terms of this Section 11 may not be exercised by Buyers if the Closing is postponed solely by reason of the fact that the AMO Approval referred to in Section 8.2(a)(i) above shall not have been issued by July 31st, 2005;

          (c) Upon the occurrence of a deferred closing in respect of any individual Acquired Company as provided in Section 8.5 above, the rights of withdrawal provided for in this Article XI shall continue in force in respect of the relevant Acquired Company and/or Operational Project only;

          (d) Nothing in this Article XI contained shall be deemed to derogate from the rights of Vendor to refer any dispute regarding the existence of an MAE Event to arbitration pursuant to the provisions of Section 15.3 below.

          (e) In the event that Purchasers only shall furnish a notice of withdrawal on the basis of an MAE Event which has occurred under Sections 11.2(a) or 11.2(c) above, then and in such event Segece shall automatically be deemed to have furnished a notice of withdrawal in respect of the acquisition of the Acquired PCMP Shares, it being understood that Segece shall not be permitted to enforce the transaction for the acquisition of the Acquired PCMP Shares in the event that Purchasers have elected to withdraw from the transaction for the acquisition of all of the Operational Companies.

     11.6 Consequences of Withdrawal and Termination.

          (a) The exercise by Purchasers and/or Segece of their respective rights of withdrawal and termination in terms of this Article XI shall be without sanction or penalty whatsoever to any of the Parties. All costs and expenses incurred by the Parties prior to the effective date of the termination of the Agreement and/or the Ancillary Agreements as aforesaid shall be for their own cost and account, and no rights of reimbursement, compensation or indemnity shall exist in that event.

          (b) Upon the notice of withdrawal becoming effective as contemplated in Section 11.4 above, this Agreement and all the Ancillary Agreements shall be deemed to have been terminated by mutual consent and shall be of no further force and effect.

          (c) However, if a notice of withdrawal has become effective in respect of an individual Acquired Company only, or in respect of the Acquired PCMP Shares only, then and in such event this Agreement and the Ancillary Agreements shall be deemed to have been modified and amended in such manner that all references to the relevant Acquired Company shall be deleted.


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       ARTICLE XII - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     12.1 Representations, Warranties and Covenants. The covenants contained in this Agreement and of any of the Ancillary Agreements shall survive the applicable Closing Date indefinitely and without limitation except as otherwise specified therein. The representations and warranties contained in this Agreement shall survive the applicable Closing Date and continue in full force and effect for a period of thirty six (36) months as from the Closing Date (such date upon which they expire being referred to herein as the "SURVIVAL DATE") and shall thereafter expire; provided, however, that notwithstanding the foregoing
(i) the representations and warranties of Vendor relating to Tax matters (including in Section 5.16) shall survive until the date which is sixty (60) days following the expiration of the applicable statute of limitations (after giving effect to any extensions or waivers) and (ii) the representations and warranties of Vendor contained in Section 5.2 (Authorization) and Section 5.29 (Environment, Health and Safety), and the representations and warranties of Buyers contained in Section 6.2 (Authorization), shall survive the applicable Closing Date indefinitely and without limitation. Buyers' right to make a claim for indemnification under Section 13.1, and Vendor's right to make a claim for indemnification under Section 13.2, for a breach and/or inaccuracy of any representation or warranty shall be made on or prior to the date, if any, on which the survival period for such representation or warranty expires, irrespective as to whether the Damages (as hereinafter in Section 13.1 defined) may be suffered after the Survival Date. Any claims under Article XIII must be asserted in writing with reasonable particularity by the party making such claim.

                         ARTICLE XIII - INDEMNIFICATION

     13.1 Indemnification by Vendor. Subject to Section 13.5 below, PCE shall defend, indemnify and hold harmless Klepierre, Purchasers and Segece - and at the discretion of Klepierre and/or Purchasers and/or Segece any of the Acquired Companies (and their respective successors, assigns and Affiliates) (individually, a "BUYERS INDEMNITEE", and collectively, the "BUYERS INDEMNITEES") from and against and in respect of any and all losses, damages, deficiencies, liabilities, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "DAMAGES") suffered or incurred by any Buyers Indemnitee which is caused by, resulting from or arising out of, related to, in the nature of:

          (a) any breach and/or inaccuracy of any representation or warranty of Vendor contained in this Agreement or in any Ancillary Agreement, or other agreement, certificate, instrument or other document entered into or delivered by Vendor in connection herewith;

          (b) any breach of any covenant of Vendor contained in this Agreement or in any Ancillary Agreement, or other agreement, certificate, instrument or other document entered into or delivered by Vendor in connection herewith;

          (c) Taxes chargeable to or asserted against the Acquired Companies in terms of a final assessment and/or enforceable judgment in respect of the period preceding the Closing Date, but only to the extent that such Taxes exceed the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Final Definitive Closing Accounts (rather than in any notes thereto);


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          (d) any additional Tax liabilities assessed, and related sanctions such as fines, penalties and late payment interest regarding any type of Tax imposed by the statutory Tax Authorities directly or indirectly related to (i) Transaction Tax imposed in terms of Section 2.7(b) above; and (ii) the fiscal years prior to the Closing Date which are directly or indirectly attributable to the acts, deeds and omissions of the Vendor and/or the Acquired Companies prior to the Closing Date;

          (e) any additional Tax liabilities assessed, and related sanctions such as fines, penalties and late payment interest regarding any type of Tax imposed by the statutory Tax Authorities directly or indirectly related to lack in the Acquired Companies' books and records of documentary evidence regarding transfer pricing and/or lack of substantiation of inter-company charges;

          (f) any stamp duties imposed by the Polish Tax Authorities to KL-Sadyba as a result of the subrogation of the Sadyba Shareholder Loan as set forth in Section 2.1(c);

          (g) any additional Tax liabilities assessed against, and related sanctions (such as penalties and late payment interest) imposed upon, any of the Acquired Companies regarding any type of Tax imposed or assessed by the statutory Tax Authorities directly or indirectly related to the fiscal years in respect of which review has been partial, not definitive and/or impossible due to the lack of documentation provided or made available by the Vendor and/or any of the Acquired Companies;

          (h) any of the Proceedings set forth in the Proceedings Schedule (Schedule 5.25) and/or any other proceedings, suits or claims in respect of causes of action arising prior to the Closing Date and/or any environmental Damage related to the potential risks set forth in Schedule 5.29(c) under a final and enforceable judgment or Order;

          (i) the amount by which the Net Asset Value of any of the Acquired Companies is negative as at the Closing Date;

          (j) the cancellation or invalidity, by Order of any court of competent jurisdiction or by any Government Body, of any agreement concluded by any Acquired Company prior to the Closing Date, for lack of notary certification and/or shareholders' approval; and

          (k) the failure of the Acquired Companies to maintain their minute books (including records of the meetings of shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Acquired Company, in a correct and complete manner as required under operation of applicable law, .

     13.2 Indemnification by Buyers. Subject to Section 13.5, Klepierre, Purchasers and Segece agree jointly and severally to defend, indemnify and hold harmless PCE and its respective successors, assigns and Affiliates (individually, a "VENDOR INDEMNITEE", and collectively, the "VENDOR INDEMNITEES") from and against and in respect of any and all Damages suffered or incurred by any Vendor Indemnitee which is caused by, resulting from or arising out relating to, in the nature of:

          (a) any breach of any representation and warranty of Buyers contained in this Agreement, or in any Ancillary Agreement, or other agreement, certificate, instrument or other document entered into or delivered by any of Klepierre and/or Purchasers and/or Segece in connection herewith; and


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

          (b) any breach of any covenant of any of Klepierre and/or Purchasers and/or Segece contained in this Agreement or in any Ancillary Agreement, or other agreement, certificate, instrument or other document entered into or delivered by Vendor and Klepierre and/or Purchasers and/or Segece in connection herewith; and

          (c) any Transaction Tax or other Taxes which may be imposed in consequence of the reimbursement of the Shareholders Loans in terms of Section 2.1(e) above by any means other than by the subrogation of such loans..

     13.3 Notice and Opportunity to Defend.

          (a) If any action, proceeding, claim, liability, demand or assessment shall be asserted by a third party against any Buyers Indemnitee or any Vendor Indemnitee (the "INDEMNITEE") with respect to any matter (a "THIRD PARTY CLAIM") in respect of which such Indemnitee proposes to demand indemnification in terms of this Article XIII, such Indemnitee shall notify the party obligated to provide indemnification pursuant to Section 13.1, Section 13.6 or Section 13.2 (the "INDEMNIFYING PARTY") thereof within a reasonable period of time after assertion thereof; provided, however, that the failure to so notify the Indemnifying Party shall not affect the Indemnitee's right to indemnification hereunder unless (and solely to the extent) the Indemnifying Party's interests are actually and materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Indemnifying Party shall have the right, within ten (10) days after receipt of such notice, to defend the Indemnitee against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnitee; provided, however, that the Indemnifying Party notifies the Indemnitee in writing within 15 days after the Indemnitee has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnitee from and against the entirety of any damage the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, and provided further that the Indemnifying Party may not assume such control without Indemnitee's express written consent if: (i) the Third Party Claim does not involve only money damages but also seeks an injunction or other equitable relief; or (ii) settlement of, or an adverse judgment with respect to, the Third Party Claim is, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnitee. The Indemnifying Party shall conduct the defense of the Third Party Claim actively and diligently.

          (b) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 13.3(a) above, (i) the Indemnitee may retain separate counsel at its sole cost and expense and participate in the defense of the Third Party Claim, provided that Indemnitee's counsel may not oppose the professional decisions of the lead counsel engaged by the Indemnifying Party except on reasonable grounds; (ii) the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee (which may only be withheld in the event that such settlement would serve to create a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnitee).

          (c) In the event that Indemnifying Party declines or fails to assume control of the defense of any Third Party Claim as specified in Section 13.3(a) above, then and in such event the Indemnitee may defend


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

against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate, subject to the consent of the Indemnifying Party which may not be unreasonably withheld or delayed. The Indemnifying Parties will reimburse the Indemnitee promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and will remain responsible for any Damage the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim in accordance with the provisions of this Article XII.

     13.4 Remedies. Except for the right to seek to specifically enforce the covenants hereunder, and except as specifically provided in this Agreement (including, without limitation, the immediately succeeding sentence), following the Closing Date, in the absence of fraud or willful breach of this Agreement, the sole and exclusive remedy of the Buyers (or, at the discretion of Purchasers, the Acquired Companies) and Vendor with respect to any breach of any representation or warranty contained in this Agreement, or in any agreement, certificate, instrument or other document entered into in connection herewith, shall be restricted to the indemnification rights set forth in this Article
XIII. Nothing contained in this Article XIII or elsewhere in this Agreement shall limit the liability of any Party under this Agreement if this Agreement is terminated pursuant to Section 14.1 or otherwise, or if the transactions contemplated hereby shall not be consummated for any reason.

     13.5 Certain Limitations. The liability of the Vendor or Buyers, as applicable, for claims under this Agreement shall be limited by the following:

          (a) At any time after the Survival Date, (i) the Vendor shall have no further obligations under this Article XIII for breaches of representations and warranties of the Vendor, except for Damages with respect to which the Buyers Indemnitee has given the Vendor written notice prior to such date in accordance with Section 13.3 above; and (ii) Buyers shall have no further obligations under this Article XIII for breaches of representations and warranties of Buyers, except for Damages with respect to which the Vendor Indemnitee has given Buyers written notice prior to such date in accordance with Section 13.3.

          (b) Notwithstanding anything to the contrary herein, Buyers Indemnitees shall not be entitled to recover Damages from Vendor pursuant to
Section 13.1 unless and until the accumulated aggregate amount of Damages shall exceed an amount which is the equivalent of E115,000 (the "VENDOR INDEMNIFICATION THRESHOLD"); provided, however, that at such time as the aggregate amount of Damages in respect of the indemnity obligations of Vendor shall exceed the Vendor Indemnification Threshold, Vendor shall thereafter indemnify any of the Buyers Indemnitees from all and against all Damage in excess of equivalent E10,000.

          (c) Notwithstanding anything to the contrary herein, in the absence of fraud or willful breach of this Agreement (for which there shall be no limitation), in no event shall the maximum aggregate liability of Vendor in respect of any claims by the Buyers Indemnitees against Vendor pursuant to Section Section 13.1 for Damages suffered or incurred by any Buyers Indemnitee exceed the maximum amount of E75,000,000.

          (d) Notwithstanding anything to the contrary contained herein, any claim for indemnity made by any Buyer Indemnitee relating to Taxes is subject to the condition that: (i) Buyers and/or the Acquired Companies shall authorize and permit the tax advisers of Vendor at Vendor's sole cost and expense to conduct, direct and process all dealings with the Tax Authorities in respect of all matters and/or all fiscal


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

years and/or all assessments pertaining to the period prior to the Closing Date, in close co-operation with the accountants and tax advisers of the Buyers and the Acquired Companies, provided that neither the Vendor nor its tax advisers shall enter into any settlement or take any action before the courts, or otherwise compromise any tax matter that affects or may affect the tax liabilities of Buyers or any of the Acquired Companies, without the prior written consent of the Buyers, which consent shall not be unreasonably withheld or delayed; and (ii) with respect of claims which are not based upon a breach of Vendor's representations and warranties given under Section 5.16 above, the Tax Liability in respect of which the claim for indemnity is made (including penalties and late payment interest) does not result from a change adopted by Buyers and/or the Acquired Companies in the accounting and/or tax policies of the Acquired Companies which has, directly or indirectly, retroactive effect to the period preceding the Closing Date.

          (e) Notwithstanding anything to the contrary herein, the limitations contained in Section 13.5(b) shall not apply to claims for indemnification by Buyers Indemnitees against Vendor in respect of (i) the indemnities specified in
Section 13.1(b) to Section 13(k) inclusive above; and (ii) the special indemnities specified in Section 13.6 below;

          (f) Notwithstanding anything to the contrary herein, Vendor Indemnitees shall not be entitled to recover Damages from Buyers unless and until the accumulated aggregate amount of Damages shall exceed an amount which is the equivalent of E115,000 (the "BUYER INDEMNIFICATION THRESHOLD"); provided, however, that at such time as the aggregate amount of Damages in respect of the indemnity obligations of Buyers shall exceed the Buyers Indemnification Threshold, Buyers shall thereafter indemnify any of the Vendor Indemnitees from all and against all Damage in excess of equivalent E10,000.

          (g) Notwithstanding anything to the contrary herein, the limitations contained in Section 13.5(f) shall not apply to claims for indemnification by Vendor Indemnitees against Buyers in respect of the indemnities specified in
Section 13.2(b) and 13.2(c) above;

          (h) Notwithstanding anything to the contrary herein, in no event shall the maximum aggregate liability of Buyers in respect of any claims by the Vendor Indemnitees against Buyers pursuant to Section 13.2 for Damages suffered or incurred by any Vendor Indemnitees exceed E75,000,000

     13.6 Specific Indemnities

     Notwithstanding the provisions of Section 13.5 above, and without prejudice to the provisions set forth in Section 13.1, Vendor hereby provides Buyers with the special indemnities set forth hereunder. The special indemnities provided in terms of this Section 13.6 shall be in respect of all Damages suffered by Buyers' Indemnitees and shall be exempt from the Vendor Indemnification Threshold and from the limitations provided for in Section 13.5 above.

          (a) Employee Dismissals. Vendor shall assume directly, and shall hold the Acquired Companies harmless from, all the financial consequences (including the dismissal costs and indemnities, the salaries until the end of the notice period, paid vacations, bonuses and any other amounts or damages incurred in connection thereto) arising before or after the Closing Date, in connection with the dismissal, resignation and/or departure of the employees of the Acquired Companies (a complete list of whom is set forth in SCHEDULE 13.6(A), which have been initiated or effected, on or prior to the Closing Date.


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          (b) Employee Benefit Plans. Vendor shall indemnify and hold Buyers
Indemnitees harmless from and against any Damages resulting from the failure by PCMP to make certain contributions and payments to and/or under the applicable Benefit Plan, to the extent that such contributions and/or payments were due by PCMP under the applicable Laws for a period ending on or before the Closing Date.

          (c) Shell Polska. Vendor shall indemnify and hold the Buyers Indemnitees, harmless from any Damage resulting from (i) the violation by Shell Polska Sp.z.o.o during the term of the Shell Polska Sadyba Sublease prior to the Closing Date of any Environmental, Health, and Safety Requirement; and/or (ii) the obligation to assume any Liability pursuant to Environmental, Health, and Safety Requirements and/or pursuant to the Sadyba Ground Lease, for corrective or remedial actions on the parcel which is subject to the Shell Polska Sublease in respect of events occurring prior to the Closing Date. For the avoidance of doubt, provided that Vendor's obligation to indemnify in terms of this Section shall apply irrespective as to whether the Damage in respect of which indemnification is demanded arises before or after the Closing Date. In addition, Vendor shall indemnify the Buyer Indemnitees and hold them harmless against any Damage, in the event that it shall transpire that the Shell Polska Sp.z.o.o. Sub-Lease was not authorized and approved by the Municipality of Warsaw in terms of the long term lease dated August 1, 1996, as amended, entered into between the Municipality of Warsaw as lessor and Sadyba Center SA as lessee in respect of the Project Property of the Sadyba Operational Project (the "SADYBA GROUND LEASE").

          (d) Krakow Pond. Vendor shall indemnify the Buyer Indemnitees and hold them harmless against any Damage arising out of the failure of neglect to observe Environmental, Health and Safety Requirements with respect to the protection of the pond and its surrounding located in proximity to the Krakow Operational project, which occurred prior to the Closing Date (but irrespective as to whether the Damage in respect of which indemnification is demanded arises before or after the Closing Date)

          (e) McDonalds Polska. Vendor shall indemnify the Buyer Indemnitees and hold them harmless against any Damages caused or sustained in consequence of any claim which may be submitted by McDonalds Polska Sp.z.o.o., in the event that McDonalds Polska Sp.z.o.o. will be compelled to vacate their leased premises within the Sadyba Operational Project by reason of the fact that the Sadyba Ground Lease will not have been renewed or extended by the Municipality of Warsaw, notwithstanding that McDonalds Polska Sp.z.o.o. will have exercised its option to extend its Lease Agreement..

          (f) Development Liability. Vendor shall indemnify the Buyers Indemnitees and hold them harmless from and against Damages arising from and/or in connection with:

               (i) Any Development Liability assumed by PCE in respect of Poznan Plaza Sp.z.o.o. in terms of the provisions of Section 2.3, and any Tenants Improvements executed by it in terms of Section 2.2 below;

               (ii) The completion of the construction of the Poznan Operational Center and/or the Contractors' Claims, including without limitation the works detailed and specified in the completion punch list compiled in respect of the Poznan Plaza Operational Project, a copy of which is attached hereto as SCHEDULE 13.6(F)(II); and/or

               (iii) Claims by and against any and all third party (including tenants and neighbours) brought for damage, loss, personal injury or death by reasons of and/or arising out of the completion of the Poznan Operational Center; and/or


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               (iv) By reason of a breach of zoning regulations, administrative permits, damages to third parties caused by the design, engineering, and construction of the Poznan Operational Center.

               (v) Following the Poznan Operational Center's final completion, any defect and non-conformities in the Contractors' works (including engineering and architectural studies) carried out in the Poznan Operational Center provided, however that with respect to this sub-section, Vendor's obligations to indemnify shall expire:

               (i) 10 years from the date of the substantial completion for shell and core (including waterproofing and isolation) and the structural elements,

               (ii) 36 months from the date of the substantial completion for mechanical parts, and

               (iii) 1 year from the date of the substantial completion for other defects.

          (g) Completion of Works. In the event that PCE and/or any Operational Company has undertaken to execute certain works as a condition to the award of any Permit, or in the event that any Permit has been issued subject to the condition that such works be performed by, and at the cost and expense of the relevant Operational Company, then and in such event Vendor undertakes to indemnify Buyers Indemnitees against any Damage arising in that regard, but only to the extent that provisions for the cost of such works shall not have been made in the Proforma Closing Accounts and/or the Definitive Closing Accounts.

          (h) Sale of Utilities. Vendor shall indemnify and hold Buyers' Indemnitees harmless against any Damage resulting from the sale of electricity to the tenants in the Operational Projects without Utilities Licenses, or otherwise in a manner not in compliance with applicable laws and regulations.

                            ARTICLE XIV - TERMINATION

     14.1 Termination of the Agreement. The Parties may terminate this Agreement as provided below:

          (a) Any Party may terminate this Agreement by mutual written consent of all the Parties at any time prior to the Closing;

          (b) Any Party may terminate this Agreement by written notice if:

               (i) the Closing has not occurred by December 31st, 2005; provided, however, that the right to terminate this Agreement under this Section 14.1(b)(i) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;


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

               (ii) there shall be a final non-appealable order of a court of competent jurisdiction in effect preventing consummation of the Transactions contemplated by this Agreement or

               (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transactions contemplated by this Agreement by any Governmental Body that would make consummation of the transactions contemplated by this Agreement illegal;

          (c) Purchasers and Segece may terminate this Agreement by written notice if they are not in material breach of their obligations under this Agreement and if there has been a material breach of any covenant, undertaking, obligation or agreement contained in this Agreement on the part of Vendor and such breach has not been cured within thirty (30) calendar days after written notice to Vendor; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

          (d) PCE may terminate this Agreement by written notice if they are not in material breach of their obligations under this Agreement and there has been a material breach of any covenant, undertaking, obligation or agreement contained in this Agreement on the part of Buyers and such breach has not been cured within thirty (30) calendar days after written notice to Buyers; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; and

          (e) For the purposes of this Section 14.1, a breach of this Agreement shall be deemed to be material if it goes to the root of this Agreement and/or may reasonably be deemed to substantially frustrate the purpose and intent of the Parties hereto.

     14.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 14.1 above, all rights and obligations of the Parties hereunder shall terminate without derogating from any liability of any Party to any other Party; provided that the provisions contained in Section 10.1 (Confidentiality) and
Article XV (Miscellaneous) shall survive termination.

                           ARTICLE XV - MISCELLANEOUS

     15.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that (a) Klepierre and EMI may make any public disclosure they believe in good faith is required by applicable law or any listing or trading agreement concerning their respective publicly-traded securities (in which case Klepierre and Buyers will use their reasonable efforts to advise PCE and EMI prior to making the disclosure, and vice versa) and (b) the Parties may correspond with third parties in writing with respect to obtaining the Transaction Approvals.

     15.2 Governing Law. This Agreement shall be governed by and construed in accordance with Dutch Law, without regard to conflicts of laws or the choice of law principles of any jurisdiction including The Netherlands, and without the need of any Party to establish the reasonableness of the relationship between Dutch Law and the subject matter of this Agreement, and all questions concerning the validity and construction hereof shall be determined in accordance with Dutch Law. However, it is specified that the transfer of ownership of the shares in the Acquired Companies and the subrogation of the Shareholder Loans


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in respect to Sadyba Center SA, the transfer of the Sadyba Up-Stream Loan by way of assignment of debt, where relevant, shall be executed in compliance with applicable Polish Law.

     15.3 Dispute Resolution.

          (a) For any dispute, difference or claim arising out of or relating to this Agreement or the Ancillary Agreements (other than as set forth in Section 15.3(c) below), the Parties shall first attempt in good faith to negotiate a written resolution of such dispute or claim within a period not to exceed fifteen (15) days from the date of receipt of a Party's request for such negotiations ("DATE OF REQUEST"). Such negotiations shall be conducted by senior executives of Purchasers and PCE. In the event that Purchasers and PCE fail to reach a written resolution within such fifteen (15) days from the Date of Request, or other period of time agreed upon by the Parties in writing, either Purchasers or PCE may seek to resolve the dispute or claim by arbitration in accordance with the procedures set forth in Section 15.3 (b) of this Agreement.

          (b) Subject to Section 15.3(a) above and other than as set forth in
Section 15.3(h) below, any dispute, difference or claim between the Parties with regard to this Agreement or the Ancillary Agreements, its performance, interpretation, application or validity, shall be solely referred for arbitration before a tribunal of three arbitrators in accordance with the Rules of Arbitration then in force of the Court of Arbitration of the International Chamber of Commerce (ICC) headquartered in Paris, France (the "RULES"). Each of Buyers and Vendor will be entitled to appoint a Party Appointed Arbitrator, while the third arbitrator, who shall act as Chairman of the Tribunal, shall be appointed by mutual agreement between the two Party Appointed Arbitrators, or failing agreement between them, by the President for the time being of the Court of Arbitration of the ICC. (the "TRIBUNAL"). Purchasers and Segece shall be considered as the same party for the purpose of the appointment of the Party Appointed Arbitrators in terms of this section.

          (c) The arbitration shall be conducted in Amsterdam, The Netherlands, or at such other venue as shall be agreed upon between the Parties or failing such agreement as determined by the Tribunal. The arbitration proceedings shall be conducted in the English language on a continuous basis on consecutive working days until completed, to the greatest extent possible.

          (d) The Tribunal will be bound solely by the substantive Dutch Law and the terms of this Agreement (save in those instances where Polish Law is applicable as specified in Section 15.2 above. However the Tribunal may, but only with the prior consent of the adjudicating Parties, act as amiables compositeurs.

          (e) Upon request by either Party, the Tribunal may order the Parties to conduct party and non-party oral depositions of witnesses outside the presence of the Tribunal, which shall be recorded by a stenographer. The Tribunal shall issue a written determination setting forth with particularity its findings of fact and conclusions of law. The decision of the Tribunal shall be final and binding upon the Parties and shall be subject to judicial review solely in accordance with the provisions of Dutch Law.

          (f) The Tribunal shall be competent to grant interim relief by way of injunctions at the request of the Parties. Notwithstanding the foregoing, each Party shall be entitled to apply to a court of competent jurisdiction to obtain temporary injunctive or other ancillary relief in aid of arbitration hereunder.

          (g) The fees and expenses of the Tribunal shall be borne as determined in the Arbitral Award, provided that interim payments made on account shall be borne by the Parties in equal shares.

          (h) The provisions of this Section 15.3 shall not apply to disputes and claims before the Closing Expert under Section 4.7(i)above.

          (i) If any dispute submitted to arbitration involves claims by or against a Party against or by a third party, and such third party cannot be made a party to such arbitration, the Tribunal shall be empowered to take such actions as it deems just and equitable in order to avoid prejudice to the Parties by reason of the inability of the Tribunal to adjudicate such third party claims, including without limitation, if the Tribunal so determines, conditioning its award upon the outcome of the third party or staying the arbitration pending the outcome of the third party claims.

          (j) This Section 15.3 constitutes a separate agreement to arbitrate which shall survive the termination of this Agreement for any reason.

     15.4 Perfection of Schedules. All schedules referred to in this Agreement shall be furnished on the Execution Date, save in respect of: (i) the Transaction Prices Schedule; and (ii) the Land Registry Extracts; which will be furnished on or about the Closing Date.

     15.5 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and the Acquired Companies as contemplated in Section 13 above, and their respective successors and permitted assigns, other than as specifically set forth herein.

     15.6 Entire Agreement and Modification. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, warranties or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including specifically the Heads of Terms dated May 20, 2005. This Agreement may not be amended except by a written agreement executed by all Parties.

     15.7 Amendment. At any time prior to the Closing, this Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties hereto. At any time after the Closing, this Agreement may be amended by all the Parties by execution of an instrument in writing.

     15.8 Waivers. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     15.9 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and assigns; provided, however, that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Parties. Notwithstanding the foregoing, Purchasers and Segece shall have the unrestricted right to assign this Agreement and to delegate all or any part of their obligations hereunder (i) to any direct or indirect Affiliate of Purchasers; or (ii) to an investment fund which would be controlled or managed by Klepierre or any of its Affiliates, or the property and asset management of which shall be entrusted to Klepierre or its Affiliate; provided that in such events Purchasers shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     15.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     15.11 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.12 Notices.

          (a) Any notice, approval, request, authorization or other communication under this Agreement shall be given in writing and in English language ("NOTICE"). Any Notice must be made by personal remittance, by fax (followed by a copy sent the same day or the following Business day by registered letter with acknowledgment of receipt) or by prepaid international express mail with acknowledgment of receipt and shall be deemed to have been delivered (i) on the date of the personal remittance as certified by the receipt, in the case of personal service; (ii) on the Business Day following the date of sending the fax (with confirmatory copy of the mail) in the case of a transmission by fax (the date set out on the acknowledgment of transmission indicating the date of sending); or (iii) the date of receipt in the event of sending by international express mail.

          (b) The relevant addresses and fax numbers of each Party for the purpose of these Heads of Terms are as follows:

          PCE:

               239 Keizersgracht,
               EA1016 Amsterdam,
               The Netherlands.
               Tel: 31-20-3449560
               Fax: 31-20-3449561
               For the attention of Mr. Luc Ronsmans

               With a copy to:
               13 Moses Street.,
               Tel Aviv,
               Israel

               Tel: 972-3-6086001
               Fax: 972-3-6910120
               For the attention of Mr. Marc Lavine, General Counsel.

          Klepierre and Purchasers:

               21 Avenue Kleber,
               75116 Paris,
               France
               Tel: (33-1) 40 67 57 06
               Fax: (33-1) 40 67 40 31
               For the attention of Ms. Marie-Therese DIMASI.

          Segece:

                  21 Avenue Kleber,
                  75116 Paris
                  France
                  Tel: (33) 1 40 67 53 55
                  Fax: (33-1) 40 67 36 79
                  For the attention of Mr. Dominique BEGHIN,

          (c) By written Notice sent as indicated above, the Parties may specify a new address or a supplementary address to which notification or communications should be sent subsequently or to any address that a Party shall notify in writing at any time, with at least ten (10) days' advance written notice.

     15.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     15.14 Expenses. Subject to the provisions of this Agreement, each Party will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. All notarial fees and other costs (excluding taxes) which may be incurred in connection with: (i) the transfer of the shares in the Operational Companies - shall be borne equally by PCE on the first hand, and Purchasers on the second hand; and (ii) the transfer of the Acquired PCMP Shares
- shall be borne equally by Segece and PCE.

     15.15 Construction.

          (a) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          (b) Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

     15.16 Attorneys' Fees. If any legal proceeding or other action relating to this Agreement is brought or otherwise initiated, the prevailing Party shall be entitled to recover reasonable attorneys fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

     15.17 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     15.18 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     15.19 Schedules and Exhibits. The Schedules and Exhibits described herein and attached hereto constitute an inseparable part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein. Any disclosure made in any Schedule to this Agreement which may be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule only if a specific cross reference is made thereto.

     15.20 Euro. All currency amounts expressed herein (whether or not preceded by E) are in the currency of the Euro, unless preceded by PLN or USD, in which case, the amounts will be in the currency of Polish Zloty or United States Dollars respectively.

     15.21 Language. This Agreement and all documents contemplated hereby or relating thereto shall be prepared and binding in the English language.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on of the date first above written.

KLEPIERRE:                              KLEPIERRE SA


                                        By:
                                            ------------------------------------
                                        Name: Mr. Dominique BEGHIN
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------


KLP-SADYBA:                             KLEPIERRE SADYBA SP.Z.O.O.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------


KLP-POSNAN:                             KLEPIERRE POZNAN SP.Z.O.O.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------

KLP-KRAKOW:                             KLEPIERRE KRAKOW SP.Z.O.O.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------


SEGECE:                                 SEGECE


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------


LP7:                                    LP7 SAS


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------

PCE:                                    PLAZA CENTERS (EUROPE) BV


                                        By:
                                            ------------------------------------
                                        Name: Rachel Lavine
                                        Title: President and CEO
                                        Date:
                                              ----------------------------------

                               INDEX OF SCHEDULES

 Schedule                               Title
-----------                             -----
   1.1(A)     Accounting Principles
   1.1(E)     Schedule of Agreed Yields and Forecasted Rentals
   1.1(Y)     Gross Rentals Definition Schedule
  1.1(GG)     Leasing Parameters Schedule
  1.1(UU)     Portfolio Liabilities Schedule
  1.1(XX)     Project Value Methodology
  1.1(YY)     Property Schedule
  1.1(FFF)    Restated Net Asset Methodology Schedule
  1.1(GGG)    Rights Acquisition Schedule
  1.1(LLL)    Shareholders Loan Schedule
  1.1(OOO)    Standard Form Lease
  1.1(RRR)    Trademark License Agreement
 2.1(C)(I)    Loan Subrogation Agreement (Sadyba)
 2.1(D)(I)    Agreement of Debt Assignment (Sadyba)
 2.1(G)(I)    OVAG Loan Repayment Agreement II
 2.4(A)(II)   Corporate Guarantee (Tenant Securities)
 2.4(A)(V)    Schedule of Missing Tenant Securities
 2.4(D)(II)   First Demand Corporate Guarantee (Related Party Tenants)
   2.5(A)     Form of EMI Parent Guarantee
   4.1(A)     Proforma Closing Accounts

 Schedule                               Title
-----------                             -----
    4.5       Transaction Prices Schedule
 4.9(A) (A)   Special Price Adjustment Methodology (Sadyba Ground Lease)
 4.9(A)(B)    Form of Klepierre Corporate Guarantee
              (Sadyba Ground Lease Price Adjustment)
 4.9(B)(II)   Sadyba Tax Ruling Application
  4.10(A)     Schedule of Tenant Invoicing Discrepencies
  4.11(B)     Agreed Book Asset Values
    5.0       Vendor's Disclosure Schedule
    5.21      Insurance Schedule
    5.23      Leases Schedule
    5.25      Proceedings Schedule
  5.28(C)     Schedule of Employees of PCMP
  5.29(C)     Environment Schedule
 8.2(A)(II)   Waivers and Consents
   8.2(C)     Vendor's Legal Opinion
   8.2(D)     Buyers Legal Opinion of Counsel
   8.3(A)     Form of Share Purchase Agreement
  13.6(A)     List of Former Employees of Acquired Companies
13.6(F)(II)   Poznan Plaza Completion Punch List

                              INDEX OF DEFINITIONS

DEFINED TERM                                      SECTION
------------                                    -----------
Acquired Companies                                 1.1(a)
Acquired Companies                                 1.1(b)
Acquired PCMP Shares                               1.1(c)
Acquisition Proposal                               7.3(c)
Affiliate                                          1.1(d)
Agreed Yields                                      1.1(e)
Agreement                                        Recitals
AMO Approval                                     8.2(a)(i)
Ancillary Agreements                               1.1(f)
Assumed Financing Loans                            1.1(g)
Audited Closing Accounts                           4.7(f)
Benefit Plans                                     5.28(b)
Books and Records                                  1.1(h)
Breakage Costs                                  2.1(h)(iii)
Business Day                                       1.1(i)
Businesses                                         1.1(j)
Buyer Indemnification Threshold                   13.5(f)
Buyers                                             1.1(k)
Buyers' Accountants                                1.1(l)
Buyers Indemnitee                                   13.1
Closing                                            1.1(m)
Closing Date                                        8.1
Closing Experts                                    4.7(i)
Contract                                          5.14(b)
Contractors                                        2.3(b)
Contractors' Bonds                                 2.3(d)
Contractor's Claims                                2.3(b)
Covenant Period                                     7.1
Damages                                            13.1
Date of Request                                   15.3(a)
Definitive Closing Accounts                      4.7(a)(i)
Definitive PCMP Closing Accounts                4.7(a)(ii)

DEFINED TERM                                      SECTION
------------                                    -----------
Definitive PCMP Purchase Price                   4.7(c)(ii)
Definitive Purchase Prices                       4.7(c)(i)
Definitive Sadyba Up-Stream Loan Amount          4.7(c)(iv)
Definitive Shareholder Loan Amounts             4.7(c)(iii)
Development Liability                              2.3(b)
Dispute Notice                                     4.7(g)
EMI                                                1.1(n)
EMI Parent Guarantee                               1.1(o)
Employee                                           1.1(p)
Environment, Health and Safety Requirements       5.29(a)
Equity Rights                                      1.1(q)
Exchange Rate Differentials                        4.8(f)
Execution Date                                     1.1(r)
Execution Operational Project Value                1.1(s)
Execution Rentals                                  1.1(t)
Final Definitive Closing Accounts                  4.7(o)
Final Definitive PCMP Purchase Price               4.7(o)
Final Definitive Purchase Prices                   4.7(o)
Final Definitive Sadyba Up-Stream Loan Amount      4.7(o)
Final Definitive Shareholder Loans Amounts         4.7(o)
Final Operational Projects Value                   4.8(b)
Financing Loan Facilities                        2.1(h)(i)
Financial Statements                                5.12
Financing Banks                                    1.1(v)
Financing Banks Securities                         1.1(w)
Forecasted Rentals                                 1.1(u)
Governmental Body                                  1.1(x)
Gross Rentals                                      1.1(y)
Improvements                                      5.18(b)
Indebtedness                                       1.1(z)
Indemnifying Party                                13.3(a)
Indemnitee                                        13.3(a)
Initial Net Asset Value                            4.2(b)
Initial PCMP Purchase Price                         4.4
Initial Purchase Prices                            4.2(b)
Initial Sadyba Shareholder Loan Amount           4.5(b)(iv)
Initial Shareholder Loan Amounts                4.5(b)(iii)
Klepierre                                         Recitals
KLP-Krakow                                        Recitals
KLP-Poznan                                        Recitals
KLP-Sadyba                                        Recitals
Knowledge of Vendor                               1.1(aa)
Krakow Plaza Sp.z.o.o                             1.1(bb)

DEFINED TERM                                      SECTION
------------                                    -----------
Land Registry Extracts                            1.1(cc)
Law                                               1.1(dd)
Lease Agreement(s)                                1.1(ee)
Lease-Up Break Off Date                             3.2
Lease-Up Criteria                                 1.1(ff)
Lease-Up Period                                     3.1
Leasing Parameters                                1.1(gg)
Liability                                         1.1(hh)
Lien                                              1.1(ii)
LP7                                              Recitals
MAE Event                                           11.2
Material Adverse Effect                             11.2
Material Business Contracts                       5.22(a)
Notice(s)                                        15.12(a)
Operational Companies                             1.1(jj)
Operational Projects                              1.1(kk)
Operational Projects Laws                         5.18(d)
Operational Projects Permits                      5.18(g)
Order                                             1.1(ll)
OVAG                                              1.1(mm)
OVAG Loans                                        1.1(nn)
OVAG Loans Repayment Agreement II                 1.1(oo)
PCE                                              Recitals
PCE Group Approvals                               1.1(pp)
PCMP                                              1.1(qq)
Permit                                            1.1(rr)
Permitted Liens                                   1.1(ss)
Person                                            1.1(tt)
Portfolio Liabilities Schedule                    1.1(uu)
Poznan Plaza Sp.z.o.o.                            1.1(vv)
Prepayment Amounts                              2.1(h)(ii)
Prepayment Date                                    2.1(f)
Proceedings                                        5.25
Project Properties                                 1.1(ww)
Property Schedule                                  1.1(yy)
Purchased Assets                                  1.1(aaa)
Purchasers                                         1.1(zz)
Purchasers Group Approvals                        1.1(bbb)
Qualifying Lease Agreements                       1.1(ccc)
Reference Date                                    1.1(ddd)
Representatives                                   1.1(eee)
Restated Net Asset Methodology Schedule           1.1(fff)
Restricted Areas                                   9.1(b)

DEFINED TERM                                      SECTION
------------                                    -----------
Review Period                                      4.7(f)
Rights Acquisition Schedule                       1.1(ggg)
Ruda Slaska Plaza Sp.z.o.o.                       1.1(hhh)
Rules                                             15.3(b)
Sadyba Center SA                                 1.1(iii)
Sadyba Ground Lease                               13.6(c)
Sadyba Shareholder Loan Conversion                4.9(b)(i)
Sadyba Tax Ruling                                4.9(b)(ii)
Sadyba Up-Stream Loans                            1.1(jjj)
Sadyba Up-Stream Loans Amount                     1.1(kkk)
Segece                                            Recitals
Shareholder Loan Schedule                         1.1(lll)
Shareholder Loans                                 1.1(mmm)
Shareholder Loans Amounts                         1.1(nnn)
Shell Polska Sub-Lease                             2.4(e)
Special Agreed Price Adjustment                    4.3(a)
Standard Form Lease                               1.1(ooo)
Standard Form Lease Approval Date                 1.1(ppp)
Survival Date                                       12.1
Tax, Taxes                                        5.16(a)
Tenant List                                       1.1(qqq)
Third Party Claim                                  13.3(a)
Trademark License Agreement                       1.1(rrr)
Transaction Approvals                             1.1(ttt)
Transaction Prices Schedule                       1.1(uuu)
Transactions                                      1.1(sss)
Tribunal                                          15.3(b)
Uncertainty                                        4.7(g)
Utilities Licenses                               2.4(b)(i)
Vendor                                            Recitals
Vendor Indemnification Threshold                   13.5(b)
Vendor Indemnitee(s)                               13.2
Vendor's Disclosure Schedule                        5.0
Verification Disputes                              4.7(i)
Verification Period                                4.7(a)
Waivers and Consents                              1.1(vvv)

                                                                   Execution (O)

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS...................................................     2
   1.1     Certain Definitions............................................     2
ARTICLE II - PRELIMINARY AGREEMENT FOR FUTURE ACQUISITION.................    10
   2.1     Future Acquisition Agreement...................................    10
   2.2     Conditions Subsequent to Validity..............................    11
   2.3     Undertakings to execute the Share Purchase Agreements..........    13
   2.4     Joinder of Additional or Alternative Purchaser.................    14
ARTICLE III - THE TRANSACTION.............................................    15
   3.1     Purchase and Sale..............................................    15
   3.2     Construction Loan Facilities...................................    15
   3.3     The Lublin Option Agreement....................................    16
   3.4     Sosnoweic - Supermarket........................................    16
   3.5     General Provisions.............................................    16
ARTICLE IV - CONSTRUCTION OF THE DEVELOPMENT PROJECT......................    18
   4.1     Undertaking to Construct and Complete..........................    18
   4.2     Approved Plans and Designs.....................................    18
   4.3     Building Permits...............................................    19
   4.4     Construction Loan Facilities...................................    20
   4.5     Construction Works.............................................    21
   4.6     Insurance......................................................    23
   4.7     Excusable Delay (Force Majeure)................................    23
   4.8     Development Liability..........................................    24
ARTICLE V - COMPLETION, OPENING AND DELIVERY..............................    25
   5.1     Practical Completion...........................................    25
   5.2     Opening........................................................    26
   5.3     CP Satisfaction Date...........................................    26
   5.4     Supplementary Due Diligence....................................    28
   5.5     Delivery.......................................................    28
ARTICLE VI - LEASE UP FOLLOWING DELIVERY..................................    29
   6.1     Lease-Up following Delivery....................................    29
   6.2     Break-Off......................................................    29
   6.3     General Provisions relating to Lease-Up........................    29
ARTICLE VII - TRANSACTION PRICE AND VERIFICATIONS.........................    30
   7.1     Proforma Development Closing Accounts..........................    30
   7.2     Development Projects - Calculation of Delivery Purchase Price..    31
   7.3     Calculation of Delivery Development Project Value (DDPV).......    31
   7.4     Cap on Delivery Rentals........................................    31
   7.5     Transaction Prices Schedule....................................    32
   7.6     Payment of Delivery Purchase Prices............................    32
   7.7     Payment Guarantee..............................................    33
   7.8     Post-Closing Purchase Price Adjustments........................    34
   7.9     Final Price Adjustments for Development Companies..............    37
   7.10    Special Provisions Relating to the Tesco Lease (Novo Plaza)....    38
   7.11    General Provisions relating to Transaction Prices..............    39

ARTICLE VIII - REPRESENTATIONS AND WARRANTIES OF VENDOR...................    39
   8.1     Organization, Qualification, and Corporate Power...............    40
   8.2     Authorization..................................................    40
   8.3     No Conflicts...................................................    40
   8.4     Consents.......................................................    41
   8.5     Capitalization.................................................    41
   8.6     Validity of Shares.............................................    41
   8.7     Articles of Association and Constitutive Documents.............    41
   8.8     Legal Title....................................................    41
   8.9     Transferability................................................    42
   8.10    Shareholders' Loans............................................    42
   8.11    Construction Loan Facilities...................................    42
   8.12    Financial Statements...........................................    43
   8.13    Undisclosed Liabilities........................................    43
   8.14    Events Subsequent to Most Recent Fiscal Period End.............    43
   8.15    Legal Compliance...............................................    45
   8.16    Tax Matters. In respect of each of the Development Companies:..    45
   8.17    Title of Properties; Absence of Liens and Encumbrances;
           Condition of Equipment.........................................    46
   8.18    Development Projects...........................................    47
   8.19    Intellectual Property..........................................    48
   8.20    Notes and Accounts Receivable..................................    48
   8.21    Insurance......................................................    49
   8.22    Material Business Contracts....................................    49
   8.23    Qualified Lease Contracts......................................    51
   8.24    Powers of Attorney.............................................    51
   8.25    Litigation.....................................................    52
   8.26    Utilities Charges..............................................    52
   8.27    No Development Risks...........................................    52
   8.28    Employees......................................................    52
   8.29    Environment, Health and Safety.................................    53
   8.30    Intergroup Agreements..........................................    54
   8.31    Complete Copies of Materials...................................    54
   8.32    Full Disclosure................................................    54
ARTICLE IX - REPRESENTATIONS AND WARRANTIES OF KLEPIERRE..................    54
   9.1     Organization, Qualification, and Corporate Power...............    55
   9.2     Authorization..................................................    55
   9.3     No Conflicts...................................................    55
   9.4     Consents.......................................................    55
   9.5     Financial Resources............................................    55
   9.6     Additional Purchaser...........................................    56
ARTICLE X - PRE-CLOSING COVENANTS.........................................    56
   10.1    Operation of Business..........................................    56
   10.2    Notice of Developments.........................................    58
   10.3    Exclusivity....................................................    58
   10.4    Reasonable Efforts.............................................    59
ARTICLE XI - DELIVERY AND CLOSING.........................................    59
   11.1    Delivery (Closing) and Consummation............................    59

   11.2    Conditions for Closing.........................................    60
   11.3    Acts to be performed at Closing................................    61
   11.4    Acknowledgement of Closing.....................................    62
ARTICLE XII - ADDITIONAL AGREEMENTS WITH POST CLOSING EFFECT..............    62
   12.1    Non-Compete....................................................    62
   12.2    Non-Solicitation...............................................    62
ARTICLE XIII - OTHER AGREEMENTS AND COVENANTS.............................    63
   13.1    Confidentiality................................................    63
   13.2    Additional Documents and Further Assurances....................    63
   13.3    Updated Tenant List............................................    63
ARTICLE XIV - WITHDRAWAL OPTION...........................................    63
   14.1    Withdrawal Option..............................................    63
   14.2    Material Adverse Effect Defined................................    64
   14.3    Right of Withdrawal............................................    64
   14.4    Withdrawal Notice and Rectification............................    64
   14.5    Restrictions on Rights of Withdrawal...........................    65
   14.6    Consequences of Withdrawal and Termination.....................    65
ARTICLE XV - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS........    65
   15.1    Representations, Warranties and Covenants......................    65
ARTICLE XVI - INDEMNIFICATION.............................................    66
   16.1    Indemnification by Vendor......................................    66
   16.2    Indemnification by Purchaser...................................    67
   16.3    Notice and Opportunity to Defend...............................    67
   16.4    Remedies.......................................................    68
   16.5    Certain Limitations............................................    68
   16.6    Specific Indemnities...........................................    69
ARTICLE XVII - TERMINATION................................................    70
   17.1    Termination of the Agreement...................................    70
   17.2    Effect of Termination..........................................    72
   17.3    Partial Termination............................................    72
ARTICLE XVIII - MISCELLANEOUS.............................................    72
   18.1    Press Releases and Public Announcements........................    72
   18.2    Governing Law..................................................    72
   18.3    Dispute Resolution.............................................    73
   18.4    Perfection of Schedules........................................    74
   18.5    No Third-Party Beneficiaries...................................    74
   18.6    Entire Agreement and Modification..............................    74
   18.7    Amendment......................................................    74
   18.8    Waivers........................................................    74
   18.9    Successors and Assigns.........................................    75
   18.10   Counterparts...................................................    75
   18.11   Headings.......................................................    75
   18.12   Notices........................................................    75
   18.13   Severability...................................................    76
   18.14   Expenses.......................................................    76
   18.15   Construction...................................................    76

   18.16   Attorneys' Fees................................................    76
   18.17   Further Assurances.............................................    77
   18.19   Time of Essence................................................    77
   18.20   Schedules and Exhibit..........................................    77
   18.21   Euro...........................................................    77
   18.22   Language.......................................................    77

                                                                   EXECUTION (O)

                         PRELIMINARY AGREEMENT (STAGE B)

BY AND AMONG

     1.   KLEPIERRE S.A.

                                                                  AS   PURCHASER

     2.   PLAZA CENTERS (EUROPE) B.V.

                                                                       AS VENDOR

                           DATED AS OF JULY 29TH, 2005

                              PRELIMINARY AGREEMENT

     THIS PRELIMINARY AGREEMENT (this "PRELIMINARY AGREEMENT") is made and entered into on July 29th, 2005, by and among:

     (1) KLEPIERRE S.A., a French "societe anonyme" having its registered head office at Paris, 21 Avenue Kleber 75116, registered in the Paris Trade Register under no B 780 152 914 ("KLEPIERRE" or "PURCHASER");

     (2) PLAZA CENTERS (EUROPE) B.V., a Dutch corporation having its registered seat at 239 Keizersgracht, EA1016 Amsterdam, The Netherlands, and registered with the Chamber of Commerce under no 33248324
          ("PCE" or "VENDOR");

     Klepierre and PCE are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

     A. PCE is the direct and/or indirect and/or beneficial owner of the entire Equity Rights in and to the Development Companies, as detailed and specified in the Rights Acquisition Schedule;

     B. The Development Companies are developing and are or shall become the owners of the entire rights, title and interest in and to the Development Centers recorded opposite their names in the Property Schedule;

     C. Purchaser desires to acquire from PCE, and PCE desires to sell to Purchaser, the entire Equity Rights in and to the Development Companies following the completion of the construction of the relevant Development Projects and the satisfaction of the Conditions Precedent for Delivery and the Conditions for Closing, all in the terms and subject to the conditions set forth herein;

     D. Each of the Parties believes that it is in its respective best interests that the Transaction contemplated hereby be consummated and, in furtherance thereof, has duly approved this Preliminary Agreement and the Transaction contemplated hereby.

     E. Each of the Parties desires to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the Parties agree as follows:

                             ARTICLE I - DEFINITIONS

     1.1 Certain Definitions. As used in this Preliminary Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa). Certain other terms are defined in the Recitals and in the text of this Preliminary Agreement.

          (a) "ACCOUNTING PRINCIPLES" means the agreed accounting principles which shall govern the preparation, auditing and verification of the Proforma Development Closing Accounts, the Definitive Development Closing Accounts and the Final Definitive Development Closing Accounts, as set forth in the schedule attached hereto as SCHEDULE 1.1(A);

          (b) "AFFILIATE" means any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by voting power, Contract or otherwise;

          (c) "AGREED YIELDS" means the agreed capitalization rates in respect of each of the Development Projects as detailed and specified in SCHEDULE 1.1(C);

          (d) "ANCILLARY AGREEMENTS" means all those ancillary agreements and contracts to be concluded between inter alia the Parties or any of them and which are required or necessary for the full and proper execution and perfection of the Transactions provided for in this Preliminary Agreement, including: (i) the Share Purchase Agreements referred to in Section 11.3(a) below; (ii) the Conditional Trademark License Agreements; (iii) the EMI Parent Company Guarantee; (iv) the Payment Guarantee; (v) the Closing Agent Agreement; (vi) the Lublin Option Agreement; and (vii) such other contracts, deeds and documents as are reasonably required by operation of applicable Law in order to give full, valid and proper effect to the intention of the Parties as set forth in this Preliminary Agreement;

          (e) "APPROVED PLANS AND DESIGNS" in respect of any Development Project means the plans, designs and technical specifications which have been or which shall have been presented by PCE and approved by Purchaser in terms of the provisions of Section 4.2 below, such approval not to unreasonably withheld or delayed;

          (f) "BOOKS AND RECORDS" of the Development Companies means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and assets of the Development Companies, including without limitation financial statements, ledgers, journals, deeds, title policies, minute books, stock certificates and books, Contracts, Leases, Permits, customer and tenant lists, rent rolls, computer files and programs, retrieval programs, operating data and plans and environmental studies;

          (g) "BUILDING PERMITS" means the final, lawful and valid building permits issued or to be issued by the Competent Authorities which are not susceptible of any challenge or withdrawal as at the date of their issuance and at the Delivery Date and which enable the construction of the relevant Development

Projects in accordance with the Approved Plans and Designs in all material respects, as specified in Sections ERROR! REFERENCE SOURCE NOT FOUND. and 4.3 below;

          (h) "BUSINESS DAY" shall mean a day other than (i) Saturday and Sunday; and (ii) any day on which banks located in Poland, the Czech Republic, France, The Netherlands or Israel are authorized or obligated to close;

          (i) "BUSINESSES" shall mean the businesses and operations of the Development Companies and/or the Development Projects;

          (j) "PURCHASER' ACCOUNTANTS" shall mean Messrs. Deloitte of Poland and of the Czech Republic;

          (k) "CLOSING" means the consummation of each of the Transactions contemplated hereunder which are to be carried out on the Delivery Date and in the manner specified in Article XI below and in accordance with its provisions;

          (l) "CLOSING PROTOCOL" means the protocol to be drawn up and executed by the Parties at the Closing and on the Delivery Date in terms of the provisions of Section 11.2(c) below, to which shall be attached the updated Schedules in respect of the Development Company and/or the Development Project which is the subject of the relevant Closing;

          (m) "COMPETENT AUTHORITIES" means any Governmental Body or other municipal body or authority having jurisdiction over any matter pertaining to the subject matter of this Preliminary Agreement, including without limitation the granting of the Building Permits;

          (n) "COMPLETION CRITERIA" shall mean that the relevant Development
Project: (i) has been Practically Completed in accordance with the Approved Plans and Designs and the Building Permits, all as contemplated in Section 5.1 below; (ii) has obtained all Permits and authorizations required by operation of law for the construction, opening and full operation of the Development Project (including without limitation an Operating Permit), which are final, legal and valid and not subject to challenge or withdrawal at the CP Satisfaction Date and at the Delivery Date; (iii) has been opened to the public at large, with all pedestrian and vehicular access to public roads and streets, as specified in the Approved Plans and Designs and in the Building Permits, and all the additional works required pursuant to and/or as a condition to the said Building Permit and authorizations (including without limitation an Operating Permit), shall have been completed or fully provided for in the Proforma Development Closing Accounts and in the Definitive Development Closing Accounts;

          (o) "CONDITIONAL TRADEMARK LICENSE AGREEMENT" means the agreement to be entered into by and among, inter alia, Purchaser, the Management Company and PCE on the Execution Date, in terms of which PCE shall award a license for the use by the relevant Development Company and/or the relevant Development Project of the "Plaza Centers" tradename and logo following the Delivery Date, on the terms and conditions specified therein, in the form and text attached hereto as
SCHEDULE 1.1(O);

          (p) "CONSTRUCTION LOAN FACILITY" means all those construction loans and other financing loans which will have been or shall be taken out by each of the Development Companies during the Construction Period in order to financing the Construction Works, and which are or shall be specified in the Project Liability Schedule at the Closing (Schedule 1.1(ddd));

          (q) "CONSTRUCTION WORKS" shall mean all the construction, mechanical, engineering and other works and disciplines which are to be executed and performed for and/or in connection with the construction and completion of the relevant Development Center in terms of the Approved Plans and Designs and the Building Permits in accordance with the provisions of Article IV below;

          (r) "CP SATISFACTION DATE" means the date upon which the Conditions Precedent for Delivery with respect to the relevant Development Project have been either fulfilled or waived;

          (s) "DELIVERY DATE" shall mean, a date falling not later than 75 (seventy five) days following the occurrence of the CP Satisfaction Date (subject to the provisions of Section 5.5(c)) below);

          (t) "DELIVERY DEVELOPMENT PROJECT VALUE" or "DDPV" means, the agreed project value of the Development Projects at the Delivery Date, calculated in the manner specified in Section 7.3 below;

          (u) "DELIVERY RENTALS" means the actual Gross Rentals of the Development Project prevailing on the CP Satisfaction Date (determined in accordance with the provisions of the Gross Rentals Definition Schedule (Schedule 1.1(kk)) as reflected in the updated Tenant List as at the CP Satisfaction Date and which shall have been confirmed by the Parties on the Delivery Date following Purchaser' supplemental due diligence investigations to be conducted in terms of Section 5.4 below;

          (v) "DEVELOPMENT COMPANY" means the companies detailed and specified in the Rights Acquisition Schedule attached hereto as Schedule 1.1(v);

          (w) "DEVELOPMENT PROJECT" means the shopping and entertainment center (including the Project Properties) specified in the Property Schedule opposite the name of each Development Company, which shall be fully and validly owned and controlled by the relevant Development Company by not later than the Cut Off Date, as set forth in detail in the Property Schedule attached hereto as
Schedule 1.1(w);

          (x) "EMI" means Elbit Medical Imaging Ltd., of 13 Moses Street, Tel Aviv, Israel, being the ultimate and/or indirect parent company of Vendor;

          (y) "EMI PARENT GUARANTEE" means the corporate guarantee to be furnished by EMI to Purchaser and Segece at the Execution Date, in the form and text attached hereto and marked as Schedule 3.5(a);

          (z) "EMPLOYEE" means any employee of the Development Companies who is employed in connection with the Businesses;

          (aa) "EQUITY RIGHTS" means the equity and voting rights (shares in Poland or participation interests in the Czech Republic) in the Development Companies, together with all other rights and interests bestowed by operation of applicable law on the holders thereof, including without limitation the right to receive dividends and other forms of profit distributions, and surplus assets upon liquidation, all as detailed in the Rights Acquisition Schedule;

          (bb) "EXECUTION DATE" means the date of the signing and execution of this Preliminary Agreement;

          (cc) "FINAL DEVELOPMENT PROJECT ADJUSTMENT DATE" means that date which is the earlier of: (i) the first anniversary of the CP Satisfaction Date; or
(ii) the Lease-Up Break Off Date;

          (dd) "FINAL DEVELOPMENT PROJECT RENTALS" means the actual Gross Rentals (determined in accordance with the provisions of the Gross Rentals Definition Schedule (Schedule 1.1(kk)) prevailing on the Final Development Project Adjustment Date, but only in respect of the units within the relevant Development Project which were vacant and not previously leased as at the CP Satisfaction Date ("NEW LEASES");

          (ee) "FINAL DEVELOPMENT PROJECT VALUE" means the Final Development Project Rentals capitalized at the Agreed Yields in accordance with the Project Value Methodology (Schedule 1.1(hhh)); ;

          (ff) "FORECASTED DEVELOPMENT PROJECT VALUE" or "FDPV" means the Forecasted Rentals capitalized at the Agreed Yields in accordance with the Project Value Methodology (Schedule 1.1(hhh));

          (gg) "FORECASTED RENTALS" means the forecasted Gross Rentals for the Development Centers as specified in Schedule 1.1(c), or, for the purposes of
Section 7.4(a) below, the Forecasted Rentals of a specific unit within the Development Project;

          (hh) "FINANCING BANKS" means those banking institutions which have granted Construction Loan Facilities to the Development Companies, all as shall be more fully detailed and specified in the Project Liability Schedule attached hereto as Schedule 1.1(ddd);

          (ii) "FINANCING BANKS SECURITIES" means the securities and collaterals granted or to be granted to the relevant Financing Banks in respect of each of the Construction Loan Facilities, all as more fully detailed and specified in the Project Liabilities Schedule attached hereto as Schedule 1.1(ddd), as updated at the Delivery Date;

          (jj) "GOVERNMENTAL BODY" means any (i) nation, province, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) provincial, state, local, municipal, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or
(iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature;

          (kk) "GROSS RENTALS" means the gross rental incomes of the Development Projects calculated in accordance with the updated Tenant List as at any relevant calculation date in accordance with the provisions of the methodologies set forth in the Gross Rental Definition Schedule (SCHEDULE 1.1(KK));

          (ll) "INDEBTEDNESS" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person;

          (mm) "KNOWLEDGE OF VENDOR" shall mean the actual knowledge of the incumbent officers, employees and directors of Vendor, or of the Development Company where relevant, or knowledge which the incumbent officers, employees and directors of Vendor, or of the Development Company where relevant, ought reasonably to have had in the circumstances of any particular matter after reasonable investigation;

          (nn) "LAND OWNERSHIP CRITERIA" means, that the Development Company shall: (i) be the legal owner of the freehold title in and to the each of the relevant Project Properties as set forth in the Property Schedule; or (ii) have acquired the long terms lease rights in and to the Project Property for a period of not less than 97 years (save in respect of the Novo Plaza Development Project, where an area of land adjacent to the Project Property has been sub-leased for a period of 25 years) as set forth in the Property Schedule; provided that such freehold title and/or lease rights are exclusive, valid, enforceable and not susceptible of any challenges and/or withdrawal as at the CP Satisfaction Date and the Delivery Date;

          (oo) "LAND REGISTRY EXTRACTS" means the official extracts issued by and/or obtained from the Lands and Mortgage Registry Court (Poland) or the Cadastral (Czech Republic) in respect of the Project Properties, which shall each bear a date of issue not earlier than 14 (fourteen) prior to: (i) the date of the Land Ownership Notice; and (ii) the Delivery Date; and which are to be furnished by Vendor to Purchaser in terms of the provisions of Sections 0 and 11.2(c)(iii) below, and which shall be attached as Exhibit B to the Property Schedule (Schedule 1.1(iii));

          (pp) "LAW" means any applicable law (including common law), statute, rule, regulation, ordinance, extension order, or other pronouncement having the effect of law in the Kingdom of The Netherlands, the Republic of Poland and the Czech Republic, as the case may be, or in any other country or Governmental Body having jurisdiction in matters pertaining to the subject matter of this Preliminary Agreement;

          (qq) "LEASE AGREEMENT(S)" means all leases, subleases, licenses, concessions and other agreement (written or oral), including all amendments, extensions, renewals, guaranties and other agreement with respect thereto, pursuant to which any Development Company grants the right to use or occupy any part of the Development Projects;

          (rr) "LEASE-UP CRITERIA" means that the Lease Agreements executed by the Development Company with its tenants shall: (i) be in Standard Form Lease and shall have been approved by Purchaser in terms of Section 6.3(d) below in respect of anchor tenants only; (ii) be in the Standard Form Lease for all other tenants (save in respect of Lease Agreements signed prior to the Standard Form Lease Approval Date); (iii) be valid and in full force and effect; (iv) be in compliance with the Leasing Parameters in all material respects; (v) be for a minimum duration equal to 1 (one) year; and (vi) be executed with tenants of good standing;

          (ss) "LEASING PARAMETERS" means, with respect to the Lease-Up services to be rendered by PCE in terms of Section 6.1 below in respect of each Development Project, those rental grids, tenant mix and leasing guidelines which have been agreed between the Parties in respect of each of the Development Projects by not later than the date of the Construction Start Notice, which are or shall be detailed and specified in the Leasing Parameters Schedule attached hereto as SCHEDULE 1.1(SS);

          (tt) "LIABILITY" means any Indebtedness, obligation or other liability of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due);

          (uu) "LIEN" means any mortgage, pledge, lien, charge, claim, security interest, adverse claims of ownership or use, restrictions on transfer, defect of title or other encumbrance of any sort, other than Permitted Liens;

          (vv) "LUBLIN OPTION AGREEMENT" means, that certain option agreement to be entered into by and among the Parties on the Execution Date, as specified in
Section 3.3 below;

          (ww) "MANAGEMENT COMPANY" means: (i) Messrs. Plaza Centers Management Poland Sp.z.o.o., a company registered pursuant to the Laws of Poland and bearing registration No. KRS 0000054095, being the management company which is an Affiliate of Purchaser and to whom the management of the Polish Development Projects shall be entrusted following the relevant Delivery Date; and (ii) Messrs. FMC-Cz, a company registered pursuant to the Laws of the Czech Republic, being the management company which is an Affiliate of Purchaser and to whom the management of the Czech Development Projects shall be entrusted following the relevant Delivery Date;

          (xx) "OPERATING PERMIT" means the valid occupancy and operating permit ("pozwolenie na uzykowanie" in Poland and "kolauduce" in the Czech Republic) (including a temporary permit) allowing for the opening and operation of the Development Project to be granted (or, in the case of a temporary permit - issued) by the competent Governmental Body in accordance with the Building Permit;

          (yy) "ORDER" means any writ, judgment, decree, injunction, administrative order, directive or similar order or directive of any Governmental Body (in each such case whether preliminary or final);

          (zz) "PCE GROUP APPROVALS" means the approval of the Transaction, as incorporated in this Preliminary Agreement and the Ancillary Agreements, of the respective Boards of Directors of EMI and PCE, all of which have been obtained prior to the Execution Date;

          (aaa) "PERMIT" means the licenses, permits, authorizations, registrations, certificates, variances, approvals, consents and franchises and similar rights obtained from governments and any Governmental Body, and any pending applications relating to the foregoing in respect of and/or in connection with the Development Companies and/or the Development Projects and/or the Businesses and/or the Purchased Assets;

          (bbb) "PERMITTED LIENS" means (i) all Financing Bank Securities in respect of the Construction Loan Facility; (ii) all specific liens, easements and other registered third party rights recorded in the Land Registry Extracts to be attached hereto as an exhibit to the Property Schedule (Schedule 1.1(ddd);
(iii) liens arising by operation of law in respect of goods supplied or services rendered in the ordinary course of business consistent with past practice for amounts that are not due and payable as of the Delivery Date or being contested in good faith and for which appropriate reserves have been established in the Proforma Development Closing Accounts and the Definitive Development Closing Accounts; (iv) legal easements and rights of access mandated by operation of law whether or not recorded in the Land Registry Extracts, which are not violated by the current use or occupancy of the relevant Development Project, nor by the operation of the relevant Development Project as currently conducted on the Project Property in question, and which do not and may not detract from the value, use, operation or transfer of the Development Company and/or the Development Project; provided, however, that no liens, encumbrances or other third party rights, other than Financing Bank Securities, shall be permitted against the Equity Rights to be acquired by Purchaser pursuant to the provisions of this Preliminary Agreement;

          (ccc) "PERSON" means any individual, corporation (including any non-profit corporation), company, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Body or other entity;

          (ddd) "PROJECT LIABILITIES SCHEDULE" means the schedule attached hereto and marked as SCHEDULE 1.1(DDD), setting out the details and particulars of the Construction Loan Facilities, as well as all other Liabilities of the Development Companies, as updated on the respective Delivery Dates;

          (eee) "PROJECT MANAGER" means the qualified engineer who shall be appointed by PCE to act as the project manager in charge of the execution of the Construction Works;

          (fff) "PROJECT PROPERTIES" means, the properties upon which the Development Projects are being constructed,, including without limitation in respect of each Development Project : the parcels of land underlying the shopping and entertainment centers; their external areas; access routes owned or leased by the relevant Development Company; easements and rights of passage enjoyed by the Development Company over access routes; the internal and external parking facilities; and the underground and air rights, if applicable; all as detailed in the Property Schedule (Schedule 1.1(fff));

          (ggg) "PROJECT VALUE AT DELIVERY" or (PVAD) means: the project value of any Development Project on the Delivery Date, calculated by applying the Project Value Methodology (Schedule 1.1(hhh)) on the basis of the Delivery Rentals capitalized at the Agreed Yields;;

          (hhh) "PROJECT VALUE METHODOLOGY" means the agreed methodology for the determination of the Forecasted Development Project Value (FDPV), the Project Value at Delivery (PVAD) and the Final Development Project Value, attached hereto and marked as SCHEDULE 1.1(hhh);

          (iii) "PROPERTY SCHEDULE" means the schedule attached hereto as
SCHEDULE 1.1(III) setting out the details and particulars of the each Project Property, including the floor plans of each of the Development Projects appendixed thereto as exhibits, and specifying the nature and conditions of the ownership rights of the relevant Development Company therein (freehold or leasehold);

          (jjj) "PRUDENT INDUSTRY PRACTICE" means the practices, methods, specifications and standards that a prudent, competent, experienced and expert contractor in the local engineering and construction industry would be expected to use and/or adopt in relation to the design, engineering, manufacture, installation, construction and testing of works similar to the Construction Works referred to in Article IV;

          (kkk) "PURCHASED ASSETS" means, refers to and includes all the equipment, machinery, properties, rights, titles, assets (tangible and intangible) and other interests which are owned, used or held for use by the Development Company and/or the Development Project related to and/or in connection with the Business;

          (lll) "PURCHASER" shall have the meaning ascribed to it in the Recitals, subject however to the provisions of Section 2.4 below;

          (mmm) "PURCHASER'S GROUP APPROVALS" means the approval of the Transactions, as incorporated in this Preliminary Agreement and the Ancillary Agreements, of the supervisory board of Klepierre, which has been obtained prior to the Execution Date;

          (nnn) "QUALIFYING LEASE AGREEMENTS" means Lease Agreements concluded with tenants of the Development Project, and which are of a duration equal to or more than 1 (one) year, provided that leases which are for periods of less than one year but which have been consistently renewed for a total period which in the aggregate exceeds 1 (year), shall be deemed to constitute a Qualifying Lease Agreement;

          (ooo) "REPRESENTATIVES" means, with respect to a Person, that Person's officers, directors, employees, accountants, legal counsel, agents and other representatives;

          (ppp) "RESTATED NET ASSET METHODOLOGY SCHEDULE" means the schedule attached hereto as SCHEDULE 1.1(PPP)setting out the agreed methodologies for the calculation of the Delivery Purchase Price in terms of Section 7.2(b) below;

          (qqq) "RIGHTS ACQUISITION SCHEDULE" means the schedule of the Equity Rights to be acquired by Purchaser in the Development Company pursuant to the provisions of this Preliminary Agreement attached hereto and marked as SCHEDULE 1.1(QQQ);

          (rrr) "SHARE PURCHASE AGREEMENT" means the share purchase agreement in the form and text attached hereto as Schedule 11.3(a)(A) for the Polish Development Companies and as Schedule 11.3(a)(B) for the Czech Development Companies, which the Parties have undertaken to execute and conclude on the Delivery Date in accordance with the provisions of Section 0 below;

          (sss) "SHAREHOLDER LOAN SCHEDULE" means the schedule attached hereto as SCHEDULE 1.1(SSS), specifying the Shareholder Loans and the estimated Shareholder Loans Amount (principal and interest as at the Delivery Date);

          (ttt) "STANDARD FORM LEASE" means, the standard form of lease agreement which have been prepared by Purchaser and which comply with the relevant provisions of applicable law in Poland and in the Czech Republic, and which were approved by PCE on the Standard Form Lease Approval Date, a copy of which is attached hereto as SCHEDULE 1.1(TTT);

          (uuu) "STANDARD FORM LEASE APPROVAL DATE" means, the date upon which PCE furnished Purchaser with its written approval of the Standard Form Leases, but in any event not later than a date 60 (sixty) days following the Execution Date;

          (vvv) "SHAREHOLDER LOANS" means the shareholder loans advanced or to be advanced by Vendor to the relevant Development Company, all as detailed and specified in the Shareholders Loans Schedule attached hereto as Schedule 1.1(sss), which shall be updated as at the relevant Delivery Date in respect of each Development Company (principal and interest as at the Delivery Date);

          (www) "SHAREHOLDER LOANS AMOUNTS" means, with respect to each of the Shareholder Loans, the entire (100%) aggregate amount of those Shareholder Loans, which are due and payable by the respective Development Companies to PCE and/or its Affiliates as at the Delivery Date, all as specified in the Shareholders Loan Schedule attached hereto as Schedule 1.1(sss) subject to verification in terms of the provisions of Section 7.7 below;

          (xxx) "TENANT LIST" means, in respect of any Development Project, the exact and complete list (rent roll) of good standing tenants on the CP Satisfaction Date and on the Final Development Project Adjustment Date, specifying inter alia, the Gross Rentals actually invoiced as at the relevant calculation date according to signed and valid Qualifying Lease Agreements, adjusted for step-up rents and turn-over rents in accordance with the provisions of the Gross Rentals Definition Schedule (Schedule 1.1(kk)), and denominated in Euro currency (provided however that rentals which are denominated in any other currency will be converted into their Euro equivalent at the official rate of exchange of the National Bank of Poland or the National Bank of the Czech Republic, as the case may be, prevailing on the CP Satisfaction Date and on the Final Development Project Adjustment Date, as the case may be), a copy of which shall be attached to the Closing Protocol;

          (yyy) "TRANSACTIONS" means the transactions which are the subject matter of this Agreement and the Ancillary Agreements;

          (zzz) "TRANSACTION APPROVALS" means all those approvals which are required for the consummation of the Transactions are detailed and specified in
Section 7.2(a) below, namely: (i) the Waivers and Consents; and (ii) the AMO Approval (as defined in Section 11.2(b)(i) below), to the extent required;

          (aaaa) "TRANSACTION PRICE SCHEDULE" means the schedule to be compiled at each Delivery date in terms of Section 7.5 below setting forth the Delivery Purchase Price, specifying the Shareholder Loan Amount in respect of the relevant Development Company, all as calculated pursuant to the provisions of Sections 7.2 to 7.4 below, which shall be attached hereto at the relevant Delivery Date and marked as Schedule 7.5;

          (bbbb) "TRANSACTION AGREEMENTS" means, this Preliminary Agreement, the Ancillary Agreements and any other documents required by operation of applicable law to perfect the Transactions contemplated herein;

          (cccc) "WAIVERS AND CONSENTS" means the waivers and consents to be furnished by the Financing Banks in respect of the Transactions, which are to be obtained on or before the relevant Delivery Date, copies of which will be attached hereto as Schedule 11.2(b)(ii).

            ARTICLE II - PRELIMINARY AGREEMENT FOR FUTURE ACQUISITION

     2.1 Future Acquisition Agreement. The Parties hereby record and declare that, subject to the fulfillment of the Condition Subsequent referred to in
Section 2.2 below, this Preliminary Agreement constitutes a binding agreement:

          (a) to enter into binding Share Purchase Agreements for the sale and acquisition of the entire Equity Rights in and to the Development Companies upon the occurrence of the relevant CP Satisfaction Date in respect of each Development Project, all on the terms of and in accordance with the provisions of Section 11.3 below; and

          (b) which governs the respective rights and obligations of the Parties during the Construction Period prior to the Delivery Date; and

          (c) which governs the respective rights and obligations of the Parties following the Delivery Date in respect of the Development Companies and/or the Development Projects.

     2.2 Conditions Subsequent to Validity.

          Conditions Subsequent

          (a) Notwithstanding anything to the contrary contained in this Preliminary Agreement, it is hereby specifically agreed and understood that it shall be a condition to the continuing validity of this Agreement that :

               (i) As soon as possible, but in any event by not later than a date 3 (three) months following the Execution Date, PCE shall have furnished Purchaser with the following materials (collectively, the "PROJECT PORTFOLIO") in respect of each of the Development Projects, where relevant, namely : (AA) the valid Building Permit, together with complete set of the Building Permit plans and designs and technical specifications for each of the Development Projects, which shall be in substantial compliance with the conceptual designs and floor plans attached hereto as exhibits to the Property Schedule, provided that the Building Permits have been issued at that time, and PCE shall furnish the conceptual plans and designs of the Development Project as currently updated; and (BB) the master plans ("plomau") showing the layout of the Development Project in relation to the Project Property, together with access routes; (CC) the merchandising parameters for each Development Project; and (dd) any other material reasonably requested by Purchaser pertaining to the planning and design of the relevant Development Project (the "FIRST CONDITION SUBSEQUENT"); and

               (ii) by not later than a date 12 (twelve) months following the Execution Date (the "CUT-OFF DATE"), PCE shall have satisfied the Land Ownership Criteria in respect of each of the Development Properties (the "SECOND CONDITION SUBSEQUENT").

          (b) It is specified for the avoidance of doubt, that the Conditions Subsequent shall apply on a project by project basis, and the failure to satisfy in due time a Condition Subsequent with respect to a specific Development Project shall not have any effect on the remaining Development Projects.

          First Condition Subsequent

          (c) In the event that PCE shall have failed to deliver the Project Portfolio by the date specified therein, then and in such event Purchaser shall be entitled, but not obliged, to terminate this Preliminary Agreement in terms of the relevant Development Company in terms of the provisions of Section 17.1 below.

          (d) Purchaser shall be entitled to analyze the Project Portfolio for a period not to exceed 3 (three) months from its receipt of the Project Portfolio. In the event that Purchaser is of the reasonable opinion that the Project Portfolio is not in substantial compliance with the conceptual designs and floor plans attached to this Preliminary Agreement as an exhibit to the Property Schedule, or is not in substantial compliance with the Construction and Development Parameters Schedule (Schedule 4.2(a)), then and in such event Purchaser shall furnish PCE with its written notification specifying and detailing the nature and extent of the planning disputes. In such event the Parties, acting in good faith, shall use their best endeavours to find mutually acceptable solutions to such planning disputes within a period of 30 (days) from the date of Purchaser's written notification as aforesaid, and where necessary to modify the Building Permits.

          (e) In the event that the Parties are unable to reach mutually acceptable solutions to such planning disputes by amicable means within such 30 (thirty) day period, then and in such event both

Purchaser and PCE shall be entitled to terminate this Preliminary Agreement, insofar as it pertains to the relevant development Project, in terms of the provisions of Section 17.1 below.

          Second Condition Subsequent

          (f) PCE shall be required to furnish Purchaser as soon as practicable but by not later than the Cut-Off Date with its written notice (the "LAND OWNERSHIP NOTICE") confirming that the Second Condition Subsequent has been fulfilled in respect of each Development Project Property, and that relevant Development Company's rights in and to the Project Property are in compliance with the Land Ownership Criteria in all respects. The Land Acquisition Notice shall be accompanied by a Land Registry Extract evidencing that Development Company is recorded as the sole and unencumbered registered owner of the freehold or leasehold rights in and to the relevant Project Property in compliance with the Land Ownership Criteria, or alternative documentation reasonably satisfactory to Purchaser substantiating that the Land Ownership Criteria have been fulfilled.

          (g) In the event that the Land Ownership Criteria have been satisfied as at the Execution Date, then and in such event the Land Ownership Notice shall be delivered by PCE to Purchaser on the Execution Date and shall be attached hereto as SCHEDULE 2.2(G).

          (h) Upon the satisfaction of the Second Condition Subsequent, this Preliminary Agreement shall thereupon continue in full force and effect in respect of the relevant Development Company and/or Development Project, and the rights of the Parties in terms of Section 2.2(i) below shall lapse and be of no further force and effect insofar as they pertain to that Development Company and/or Development Project;

          (i) In the event, however, that the Second Condition Subsequent shall not have been fulfilled to the reasonable satisfaction of Purchaser by the Cut-Off Date, then and in such event:

               (i) Purchaser shall be entitled, at its option, either: (aa) to extend the Cut-Off Date by a further period not to exceed an additional 90 (ninety) days; or (bb) to terminate this Preliminary Agreement, insofar as it pertains to the relevant Development Company, in accordance with the provisions of Section 17.1 below, without sanction or penalty whatsoever to either Party; or

               (ii) In the event that Purchaser shall have declined to extend the Cut-Off Date as aforesaid, then and in such event PCE shall also have the right to terminate this Preliminary Agreement, insofar as it pertains to the relevant Development Company, in accordance with the provisions of Section 17.1 below, without sanction or penalty whatsoever to either Party.

          (j) In the event that the Second Condition Subsequent shall not have been fulfilled to the reasonable satisfaction of Purchaser by the expiry of the additional 90 day period referred to in Section 2.2(i)(i)(i) above, Purchaser shall be entitled either : (aa) to terminate this Preliminary Agreement, insofar as it pertains to the relevant Development Company, in accordance with the provisions of Section 17.1 below, without sanction or penalty whatsoever to either Party; or (ii) to open discussions with Vendor, in which case the Parties will negotiate in good faith within a period ending 30 (thirty) days following the expiry of such additional 90 day period, with a view to cure, overcome and/or neutralize (if necessary, through a price reduction and/or the provision of adequate guarantees) the matter that prevents the Second Condition Subsequent from being satisfied.

          (k) It is however specified that nothing in this Section 2.2 shall relieve any Party of liability for any breach of its undertakings and obligations in terms of this Agreement, where such breach is the cause for the failure to fulfill the Conditions Subsequent as aforesaid..

          Disputes

          (l) The Parties undertake that they shall use their best endeavours and shall act reasonably in attempting to resolve and overcome any disputes which may arise between them pertaining to and/or arising out of the fulfillment, or non-fulfillment, of the Conditions Subsequent abovementioned.

          (m) However, in the event that the Parties shall not succeed in resolving such disputes amicably, then either Party shall be entitled to refer such disputes to the Arbitrator in terms of Section 18.3 below.

     2.3 Undertakings to execute the Share Purchase Agreements

          (a) The Parties hereby agree and respectively declare that the Share Purchase Agreements in the form and text attached hereto as Schedules 11.3(a)(A) and 11.3(a)(B) respectively are in a form which has been negotiated between them and agreed as to all of its material contents and that, with the exception of the matters set out in Section 2.3(b) below, no further alterations or additions to the Share Purchase Agreements may be carried out prior to the signing and execution thereof.

          (b) Prior to or on the date of signing of the Share Purchase Agreement in accordance with the provisions of Section 11.3(a) below, the following information and/or alterations will be incorporated into the Share Purchase Agreement, namely,:

               (i) the date of the execution of the Share Purchase Agreement shall be the Delivery Date;

               (ii) The price to be paid in respect of the acquisition of the Equity Rights which are the subject of the relevant Share Purchase Price, shall be the Initial Delivery Purchase Price for the relevant Development Company determined in terms of Sections 7.2 to 7.4 below;

               (iii) the attachment of the Closing Protocol as a schedule to the Share Purchase Agreement, provided, however, that if such completion and updating shall reveal or constitute an MAE Event (as defined in Section 14.2 below), then and in such event : (aa) the Parties shall act reasonably and in good faith to remedy such event, including without limitation the granting of specific indemnities to Purchaser; and (bb) if the Parties are unable to resolve such event, Purchaser shall be entitled to exercise its Withdrawal option in terms of Article XIV below;

               (iv) any amendments to the Share Purchase Agreement where such amendments are made necessary by requirements or conditions imposed by any Governmental Body in the course of the issuance and processing of the Building Permit and/or the Operating Permit (it being agreed that in such circumstances, PCE shall inform Purchaser of any such changes without undue delay and the Parties shall as soon as possible thereafter use their reasonable endeavours in order to reach agreement with regard to the necessary amendments to the Share Purchase Agreement); and

               (v) the completion of any other parts of the text of the Share Purchase Agreement which are indicated in the Share Purchase Agreement by square brackets ([....]).

          (c) The Parties hereby irrevocably undertake to each other that, subject to the Conditions Precedent for Delivery being satisfied, or waived by Purchaser, in accordance with the provisions of Section 5.3 below, by not later than the Delivery Date they shall: (i) complete those matters detailed and specified in Section 2.3(b) above; and (ii) sign and duly execute the Share Purchase Agreements.

     2.4 Joinder of Additional or Alternative Purchaser

          (a) Klepierre declares that it is its intention that each of the Development Companies shall be acquired by one or more separate purchasers, who shall be controlled subsidiaries of Klepierre or of any entity wholly owned by Klepierre. Accordingly, Klepierre shall have the right at any time to join its wholly owned subsidiaries as parties to the Transaction Agreements, either: (i) as additional purchasers jointly and severally together with Klepierre; or (ii) as alternate purchasers in the place and stead of Klepierre; (hereinafter referred to as "ADDITIONAL PURCHASER(S)"). PCE hereby unconditionally agrees to the joinder of such Additional Purchaser(s). No further assignments shall be permitted in terms of this Section.

          (b) The joinder of the Additional Purchaser(s) as a party to the Transaction Agreements as aforesaid shall be by way of written notice to be furnished by Klepierre to PCE, accompanied by a Deed of Accession and Joinder in the form and text attached hereto as SCHEDULE 2.4(B), duly signed and executed by the Additional Purchaser pursuant to which it shall assume all of the rights, interests, duties and obligations of Klepierre and unconditionally agree to be bound by the terms, provisions and conditions of the Transaction Agreements, including specifically but without limitation any waivers and releases made by Klepierre in terms hereof and/or in connection herewith. The Deed of Accession and Joinder shall be accompanied by a legal opinion in respect of such joined party substantially in the form and text attached hereto as Schedule 11.2(c)(vi).

          (c) Upon the joinder of such Additional Purchaser(s), the following provisions shall apply.

               (i) All references to "Purchaser" in the Transaction Agreements shall be deemed to refer to Klepierre and such purchasing entities, jointly and severally, and all provisions of the Transaction Agreements shall be interpreted and construed accordingly, save where the context clearly indicates a contrary intention.

               (ii) Both Purchaser and any Additional Purchaser shall be liable jointly and severally in terms of the Transaction Agreements;

               (iii) However, for all purposes hereunder, the aggregate of the rights and interests of all purchasing entities shall under no circumstances exceed the rights and interests of Klepierre pursuant to the provisions of the Transaction Agreements. By way of clarification, and without derogating from the generality of the aforegoing, the cumulative rights and interests of all purchasing entities shall not exceed in the aggregate the rights and interests of Klepierre in terms of the provisions of the Transaction Agreements.

          (d) The provisions of this Section shall not derogate in any manner from the extent or validity of the Parent Guarantee furnished by Klepierre pursuant to the provisions of Section 3.5(b) below, or the Payment Guarantee to be furnished in terms of the provisions of Section 7.7 below.

                          ARTICLE III - THE TRANSACTION

     3.1 Purchase and Sale. Subject at all times to: (i) the fulfillment of the Condition Subsequent in terms of Section 2.2 above; and (ii) the fulfillment or waiver of all of the Conditions Precedent to Delivery in terms of the provisions of Section 5.3 below; and (iii) the signing and execution of the Share Purchase Agreements; on each of the respective Delivery Dates the Parties shall execute, perform and consummate the following transactions:

          (a) Purchase and Sale of the Development Company. Upon the terms and subject to the conditions set forth herein and in the Share Purchase Agreement, at the Closing Purchaser shall irrevocably purchase from PCE, and PCE shall irrevocably sell, convey and transfer to Purchaser, the entire Equity Rights held by PCE (representing on the Delivery Date 100% of the entire Equity Rights in and to the relevant Development Company as indicated in the Rights Acquisition Schedule), free and clear of all Liens except for Financing Bank Securities.

          (b) Reimbursement of Shareholder Loans. Upon the terms and subject to the conditions set forth herein, at the Closing (immediately after the purchase and sale of the Equity Rights in the Development Companies as set forth in paragraph (a) above), Purchaser shall cause the relevant Development Company to reimburse the full amount of the Shareholder Loan Amount recorded in the Books and Records of the relevant Development Company on the Delivery Date as an Indebtedness due and payable to PCE or its Affiliates (all as detailed and specified in the Shareholder Loan Schedule. The Shareholders' Loans shall be free and clear of all Liens. In order to fascilitate the reimbursement of the Shareholder Loans as contemplated herein, Purchaser acting in the name and on behalf of the Development Company and upon its written instructions, shall execute payment of the Shareholder Loan Amount directly to PCE. In the event that the recorded creditor of any Indebtedness which is to be reimbursed as a Shareholders' Loan in terms of this Section is an Affiliate of PCE, then and in such event PCE shall cause such Affiliate to accept such reimbursement and to execute any relevant agreement so as to effect the reimbursement of said loan as contemplated in terms of this Section.

     3.2 Construction Loan Facilities.

          (a) PCE undertakes that it shall cause the Development Company to execute full repayment of the Construction Loan Facilities, which shall have been taken out by the Development Company during the Construction Works as contemplated in Section 4.4 below, on or before but in any event by not later than the Delivery Date.

          (b) Alternatively, PCE shall have the option to assume liability for the repayment of the Construction Loan Facility, provided that the Financing Bank furnishes the Development Company with a full, unconditional and irrevocable release, and provided further that the Financing Bank Securities are terminated by not later than the next scheduled interest and prepayment ("roll-over") date

          (c) PCE shall be liable for and shall pay all prepayment costs associated with and/or incurred in connection with the repayment of the Construction Loan Facilities (including, without limitation, all prepayment fees, arrangement fees, syndication fees, financial management fees and all other costs and expenses including legal costs which shall fall due for payment in consequence of the prepayment of the Construction Loan Facilities, as well as "breakage costs" in the event that the Construction Loan facilities are repaid other than on the next scheduled prepayment date), subject however to the provisions of Section 2.1 of that certain Framework Agreement entered into between the Parties on even date. The provisions of this section shall not apply to the extent that such prepayment costs and breakage costs have been fully provisioned in the Proforma Development Closing Accounts and the Definitive Development Closing Accounts.

     3.3 The Lublin Option Agreement.

          (a) On the Execution Date, the Parties shall sign and duly execute that certain Lublin Option Agreement in the form and text attached hereto as
SCHEDULE 3.3, in terms of which PCE shall award options to Purchaser to acquire : (i) 100% of the Equity Rights in and to the Lublin Plaza Development Company (Movement Poland SA); or (ii) in circumstances specified therein, 50% of such Equity Rights indirectly by the acquisition of PCE's 50% shareholding in the sole shareholder of Movement Poland SA..

          (b) In the event that Purchaser shall exercise the option awarded to it in terms of the provisions of Section 3.3(a)(i) above and those of the Lublin Option Agreement, then and in such event the Lublin Development Company shall be deemed to have been included within the ambit of these Transaction Agreements, the terms and provisions of which shall govern the construction and delivery of the Lublin Development Project and the sale and acquisition of the Lublin Development Company; and

          (c) In the event, however that Purchaser shall exercise its option in terms of Section 3.3(a)(ii) above, then and in such event a Conditional Share Purchase Agreement shall be prepared and signed between Purchaser and PCE in the manner provided for in the Lublin Option Agreement.

          (d) Upon the exercise of either of the options abovementioned, PCE shall assume full liability for the performance of the obligation made by Movement Poland SA in favour of the Municipality of Lublin in terms of the ground lease to construct a hotel above or adjacent to the Lublin Development Project, and shall furnish Purchaser with a full indemnity against such liability and/or against any harm which may be suffered by Purchaser and/or by Movement Poland SA in consequence of the failure to construct the hotel as aforeaid.

     3.4 Sosnoweic - Supermarket. On the Execution Date, PCE shall furnish Purchaser with a legal opinion issued by a reputable Polish law office, confirming that Sosnoweic Plaza Sp.z.o.o. is entitled to construct a supermarket within the Sosnoweic Development Project of up to 2,000 square meters.

     3.5 General Provisions.

          (a) EMI Parent Guarantee. On the Execution Date, PCE shall cause EMI to furnish Purchaser with the EMI Parent Guarantee in the form and text attached hereto as SCHEDULE 3.4(A), in terms of which EMI shall guarantee the prompt, timely and complete performance by PCE of its obligations and undertakings pursuant to the provisions of this Preliminary Agreement and the Ancillary Agreements, and specifically including the Lublin Option Agreement. The EMI Parent Guarantee shall remain valid until the fulfillment by PCE of all of its obligations under this Preliminary Agreement and the Ancillary Agreements.

          (b) Klepierre Parent Guarantee.

               (i) By affixing its signature to this Preliminary Agreement and the Ancillary Agreements, Klepierre hereby unconditionally guarantees the full, prompt, timely and complete performance by Purchaser and all Additional Purchasers of all of theirundertakings, obligations and duties in accordance with the terms and conditions of the Transaction Agreements, and undertakes to indemnify PCE against all losses, reasonable costs, charges and expenses which it may sustain or incur by reason of the failure of the Purchaser and/or the Additional Purchasers to perform their obligations and undertakings, in whole or in part, and in a timely manner.

               (ii) Klepierre undertakes that it shall not avail itself of the rights afforded to it under any provision of the constitutive documents of Purchaser and the Additional Purchasers which restricts the ability of Klepierre to guarantee the obligations of the Purchaser and/or the Additional Purchasers in terms of this Section.

               (iii) Any approval, consent, waiver or concession made or given by Klepierre either before or after the Closing Date shall be deemed to be binding upon each of the Additional Purchasers, jointly and severally.

               (iv) In addition, Klepierre undertakes to ensure that its wholly owned subsidiary through whom it holds the Additional Purchasers shall take all steps required or necessary under applicable law and/or its corporate governance instruments and those of the Additional Purchasers, so as to enable Purchaser and/or the Additional Purchasers to fulfill their undertakings and obligations pursuant to the provisions of this Agreement.

               (v) The provisions of this Section 3.4(b) shall not derogate in any manner from, and shall be in addition to, the obligations of Klepierre and/or the Additional Purchasers arising out of and/or in connection with the Payment Guarantee to be furnished in terms of the provisions of Section 7.7 below.

          (c) Taxes.

               (i) Subject to the provisions of sub-section (iv) below, Purchaser shall bear all acquisition or transfer taxes, if applicable, which are imposed in any jurisdiction by operation of applicable Law on Purchaser with respect to the acquisition of the Equity Rights of the Development Company as contemplated in this Preliminary Agreement and/or the Share Purchase Agreement.

               (ii) PCE shall bear all taxes, if applicable, imposed in any jurisdiction by operation of applicable Law on sellers with respect to the sale of the Equity Rights of the Development Company contemplated in this Preliminary Agreement and/or the Share Purchase Agreement.

               (iii) PCE shall bear all income or capital gains taxes which may be imposed upon it in any jurisdiction by operation of applicable Laws in respect of the consummation of the Transaction.

               (iv) For the avoidance of doubt, the obligation to pay Taxes includes the payment of fines, penalties and default interest in the event that such taxes are not paid within the time prescribed by operation of Law.

          (d) Transaction Tax. Transaction Tax related to the Transactions imposed under applicable Law in Poland and in the Czech Republic, if any, shall be borne exclusively by PCE. For the avoidance of doubt, stamp duties which may be imposed upon Purchasers under French or Dutch Law are subject to the provisions of Section 3.5(c)(c)(i) above. However, in the event that Taxes shall be imposed by any Government Body competent to do so by reason of the reimbursement of the Shareholders Loans in the manner contemplated in Section 3.1(b) above (rather than by way of the subrogation of such loans), then and in such event all such taxes shall be for the sole account of Purchaser.

              ARTICLE IV - CONSTRUCTION OF THE DEVELOPMENT PROJECT

     4.1 Undertaking to Construct and Complete.

          (a) PCE hereby undertakes to cause the Development Company to construct and complete the Development Center, in accordance with the Building Permits and the Approved Plans and Designs, and same within the Construction Period (subject to the provisions of Section 4.7 below (Excusable Delay), all in accordance with and subject to the terms and provisions of this Preliminary Agreement.

          (b) PCE shall procure that the Development Company shall develop, construct and complete the Development Project in accordance with the Agreed Plans and Designs approved by Purchaser in terms of Section 4.2 below, and fully in compliance with the Building Permits. In order to facilitate same, PCE shall cause the Development Company to:

               (i) execute agreements with reputable and reliable contractors, sub-contractors, architects, engineers, suppliers, project managers, project supervisors and surveyors, and use its reasonable commercial endeavours to ascertain that same are in good standing and solvent, adequately insured coverage and with the necessary resources to timely perform the construction works in a timely manner (collectively "CONTRACTORS") on market terms and conditions which comply with the Prudent Industry Practice; and

               (ii) take out the Construction Loan Facility in terms of the provisions of Section 4.4 below

     4.2 Approved Plans and Designs. In respect of the Pilsen Development Project only, it is agreed as follows:

          (a) prior to the issuance of the building permits and the commencement of construction of the Development Project, Klepierre, Purchaser and PCE shall agree upon and approve the plans and designs and the technical specifications of the Development Project (such approval not be unreasonably withheld or delayed by any of the Parties). The plans and designs and the technical specifications which shall be in substantial conformity with the Construction and Development Parameters attached hereto as SCHEDULE 4.2(A), due regard being had to the specific attributes and exigencies of the specific Development Projects which are the subject matter of this Preliminary Agreement.

          (b) PCE shall furnish Purchaser with copies of the detailed plans and designs of the Development Center by not later than a date which is the later of: (a) a date 60 (sixty) days following the date of this Preliminary Agreement; and (b) a date which is 60 (sixty) days following the date of the Land Ownership Notice referred to in Section 2.2(f) above. Purchaser shall be required to approve the plans and designs and the technical specifications within 60 (sixty) days of their submission as aforesaid, or alternatively to furnish PCE within such period with its comments, reservations and suggestions for amendment and modification of the plans and designs. In the latter event, PCE shall give positive consideration to such comments, reservation and suggestion and shall within and additional 15 (fifteen) days re-submit the plans and designs and the technical specifications to Klepierre and Purchaser for their refusal and approval by not later than a date 15 (fifteen) days after such re-submission.

          (c) Notwithstanding the provisions of Section 4.2(b) above, any proposals for the modification or amendment of the plans and designs proposed by Purchaser shall require the prior approval of PCE, such approval not to be unreasonably withheld or delayed. However, it is agreed and understood that if any such proposals which would cause a material increase in the construction budget, the Parties shall act reasonably and in good faith to find a mutually acceptable planning solution within a period of 21 (twenty one) days, failing which either Party shall be entitled to terminate this Preliminary Agreement. For the purposes of this section, a budget increase exceeding 1% (one percent) will be considered as materal..

          (d) Notwithstanding the aforegoing: (i) PCE hereby agrees to use its best endeavours so as to modify the entrance of the Sosnowiec Development Project in accordance with the plans set forth in SCHEDULE 4.2(D)(A),, and to modify the plans of Novo Plaza in accordance with the guidelines set forth in
SCHEDULE 4.2(D)(B); and (ii) the Parties will use their joint efforts to re-locate the supermarket on the basement of the Pilsen Development Project by not later than the date of approval of the Approved Plans and Designs.

          (e) The plans and designs and the technical specifications which shall have been prepared and approved by the Parties in accordance with the aforegoing provisions such thereafter constitute the Approved Plans and Designs.

          (f) Any modifications to the Approved Plans and Designs, or any modifications to the Building Permits, shall require the advance approval of Purchaser.

     4.3 Building Permits. To the extent the Building Permits shall not have been issued prior to the date hereof:

          (a) It shall be the responsibility of PCE to cause the Development Company to apply for and obtain the Building Permits required by operation of law to commence, execute and complete the Construction Works.

          (b) PCE undertakes to cause the Development Company to submit all relevant applications to the Competent Authorities required under applicable Law and/or the requirements of such Competent Authorities for the award of the Building Permits. Furthermore, PCE shall cause the Development Company to process all submissions, including the requests and demands of the Competent Authorities pertinent to the award of the Building Permits, in a diligent and expeditious manner so as to ensure that the Building Permits are issued by not later than a date 6 (six) months following the date of the Land Acquisition Notice (the "BUILDING PERMIT TARGET DATE").

          (c) In the event that, notwithstanding the diligent and commercially reasonable efforts of PCE and the Development Company, the Building Permits in respect of the Approved Plans and Designs shall not have been issued by the Building Permit Target Date, then and in such event Purchaser may in its sole discretion by mutual agreement elect either: (i) to extend the Building Permit Target Date by an additional period not to exceed 6 (six) months; or (ii) terminate this Preliminary Agreement insofar as it pertains to the relevant Development Project. If the Building Permits have still not be awarded on the expiry of such extended period, then and in such event the right to either extend the period further, or to terminate this Preliminary Agreement insofar as it pertains to the relevant Development Project, shall rest with Purchaser only.

          (d) The date upon which the final, valid and lawful Building Permits being not susceptible of any challenge or withdrawal are issued to the Development Company shall hereinafter be referred to as the "BUILDING PERMIT DATE".

     4.4 Construction Loan Facilities

          (a) PCE shall procure that each Development Company shall take out construction loan financing in an amount sufficient to enable the execution and completion of the Construction Works. In this regard, it is agreed that:

               (i) PCE shall cause the relevant Development Company to execute all such agreements and other documents with the Financing Banks as are required for the award of the Construction Loan Facilities, and shall ensure that all the conditions precedent for draw down are satisfied in good time;

               (ii) PCE shall cause the relevant Development Company to duly and properly create, perfect and register the Financing Bank Securities; and

               (iii) PCE shall make, award and transfer to the relevant Development Company Shareholder Loans in such amounts as are sufficient to comply with the "owner's equity requirements" specified in the Construction Loan Facility Agreements, and same in good time so as to enable draw down on the Construction Loan Facility itself in accordance with its terms.

          (b) PCE undertakes to ensure that at no time during the Construction Works will the relevant Development Company be held to be in breach of its undertakings and/or financial covenants under the Construction Loan Facility Agreements, or that an event of default shall be declared by the Financing Bank in question. Should that eventuality arise, PCE undertakes to take such steps, or to cause the Development Company to take such steps, as are necessary to remedy the breach or event of default within the designated remedial period.

          (c) For the avoidance of doubt, it is specified that:

               (i) PCE shall be entitled to cause the creation and registration of the Financing Bank Securities, including specifically the registration of a mortgage over the Development Property and a pledge over the Equity Rights of the relevant Development Company, and Purchaser hereby specifically agrees thereto, provided however that nothing in this sub-section contained shall be deemed to relieve PCE of its obligations in terms of Sections 3.2(b) and 11.3(c) hereof to cause the termination and release of such Financing Bank Securities, in their entirety, at the Delivery Date; and

               (ii) PCE shall ensure that the Construction Loan Facility Agreements allow for pre-payment of the Construction Loan Facility on no more than 90 (ninety) days advance written notice, if and to the extent possible without Pre-Payment Amounts (as defined in Section 8.11(c) below).


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

     4.5 Construction Works

          Commencement

          (a) PCE undertakes to cause the Development Company to commence the execution and performance of the Construction Works as expeditiously as possible following the Building Permit Date. To that end, PCE undertakes to cause the Development Company -

               (i) To execute all such contracts and agreements with the Contractors Agreements as are necessary to facilitate the execution and completion of the Construction Works in terms of this Article IV in a timely manner (the "CONTRACTORS' AGREEMENTS");

               (ii) To execute all agreements and documents required to facilitate draw down on the Construction Loan Facility in terms of Section 4.4 above in a timely manner; and

               (iii) To ensure that all Contractors mobilize in good time.

          (b) Upon the commencement of the execution of the Construction Works, the Project Manager shall issue a "CONSTRUCTION START NOTICE" to Purchaser and to PCE, confirming that the Construction Works have commenced.

          No Start

          (c) In the event that the Construction Start Notice shall not have been issued by the later of a date 6 (six) months after the Building Permit Date, or the first (1st) anniversary of the Execution Date, by reason of the refusal or neglect of Purchaser to approve the plans and designs, notwithstanding that (i) Condition Subsequent set forth in Section 2.2 above has been fulfilled; and (ii) the plans and designs are substantially in accordance with Construction and Development Parameters (Schedule 4.2(a)) and (iii) PCE complied with provisions set forth in Section 4.2, then and in such event PCE shall have the right to terminate this Preliminary Agreement insofar as it pertains to the relevant Development Center, and same without derogating from its rights to claim compensation for the damages suffered and the costs and expenses incurred by it in consequence of such unreasonable delay.

          (d) In the event, however, that the Construction Start Notice shall not have been issued by a date 6 (six) months following the later of the Execution Date or the Building Permit Date, notwithstanding that: (i) Conditions Subsequent set forth in Section 2.2 above have been fulfilled; and (ii) the Approved Plans and Designs have been approved by Purchaser; and (iii) the Building Permits have been issued; then and in such event Purchaser shall have the right to terminate this Preliminary Agreement insofar as it pertains to the relevant Development Center, and same without derogating from its rights to claim compensation for the damages suffered and the costs and expenses incurred by it in consequence of such unreasoned and/or unreasonable delay.

          Construction Time Table

          (e) By no later than the date of the Commencement Start Notice, PCE shall cause the Development Company to furnish Purchaser with a detailed Construction Time-Table, including milestone dates and time-flow charts, specifying the proposed construction timetable for the execution of the Construction Works, and identifying the target date for the Practical Completion of the Construction Works.

Purchaser shall be entitled to comment upon, and to make recommendations in respect of, the Construction Schedule, and PCE and/or the Development Company shall give positive consideration to such comments and recommendations.

          Execution of the Construction Works

          (f) PCE represents and warrants that it possesses the required professional skills and competence to cause the execution of the Construction Works, and that it is and will be capable of mustering the resources necessary to the perfect performance and completion of the Construction Works by the Development Companies and the Contractors within the Construction Time Table.

          (g) PCE's primary and fundamental obligation shall be to cause the construction and completion of the Construction Works, through the agency of the Development Companies, in full and proper compliance with the Approved Plans and Designs, the Building Permits, Prudent Industry Practice and all relevant provisions of applicable law.

          (h) PCE shall ensure that a suitably qualified Project Manager is available at all relevant times during the execution of the Construction Works so as to ensure professional direction and supervision of the conduct of the works.

          (i) In carrying out all its obligations under this Article, PCE shall exercise all reasonable skill, care and diligence and put into effect all necessary means to attain the proper performance of the Construction Works and the development of the Development Project(s). PCE further covenants that the detailed plans, designs and specifications of the Development Projects shall conform in all respects to the Building Permits and the Approved Plans and Designs, and shall be in compliance with Prudent Industry Practice and the obligations imposed upon the Development Company and/or PCE under their insurance policies or by the Building Permit and/or by any Governmental Body with jurisdiction and authority over the Construction Works.

          (j) In purchasing the fittings, fixings and equipment, PCE shall cause the Development Company to conform to the quality requirements specified in the technical specifications, and take into consideration the ease and cost of maintenance of said fittings, fixings and equipment.

          (k) Where any law, regulation, by-law, or insurance policy provision requires that a separate check of the design or a test shall be carried out prior to the construction of any permanent and temporary works, PCE shall cause such tests to be executed in a timely manner so as not to cause delays in the execution of the Construction Works and/or disrupt the Construction Time Table.

          (l) PCE shall assume responsibility for the safety of the design and for the adequacy stability and safety of the Development Center site operations and methods of construction.

          (m) PCE shall take all the necessary steps to ensure that the Development Company shall not be held in breach of any Contractors' Agreements, and that the conduct and execution of the Construction Works shall not be delayed or disrupted, subject however to the provisions of Section 4.7 below. However, the provisions of this sub-section shall not be applicable to legitimate and bona-fide disputes with the Contractors or any of them pertaining to the quality of the workmanship, compliance with the provisions of the relevant Contractors' Agreements, or entitlement to payment of the contract price for those or any other reasons.

          (n) PCE undertakes to keep the Representatives of Purchaser informed on a regular basis as to the progress of the execution of the Construction Works, and will allow such Representatives access to the works site on reasonable advance notice. PCE shall give positive consideration to recommendations and advise given by Purchaser's Representatives during the course of the Construction Works, it being understood however that the rights of inspection and access enjoyed by Purchaser's Representatives shall not impose upon PCE any obligation to follow the comments or recommendations of Purchaser's Representatives, but nor shall it restrict in any way PCE's Development Liability in terms of the provisions of Section 4.8 below.

          (o) In addition, PCE shall afford to any supervisor or observer appointed by the insurance carrier issuing the latent defect insurance cover referred to in Section 4.6(a) below reasonable access to the construction site so as to enable them to fulfill their duties and responsibilities.

          (p) In the event that the execution of the Construction Works fall into critical delay for reasons which would not justify a claim of Excusable Delay under Section 4.7 below, PCE undertakes to cause the Development Company and/or the Contractors to exert such additional efforts, including without limitation the conduct of night work, in order to ensure that the Construction Works are completed within the Construction Time-Table.

     4.6 Insurance

          (a) Purchaser shall be entitled to demand that the Development Company shall take out a ten-year insurance coverage against inherent construction defects under terms and conditions acceptable to Purchaser. All premiums and supervision costs in respect of the creation and maintenance of such policies and which are due under such policies shall be borne solely by Purchaser. Where so required under the said insurance policy, PCE undertakes to ensure that all Contractors' Bonds (as defined in Section 4.8(e) below) are assigned to the insurance company by the Development Company, and otherwise to perform all acts and things required in order to ensure the validity of the said policy, provided that all costs and expenses incurred in respect thereof shall be for the sole account of Purchaser.

          (b) In addition, PCE shall ensure that the Development Company shall take out and maintain such insurance policies as are prudent and necessary for the developer of the Development Project, and in any event such policies which it shall undertake to take out in terms of the Contractor's Agreements.

     4.7 Excusable Delay (Force Majeure)

          (a) PCE shall not be held liable or responsible if the execution of the Construction Works and/or the performance of any of its obligations under this Article is prevented or delayed due to causes beyond its reasonable control and/or which it could not reasonably have been expected to anticipate, including but not limited to fire, strike, war, insurrection, act of God, law, regulation and embargo of a Competent Authority, riot, severely inclement weather, restriction on the use of power or any other cause beyond its reasonable control and not due to PCE's own fault or negligence (an "EXCUSABLE DELAY"), provided however that PCE:

               (i) gives notice of the event of Excusable Delay to Purchaser promptly after its occurrence;

               (ii) uses its reasonable efforts to overcome, mitigate and remove the cause of the event preventing or delaying performance;

               (iii) continues the performance of all its obligations that are not prevented or delayed; and

               (iv) upon cessation of the Excusable Delay, promptly performs or completes performance of the obligations which were so prevented or delayed.

          (b) If an event of Excusable Delay occurs, all dates specified herein for the fulfillment by PCE of its undertakings shall be deemed automatically to have been postponed by a period equivalent to the duration of such event of Excusable Delay.

          (c) If PCE is prevented from the performance of any of its obligations by reason of an Excusable Delay for a period exceeding 6 (six) months, then after the expiry of the said period of 6 months either PCE or Purchaser shall be entitled to terminate this Agreement by serving written notice to that effect upon the other party.

     4.8 Development Liability

          (a) It is specifically agreed and understood that, as and from the Delivery Date and at all times thereafter, none of the Development Companies shall bear any development liability whatsoever arising from and/or in connection with and/or in respect of the development, construction, completion and construction maintenance following practical completion, of the relevant Development Center, and that the situation at and after the Delivery Date should be as analogous as possible to that of the acquisition by Purchaser of an existing operational project.

          (b) Immediately prior to the Delivery Date, PCE shall assume full and unconditional responsibility and liability arising under the Contractors' Agreements with the Contractors and/or in respect of the construction operations ("DEVELOPMENT LIABILITY"), including specifically, but without limitation, all of the following, namely: (i) PCE shall be accountable for all the works, services, faults or omissions of the Contractors; (ii) PCE shall have the obligation to pay and settle in a timely manner all Contractors' claims arising out of and/or in connection with the Construction Works and/or the Contractors' Agreements unless fully provided for in the Proforma Development Closing Accounts and the Definitive Development Closing Accounts ("CONTRACTORS' CLAIMS"), provided that nothing herein contained shall prevent PCE from pursuing legitimate and bona-fide disputes with the Contractors or any of them pertaining to the quality of their workmanship, compliance with the provisions of the relevant Contractors' Agreements, or entitlement to payment of the contract price for those or for any other reasons.; and (iii) PCE shall ensure that the Contractors fulfill their obligations under the Contractors' Agreements prior to and following the Delivery in accordance with their respective terms.

          (c) In this regard PCE shall indemnify the Purchaser Indemnitees as provided in Section 16.6 below.

          (d) To the extent permitted by local applicable law, PCE shall use its best endeavours to obtain from the Contractors by no later than the Delivery Date an estoppel certificate, confirming that the Contractors shall have no further claims against the Development Company arising out of and/or in connection with the Construction Works and/or the Contractors' Agreements, subject to the agreement of the Contractors;

          (e) Subject to the provisions of Section 4.6(a) above, PCE shall ensure that all performance bonds, maintenance guarantees, and other forms of securities furnished by the Contractors as security for the fulfillment of their respective undertakings in terms of the Contractors' Agreement, as well as construction warranties arising under or mandated by operation of law ("CONTRACTORS' BONDS") will be issued in favor of PCE and/or the Development Company, jointly and severally.

          (f) Any information which PCE had, or could reasonably have had at the Execution Date shall be deemed, by an irrebuttable presumption, to be in the possession of PCE. More generally, PCE shall be estopped from making any claim based on the state or condition of the Development Properties and/or the construction site, including its subsurface, and surrounding conditions, the technical constraints, and of local zoning, construction and security regulations or of any legal theory based on unforeseeability. PCE hereby waives any right against the Development Companies arising of the inaccuracy or insufficiency of the information and data provided by the Development Companies regarding the state or condition of the Development Properties, except with respect to changes occurred after the Delivery Date or at Purchaser's demand.

                  ARTICLE V - COMPLETION, OPENING AND DELIVERY

     5.1 Practical Completion

          (a) PCE shall cause the Construction Works, and each component of the Construction Works, to be built, tested and brought to a state of Practical Completion by not later than a date which is eighteen (18) months from the later of: (i) the Execution Date; or (ii) the Building Permit Date; (the "TARGET OPENING DATE") (subject at all times to the provisions of Section 4.7 above).

          (b) For all purposes hereunder, the term "PRACTICAL COMPLETION" or "PRACTICALLY COMPLETE" shall mean: (i) that the Construction Works have been completed in all material respects in accordance with the Approved Plans and Designs, the Building Permit, and the terms and provisions of the Contractors' Agreements, except for those works specified in the Completion Punch List (as hereinafter defined) which do not detrimentally affect the normal use and operation of the Development Project; (ii) and (ii) that a legal and valid Operating Permit which is not susceptible of any challenge or withdrawal on the CP Satisfaction Date and on the Delivery Date has been issued by the Competent Authorities which permits the opening of the Development Center to the public at large, specifically including a temporary permit.

          (c) Upon the Practical Completion of the relevant Development Center, the Project Manager shall send to all of the Parties a "CERTIFICATE OF PRACTICAL COMPLETION" evidencing that the Development Center is Practically Complete in terms of this Section 5.1.

          (d) Upon the Practical Completion of the Development Project, PCE shall cause the Development Company and the Contractor(s) to compile a completion punch list ("COMPLETION PUNCH LIST") itemizing all those works which are to be executed and completed by PCE through the agency of the Contractors after Practical Completion in order to attain final completion. PCE undertakes invite a Representative of Purchaser to participate in the compiling of the Completion Punch List, and to give positive consideration to the demands and/or recommendations of Purchaser.

          (e) PCE further undertakes to ensure that the works specified in the Completion Punch List are executed and completed within a period not to exceed 3 (three) months from the date of Practical Completion, save in respect of such works the completion of which is mandated within a shorter period by Order of an Government Body, or such works the non-performance of which would constitute an offense under applicable Law or regulations.

          (f) Any matters regarding the Practical Completion of the Development Project in respect of which this Preliminary Agreement is silent, shall be resolved in accordance with the applicable FIDIC standards.

     5.2 Opening

          (a) It is hereby specifically agreed and understood that PCE shall be entitled to cause the relevant Development Company to commence the commercial operations of the relevant Development Center, and to open the Development Center to the public at large, immediately upon the Practical Completion of the Development Center in question, notwithstanding that the CP Satisfaction Date shall not yet have occurred. The date of the commencement of the commercial operations of the Development Center as aforesaid shall hereinafter be referred to as the "OPENING DATE".

          (b) During the interim period between the Opening Date and the Delivery Date, PCE undertakes to ensure that the Development Projects shall be kept and maintained in a good and proper state of maintenance and repair (fair wear and tear excepted).

          (c) Not less than 6 (six) months prior to the scheduled Opening Date, the Development Company shall conclude a Patrimonial Management Agreement with the Management Company in its standard form, subject however to the lease up rights enjoyed by PCE in terms of the provisions of Article VI below, in terms of which : (1) the Management Company shall be entitled to fee to be agreed in respect of services rendered prior to the Opening Date; and (ii) the Management Company shall be entitled to receive a property management fee equal to 5.1% of the Gross Rentals in respect of the period following the Opening Date.

     5.3 CP Satisfaction Date

          (a) In respect of each Development Project, the CP Satisfaction Date shall be the date upon which all of the following conditions precedent for delivery (the "CONDITIONS PRECEDENT FOR DELIVERY") have been either fulfilled to the reasonable satisfaction of Purchaser, or waived by Purchaser in its sole discretion, namely:

               (i) the Land Ownership Criteria shall have been satisfied; and

               (ii) the Development Project has been completed in terms of the Completion Criteria, as defined in Section 1.1(n) above and shall not have been destroyed or suffered any material damage; and

               (iii) the Development Project has been leased up in accordance with the Lease-Up Criteria, as defined in Section 1.1(rr) above, in relation to not less than 70% of the gross leasable area of the relevant Development Project; and

               (iv) with respect to the Novo Plaza (Prague IV) Development Project only, PCE shall have caused the Development Company to conclude a principal lease in respect of the "green area" adjacent to the Development Center (which is currently under sub-lease) directly with the land-owners for a period of not less than 10 (ten) years and on terms and conditions which are not globally more onerous for the lessee than those provided for in the current sub-lease.

          (b) PCE shall furnish Klepierre and Purchaser with written notice that Conditions Precedent for Delivery have been satisfied in full, accompanied by such documentation as shall reasonably be required in order to substantiate its assertions, subject at all times to Purchaser's rights to verify the fulfillment of the Conditions Precedent for Delivery in terms of the provisions of Section
5.4 below. The date of the issuance of such confirming notice by PCE to Purchaser shall for all purposes hereunder be the "CP SATISFACTION DATE".

          (c) Purchaser shall be entitled, in its sole discretion, to waive the fulfillment of such Conditions Precedent for Delivery, either entirely or on such terms and conditions as it deems fit.

          (d) All and any disputes arising out of and/or in connection with the fulfillment of the Conditions Precedent for Delivery shall be referred to arbitration pursuant to the provisions of Section 18.3 below.

          (e) Purchaser shall always be entitled, in its sole discretion, to elect to waive the Condition Precedents for Delivery above by serving written notice to that effect upon PCE..

          (f) Within five (5) Business Days of the occurrence of the CP Satisfaction Date, Plaza Centers shall serve written notice confirming the same upon Purchaser. The CP Satisfaction Notice shall be accompanied by documentation evidencing to the reasonable satisfaction of Purchaser that the conditions precedent have been satisfied.

          (g) In the event that the CP Satisfaction Date shall not have occurred by a date which 30 (thirty) months following the later of the Execution Date or the Building Permit Date (the "CP CUT-OFF DATE"), then and in such event the following provisions shall apply:

               (i) PCE shall be obliged to notify Purchaser in writing, by not later than a date 14 (fourteen) days following the CP Cut-Off Date, that it has failed to fulfill the Conditions Precedent for Delivery, specifying the reasons therefor in reasonable detail;

               (ii) Purchaser shall be entitled, in its sole and unfettered discretion, to waive the fulfillment of the Conditions Precedent for Delivery, in which event the Parties shall thereupon proceed to delivery in the manner and on the terms specified in this Preliminary Agreement;

               (iii) Alternatively, Purchaser shall be entitled at its option to extend the CP Cut-Off Date by an additional period not to exceed 6 (six) months, provided that in such event it undertakes to extend the validity of the Payment Guarantee referred to in Section 7.7 below;

               (iv) Without derogating from the aforegoing, the Parties undertake to co-operate, to act in good faith and to exert their best endeavours to resolve the inability of PCE to fulfill the Conditions Precedent for Delivery to their mutual satisfaction (including the granting of indemnities where appropriate);

               (v) However, in the event that Purchaser shall have declined to waive the fulfillment of the Conditions Precedent for Delivery, or in the event that the Conditions Precedent for Delivery have still not been fulfilled at the extended CP Cut-Off Date as aforesaid, and the Parties are unable to resolve the deadlock by amicable means as aforesaid, then and in such event, both Purchaser and PCE shall have the right to terminate this Preliminary Agreement, insofar as it pertains to the relevant Development Project, in terms of the provisions of
Section 17.1 below, provided that nothing hereincontained shall prevent either Party from referring the dispute to arbitration in terms of the provisions of
Section 18.3 below.

     5.4 Supplementary Due Diligence

          (a) During the 60 (sixty) day period following the CP Satisfaction Date, Purchaser shall be entitled to conduct a fully comprehensive due diligence investigation pertaining to the relevant Development Company and/or the relevant Development Project, including but not limited to: (i) detailed verification that the Conditions Precedent for Delivery have been fulfilled to the reasonable satisfaction of Purchaser; (ii) integrity of title in and to the Equity Rights in and to the Development Company to be acquired by Purchaser on the Delivery Date, and the absence of liens, encumbrances and other third party rights therein and/or thereon, save in respect of the Financing Bank Securities; (iii) integrity of title in and to the relevant Development Project Property and/or Development Center, and the absence of liens, encumbrances and other third party rights therein and/or thereon, save in respect of the Financing Bank Securities and other Permitted Liens.

          (b) PCE shall co-operate, and shall cause the relevant Development Company to co-operate, with Purchaser so as to enable Purchaser to conduct its supplemental due diligence investigations in a timely manner and in any event to conclude same on or before the Delivery Date. All costs and expenses to be incurred in the conduct of such supplemental due diligence investigations shall be for the sole cost and expense of Purchaser.

     5.5 Delivery

          (a) Subject to the consummation of the relevant Transaction in the manner prescribed in Article XI below, on the Delivery Date PCE shall cause the transfer and delivery of the possession and control of the Development Project to the Representatives of the Purchaser. All operating manuals, equipment guarantees and other relevant documentation pertaining to the operation and maintenance of the Development Project and the equipments and machineries comprising part of the Development Project, as well as a set of "As-Built" drawings, shall be delivered to Purchaser's Representatives within 60 days of the Delivery Date, provided that PCE shall ensure that Purchasers and the Development Companies shall have full access to all relevant documentation at all times following the delivery Date.

          (b) The transfer of the possession and control of the Development Center as aforesaid shall not derogate from the assumption by PCE of the Development Liabilities in terms of the provisions of Section 4.8 above.

          (c) In the event that the CP Satisfaction Date shall fall during the months of July or August, then and in such event the Delivery Date shall occur not later than 90 days following the CP Satisfaction Date.

                    ARTICLE VI - LEASE UP FOLLOWING DELIVERY

     6.1  Lease-Up following Delivery.

          (a) During the Lease-Up Period (as hereinafter defined), PCE shall carry out, at its sole cost and expense, the lease-up and commercialization only of those units within the relevant Development Center which were vacant as at the Delivery Date and had not been previously leased prior to the Delivery Date (hereinafter "NEW LEASES").

          (b) Lease-Up of the New Leases shall be carried out in accordance with the Lease-Up Criteria. PCE shall keep the Management Company fully informed and in a timely manner of the progress made during the Lease-Up Period by way of periodic written reports to be issued not less than every 30 (thirty) days. In addition, PCE shall permit an observer on behalf of the Management Company to participate in all meetings with the tenants, and shall ensure that the observer is given reasonable advance notice of the conduct of such meetings so as to enable his participation.

          (c) For the purposes of this Article VI, the term "LEASE-UP PERIOD" shall mean the period commencing on the Delivery Date and terminating on the earlier of (i) the 1st (first) anniversary of the Delivery Date; or (ii) the Lease-Up Break-Off Date (as hereinafter defined).

     6.2 Break-Off. Notwithstanding the aforegoing, PCE shall have the option in its sole discretion to dis-continue its lease-up activities in terms of Section
6.1 above at any time during the Lease-Up Period, provided that it shall be required to furnish Purchaser, the Management Company and the relevant Development Company with not less than 30 (thirty) days advance written notice of its intention to do so, and specifying the date upon which the dis-continuance of its lease-up activities shall take effect (the "LEASE-UP BREAK-OFF DATE"). In such event, PCE shall also have the option to determine that the determination of the Final Development Price Adjustment Date shall occur simultaneously with the Lease-Up Break-Off Date, and in such event the Final Development Price Adjustments to be made in terms of the provisions of
Section 7.8 below shall be conducted on the Lease-Up Break-Off Date in respect of the relevant Development Project.

     6.3  General Provisions relating to Lease-Up.

          (a) At the Closing, each Development Company and the relevant Management Company shall award to PCE a special mandate and power of attorney in agreed form, so as to enable PCE to carry out its lease-up responsibilities in terms of this Article during the Lease-Up Period. PCE shall be entitled to delegate all or part of the powers and authorities vested in terms of the said powers of attorney to a leasing agent, as contemplated in sub-paragraph (b) below;

          (b) PCE shall be entitled to engage the services of a reputable leasing agent approved by Purchaser in advance, such approval not to be unreasonably withheld or delayed. Furthermore, subject to Purchaser's rights of prior approval as aforesaid, PCE shall be entitled to replace or substitute its leasing agent in its discretion.

          (c) PCE undertakes to fulfill its lease-up responsibilities in terms of this Article in a diligent, timely and efficient manner, and shall cause the leasing agent so to act.

          (d) All units shall be leased to reputable tenants of good standing in compliance with the Lease-Up Criteria. Unless otherwise approved by Purchaser in advance, PCE shall systematically and


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

exclusively use the Standard Form Lease in respect of all tenants of the Development Projects (save in respect of those units where lease agreements have already been finalized or executed under contracts of different format prior to the Closing Date, or where the use of a different format is contractually mandated, such as upon the execution of an option by the tenant). PCE undertakes to report to Purchaser prior to the finalization of any lease negotiation, specifying the agreements reached and, specifically, any deviations from the Standard Form Lease, using the standard reporting format attached as Exhibit B to the Leasing Parameters Schedule.

          (e) However, it is agreed and understood that the power of attorney awarded to PCE will specifically exclude the power or authority to sign and execute the leases (or any amendment thereto) for and on the behalf of the Development Companies. PCE shall be required, and hereby undertakes, to present all Lease Agreements with tenants to the relevant Development Company for signature and execution. However it is hereby specifically agreed and understood that: (i) Purchaser and/or the Development Companies may not refuse to execute any lease in Standard Form Lease which complies with the Lease-Up Criteria; and
(ii) where amendments or modification to the Standard Form Lease are entailed, and in respect of leases with anchor tenants, the Purchaser and/or the relevant Development Company may not unreasonably or arbitrarily withhold or delay its consent to and execution of such lease agreements.

          (f) PCE shall render the Lease-Up services in terms hereof without consideration. Accordingly, Purchaser, the relevant Management Company and the relevant Development Companies shall be under no obligation to pay any commissions, commercialization fees or other forms of remuneration to PCE in respect of such services, nor shall the award of the power of attorney to PCE in terms of sub-section (a) above be deemed to impose any obligation upon Purchaser and/or the Development Companies and/or the Management Company to make such payments. All costs incurred by PCE in the rendering of the Lease-Up Services, including any fees due and payable to leasing agents appointed by it in terms of sub-section (b) above, shall be borne and paid solely by PCE.

          (g) For the avoidance of doubt, it is further specifically agreed and understood that the Management Companies will not assume any development liability whatsoever, and PCE undertakes to ensure that the Management Companies are kept entirely free of all such liability.

                ARTICLE VII - TRANSACTION PRICE AND VERIFICATIONS

     7.1 Proforma Development Closing Accounts.

          (a) By not later than a date 30 (thirty) days following the CP Satisfaction Date, PCE shall prepare the proforma closing accounts as at the Delivery Date in respect of the relevant Development Company, based upon the Delivery Rentals, and deliver same to Purchaser (the "PROFORMA DEVELOPMENT CLOSING ACCOUNTS").

          (b) The Proforma Development Closing Accounts shall be prepared by PCE in good faith and consistent with past practice.

          (c) The Proforma Development Closing Accounts shall be subject to the approval of Purchaser within 30 (thirty) days of delivery by PCE as aforesaid, such approval not to be unreasonably withheld, and in any event not delayed.


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

     7.2 Development Projects - Calculation of Delivery Purchase Price. Subject to the provisions of Sections 7.3 and 7.4 below, in respect of each Development Company, on the Delivery Date and on the basis of the Proforma Development Closing Accounts, the Parties shall:

          (a) determine the Delivery Development Project Value (DDPV) of each of the relevant Development Company in the manner provided for in Section 7.3 below; and thereafter

          (b) calculate the amount of the purchase price in respect of the relevant Development Company (the "INITIAL DELIVERY PURCHASE PRICES"), which shall be comprised of - (i) the net asset value of the relevant Development Company, calculated in accordance with the Restated Net Asset Methodology set forth in Schedule 1.1(ppp) ("NET ASSET VALUE"); and (ii) its Delivery Development Project Value.

     7.3 Calculation of Delivery Development Project Value (DDPV). As of the Delivery Date, the Parties shall calculate and determine the Delivery Development Project Value (DDPV) as follows:

          (a) The Parties shall determine the Project Value at Delivery (PDAV) of the Development Project by applying the Project Value Methodology on the basis of the Delivery Rentals, capitalized at the Agreed Yields;

          (b) If the Project Value at Delivery (PDAV) is equal to or greater than the Forecasted Development Project Value (FDPV), then the DDPV will be calculated by applying the following formula: [FDPV] + ([PDAV]-[FDPV]) X 30% = DDPV;

          (c) If, however, the Project Value at Delivery (PDAV) is less than the Forecasted Development Project Value (FDPV) - then the Delivery Development Project Value (DDPV) shall be equal to the Project Value at Delivery (PDAV).

     7.4 Cap on Delivery Rentals.

          (a) Notwithstanding anything to the contrary herein, it is specified that, with respect to any Development Project, the Delivery Rentals shall be capped on an individual basis, as follows:

               (i) at 1.25 of the relevant unit's Forecasted Rentals with respect to each unit whose gross leasable area is below 1,000 square meters; and

               (ii) at 1.15 of the relevant unit's Forecasted Rentals with respect to each unit whose gross leasable area is above 1,000 square meters.

          (b) It is also specified that Delivery Rentals of the offices and storage areas comprising part of the Novo Plaza Development Center (Prague IV) will be capped at the amount of E6.25 (six Euro and twenty five cents) per square meter per month for the purpose of the calculation of the DDPV for that project. However, in the event that PCE shall cause the offices spaces of the Novo Plaza Center to be converted into shop rental units, and Purchaser has confirmed that in its reasonable opinion such converted units are suitable for use as commercial retail units, then and in such event : (i) the capped amount in terms of this section in respect of such converted units will be increased to E10 (ten Euro) per square meter per month; and (ii) the Parties shall re-calculate the Forecasted Development Project Value (FDPV) on the basis that the Gross Rentals of such units will be E10 per month as aforesaid.


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

          (c) The provisions of Section 7.4(b) above shall apply, mutatis mutandis in the event that: (i) Klepierre exercises the option awarded to it in terms of the Lublin Option Agreement; and (ii) areas of the Lublin Plaza conference center are converted into shop rental units.

     7.5 Transaction Prices Schedule.

          (a) On the Delivery Date, the Parties shall prepare the Transaction Price Schedule in respect of each relevant Development Project, and attach same to this Preliminary Agreement as SCHEDULE 7.5.

          (b) The Transaction Price Schedule shall detail and determine the Initial Delivery Purchase Price to be paid by the Purchaser on the Delivery Date, calculated as aforesaid, specifying :

               (i) Its Delivery Development Project Value (DDPV); and

               (ii) Its Net Asset Value; and identifying

               (iii) The Shareholder Loan Amount, as reflected in the updated Shareholder Loan Schedule (the "INITIAL SHAREHOLDER LOAN AMOUNT") .

     7.6 Payment of Delivery Purchase Prices.

          (a) On the Delivery Date, on the terms and subject to the conditions set forth in this Preliminary Agreement, as full payment for the transfer of the entire Equity Rights (100%) in and to the relevant Development Company by PCE to Purchaser, Purchaser shall pay to PCE the aggregate total of the Initial Delivery Purchase Price for the relevant Development Company; and .

          (b) On the Delivery Date, (immediately after the transfer of the Equity Rights as set forth in this Agreement) Purchaser shall on the written instructions of the Development Company, pay the Initial Shareholder Loan Amount directly to PCE by way of the reimbursement of Shareholder Loan.; and

          (c) All amounts paid by Purchaser to PCE on the Delivery Date as hereinabove specified, shall be subject, as the case may be, to:

               (i) The restated Net Asset Value adjustment to be carried out in terms of the provisions of Section 7.8 below on the basis of the Final Definitive Closing Accounts; and

               (ii) The final adjustments of the Delivery Development Project Value to be carried out on the Final Adjustment Date in terms of the provisions of Section 7.9 below.

          (d) Payment by Purchaser of the Initial Delivery Purchase Price, and payment by Purchaser to PCE on behalf of the Development Company of the Initial Shareholder Loan Amount, shall be effected by wire transfer of immediately available funds in Euro Currency to such account or accounts as PCE may direct in its irrevocable payment instructions to be furnished to Purchaser at least 2
(two) Business Days before Closing.


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

     7.7 Payment Guarantee.

          (a) As security for the fulfillment by Purchaser of its undertakings to execute and/or cause the payment of the Initial Delivery Purchase Price and the Initial Shareholder Loan Amount at the Delivery Date as contemplated in
Section 7.6 above, Purchaser shall furnish to PCE an irrevocable and autonomous Payment Guarantee in the form and text attached hereto as SCHEDULE 7.7(A) in respect of each of the Development Centers (excluding Lublin).

               (i) The Payment Guarantee shall be furnished to PCE on a date which is the later of: (i) the Execution Date; (ii) the date of the fulfillment of the Condition Subsequent referred to in Section 2.2(a)(ii) above; (iii) the Building Permit Date referred to in Section 4.3(d); or (iv) in respect of the Lublin Development Project only, the date upon which the Trigger Notice (as that terms is defined in the Lublin Option Agreement) is given, provided that the events specified in sub-sections (ii) and (iii) above have occurred.

          (b) The Payment Guarantee shall be issued in respect of the full amount of the Forecasted Development Project Value for each relevant Development Company, that is to say in an amount which is equal to the Forecasted Rentals capitalized at the Agreed Yields.

          (c) The Payment Guarantee shall be exercisable -

               (i) by mutual agreement of the Parties notified in writing to the issuing bank, specifying the amount of the Delivery Purchase Price to be paid out under the Payment Guarantee; or

               (ii) on the basis of a written certificate issued by an independent third party expert on or after the Delivery Date ("CLOSING AGENT") confirming:

                    (1) that he has received an expert opinion confirming that the relevant Development Project has been completed in accordance with Completion Criteria and in accordance with the provisions of this Preliminary Agreement; and

                    (2) that he has received an expert opinion confirming that the Lease-Up Criteria have been satisfied in accordance with the provisions of this Preliminary Agreement; and

                    (3) that he has received an expert legal opinion that the legal standing of the relevant Development Company and the integrity of title in and to the Equity Rights to be acquired are as represented and warranted in Sections 8.8 and 8.9 below, that the Land Ownership Criteria have been satisfied, and that all Conditions Precedent for Delivery and all conditions for the Closing of the relevant Transaction have been satisfied, and all PCE's closing obligations have been performed.; and

                    (4) that PCE has deposited in escrow with the Closing Agent all documents and deeds specified in Sections 11.2 and 11.3 below as required by operation of applicable law for the transfer of the Equity Rights in and to the relevant Development Company in compliance with the provisions of this Preliminary Agreement; and

                    (5) specifying the amount of the Delivery Purchase Price to be paid out under the Payment Guarantee;


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

          (d) In order to facilitate the issuance of the Payment Guarantee and/or its proper exercise on the conditions detailed as specified above, on or before the Execution Date the Parties shall enter into a detailed agreement with the Closing Agent in the form and text attached hereto and marked as SCHEDULE 7.7(D) ("the "CLOSING AGENT AGREEMENT"). The Closing Agent Agreement shall determine, inter alia: (i) the agreed identity of the experts who shall furnish the Closing Agent with the opinions referred to in Section 7.7(c)(c)(ii) above; and (ii) the precise criteria which are to be satisfied in order to enable the issuance of such expert opinions. All expert opinions referred to be delivered to the Closing Agent in terms of the provisions of the Closing Agent Agreement to enable the issuance of the Closing Agent's written certificate as aforesaid shall be unconditional and not subject to any reservations.

          (e) In the event that Purchaser shall exercise the rights enjoyed by it to extend any of the deadline dates provided for herein (including without limitation the right to extend the Building Permit Target Date or the CP Cut-Off
Date), then and in such event Purchaser undertakes that it shall ensure that the term of the validity of the Payment Guarantee shall be extended by a period equivalent to such extended period.

     7.8  Post-Closing Purchase Price Adjustments.

     Verification of Net Asset Value.

          (a) Within thirty (30) days following the Delivery Date (such period hereinafter referred to as the "VERIFICATION PERIOD"), PCE will prepare the audited financial statements of the relevant Development Company in accordance with Polish or Czech accounting standards, as the case may be, and the Accounting Principles as at the Delivery Date (the "DEFINITIVE DEVELOPMENT CLOSING ACCOUNTS").

          (b) By not later than the last day of the Verification Period, the external auditors of PCE and the relevant Development Company (who shall be numbered amongst the "Big Four") shall carry out and complete an audit of the Definitive Development Closing Accounts.

          (c) On the basis of the Definitive Development Closing Accounts, during the Verification Period PCE will calculate:

               (i) Calculate the definitive prices (Net Asset Value only) to be paid by Purchaser to PCE in respect of the relevant Development Company based upon the Definitive Development Closing Accounts, in the same manner provided for in Section 7.2 above by applying the Restated Net Asset Methodology (Schedule 1.1(ppp)) on the basis of the Definitive Development Closing Accounts (the "DEFINITIVE DELIVERY PURCHASE PRICE"), it being understood however that the Delivery Development Project Value [DDPV] will remain unchanged at this time and will be subject to separate adjustment procedures pursuant to the provisions of
Section 7.9 below; and

               (ii) Identify the definitive amounts to be paid by the Development Company to PCE in respect of the reimbursement of the Shareholder Loans as specified in Section 7.6(b) (the "DEFINITIVE SHAREHOLDER LOAN AMOUNTS").

          (d) The Parties shall reasonably cooperate with the Transaction Accountants during the Verification Period in order to enable the auditing of the audited Definitive Development Closing Accounts.

          (e) The reasonable cost of the auditing of the Definitive Development Closing Accounts shall be borne in equal shares by Purchaser and Vendor


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

     Review of Definitive Accounts.

          (f) The Purchaser's Accountants will have thirty (30) days as from the expiration of Verification Period (the REVIEW PERIOD") to review the Definitive Development Closing Accounts, the Definitive Delivery Purchase Price and the Definitive Shareholder Loan Amounts (collectively the "AUDITED DEVELOPMENT CLOSING ACCOUNTS"). PCE shall reasonably cooperate with Purchaser's Accountants in order to enable Purchaser's Accountants to perform the review of the Audited Development Closing Accounts.

          (g) If Purchaser believes that any changes are required to be made to the Audited Development Closing Accounts (including but not limited to changes based on differences between the Audited Development Closing Accounts and the results of the Review) (an "UNCERTAINTY"), Purchaser shall by not later than the last day of the Review Period give written notice to PCE (a "DISPUTE NOTICE") of any such proposed change or Uncertainty, describing the change or Uncertainty and the basis for the change or Uncertainty in reasonable detail.

          (h) The Audited Development Closing Accounts shall be binding and conclusive upon, and deemed accepted by, Purchaser unless Purchaser shall have delivered a Dispute Notice to PCE prior to the conclusion of the Review Period in terms of this section.

     Verification Disputes

          (i) Any difference of opinion between the Parties and/or between the PCE's Accountants and Purchaser's Accountants pertaining to the preparation, verification and review of the Audited Development Closing Accounts with regard to any item contained therein ("VERIFICATION DISPUTES") which cannot be promptly and amicably resolved by mutual agreement within 15 (fifteen) days of the expiry of the Review Period (or such longer period as shall be mutually agreed), shall be referred to an internationally reputable firm of auditors, who shall act in the capacity of third party experts (and not arbitrators) (the "CLOSING EXPERTS"). If the Parties are unable to agree upon the identity of the Closing Experts within 14 days of a request by either party to do so, then and in such event each Party shall have the right to request the President for the time being of the Commercial Court in the Hague to proceed to the appointment of the Closing Expert (preferably from amongst the "Big Four" international accounting firms, provided that the Closing Expert shall not act as the external auditors of any of the Parties to this Agreement, nor to any of the Development Companies).

          (j) The Closing Expert will be instructed to select, in its discretion, the individuals within its organization who will have primary responsibility for this matter and to reach a determination within fifteen (15) days from the date of referral. The Closing Expert shall be required, if so requested by either party, to allow both Parties an opportunity to give explanations and/or to provide documentation in support of the position adopted by the respective Parties regarding the Dispute.

          (k) The decision of the Closing Expert will be final and binding upon the Parties, and, in the absence of manifest error or fraud, shall not be subject to appeal. The Audited Development Closing Accounts shall be adjusted by the Parties in order to reflect the decision of the Closing Expert.

          (l) The reasonable fees, and the expenses and disbursements, of the Closing Expert shall be paid one-half by PCE and one-half by Purchaser, unless otherwise determined by the Closing Expert.


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

          (m) Notwithstanding the provisions of Section 18.3 below (Dispute Resolution) and the provisions of applicable Law determined in terms of Section
18.2 below (Governing Law), the procedures for the adjudication of Verification Disputes as provided for in this Section shall not be governed by the provisions of any applicable arbitration laws now in effect or as hereafter amended, or any subsequent legislation replacing or supplanting same, and for this purpose the Closing Expert shall be deemed to be an expert and not an arbitrator.

          (n) By executing this Agreement, the Parties hereto shall be deemed to have furnished the Closing Expert with instructions and with a mandate to fulfill the duties specified in this Section. In the event, however, that additional instructions or directions are required to be given to the Closing Expert, the Parties undertake to co-operate and to act reasonably in order to facilitate the resolution of any Verification Dispute.

     Final Audited Development Closing Accounts.

          (o) The Audited Development Closing Accounts shall become final with respect to all or any portion thereof, and binding upon the Parties hereto upon the earlier of: (i) the failure by Purchaser to object to all or any portion thereof within the period specified under Section 7.7(g) above; (ii) an agreement between Purchaser and PCE with respect thereto; or (iii) the decision by the Closing Expert with respect to any disputed matters pursuant to Section 7.7(j) above. The Audited Development Closing Accounts, as adjusted pursuant to the agreement of Purchaser and PCE or the decision of the Closing Expert as aforesaid, upon becoming final and binding pursuant to this Section 7.7(o), shall be referred to herein as the "FINAL DEFINITIVE DEVELOPMENT CLOSING ACCOUNTS" which will include the "FINAL DEFINITIVE DELIVERY PURCHASE PRICES" and the "FINAL DEFINITIVE SHAREHOLDER LOAN AMOUNTS".

     Net Asset Value Adjustments.

          (p) For each Development Company, the Initial Delivery Purchase Price (excluding the Delivery Development Project Value) shall be adjusted as follows: increased on a Euro-for-Euro basis, by an amount of the difference, if positive, between the Final Definitive Delivery Purchase Prices or, if negative, reduced by the amount of such difference.

          (q) Each of the Initial Shareholder Loans Amounts reimbursed at the Delivery Date as specified in Section 3.1(b) above, shall be adjusted as follows: increased on a Euro-for-Euro basis, by an amount of the difference, if positive, between the Final Definitive Shareholders Loans Amounts and the Initial Shareholders Loans Amounts or, if negative, reduced by the amount of such difference.

          (r) In the event that in terms of the Final Definitive Development Closing Accounts, a negative value results for any Development Company, then and in such event the provisions of Section 7.11(c) shall be applied, mutatis mutandis.

     Payment of NAV Adjustments.

          (s) All Net Asset Value adjustment payments which are required to be made pursuant to the aforegoing provisions will:


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

               (i) be executed within 10 (ten) Business Days of later of: (A) the expiry of the Review Period; or (B) the date upon which the Closing Expert shall have rendered its opinion on any Verification Dispute referred to it in terms of Section 7.7(k) above; and

               (ii) be payable to the Party entitled to receive same in immediately available funds to such banking account(s) as the party entitled to receive such payment shall designate from time to time.

               (iii) bear interest thereon at the rate of EURIBOR for 3 month deposits in Euro plus 185 base points, accruing from the Delivery Date to the actual date of payment.

     Interim Price Adjustments.

          (t) The Parties hereby record that it is their express understanding and intention that the payment of all undisputed amounts set forth in the Definitive Development Closing Accounts that have become final and binding pursuant to Section 7.7(o) above shall not be contingent upon the resolution of any disputed amounts specified in a Dispute Notice which are referred to the Closing Expert for adjudication as contemplated in Section 7.7(i) above.

          (u) For the avoidance of all doubt, the post-closing price adjustments to be carried out in terms of this Section 7.7 shall be in addition to, and shall not constitute part of, the additional price adjustments to be carried out in terms of Section 7.9 below, and shall be conducted separately.

     7.9 Final Price Adjustments for Development Companies. Without derogating from the provisions of Section 7.7 above, the Parties have agreed that the following additional price adjustments shall be carried out on the Final Price Adjustment Date (as hereinafter defined):

          Final Development Project Adjustment Date

          (a) The Final Price Adjustment Date for each Development Company shall occur on the 1st (first) anniversary of the CP Satisfaction Date at the latest, provided, however, that in the event that PCE shall elect to exercise the right granted to it in terms of Section 6.1 above, then and in such event the Final Price Adjustment Date shall occur on the relevant Lease-Up Break-Off Date.

          Final Operational Projects Value

          (b) On the relevant Final Development Project Adjustment Date, an adjustment for each Development Company shall be carried out on the basis of the Final Development Project Value, being the Final Development Project Rentals prevailing on the Final Development Project Adjustment Date (or the Lease-Up Break-Off Date, where relevant), capitalized at the Agreed Yields in accordance with the methodology set forth in the Gross Rentals Definition Schedule (Schedule 1.1(kk)) (the "FINAL OPERATIONAL PROJECTS VALUE").

          Calculation of Final Price Adjustments

          (c) On or before a date 15 (fifteen) days following the relevant Final Development Projects Adjustment Date, the following adjustments shall be calculated and paid, namely:


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

               (i) if (AA) that amount which is the sum of the indexed Delivery Development Project Value [DDPV] plus the Final Development Project Value; is less than (BB) the indexed Forecasted Project Value - then Purchaser shall pay to PCE the Final Development Project Value;

               (ii) if (AA) that amount which is the sum of the indexed Delivery Development Project Value [DDPV] plus the Final Development Project Value, is greater than (BB) the indexed Forecasted Project Value; and if (CC) the indexed Delivery Development Project Value [DDPV] is greater than (DD) the indexed Forecasted Project Value - then Purchaser shall pay to PCE that amount which is the equivalent of the Final Development Project Value multiplied by 30%; and

               (iii) if (AA) that amount which is the sum of the indexed Delivery Development Project Value [DDPV] plus the Final Development Project Value, is greater than (BB) the indexed Forecasted Project Value; and if (CC) the indexed Delivery Development Project Value [DDPV] is less than (DD) the indexed Forecasted Project Value - then Purchaser shall pay to PCE that amount which is the equivalent of (XX) the indexed Forecated Project Value less the indexed Delivery Development Project Value; plus (YY) the indexed Delivery Development Project Value plus the Final Development Project Value less the indexed Forecasted Project Value) and (ZZ) multiplied by 30%.

          Capped Final Development Project Rentals

          (d) The provisions of Section 7.4 above shall apply mutatis mutandis to the Final Development Project Rentals.

     Indexation

          (e) In the calculation of the Final Adjustments to be made pursuant to the provisions of this Section 7.9, the indexation applied to the Delivery Development Project Values and the Forecasted Development Project Value, as the case may be, will be the costs indexation actually applicable to the relevant leases.

     7.10 Special Provisions Relating to the Tesco Lease (Novo Plaza).

          (a) The Parties hereby record that the hypermarket unit located in the Novo Plaza (Prague IV) Development Project has been leased to a Czech subsidiary of the Tesco Group ("TESCO LESSEE") for a period of thirty years (with an option to extend for an additional 30 years) in consideration for payment of E6.9 million to be paid in cash upon the execution of a lease agreement (the "TESCO RENTALS"). A copy of the Tesco hypermarket lease ("TESCO LEASE") has been furnished to Purchaser during the due diligence investigations.

          (b) PCE hereby undertakes that the Tesco Lease shall not be modified prior to the Delivery Date of the Novo Plaza Development Project without the prior written consent of Purchaser, such consent not to be unreasonably withheld.

          (c) It is hereby specifically agreed and understood that PCE shall be entitled to retain the Tesco Rentals which shall be paid in advance on the execution of the Tesco Lease as aforesaid. However, in the event that the Tesco Lessee exercises its rights to cancel the Tesco Lease and vacate the unit in accordance with the provisions of the Tesco Lease, or in the event that the Tesco Lessee otherwise becomes entitled to a full or partial repayment of the Tesco Rentals, then and in such event PCE undertakes to pay all those


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

amounts which shall become due and payable to Tesco by way of full or partial refund of the Tesco Rentals in terms of the Tesco Lease (the "TESCO RENTALS REFUND AMOUNT").

          (d) However, if following the termination of the Tesco Lease and the vacation by the Tesco of the hypermarket rental unit, the Novo Plaza Development Company succeeds in re-leasing the hypermarket rental unit, in whole or in part and to one or more lessees ("NEW LESSEES"), then and in such event the following provisions shall apply :

               (i) The Gross Rentals paid by the New Lessees shall be capitalized at the Agreed Yields for the Novo Development Project (as specified in Schedule 1.1(c)), less the costs incurred by the Development Company in securing the re-lease of the hypermarket unit ("NEW LESSEE CAPITALIZED RENTALS");

               (ii) Purchaser shall pay to PCE that portion of the New Lessee Capitalized Rents as is equal to the Tesco Rentals Refund Amount, and same within 30 (thirty) days of the execution of the lease agreement with the New Lessees. In the event that the aggregate of the New Lessee Capitalized Rentals are less than the Tesco Rentals Refund Amount, then and in such event Purchaser shall pay the full amount of the New Lessee Capitalized Rentals to PCE.

     7.11 General Provisions relating to Transaction Prices. For all purposes in terms of this Article VII:

          (a) All the values and prices shall be denominated in the Euro Currency prevailing on the relevant calculation dates.

          (b) PCE undertakes to ensure that the tax book asset values for each of the Development Centers (namely: total project costs, excluding the land acquisition costs) shall be at least equal to the corresponding values set forth in SCHEDULE 7.11(B), calculated at the Delivery Date.

          (c) PCE further undertakes to ensure that the Net Asset Value of the Development Companies will be positive. To that end PCE undertakes to on or before the Delivery Date it shall where necessary capitalize Shareholder Loans in the relevant Development Companies in an amount sufficient to render the Net Asset Value positive, or, if insufficient, cause fresh capital to be injected into the relevant Development Companies.

            ARTICLE VIII - REPRESENTATIONS AND WARRANTIES OF VENDOR

     Subject to such exceptions as shall be specifically disclosed in a disclosure letter (each exception referencing the corresponding representations' and warranties' section number to which it applies) supplied by PCE to Purchaser (the "VENDOR'S DISCLOSURE SCHEDULE") which is attached hereto as SCHEDULE 8.0, and which shall not be modified after the date hereof, Vendor hereby represents and warrants to Purchaser that: (i) the statements contained in Sections 8.1 to
8.7 below are true and correct and not misleading as of the date of this Preliminary Agreement; and (ii) that all the statements contained in this
Article VIII will be true and correct and not misleading as of the Delivery Date (as though made at the Delivery Date); provided, that the representations and warranties made as of a specified date will be true and correct as of such date.


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

     Representations and Warranties applicable to Vendor

     8.1 Organization, Qualification, and Corporate Power

     Vendor:

          (a) is a corporation duly organized, validly existing, and in good standing (to the extent to which the concept of good standing exists in the relevant jurisdiction) under the laws of the Kingdom of The Netherlands;

          (b) is duly authorized to conduct its respective businesses and is in good standing (to the extent to which the concept of good standing exists in the relevant jurisdiction) under the laws of each other jurisdiction where such qualification is required for the conduct of such businesses and in which the failure to so qualify is reasonably likely to have a materially adverse effect on Vendor;

          (c) is duly qualified or otherwise authorized to transact business and is in good standing (to the extent the concept of good standing exists in the relevant jurisdiction) in each jurisdiction in which such qualification or authorization is required by applicable Laws; and

          (d) has full corporate power and authority to carry on its businesses and to own and use its assets.

     8.2 Authorization Vendor has full power and authority to enter into, execute and deliver this Preliminary Agreement and all Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereunder and to perform its obligations hereunder, including, without limitation, the sale and transfer of Equity Rights in and to the Development Companies and no further actions on the part of Vendor are necessary to authorize the execution, delivery and performance of this Preliminary Agreement and the Ancillary Agreements to which Vendor is a party or, in the case of the Ancillary Agreements, do not require such approval. This Preliminary Agreement and the Ancillary Agreements to which Vendor is a party and the transactions contemplated hereby and thereby have been approved by the affirmative vote of the Board of Directors of Vendor (and, where required, its Affiliates, including
EMI). This Preliminary Agreement and the Ancillary Agreements to which Vendor is a party have been duly and validly executed and constitute the valid and legally binding obligations of Vendor, enforceable against Vendor in accordance with their respective terms and conditions.

     8.3 No Conflicts Neither the execution and the delivery of this Preliminary Agreement and the Ancillary Agreements by Vendor nor the consummation of the Transactions will:

          (a) violate any constitution, Law, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Vendor or the Development Companies are subject;

          (b) violate or conflict with any provision of the respective Articles of Incorporation, bylaws or organizational documents of Vendor or the Development Companies; or

          (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under, any agreement, contract, lease, license, instrument, franchise, permit, mortgage, indenture or other arrangement to which Vendor or any of the Development Companies are a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Lien upon any of their respective assets); or

          (d) result in the imposition or creation of a Lien upon or with respect to the Equity Rights of the Development Companies.

     8.4 Consents. No consent, waiver, approval, order, license, permit, certificates, filing or authorization of, or registration, declaration or filing with, any Governmental Body or any third party, including a party to any agreement with Vendor, is required by or with respect to Vendor in connection with the execution and delivery of this Preliminary Agreement or the consummation of the Transactions (or, if so required have been obtained), except for the Transaction Approvals referred to in Section 11.2(a)(i) below.

     Representations and Warranties applicable to the Development Companies

     8.5 Capitalization. The authorized, issued and outstanding capital stock of each of the Development Companies is as set forth in the Rights Acquisition Schedule. Except as set forth in the Portfolio Liabilities Schedule, or as mandated under applicable Polish or Czech Law, as the case may be, there are no outstanding securities convertible into or exchangeable for shares in any of the Development Companies, nor are there any outstanding options, rights, preemptive or otherwise, or similar right or other right, contract, agreement, commitment or understanding of any kind or warrants to purchase or to subscribe for any quotas or shares of such stock or other securities of the Development Companies, or obligating any of the Development Companies to issue any additional shares or quotas of capital stock. The issued and outstanding shares of the Development Companies are held by the shareholders listed in the Rights Acquisition Schedule, and in the amounts set forth.

     8.6 Validity of Shares. The shares of the Development Companies have all been validly issued, are fully paid up and non-assessable, and free of any liens or encumbrances (save in respect of the Financing Bank Securities, where applicable) and have been issued in compliance with all applicable Laws and in accordance with the relevant Articles of Association.

     8.7 Articles of Association and Constitutive Documents.

          (a) The copies of the Articles of Association and other constitutive documents of each of the Development Companies which have been furnished to Purchaser within the framework of their due diligence investigations are true and accurate copies thereof, and same have not been amended or modified except as disclosed in writing to Purchaser.

          (b) The Development Companies are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation. The Development Companies are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required. The Books and Records of the Acquired Companies are correct and complete. None of the Development Companies is in default under or in violation of any provision of its charter or by-laws.

     8.8 Legal Title.

          (a) At Closing, PCE is the beneficial and the owner of record of, and has good, valid and marketable title in and to, all of the shares (100%) of the Development Companies, which are to be acquired by Purchaser pursuant to the provisions of this Agreement and/or the Share Purchase Agreements, free and clear of all Liens [save in respect of Financing Bank Securities;]

          (b) None of the Development Companies owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interest in, any Person; and

          (c) All easements which constitute Permitted Liens are not violated by the current use or occupancy of the Operational Projects, or the operation of the Development Companies as currently conducted thereon.

     8.9 Transferability. The shares of the Development Companies are not subject to any restrictions with respect to their transferability, [save as determined in terms of the Financing Bank Securities] and save as mandated under applicable Polish or Czech Law, as the case may be.

     8.10 Shareholders' Loans. (a) The Shareholder Loan Schedule sets forth all of the Shareholder Loans due by the Development Companies to PCE and/or its Affiliates as at the Closing Date. All the Shareholder Loans: (i) are recorded in the books of account of the relevant Development Companies as being an Indebtedness at Closing of an amount equal to the Initial Shareholder Loan Amounts due and payable to PCE and/or its Affiliates; (ii) have been properly reported to and/or recorded with the competent authorities, including the Central Bank of Poland or the Central Bank of the Czech Republic, as the case may be, in compliance with all applicable Laws and regulations, if necessary;
(iii) are valid, binding and enforceable in accordance with their terms, and free from any Lien, except for the Financing Bank Securities; (iv) are capable of repayment in Euro currency in accordance with their respective terms and conditions without restriction, save in respect of the subordination rights of the Financing Banks under the Financing Bank Securities; (v) are capable of subrogation to Purchaser as contemplated in this Agreement; and (vi) none of the Shareholder Loans have been repaid in whole or in part, or increased, nor has any interest thereon been paid, since the CP Satisfaction Date.

     8.11 Construction Loan Facilities.

          (a) Subject to obtaining the Waivers and Consents of the Financing Banks as specified in Section 11.2(b)(ii) below, and without derogating from PCE's undertakings to effect full repayment of the Construction Loan Facilities by not later than the Delivery Date in terms of Section 3.2(a) above, the Transactions shall not give rise to any breach of any obligation, undertaking or covenant of the Development Companies under the Construction Loan Facilities, nor shall any Event of Default or other adverse event occur under the Construction Loan Facilities as a result thereof;

          (b) The Development Companies have not and are not currently in breach of any obligation, undertaking or covenant of the Development Companies under the Construction Loan Facilities which gives rise to an Event of Default or adverse effect (or any fact or circumstance which could give rise to an Event of Default or adverse effect) under the Construction Loan Facilities which remains outstanding;

          (c) Subject at all times to the provisions of the relevant Construction Loan Facility Agreements, upon prior written notice of the relevant borrower that it intends to prepay its Construction Loan Facility, the relevant borrower shall be entitled to prepay such loan on the Prepayment Date; and

          (d) No side letters, addenda or other documents exist which have not already been disclosed to Purchaser and which may affect the obligations of the borrowers and/or their ability to execute repayment on the Prepayment Date and/or the Prepayment Amounts, or the cost of, the repayment of the Construction Loan Facilities on the Prepayment Date.

     8.12 Financial Statements.

          (a) At the Delivery Date, PCE shall attach as SCHEDULE 8.12 the financial statements of each of the Development Companies, which have been audited or reviewed, for each of the two fiscal years preceding the Delivery Date, if available. By no later than a date 30 (thirty) days following the CP Satisfaction Date, Vendor shall in addition furnish Purchaser with the Proforma Development Closing Accounts referred to in Section 7.1(a) above (jointly, the "FINANCIAL STATEMENTS");

          (b) The Financial Statements (including the notes thereto) have been and shall be prepared in accordance with Polish or Czech accounting standards, as the case may be, applied on a basis consistent throughout the periods covered thereby, present fairly the financial condition of the relevant Development Company as of such date and the result of operations of the relevant Development Company for such periods, are correct and complete, and are consistent with the Books and Records of the relevant Development Company.

          (c) The Proforma Development Closing Accounts have been prepared in good faith and in accordance with Polish or Czech accounting standards, as the case may be, and the Accounting Principles (SCHEDULE 1.1(A)).

     8.13 Undisclosed Liabilities. None of the Development Companies has any Liability, Indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type (whether asserted or unasserted, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or un-liquidated, and whether due or to become due), except for those set forth on the face of the Proforma Development Closing Accounts and the Definitive Development Closing Accounts (rather than in any notes thereto).

     8.14 Events Subsequent to Most Recent Fiscal Period End. Other than in the ordinary course of business and consistent with past practise, and save in respect of the Development Liabilities assumed by PCE pursuant to the provisions of Section 4.8 above, since the Opening Date, there has not been any material adverse change in the business, operations, assets (including intangible assets), liabilities (contingent or otherwise), results of operations or financial performance, or condition (financial or otherwise) of the Development Companies. Without limiting the generality of the foregoing, since that date:

          (a) Neither Vendor nor any of the Development Companies have sold, pledged, leased, transferred, or assigned any of the Purchased Assets, tangible or intangible, used or held for use in, or necessary for the continued conduct of, the Businesses outside the ordinary course of business;

          (b) Neither Vendor nor any of the Development Companies have entered into, assumed or become bound under or obligated by any agreement, contract, lease or commitment (collectively a "CONTRACT") or extended or modified the terms of any Contract related to the Businesses or the Purchased Assets which
(i) involves the payment by the Development Companies or any of them of greater than E10,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any Affiliate of Vendor other than in the ordinary course of business, or (iii) involves the sale of any material assets;

          (c) Save as otherwise notified in writing to Purchaser and with their approval and consent, and save in respect of prepayment notices sent to the Financing Banks with the consent and approval of Purchaser, no party (including Vendor and the Development Companies) has accelerated, terminated, made modifications to, or canceled (or advised or been advised of an intention to cancel) any agreement, contract, lease, or license of a material nature related to the Businesses or the Purchased Assets to which Vendor or any of the Development Companies is a party or by which they are bound, nor have they modified, canceled or waived or settled any material debts or claims held by them related to the Business or the Purchased Assets, outside the ordinary course of business, or waived or settled any rights or claims of a substantial value related to the Businesses or the Purchased Assets, whether or not in the ordinary course of business;

          (d) none of the Purchased Assets, tangible or intangible, has become subject to any Lien (excluding Permitted Liens);

          (e) Neither Vendor nor any of the Development Companies have made any capital expenditures related to the Businesses or the Purchased Assets except in the ordinary course of business and/or not exceeding E10,000 in the aggregate of all such capital expenditures;

          (f) Neither Vendor nor any of the Development Companies have created, incurred, assumed, prepaid or guaranteed any indebtedness for borrowed money and capitalized lease obligations, or extended or modified any existing Indebtedness related to the Businesses or the Purchased Assets;

          (g) Neither Vendor nor any of the Development Companies have granted any license or sublicense of any rights under or with respect to any intellectual property related to the Businesses or the Purchased Assets, including specifically with respect to the trademark which is the subject matter of the Trademark License Agreement;

          (h) Neither Vendor nor any of the Development Companies have experienced any damage, destruction, or loss (whether or not covered by insurance) to the Purchased Assets in excess of E10,000 in the aggregate of all such damage, destruction and losses;

          (i) Neither Vendor nor any of the Development Companies have entered into any employment contract (other than a standard contract involving non-management personnel) or collective bargaining agreement, made any other change in employment terms for any key-personnel Employees, or adopted any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any Employees;

          (j) Neither Vendor nor any of the Development Companies have changed any of the accounting principles or methods followed by the Businesses or the method of applying such principles;

          (k) Neither Vendor nor any of the Development Companies have entered into any agreement, contract or commitment limiting the freedom of the Development Companies to engage in the Businesses or to compete with any person, save as provided in Section 12.1 (Non-compete);

          (l) Neither Vendor nor any of the Development Companies have entered into any transaction related to or in connection with the Business or the Purchased Assets other than in the ordinary course of business;

          (m) Neither Vendor nor any of the Development Companies have made any distribution of dividends or made any other contractual payment to their direct or indirect Affiliates (including repayment of Shareholder Loans; and

          (n) Neither Vendor nor any of the Development Companies have become obligated to do any of the foregoing.

     8.15 Legal Compliance. The Businesses are being conducted and all of the Development Companies are in compliance with all applicable Laws (including without limitation rules, regulations, codes, plans, injunctions, judgments, orders, extension orders, decrees, rulings, and charges). Except as set forth in the Proceedings Schedule (Schedule 8.25), no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, notice or inquiry is pending, or to the Knowledge of Vendor, is threatened against Vendor or any of the Development Companies by any Governmental Body alleging any failure to so comply. The Development Companies have all Permits and qualifications that are necessary for the conduct of the Businesses and/or the ownership and operation of the Purchased Assets.

     8.16 Tax Matters. In respect of each of the Development Companies:

          (a) For purposes of this Agreement, "TAX" or, collectively, "TAXES", means any taxes income, stamp severance, customs duties, franchise, withholding social security, value added tax, and any other type of tax of any kind whatsoever (including but not limited to: Corporate Income Tax, Value Added Tax, Local Business Tax, Personal Tax) in respect of the Development Companies and/or the Businesses and/or the Purchased Assets.

          (b) Each of the Development Companies has filed all declarations, forms, claim statements ("TAX RETURN") that it was required to file for any type of Tax under applicable laws, regulations and case law. All such Tax Returns, including those which review is still pending at the time of the signature of this Agreement, or those which were only partially submitted for review, were correct and complete in all respects and have been prepared in strict and substantial compliance with all applicable laws and regulations. There are no Liens upon any property or assets of the Development Companies relating to or attributable to Taxes. Accordingly all Taxes due and owing by the Development Companies (whether or not shown on any Tax Return) have been paid and should not constitute any Liability in the future for Purchaser or the Development Companies.

           (c) The Development Companies have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) The provisions made in the Profroma Development Closing Accounts and the Definitive Development Closing Accounts are sufficient in order to cover any Tax payment pertaining to the time period elapsed on the Delivery Date.

          (e) There are no audits or investigations by any Tax authority of any Contract Company currently in progress.

          (f) No Contract Company is party to any tax sharing agreement or similar agreement or arrangement (evidenced in writing or otherwise) pursuant to which it will have any obligation to make any payments in respect of Taxes after the Closing Date.


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

          (g) None of the Development Companies benefits from or has benefited from or has claimed to benefit from any Tax benefits or from an optional Tax regime (other than a Tax benefit, election, deduction, credit or treatment which is generally available to Tax payers under the Tax laws of the Tax jurisdiction in question). None of the Development Companies has taken any action which triggers a disallowance of any Tax benefits or optional Tax regime or other undertaking with respect to Tax.

          (h) None of the Development Companies benefit from Tax aids or from Tax subsidies or Tax exemptions not generally available to other similar Tax payers in such Tax jurisdiction and no undertaking or commitment has been entered into by the Development Companies in connection with any such Tax aids or Tax subsidies, and no Tax aids or Tax subsidies which have been granted to any of the Companies is required to be refunded. None of the Development Companies will incur any Taxes or lose its right to any Tax benefits by the reason of the consummation of the transactions contemplated by this Agreement.

          (i) The Development Companies have satisfied their obligations regarding the conservation of documents and hold (or have access to) all appropriate documents which could be required by the relevant authorities for the non-prescribed periods in respect of the Tax Returns submitted.

          (j) To the Knowledge of Vendor, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien upon any Purchased Assets if unpaid by due date.

     8.17 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment (a) Each of the Development Companies has good, valid and marketable title to the respective Development Projects recorded opposite their respective names in the Property Schedule, free and clear of all objection, adverse possession, Liens and other encumbrances other than Permitted Liens, and each of the Development Companies has good, valid and marketable title to all other Purchased Assets, free and clear of all objection, adverse possession, Liens and other encumbrances other than Permitted Liens. The Property Schedule and the plans attached thereto accurately specify the nature, terms and conditions of the ownership rights (freehold or leasehold) held by the relevant Development Company.

          (b) Each of the Development Companies has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, the relevant respective Purchased Assets owned by it (as specified in the Property Schedule), free and clear of any Liens, save for Permitted Liens. The Purchased Assets are not subject to expropriation or seizure as at the Delivery Date.

          (c) Each material item of equipment owned or leased by the Development Companies and included in the Purchased Assets is (i) adequate for the conduct of the Businesses as currently conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) Each of the Development Companies own, free and clear of any Liens, all tenant lists, customer contact information, customer correspondence and customer lease histories relating to their respective Development Projects. Other than PCE, the relevant Development Companies and the relevant tenants to which such information relates, no person possesses any claims or rights with respect to use of the information.

     8.18 Development Projects.

          (a) The Development Projects comprise all of the real property used or intended to be used in, or otherwise related to, the Businesses; and, except as set forth in Vendor's Disclosure Schedule (Schedule 8.0) none of the Development Companies is a party to any agreement or option to purchase (including preference right) any real property or interest therein.

          (b) All buildings, structures, fixtures, building systems and equipment, and all components thereof, included in the Development Projects (the "IMPROVEMENTS") are in good condition and repair and sufficient for the operation of Businesses. There are no structural deficiencies or latent defects, affecting any of the Development Projects and/or any of the Improvements and there are no facts or conditions affecting any of the Development Projects or Improvements which would, individually or in the aggregate, interfere in any respect with the use or occupancy of the Development Projects or Improvements or any portion thereof in the operation of Businesses as currently conducted thereon.

          (c) There is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any parcel of the Development Projects or any portion thereof or interest therein. Save as specified in the Proceedings Schedule, there is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings, pending or threatened, relating to the ownership, lease, use or occupancy of the Development Projects or any portion thereof, or the operation of the Development Company's business as currently conducted thereon. There is no claim or action initiated by any Development Project's neighbor which is pending or to the Knowledge of Vendor, which is threatening.

          (d) The Development Projects are in compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, and are in compliance with the legal requirements upon which the cover of the present insurance carrier is conditional, which affect the Development Projects (collectively, the " DEVELOPMENT PROJECTS LAWS"), and the current use and occupancy of the Development Projects and operation of Businesses thereon do not violate any Development Projects Laws. None of the Development Companies has received any notice of violation of any Development Projects Law and to Knowledge of Vendor there is no basis for the issuance of any such notice or the taking of any action for such violation, nor are there any pending or anticipated change in any Development Projects Law that will materially impair the ownership, lease, use or occupancy of any Development Projects or any portion thereof in the continued operation of the Development Companies' business as currently conducted thereon.

          (e) Each of the Development Projects has direct vehicular and pedestrian access to a public street adjoining the Development Projects, or has vehicular and pedestrian access to a public street via an insurable, permanent, irrevocable and appurtenant easement benefiting each parcel of Development Projects, and such access is not dependent on any land or other real property interest which is not included in the Development Projects or in respect of which valid leasehold interests exist which comply with the provisions of
Section 8.17(b) above. None of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Development Projects.

          (f) All water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Development Projects have been installed and are operational and sufficient for the operation of the Businesses as currently conducted thereon.

Each such utility service enters the Development Projects from an adjoining public street or valid private easement in favor of the supplier of such utility service or appurtenant to such Development Projects.

          (g) All certificates of occupancy, Permits, approvals and authorizations of all Governmental Bodies or any other entity having jurisdiction over the Development Projects which have been required for the construction and which are required or appropriate to construct, to open to the public, to use, occupy and operate the Development Projects or operate Businesses as currently conducted thereon (including but not limited to (x) with respect to Development Projects located in Poland (warunki zabudowy i zagospodarowania terenu (WZiZT)), the building permits (pozwolenie na budowe), the permit for use (pozwolenie na uzytkowanie)) and (y) with respect to Development Projects located in the Czech Republic uzemni rozhodnuti (zoning permits), stavebni povoleni (construction permits) and kolaudacni rozhodnuti zivnosti (trade licenses); - (collectively, the " DEVELOPMENT PROJECTS PERMITS"), have been issued and are in full force and effect and are not susceptible of challenge or withdrawal. As at the Closing Date, none of the Development Companies has received any notice from any Governmental Body or other entity having jurisdiction over the Development Projects threatening a suspension, revocation, modification or cancellation of any Development Projects Permit and to the Knowledge of Vendor there is no basis for the issuance of any such notice or the taking of any such action.

          (h) The current use and operation of the Development Projects and the operation of the Businesses as currently conducted thereon do not violate any easement, covenant, condition, restriction or similar provision (including restrictive covenants) in any instrument of record or other unrecorded agreement affecting such Development Projects. None of Vendor or the Development Companies has received any notice of such violation, and to the Knowledge of Vendor there is no basis for the issuance of any such notice or the taking of any action for such violation.

          (i) None of the Development Projects or any portion thereof is located in an officially designated flood hazard area.

     8.19 Intellectual Property.

          (a) The Development Companies own and possess or have the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission all intellectual property used in the operation of the Businesses as presently conducted. Each item of intellectual property owned or used by the Development Companies will be owned or available for use by the Development Companies on identical terms and conditions immediately subsequent to the Delivery Date (subject to the rights awarded to Purchaser in terms of the Trademark License Agreement). The Development Companies have taken all necessary action to maintain and protect each item of intellectual property that they own or use.

          (b) None of the Development Companies has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and neither Vendor nor the directors and officers (and employees with responsibility for Intellectual Property matters) of the Development Companies has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation.

     8.20 Notes and Accounts Receivable All notes and accounts receivable of the Development Companies are reflected properly on their Books and Records, are valid receivables which as at the Delivery Date are not subject to setoffs or counterclaims pending at the Delivery Date, are current and collectible, and are capable of being collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Final Definitive Development Closing Accounts, as appears in the Restated Net Asset Methodology (Schedule 1.1(ppp)).

     8.21 Insurance.

          (a) The Development Companies are validly and adequately insured in scope and amount in accordance with valid insurance policies as detailed and specified in the Insurance Schedule attached hereto as SCHEDULE 8.21. All the insurance policies owned by the Development Companies and/or on their behalf, provide for coverage that conforms to industry standards in respect of the risk and the amount covered. To the extent that the Development Companies have made claims, such claims have been made in accordance with the terms and conditions of such insurance policies in respect of all insured losses suffered thereby and have not been notified any denial of coverage and/or indemnification.

          (b) With respect to all insurance policies specified in SCHEDULE 8.21,: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Transactions contemplated hereby provided that the insurance premiums due after the Delivery Date are paid in a timely manner and other conditions the fulfillment of which is required following the Delivery Date are fulfilled; (iii) none of the Development Companies, nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, or modification under the policy; and (iv) no party to the policy has repudiated any provision thereof.

     8.22 Material Business Contracts

          (a) For the purposes of this section, the term "MATERIAL BUSINESS CONTRACTS" shall mean:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of E50,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Development Companies, or involve consideration in excess of E50,000;

               (iii) any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of E20,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or non-competition;

               (vi) any agreement with Vendor and its Affiliates (other than the Development Companies);


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

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (viii) any collective bargaining agreement;

               (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of E20,000 or providing severance benefits;

               (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

               (xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

               (xii) any agreement under which it has granted any Person any registration rights;

               (xiii) any agreement under which any of the Development Companies has advanced or loaned any other Person amounts in the aggregate exceeding E10,000;

               (xiv) any lease, ground lease, leasehold, sublease, licences, concessions and other agreement (written or oral) with respect thereto, pursuant to which any Development Company holds the right to use or occupy any part of the Development Project or any other property;

               (xv) any material contract related to the construction and/or development of the Development Centers; or

               (xvi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of E50,000.

          (b) Vendor represents and warrants that all Material Business Contracts entered into by any Development Company and in force at the CP Satisfaction Date and the Delivery Date have been disclosed to Purchaser, either in the due diligence data room or by request.

          (c) With respect to each Material Business Contract: (i) the Material Business Contract is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect in all respects; (ii) neither Vendor nor the Development Companies, or, to the Knowledge of Vendor, any other party is in breach or default, and no event has occurred, which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Material Business Contracts, nor have any notices been received from any party which purports to repudiated any provision of the Material Business Contract.

          (d) The provisions of this Section 8.22 are specifically not applicable to any Material Business Contracts which relate to and/or are connected with the Development Liability assumed by PCE pursuant to the provisions of Section 4.8 above, in respect of which no representations are given, nor to those which relate to the management of the Development Project conducted by the Management Company on behalf of the Development Company.


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

     8.23 Qualified Lease Contracts

          (a) The Lease Schedule attached as SCHEDULE 8.23 sets forth a complete and accurate list of (i) the Qualified Lease Contracts in force as at the CP Satisfaction Date which has formed the basis of the calculation of the Delivery Rentals and the Delivery Purchase Price, and (ii) all the Qualified Lease Agreements that are in force on the Delivery Date (specifying the Qualifying Lease Agreement that have been terminated, renewed, modified or entered into between the CP Satisfaction Date and the Delivery Date; (iii) for each Qualified Lease Contract, the amount of the cash deposit paid or bank guarantee furnished by the tenant to the landlord, and (iv) shall clearly identify all Lease Agreements which are for a period of less than 1 (one) year ("promotions");

          (b) With respect to each Qualified Lease Contract itemized in the Lease Schedule: (i) the Qualified Lease Agreement is duly executed, legal, valid, binding, enforceable in accordance with its terms, and in full force and effect in all respects; (ii) neither Vendor and/or the Development Companies, nor, to the Knowledge of Vendor, any other party is in breach or default, and no event has occurred, which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Qualified Lease Contracts, nor have any notices been received from any party which purports to repudiated any provision of the Qualified Lease Agreement.

          (c) Without limiting the generality of the foregoing, with respect to each of the Qualified Lease Agreements itemized in the Lease Schedule, the square meter area stated in such Qualified Lease Agreement is accurate and in conformity with the actual square meter area of the leased premises, except for:
(i) minor inaccuracies of less than 2% of the relevant leased areas; and (ii) discrepancies between the actual square metrage of the units and the area recorded in the lease contracts; which are not susceptible to give rise proceeding or action (including for refund or reduction of rent) against any of the Development Companies.

          (d) All the Qualified Lease Agreements itemized in the Lease Schedule have been entered into with good standing tenants, are and will be at Closing:
(I) in force and of a duration of 1 (one) year or more from date of execution (it being specified that lease contracts which are for periods of less than one year but which have been consistently extended and renewed shall be deemed to constitute lease contracts for periods in excess of one year); and (II) globally conform to the breakdown set forth in the Lease Schedule (Schedule 8.23(d)) in terms of currency of payment.

          (e) The amount of the bank guarantee and/or tenants' security deposit itemized in the Lease Schedule in respect of each Lease Agreement is accurate.

          (f) None of the Development Companies has collaterally assigned or granted any other Lien in any Lease Agreement or any interest therein, except under the Financing Bank Securities.

          (g) The provisions of this Section 5.24 shall apply, mutatis mutandis, to the Qualified Lease Agreements reflected in the Tenant List as at the relevant Final Development Price Adjustment Date for each Development Company.

     8.24 Powers of Attorney. Save as required for the conduct of the Businesses in their ordinary course or as provided for in terms of Section 6.3(a) above, and as disclosed to Purchaser, there are no outstanding powers of attorney executed on behalf of Vendor in respect of the Businesses and/or the Purchased Assets. All powers of attorney issued in the ordinary course of business as aforesaid shall be deemed terminated and of no further force and effect as at the Delivery Date, or may be unilaterally and unconditionally terminated at


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

the sole discretion of the Development Companies. Upon the resignation at Delivery of all the managing directors of the Development Companies nominated by Vendor, there shall be no valid and outstanding powers of attorney with respect to any Development Company, save as aforesaid.

     8.25 Litigation. The Proceedings Schedule attached hereto as SCHEDULE 8.25 sets forth details as of the Delivery Date of all outstanding injunction, order, decree to which any of the relevant Development Company is subject and of all hearing, action, proceeding, investigation or litigation proceedings which are pending as at the Delivery Date (collectively the "PROCEEDINGS"), as at the date hereof, or in respect of which threats of Proceedings have been received or may reasonably be anticipated, which pertain to the Development Companies and/or the Businesses and/or the Purchased Assets. Other than as specified in the Proceedings Schedule, to the Knowledge of Vendor, there are no facts or circumstances that would form the reasonable basis of any claim against the Development Companies.

     8.26 Utilities Charges. All charges for electricity only made by the Development Companies to their respective tenants prior to the Delivery Date have been made in compliance with applicable Laws and regulations.

     8.27 No Development Risks. All development and construction risks and liabilities have been assumed by PCE pursuant to the provisions of Section 4.8 above, and accordingly none of the Development Companies shall be under such risks as and from the Delivery Date. In addition, the Management Company has not been exposed to any development risks in respect of any of the Development Projects and/or any the Excluded Asset at any time prior to the Delivery Date, or shall be thereafter.

     8.28 Employees.

          (a) Save as specified in the Disclosure Schedule, no executive, key employee, or significant group of Employees has advised any executive officer of Vendor that he, she or they plan to terminate their employment with the relevant Development Company during the 12 (twelve) month period following the CP Satisfaction Date. To the Knowledge of Vendor, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to Employees.

          (b) There are no severance or other similar contracts and no pension or retirement benefits, bonus, employment, change-in-control, deferred compensation profit sharing, stock purchase, stock option, company saving, employee benefit plans, agreements, programs, policies, arrangements or schemes or employee funds by reason of which any of the Development Companies has any current or future liability (such plans or funds, the "BENEFIT PLANS").

          (c) None of the Development Companies employs any person.

          (d) Each of the Development Companies has been and is in compliance with all applicable Law respecting employment and employment practices.

          (e) In respect of any of the Development Companies, there are no obligations of any kind nor any sum due to any present or former employee, agent or representative in connection with their employment and/or other contracts or agreements (including dismissal indemnities) except as liabilities disclosed in the Proforma Development Closing Accounts and the Final Definitive Development Closing Accounts (rather than in any notes thereto).


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

          (f) The resignation of the managing directors of each of the Development Companies, as well as the resignations of all members of the supervisory boards of the Development Companies where relevant, on or prior to the Delivery Date, shall not give rise to any payment obligation (including bonuses, indemnification, or golden parachute) on the part of any Development Company.

     8.29 Environment, Health and Safety.

          (a) As at the Delivery Date each of the Development Companies is in compliance with all applicable Laws, regulations and orders pertaining to environment, health and safety ("ENVIRONMENT, HEALTH AND SAFETY REQUIREMENTS"), nor have they received any notification of any alleged violation of such Laws, regulations and orders. Furthermore, no actions, proceedings (judicial or administrative) are currently pending against any of the Development Companies concerning any such alleged violation.

          (b) Without limiting the generality of the foregoing, each of the Development Companies has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of their facilities and the operation of their Business.

          (c) SCHEDULE 8.29(C) sets forth the accurate and complete list of all reports, investigations notices, and other environmental information regarding the Development Projects. None of the Development Companies, nor to the Knowledge of Vendor, their respective predecessors or previous owners of the parcels or buildings has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (d) None of the following exists at any property or facility owned or operated by the Development Companies: (1) underground storage tanks (excluding mandatory oil traps (parking) and grease traps (restaurants); (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

          (e) None of the Development Companies nor to the Knowledge of Vendor their respective predecessors or previous owners of the parcels or buildings have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any environmental, health, and safety requirements.

          (f) Neither this Preliminary Agreement nor the consummation of the Transactions that are the subject of this Preliminary Agreement or the Ancillary Agreements will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

          (g) None of the Development Companies, nor to the Knowledge of Vendor any of their respective predecessors or previous owners of the parcels or buildings has, either expressly or by operation of


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

law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

          (h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Development Companies, or any of their respective predecessors or previous owners of the parcels or buildings will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to environmental, health, and safety requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     8.30 Intergroup Agreements. Save as specified in the Disclosure Schedule, at the Delivery Date there are no contracts and agreements currently in force between Vendor, EMI or any of their Affiliates (other than the Development Companies) on the one hand and any of the Development Companies, on the other hand. Upon reimbursement of the Shareholder Loans as set forth in Section 3.1(b), no amount shall remain owed by any of the Development Companies to Vendor, EMI or any of their Affiliates, under any Shareholder Loan and, more generally, under any agreement or otherwise, save as specified in the Vendor's Disclosure Schedule.

     8.31 Complete Copies of Materials. All relevant documents and information relating to the Development Companies, the Development Projects and the Purchased Assets which were provided to Purchaser during the due diligence phase are accurate in all respects.

     8.32 Full Disclosure.

          (a) No representation or warranty in this Article VIII or in any document delivered by Vendor or its Representatives pursuant to the Transactions contemplated by this Agreement, and no statement, list, certificate or instrument furnished to Purchaser pursuant hereto or in connection with this Agreement, when taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statement herein or therein, in light of the circumstances in which they were made, not misleading. Vendor is not aware of any fact or event that would be materially adverse to the Businesses and/or the Development Project Properties and/or the Purchased Assets and/or the condition, operating results or operations of any Development Project and/or any Development Company, including any order, judgment, claims, pending or threatened, which would be material and would relate to the ownership, lease, use or occupancy of the properties.

            ARTICLE IX - REPRESENTATIONS AND WARRANTIES OF KLEPIERRE

     Klepierre hereby represents and warrants to Vendor that the statements contained in this Article IX are true and correct as of the date of this Preliminary Agreement and will be true and correct as of the Delivery Date (as though made at the Delivery), provided, that the representations and warranties made as of a specified date will be true and correct as of such date.


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

     9.1 Organization, Qualification, and Corporate Power.

          (a) Klepierre is a corporation duly organized, validly existing, and in good standing under the laws of France (to the extent the concept of good standing exists in the relevant jurisdiction);

          (b) Klepierre is duly authorized to conduct its businesses under the laws of France.

     9.2 Authorization. Klepierre has full power and authority to enter into, execute and deliver this Preliminary Agreement and the Ancillary Agreements to which it is party, and to consummate the Transactions and to perform its obligations hereunder, and no other proceedings on the part of any of Klepierre are necessary to authorize the execution, delivery and performance of this Preliminary Agreement and the Ancillary Agreements to which they are parties. This Preliminary Agreement and the Ancillary Agreements to which it is party and the Transactions contemplated hereby and thereby have been duly approved by the Supervisory Boards of Klepierre, or, in respect of the Ancillary Agreements, do not require such approval. The consummation of the transactions contemplated hereby does not require the approval or consent of the shareholders of Klepierre. This Preliminary Agreement and the Ancillary Agreements to which it is party constitute the valid and legally binding obligations of Klepierre, enforceable against Klepierre in accordance with their respective terms and conditions.

     9.3 No Conflicts. Neither the execution and the delivery of this Preliminary Agreement nor the consummation of the Transactions contemplated hereby, will:

          (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Klepierre is subject;

          (b) violate or conflict with any provision of the charters, bylaws or organizational documents of Klepierre; or

          (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Klepierre is a party or by which either is bound or to which any of its assets is subject, other than any of the foregoing which would not in the aggregate have a material adverse effect on Klepierre or adversely its ability of to consummate the transactions contemplated hereby.

     9.4 Consents. No consent, waiver, approval, order, license, permit, certificates, filing or authorization of, or registration, declaration or filing with, any Governmental Body or any third party, including a party to any agreement with Klepierre is required by or with respect to Klepierre in connection with the execution and delivery of this Preliminary Agreement or the consummation of the Transactions, except for the Transaction Approvals referred to in Section 11.2(b) below.

     9.5 Financial Resources. Klepierre has the financial resources to fulfill all the undertakings, obligations and guarantees made by them in terms of the provisions of this Preliminary Agreement, including without limitation, the payment of the Initial Delivery Purchase Prices and the Final Delivery Prices adjustment if any, and any other payments or obligations required to be made or fulfilled by them pursuant to the provisions of this Preliminary Agreement.


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

     9.6 Additional Purchaser. In the event that Klepierre shall elect to join Additional Purchaser to this Preliminary Agreement as contemplated in Section
2.4 above, then and in such event: (i) each of the above representations and warranties shall be deemed to have been given on behalf of each of the Additional Purchaser; (ii) each of such statements pertaining to the Additional Purchaser shall be true and correct as of the date of the Deed of Joinder referred to in Section 2.4(b) above, and will be true and correct as of the Delivery Date (as though made at the Delivery), provided, that the representations and warranties made as of a specified date will be true and correct as of such date.

                        ARTICLE X - PRE-CLOSING COVENANTS

     With respect to the period between the CP Satisfaction Date and the earlier of the termination of this Preliminary Agreement and the Delivery Date ("COVENANT PERIOD"), the following shall apply:

     10.1 Operation of Business.

          (a) Vendor agrees that, for the duration of the Covenant Period, except as contemplated by this Preliminary Agreement or as otherwise consented to or approved in advance in writing by Purchaser (which consent and approval shall not be unreasonably withheld or delayed to the extent that it does not prejudice the rights of Purchaser in terms of this Preliminary Agreement), Vendor shall, and shall procure that the Development Companies shall:

               (i) use all commercially reasonable efforts to (aa) preserve intact the present business organization, reputation, contractual and other arrangements of the Development Companies and the Businesses then under the control of Vendor; (bb) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers and other Employees of the Businesses, and subject to any right under applicable Law; (cc) maintain the Purchased Assets in good working order and condition, ordinary wear and tear excepted; (dd) maintain the goodwill of tenants, customers, suppliers and other Persons with whom Vendor have significant business relationships in connection with the Businesses; and (ee) continue all current business operations and activities relating to the Businesses in a manner consistent with past practise;

               (ii) except to the extent required by applicable Law, (aa) cause the Books and Records of the Development Companies to be maintained in the usual, regular and ordinary manner, and (bb) not permit any change in any rentals, credit, allowance or Tax practice or policy of the Development Companies that would adversely affect the Businesses, the Development Companies or the Purchased Assets;

               (iii) comply with all Laws and Orders applicable to the Businesses, and promptly following receipt thereof deliver to Purchaser copies of any notice received from any Governmental Body or other Person alleging any violation of any such Law or Order.

          (b) During the Covenant Period, except as contemplated by this Preliminary Agreement or as otherwise consented to or approved in advance and in writing by Purchaser (which approval shall not be unreasonably withheld or delayed to the extent that it does not prejudice the rights of Purchaser in terms of this Preliminary Agreement), Vendor shall not, and shall procure that the Development Companies shall not:


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

               (i) make any representation or promise, oral or written, to any Employee, except for statements as to the rights or accrued benefits of any Employee under the terms of any applicable Law;

               (ii) make any increase in the salary, wages or other compensation of any Employee whose annual salary is or, after giving effect to such change, would be the equivalent of [E50,000] per annum or more, except where such increases have been agreed upon by the relevant Development Companies and/or Vendor, prior to the Execution Date;

               (iii) adopt, enter into or become bound by any benefit plan, any employment-related contract or any collective bargaining agreement with respect to any of the Employees;

               (iv) enter into any Contract to do or engage in any of the foregoing items set forth in this Section 10.1(b).

          (c) Vendor agrees that, during the Covenant Period, except as contemplated by this Preliminary Agreement, or as specifically directed by Purchaser, or as otherwise consented to or approved in advance by Purchaser (which consent or approval shall not be unreasonably withheld or delayed to the extent that it does not prejudice the rights of Purchaser in terms of this Preliminary Agreement), Vendor shall not, and shall procure that the Development Companies shall not:

               (i) acquire lease, license or dispose of or agree to acquire lease, license or dispose of any assets that would constitute Purchased Assets hereunder, other than in the ordinary course of business consistent with past practice, or create or incur any Lien, other than a Permitted Lien, on any assets that would constitute Purchased Assets hereunder;

               (ii) enter into, amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to any Business Contract, in each case other than in the ordinary course of business consistent with past practice;

               (iii) violate, breach or default under, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Business Contract;

               (iv) incur, purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, or waive any right of the Development Companies under, any liability of or owing to the Development Companies in connection with the Businesses then under the control of Vendor that would constitute a Purchased Asset hereunder, other than in the ordinary course of business consistent with past practice;

               (v) engage with any Person in any merger, consolidation or other business combination, unless such Person agrees in writing that such merger, consolidation or other business combination is subject to the terms and conditions of this Preliminary Agreement and the Ancillary Agreements;

               (vi) make or commit to make any capital expenditures for additions to property, plant or equipment constituting capital assets on behalf of the Businesses, other than in the ordinary course of business consistent with past practice, or otherwise as are urgently required to maintain the equipment and assets of the Development Projects in operating condition and in compliance with safety regulations;


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

               (vii) make any material changes in the conduct of the Businesses, except as specifically contemplated or permitted by this Preliminary Agreement; or

               (viii) enter into any Contract to do or engage in any of the foregoing items set forth in this Section 10.1(c).

     10.2 Notice of Developments. Vendor shall give prompt notice to Purchaser of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause, net and in the aggregate, any representation or warranty of Vendor contained in this Preliminary Agreement to be untrue or inaccurate at or prior to the Delivery; and (ii) any failure of Vendor to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 10.2 shall not limit or otherwise affect any remedies available to the Party receiving such notice.

     10.3 Exclusivity.

          (a) From and after May 20th, 2005, and until the earlier of the Delivery Date or the termination of this Preliminary Agreement (either generally or in respect of any particular Development Company), Vendor has not and shall not (nor has it permitted and shall it permit its Representatives to) directly or indirectly take any of the following actions with any Person other than Purchaser and their designees:

               (i) solicit, initiate or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any Person relating to any possible Acquisition Proposal (as hereinafter defined) with Vendor or any of its subsidiaries (whether such subsidiaries are in existence on the date hereof or are hereafter organized);

               (ii) provide information with respect to Vendor and/or the Development Companies, other than to Klepierre and Purchaser, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Acquisition Proposal with Vendor or any subsidiary of Vendor (whether such subsidiaries are in existence on the date hereof or are hereafter organized);

               (iii) enter into a contract or agreement (whether oral or written) with any Person, other than Klepierre and Purchaser, providing for an Acquisition Proposal with Vendor or any subsidiary (whether such subsidiaries are in existence on the date hereof or are hereafter organized); or

               (iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal with Vendor or any subsidiary (whether such subsidiary is in existence on the date hereof or are hereafter organized) other than by Klepierre and Purchaser.

          (b) Vendor shall, and shall cause its Representatives to, avoid and cause to be avoided any such contacts or negotiations with any Person relating to any Acquisition Proposal. In addition to the foregoing, if Vendor or any of its Representatives receives, prior to the Delivery or the termination of this Preliminary Agreement, any offer or proposal (formal or informal) relating to any of the above, Vendor shall immediately notify Klepierre and Purchaser thereof and provide Klepierre and Purchaser with the details thereof including the identity of the Person or Persons making such offer or proposal, and will keep Klepierre and Purchaser fully informed of the status and details of any such offer of proposal. Vendor, Klepierre and


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

Purchaser all acknowledge that this Section 10.3 was a significant inducement for Klepierre to enter into this Preliminary Agreement and the absence of such provision would have resulted in either (i) a material reduction in the Delivery Purchase Prices to be paid to Vendor; or (ii) a failure to induce Klepierre to enter into this Preliminary Agreement.

          (c) As used in this Section 10.3, the term "ACQUISITION PROPOSAL" shall mean a proposal or offer for a merger, consolidation or other business combination involving an acquisition of all or part of the Development Companies and/or any of them and/or the Businesses and/or the Purchased Assets.

          (d) For the avoidance of doubt, it is specifically agreed and understood:

               (i) that the provisions of this Section 10.3 are not applicable to any property, assets or business activities of Vendor and/or its Affiliates which are excluded from the ambit of this Preliminary Agreement; and

               (ii) the provisions of this Section 10.3 are applicable, mutatis mutandis, in respect of each Development Company and/or in respect of any Acquisition Proposal made in respect of any one or more of the Development Companies.

     10.4 Reasonable Efforts. Each of the Parties will use their best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Preliminary Agreement (including satisfaction of the closing conditions set forth in Article XI below).

                        ARTICLE XI - DELIVERY AND CLOSING

     11.1 Delivery (Closing) and Consummation.

          (a) The Closing of each of the Transactions for the acquisition of the Development Companies in terms of this Preliminary Agreement shall take place on the respective Delivery Dates (that is to say a date not more than 60 (sixty) days following the relevant CP Satisfaction Date), or such alternative date as shall be agreed between the Parties prior to the designated Delivery Date (the "CLOSING DATE" or the "DELIVERY DATE").

          (b) However, if the Transaction Approvals in respect of each such Transaction shall not have been obtained by the relevant Delivery Date, then and in such event the Closing shall take place within five (5) Business Days after the date on which the Transaction Approvals will have been obtained (or waived in writing), provided that such postponed Closing shall not occur later than a date which is 6 (six) months following the CP Satisfaction Dater (unless otherwise agreed between the Parties).

          (c) The Closing shall take place at a venue to be agreed upon between the Parties, or, failing such agreement at the offices of Baker & McKenzie in Warsaw or in the Czech Republic.

          (d) The provisions of this Article XI shall apply mutatis mutandis in respect of each Development Company at its relevant Delivery Date.


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

     11.2 Conditions for Closing. Notwithstanding anything to the contrary in this Preliminary Agreement contained, the Closing and consummation of each of the Transactions shall be subject to the fulfillment of the following Conditions for Closing to the satisfaction of Purchaser (subject to Purchaser's exclusive right to waive fulfillment of the Conditions for Closing). The Parties undertake to act in good faith and to use their best efforts to ensure that the Conditions for Closing are satisfied by the Delivery Date.

          (a) Bring Down Conditions. It shall be a condition to the Closing that
-

               (i) The representations and warranties set forth in Article VIII above shall be true and accurate as at the Delivery Date;

               (ii) Vendor shall have performed and complied in all material respects with all covenants or conditions required by this Preliminary Agreement to be performed and complied with prior to the Delivery Date;

               (iii) No injunction or restraining orders shall be in effect forbidding or enjoining the consummation of the Transaction contemplated hereby and no legal action or governmental investigation shall be pending or threatened which, if adversely determined, would reasonably be expected to result in such injunction or order;

               (iv) Vendor shall, where permissible under applicable law and if and to the extent so agreed with the Contractors, have procured that the Development Company has received estoppel certificates from each of the Contractors as set forth in Section 4.8(d), evidencing that they do not have any claim arising out the Construction Works against the Development Company; and

          (b) Transaction Approvals. The following unconditional Transaction Approvals shall have been obtained (or, if issued subject to fulfillment of certain conditions, such conditions have been either fulfilled or waived in writing), and shall be valid, namely:

               (i) The approval of the Transactions, shall have been issued by the Polish Anti-Monopoly Office or the Czech Anti-Monopoly Office, if and to the extent required under applicable Law (the "AMO APPROVAL");

               (ii) The relevant Financing Bank shall have delivered to Purchaser a duly signed Waiver and Consent substantially in the form and text attached hereto as SCHEDULE 11.2(A)(I)(II);

          (c) Closing Protocol. The Parties shall have compiled and executed a Closing Protocol in respect of the relevant Development Company and Development Project, which shall include, or to which shall be attached as schedules, the following :

               (i) The Proforma Development Closing Accounts;

               (ii) The Transaction Prices Schedule, setting out the Initial Delivery Purchase Prices;

               (iii) All of the following schedules, updated to the Delivery Date, namely : the Rights Acquisition Schedule; the Property Schedule; the Project Liability Schedule; the Shareholder Loan Schedule; the Lease Schedule (Tenant List as at the CP Satisfaction Date); Vendor's Disclosure Schedule; the


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Financial Statements; the Proceedings Schedule; the Environment Schedule; the
Insurance Schedule; Land Registry Extracts in respect of the relevant Project Property updated to a date 14 (fourteen) days prior to the Delivery Date; and any other schedules which may be required in terms of Article VIII above;

               (iv) A Bring Down Certificate signed by an officer of PCE confirming that the bring Down Conditions specified in Section 11.2(a) above are true and accurate as at the Delivery Date;

               (v) Vendor's Legal Opinion. shall have received an opinion of Vendor's legal counsel in substantially the form set forth in SCHEDULE 11.2(V).

               (vi) Legal Opinion of Purchaser's Counsel. Vendor shall have received an opinion of legal counsel for Klepierre (and, if relevant, for each of the Additional Purchaser) in substantially the form set forth in SCHEDULE 11.2(VI).

               (vii) Sosnoweic Legal Opinion. By not later than the CP Satisfaction Date in respect of the Sosnoweic Development Project, Vendor shall have furnished Purchaser with the legal opinion referred to in Section 3.4 above.

     11.3 Acts to be performed at Closing. At the Closing, the following acts, deeds and things shall be simultaneously executed, performed and perfected, namely:

          (a) PCE shall sell, transfer and make over to Purchaser, and Purchaser shall acquire from PCE, good, clean and valid title in and to the entire Equity Rights (100%) in and to the relevant Development Company by way of the execution of Share Purchase Agreements in the agreed form attached hereto as SCHEDULE 11.3(A)(A)(Poland) and SCHEDULE 11.3(A)(B)(Czech Republic) respectively in respect of each Development Company, together with all ancillary documentation required by operation of applicable Polish or Czech Law, as the case may be, in order to give full and proper effect thereto;

          (b) Immediately after the Equity Rights acquisition set forth in
Section 11.3(a) Purchaser shall cause each Development Company to pay the relevant Initial Shareholder Loan Amount specified in the Shareholders Loan Schedule, as part of the reimbursement of the corresponding Shareholder Loan;

          (c) PCE shall cause the repayment of the Construction Loan Facility in full on the Delivery Date;

          (d) Vendor shall furnish Purchaser with unconditional letters of resignation of each of the managing directors and management boards of each of the relevant Development Company, as well as the resignations of all members of the supervisory boards of the relevant Development Company, where relevant, nominated by Vendor and/or its Affiliates, which shall be effective as at the Delivery Date. Vendor undertakes to procure that none of the managing directors, management boards members and supervisory board members appointed by it and who shall resign at the Closing as aforesaid shall have any claims or rights against the relevant Development Company and/or any of the Development Companies, and that all their rights against such Development Companies are unconditionally waived and released.

          (e) Purchaser shall nominate and appoint, in the manner required under applicable Polish or Czech Law, as the case may be, managing directors and management boards for the relevant Development Company, and, where required, members of the Supervisory Boards of the relevant Development Company.


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

          (f) Vendor shall if necessary convene on or before the Delivery Date, such shareholders meetings of each of the relevant Development Company in order to give full and proper effect to the Transactions contemplated herein, and to replace the managing directors, management board members and the supervisory board members of the relevant Development Company as aforesaid, where relevant.

          (g) Vendor shall cause Purchaser to be furnished with the EMI Parent Guarantee, if not already provided pursuant to the provisions of Section 3.5(a) above;

          (h) Purchaser shall execute payment to PCE of the Initial Delivery Purchase Price for the relevant Development Company, as specified in the Transaction Prices Schedule, subject to and in accordance with the provisions of
Section 7.6 above;

          (i) Purchaser shall execute payment to PCE of the Initial Shareholder Loan Amounts specified in the Transaction Prices Schedule, subject to and in accordance with the provisions of Section 7.6 above;

          (j) Against payment of the Delivery Purchase Price and the Initial Shareholder Loan Amount as aforesaid, PCE shall return the original of the Payment Guarantee to Purchaser, unexercised;

          (k) The Parties shall execute all additional documents, deeds and instruments which are required by operation of applicable Polish Law and regulations in order to give full and proper effect to the Transactions contemplated hereby.

     11.4 Acknowledgement of Closing. Upon the full and proper execution of the Closing in terms of this Article XI, the Parties shall execute an Acknowledgement of Closing in agreed form confirming that the consummation of the Transaction for the sale and acquisition of the relevant Development Company has been accomplished.

          ARTICLE XII - ADDITIONAL AGREEMENTS WITH POST CLOSING EFFECT

     12.1 Non-Compete.

          (a) PCE undertakes that neither it nor its Affiliates shall, during a ten-year period commencing on the Delivery Date, directly or indirectly, own, manage, operate, control or be connected with, any shopping and entertainment centers or factory outlets within the Restricted Areas (as hereinafter defined).

          (b) For the purposes of this Section, the term "RESTRICTED AREAS" means those areas lying within a radius of: (i) 3 (three) kilometers from the Novo Plaza Shopping in Prague District IV; or (ii) 10 (ten) kilometers in any other regional city in which a Development Project (excluding Novo Plaza) is situated.

     12.2 Non-Solicitation. PCE and its Affiliates shall, for a period of 10
(ten) years following the Delivery Date, be prohibited (directly or indirectly) from soliciting or encouraging the managers and employees of the respective Management Companies to leave their functions or from otherwise recruiting them to fulfill any position within the PCE group of companies (including acting as independent consultants or contractors). However, in the event that an employee of the respective Management Companies shall voluntarily resign from his employment with those companies, or either of them, or in the event that such


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

employee shall be dismissed from his employment for whatever reason, then and in such event the non-solicitation undertakings made in terms of this section shall cease to be applicable or effective, in respect of that employee only, after the elapse of 6 (six) months from the effective date of the termination of his or her employment as aforesaid.

                 ARTICLE XIII - OTHER AGREEMENTS AND COVENANTS

     13.1 Confidentiality. Each of the Parties hereto hereby agrees to keep such information or knowledge obtained in any due diligence or other investigation pursuant to the negotiation and execution of this Preliminary Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge: (a) the disclosure of which is mandated by operation of any securities law or regulations of any recognized stock exchange in any jurisdiction which are applicable to the Parties and/or their affiliates; (b) which a Party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party; (c) which is generally known to the public and did not become so known through any violation of law or the terms of this section;
(d) which became known to the public through no fault of such Party; (e) which is later lawfully acquired by another Party from other sources; (f) which is required to be disclosed by order of court or government agency with subpoena powers; or (g) which is disclosed in the course of any Proceedings between any of the Parties hereto.

     13.2 Additional Documents and Further Assurances. Each Party hereto, at the request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting the consummation of the Transactions contemplated hereby.

     13.3 Updated Tenant List. By not later than a date 60 days following the Delivery Date, PCE shall furnish Purchasers with an updated Tenant List as at the Delivery Date, for information purposes only.

                         ARTICLE XIV - WITHDRAWAL OPTION

     14.1 Withdrawal Option. Notwithstanding anything to the contrary herein contained, Purchasers shall have an option to withdraw from the Transactions and to terminate this Preliminary Agreement in respect of any Development Company at any time prior to the Delivery Date, but only in the following events, namely:

          (a) In the event that at any time prior to the Delivery Date, Purchaser (whether as a result of their due diligence findings or otherwise) shall become aware of facts, events or objective findings that have a Material Adverse Effect (as hereinafter defined) resulting from:

               (i) defects, deficiencies or encumbrances on the rights, title, interests and ownership of the relevant Development Company and/or the relevant Development Project; and/or

               (ii) material inconsistencies and/or inaccuracies in the financial information provided to Purchasers, including in the Proforma Development Closing Accounts and the Audited Development Closing Accounts; and/or


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

               (iii) any other matters (including a material change in the operations of the relevant Development Project or the relevant Development Company as a result of their operation in a manner which is inconsistent with the ordinary and usual course of business or with past practise; and/or.

          (b) upon the occurrence of a change in the tax or legal situation of Poland or the Czech Republic which has a Material Adverse Effect in the aggregate.

     14.2 Material Adverse Effect Defined. For the purposes of this Article XIV, and without prejudice to the representations and warranties given by Vendor in terms of Article VIII hereof, the term "MATERIAL ADVERSE EFFECT" shall have the meanings ascribed to it hereunder, and each such event shall constitute an "MAE EVENT":

          (a) any matter(s) that has(have) or could reasonably be anticipated to have an adverse effect (direct or indirect, present or future, conditional or not) on Purchaser and/or on the rights and interests to be acquired by it directly or indirectly in any Development Company in terms of this Preliminary Agreement, which is or may be quantified with a financial value in the aggregate in excess of an amount equivalent to 5% (five percent) of the total of the Delivery Development Project Value for that specific Development Company and/or Development Project; or

          (b) a discrepancy of more than 2% is revealed between the actual built up area of the Development Project and the area specified in the Building Permits; or

          (c) any defect, impediment or encumbrance which would materially jeopardize or prejudice the value and/or integrity of the legal rights (including the permits and authorizations) and interests to be acquired directly or indirectly by Purchaser in respect of a specific Development Company and/or Development Project, in such manner that Purchaser will be prevented from or unreasonably delayed in exercising free, permanent and unfettered rights of ownership, operation, possession and disposal (including syndication) of the assets and rights so acquired in respect of that specific Development Projects and/or the relevant Development Company (it being specified that the existence of Financing Banks Securities pertaining to the Construction Loan Facility shall not per se constitute an MAE Event to the extent they are capable of release upon full repayment of the relevant Construction Loan Facility).

     14.3 Right of Withdrawal(a). Upon the occurrence of and MAE Event under
Section 14.2 above, Purchaser shall be entitled to withdraw from the transaction for the acquisition of the Equity Rights in and to the relevant Development Company and/or the acquisition of the relevant Development Project.

     14.4 Withdrawal Notice and Rectification.

          (a) Subject to the provisions of Section 14.5 below, if the Purchaser elects to withdraw from any Transaction pursuant to the provisions of Section
14.2 above, it shall be entitled to do so by the giving of written notice of its intention to do so, specifying its reasons for doing so, and giving particulars of the MAE Event which has occurred in sufficient detail to enable Vendor to identify the nature of the event.

          (b) Vendor shall be afforded an opportunity to rectify the MAE Event identified in the Withdrawal Notice within 21 (twenty one) days from the date of receipt of the Withdrawal Notice (provided that if the MAE Event is incapable of being rectified within that period for reasons beyond the control of Vendor, Purchaser will not unreasonably withhold its consent to an extension of such rectification period).


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

          (c) In the event that PCE shall have failed to rectify the matter to the reasonable satisfaction of Purchaser within the said 21day rectification period (as extended, where relevant), then and in such event the Withdrawal Notice shall become effective

     14.5 Restrictions on Rights of Withdrawal. For the avoidance of doubt, it is hereby stated and declared that:

          (a) Upon the Closing, the rights of withdrawal awarded to Purchaser in terms of this Article XIV shall automatically lapse and be of no further force and effect;

          (b) The rights of withdrawal in terms of this Article XIV may not be exercised by Purchaser if the Closing is postponed solely by reason of the fact that the AMO Approvals referred to in Section 11.2(b)(i) above shall not have been issued by the Delivery Date;

          (c) Nothing in this Article XIV contained shall be deemed to derogate from the rights of Vendor to refer any dispute regarding the existence of an MAE Event to arbitration pursuant to the provisions of Section 18.3 below.

     14.6 Consequences of Withdrawal and Termination.

          (a) The exercise by Purcahsers of their rights of withdrawal and termination in terms of this Article XIV shall be without sanction or penalty whatsoever to any of the Parties. All costs and expenses incurred by the Parties prior to the effective date of the termination of the Agreement and/or the Ancillary Agreements as aforesaid shall be for their own cost and account, and no rights of reimbursement, compensation or indemnity shall exist in that event.

          (b) Upon the notice of withdrawal becoming effective as contemplated in Section 14.4 above, this Preliminary Agreement and all the Ancillary Agreements, insofar as they pertain to the relevant Development Company, shall be deemed to have been terminated by mutual consent and shall be of no further force and effect.

       ARTICLE XV - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     15.1 Representations, Warranties and Covenants. The covenants contained in this Preliminary Agreement and of any of the Ancillary Agreements shall survive the applicable Delivery Date indefinitely and without limitation except as otherwise specified therein. The representations and warranties contained in this Preliminary Agreement shall survive the applicable Delivery Date and continue in full force and effect for a period of thirty six (36) months (such date upon which they expire being referred to herein as the "SURVIVAL DATE") and shall thereafter expire; provided, however, that notwithstanding the foregoing
(i) the representations and warranties of Vendor relating to Tax matters (including in Section 8.16) shall survive until the date which is sixty (60) days following the expiration of the applicable statute of limitations (after giving effect to any extensions or waivers) and (ii) the representations and warranties of Vendor contained in Section 8.2 (Authorization) and Section 8.29 (Environment, Health and Safety), and the representations and warranties of Purchaser contained in Section 9.2 (Authorization), shall survive the applicable Delivery Date indefinitely and without limitation. Klepierre's right to make a claim for indemnification under Section 16.1, and Vendor's right to make a claim for indemnification under Section 16.2, for a breach of any representation or warranty shall be made on or prior to the date, if any, on which the survival period for such representation or warranty expires, irrespective as to whether the Damages (as hereinafter in Section 16.1 defined) may be suffered after the Survival


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Date. Any claims under Article XVI must be asserted in writing with reasonable particularity by the party making such claim.

                          ARTICLE XVI - INDEMNIFICATION

     16.1 Indemnification by Vendor. Subject to Section 16.5 below, PCE shall defend, indemnify and hold harmless Klepierre and Purchaser - and at the discretion of Klepierre and/or Purchaser any of the Development Companies (and their respective successors, assigns and Affiliates) (individually, a "PURCHASER INDEMNITEE", and collectively, the "PURCHASER INDEMNITEES") from and against and in respect of any and all losses, damages, deficiencies, liabilities, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "DAMAGES") suffered or incurred by any Purchaser Indemnitee which is caused by, resulting from or arising out of, related to, in the nature of:

          (a) any breach and/or inaccuracy of any representation or warranty of Vendor contained in this Preliminary Agreement or in any Ancillary Agreement, or other agreement, certificate, instrument or other document entered into or delivered by Vendor in connection herewith;

          (b) any breach of any covenant of Vendor contained in this Preliminary Agreement or in any Ancillary Agreement, or other agreement, certificate, instrument or other document entered into or delivered by Vendor in connection herewith;

          (c) Taxes chargeable to or asserted against any Development Company in terms of a final assessment and/or enforceable judgment in respect of the period preceding the Delivery Date, but only to the extent that such Taxes exceed the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Final Definitive Development Closing Accounts (rather than in any notes thereto);

          (d) any additional Tax liabilities assessed, and related sanctions such as fines, penalties and late payment interest) regarding any type of Tax imposed by the statutory Tax Authorities directly or indirectly related to the fiscal years prior to the Delivery Date which are directly or indirectly attributable to the acts, deeds and omissions of Vendor;

          (e) any additional Tax liabilities assessed, and related sanctions such as fines, penalties and late payment interest regarding any type of Tax imposed by the statutory Tax Authorities directly or indirectly related to lack in the Development Companies' books and records of documentary evidence regarding transfer pricing and/or lack of substantiation of inter-company charges;

          (f) any additional Tax liabilities assessed, and related sanctions (such as penalties and late payment interest) regarding any type of Tax imposed or assessed by the statutory Tax Authorities directly or indirectly related to the fiscal years in respect of which review has been partial, not definitive and/or impossible due to the lack of documentation provided or made available by Vendor; and

          (g) any of the Proceedings set forth in the Proceedings Schedule (Schedule 8.25) and/or any environmental Damage related to the potential risks set forth in Schedule 8.29(c) under a final and enforceable judgment or Order.


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     16.2 Indemnification by Purchaser. Subject to Section 16.5, Klepierre,
Purchaser and Segece agree jointly and severally to defend, indemnify and hold harmless PCE and its respective successors, assigns and Affiliates (individually, a "VENDOR INDEMNITEE", and collectively, the "VENDOR INDEMNITEES") from and against and in respect of any and all Damages suffered or incurred by any Vendor Indemnitee which is caused by, resulting from or arising out relating to, in the nature of:

          (a) any breach of any representation and warranty of Purchaser contained in this Preliminary Agreement, or in any Ancillary Agreement, or other agreement, certificate, instrument or other document entered into or delivered by any of Klepierre and/or Purchaser in connection herewith; and

          (b) any breach of any covenant of any of Klepierre and/or Purchaser contained in this Preliminary Agreement or in any Ancillary Agreement, or other agreement, certificate, instrument or other document entered into or delivered by Vendor and Klepierre and/or Purchaser in connection herewith.

     16.3 Notice and Opportunity to Defend.

          (a) If any action, proceeding, claim, liability, demand or assessment shall be asserted by a third party against any Purchaser Indemnitee or any Vendor Indemnitee (the "INDEMNITEE") with respect to any matter (a "THIRD PARTY CLAIM") in respect of which such Indemnitee proposes to demand indemnification in terms of this Article XVI such Indemnitee shall notify the party obligated to provide indemnification pursuant to Section 16.1 or Section 16.2 (the "INDEMNIFYING PARTY") thereof within a reasonable period of time after assertion thereof; provided, however, that the failure to so notify the Indemnifying Party shall not affect the Indemnitee's right to indemnification hereunder unless (and solely to the extent) the Indemnifying Party's interests are actually and materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Indemnifying Party shall have the right, within ten (10) days after receipt of such notice, to defend the Indemnitee against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnitee; provided, however, that the Indemnifying Party notifies the Indemnitee in writing within 15 days after the Indemnitee has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnitee from and against the entirety of any damage the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, and provided further that the Indemnifying Party may not assume such control without Indemnitee's express written consent if: (i) the Third Party Claim does not involve only money damages but also seeks an injunction or other equitable relief; or (ii) settlement of, or an adverse judgment with respect to, the Third Party Claim is, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnitee. The Indemnifying Party shall conduct the defense of the Third Party Claim actively and diligently.

          (b) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 16.3(a) above, (i) the Indemnitee may retain separate counsel at its sole cost and expense and participate in the defense of the Third Party Claim, provided that Indemnitee's counsel may not oppose the professional decisions of the lead counsel engaged by the Indemnifying Party except on reasonable grounds; (ii) the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee (which may only be withheld in the event that such settlement would serve to create a


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precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnitee).

          (c) In the event that Indemnifying Party declines or fails to assume control of the defense of any Third Party Claim as specified in Section 16.3(a) above, then and in such event the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate, subject to the consent of the Indemnifying Party which may not be unreasonably withheld or delayed. The Indemnifying Parties will reimburse the Indemnitee promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and will remain responsible for any Damage the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim in accordance with the provisions of this
Article XII.

     16.4 Remedies. Except for the right to seek to specifically enforce the covenants hereunder, and except as specifically provided in this Preliminary Agreement (including, without limitation, the immediately succeeding sentence), following the relevant Delivery Date, in the absence of fraud or willful breach of this Preliminary Agreement, the sole and exclusive remedy of the Purchaser (or, at the discretion of Purchaser, the Development Companies) and Vendor with respect to any breach of any representation or warranty contained in this Preliminary Agreement, or in any agreement, certificate, instrument or other document entered into in connection herewith, shall be restricted to the indemnification rights set forth in this Article XVI. Nothing contained in this
Article XVI or elsewhere in this Preliminary Agreement shall limit the liability of any Party under this Preliminary Agreement if this Preliminary Agreement is terminated pursuant to Section 17.1 or otherwise, or if the transactions contemplated hereby shall not be consummated for any reason.

     16.5 Certain Limitations. The liability of Vendor or Purchaser, as applicable, for claims under this Preliminary Agreement shall be limited by the following:

          (a) At any time after the Survival Date, (i) Vendor shall have no further obligations under this Article XVI for breaches of representations and warranties of Vendor, except for Damages with respect to which the Purchaser Indemnitee has given Vendor written notice prior to such date in accordance with
Section 16.3 above; and (ii) the Purchaser shall have no further obligations under this Article XVI for breaches of representations and warranties of the Purchaser, except for Damages with respect to which Vendor Indemnitee has given the Purchaser written notice prior to such date in accordance with Section 16.3.

          (b) Notwithstanding anything to the contrary herein, Purchaser Indemnitees shall not be entitled to recover Damages from Vendor pursuant to
Section 16.1 unless and until the accumulated aggregate amount of Damages in respect of any Development Company shall exceed an amount which is the equivalent of E125,000 (the "VENDOR INDEMNIFICATION THRESHOLD"); provided, however, that at such time as the aggregate amount of Damages in respect of the indemnity obligations of Vendor shall exceed Vendor Indemnification Threshold, Vendor shall thereafter indemnify any of the Purchaser Indemnitees from all and against all Damage in excess of equivalent E10,000.

          (c) Notwithstanding anything to the contrary herein, in the absence of fraud or willful breach of this Preliminary Agreement (for which there shall be no limitation), in no event shall the maximum aggregate liability of Vendor in respect of any claims by the Purchaser Indemnitees against Vendor pursuant to Section Section 16.1 for Damages suffered or incurred by any Purchaser Indemnitee in respect of any Development Company exceed the maximum amount of E80,000,000.


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

          (d) Notwithstanding anything to the contrary contained herein, any claim for indemnity made by any Buyer Indemnitee relating to Taxes is subject to the condition that: (i) Purchaser and/or the Development Companies shall authorize and permit the tax advisers of Vendor at Vendor's sole cost and expense to conduct, direct and process all dealings with the Tax Authorities in respect of all matters and/or all fiscal years and/or all assessments pertaining to the period prior to the Delivery Date, in close co-operation with the accountants and tax advisers of the Purchaser and the Development Companies, provided that neither Vendor nor its tax advisers shall enter into any settlement or take any action before the courts, or otherwise compromise any tax matter that affects or may affect the tax liabilities of Purchaser or any of the Development Companies, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed; and (ii) with respect of claims which are not based upon a breach of Vendor's representations and warranties given under Section 8.16 above, the Tax Liability in respect of which the claim for indemnity is made (including penalties and late payment interest) does not result from a change adopted by Purchaser and/or the Development Companies in the accounting and/or tax policies of the Acquired Companies which has, directly or indirectly, retroactive effect to the period preceding the Delivery Date.

          (e) Notwithstanding anything to the contrary herein, the limitations contained in Section 16.5(b) shall not apply to claims for indemnification by Purchaser Indemnitees against Vendor in respect of the indemnities specified in
Section 16.1 (b), (c), (d), (e) and (f) above, and in terms of Section 16.6 below;

          (f) Notwithstanding anything to the contrary herein, Vendor Indemnitees shall not be entitled to recover Damages from Purchaser unless and until the accumulated aggregate amount of Damages in respect of each Development Company shall exceed an amount which is the equivalent of E125,000 (the "BUYER INDEMNIFICATION THRESHOLD"); provided, however, that at such time as the aggregate amount of Damages in respect of the indemnity obligations of Purchaser shall exceed the Purchaser Indemnification Threshold, Purchaser shall thereafter indemnify any of Vendor Indemnitees from all and against all Damage in excess of equivalent E10,000.

          (g) Notwithstanding anything to the contrary herein, the limitations contained in Section 16.5(f) shall not apply to claims for indemnification by Vendor Indemnitees against Purchaser in respect of the indemnities specified in
Section 16.2(b);

          (h) Notwithstanding anything to the contrary herein, in no event shall the maximum aggregate liability of Purchaser in respect of any claims by Vendor Indemnitees against Purchaser in respect of any Development Company pursuant to
Section 16.2 for Damages suffered or incurred by any Vendor Indemnitees exceed E80,000,000.

     16.6 Specific Indemnities. Notwithstanding the provisions of Section 16.5 above, and without prejudice to the provisions set forth in Section 16.1, Vendor hereby provides Purchaser with the special indemnities set forth hereunder. The special indemnities provided in terms of this Section 16.6 shall be in respect of all Damages suffered by Purchaser' Indemnitees and shall be exempt from the Vendor Indemnification Threshold and from the limitations provided for in
Section 16.5 above.

          (a) Development Liability. Vendor shall indemnify the Purchaser Indemnitees and hold them harmless from and against Damages arising from and/or in connection with:

               (i) Any Development Liability assumed by PCE in respect of the Development Projects. in terms of the provisions of Section 4.8;

               (ii) The completion of the construction of the relevant Development Project and/or the Contractors' Claims; and/or

               (iii) Claims by and against any and all third party (including tenants and neighbours) brought for damage, loss, personal injury or death by reasons of and/or arising out of the completion of the Development Project; and/or

               (iv) By reason of a breach of zoning regulations, administrative permits, damages to third parties caused by the design, engineering, and construction of the Development Project.

               (v) Following the final completion of the Development Project, any defect and non-conformities in the Contractors' works (including engineering and architectural studies) carried out in the Development Project, provided, however that with respect to this sub-section, Vendor's obligations to indemnify shall expire:

                    (1) 10 years from the date of the substantial completion for shell and core (including waterproofing and isolation) and the structural elements,

                    (2) 36 months from the date of the substantial completion for mechanical parts, and

                    (3) 1 year from the date of the substantial completion for other defects.

          (b) Completion of Works. In the event that PCE and/or any Development Company has undertaken to execute certain works as a condition to the award of any Permit, or in the event that any Permit has been issued subject to the condition that such works be performed by, and at the cost and expense of the relevant Development Company, then and in such event Vendor undertakes to indemnify Purchaser Indemnitees against any Damage arising in that regard, but only to the extent that provisions for the cost of such works shall not have been made in the Proforma Delivery Closing Accounts and/or the Definitive Delivery Closing Accounts.

          (c) Tesco Indemnity. The indemnifications granted by PCE in terms of this provisions of this Section 16.6 shall not derogate from, and shall be in addition to, the specific indemnities awarded by it in terms of the provisions of Section 7.10 above.

                           ARTICLE XVII - TERMINATION

     17.1 Termination of the Agreement. The Parties may terminate this Preliminary Agreement in respect of any specific Development Company as provided below:

          (a) Any Party may terminate this Preliminary Agreement by mutual written consent of all the Parties at any time prior to the Closing;

          (b) Any Party may terminate this Preliminary Agreement by written notice if:

               (i) the Delivery Date of the relevant Development Company has not occurred by a date which is 6 (six) months following the relevant CP Satisfaction Date; provided, however, that the right to terminate this Preliminary Agreement under this Section 17.1(b)(i) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Preliminary Agreement;

               (ii) there shall be a final non-appealable order of a court of competent jurisdiction in effect preventing consummation of the Transactions contemplated by this Preliminary Agreement or

               (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transactions contemplated by this Preliminary Agreement by any Governmental Body that would make consummation of the transactions contemplated by this Preliminary Agreement illegal;

          (c) Klepierre and Purchaser on the one hand, and/or PCE on the other hand, may terminate this Preliminary Agreement in respect of any Development Company by written notice in the following events, namely -

               (i) By Klepierre if PCE fails to deliver the Project Portfolio in good time in terms of Section 2.2(c) above;

               (ii) By either Party in terms of the provisions of Section 2.2(i) above in the event that the First Condition Subsequent has not been fulfilled by the Cut-Off Date;

               (iii) By either Party in terms of the provisions of Section 4.3(c) above in the event that the Building Permits have not been issued by the Building Permit Target Date;

               (iv) By PCE in terms of the provisions of Section 4.5(c) above in the event that the Construction Works shall not have commenced by the first anniversary of the Execution Date due to Purchaser's default;

               (v) By Purchaser in terms of the provisions of Section 4.5(d) in the event that the Construction Works shall not have commenced by a date 6 (six) months following the Building Permit Date due to PCE's default;

               (vi) By either Party in terms of the provisions of Section 4.7(c) in the event that an event of Excusable Delay continues un-remedied for a period exceeding 6 (six) months; and

               (vii) By either Party in terms of the provisions of Section 5.3(g) in the event that the CP Satisfaction Date shall not have occurred by the dates specified therein; and

          (d) Klepierre and Purchaser may terminate this Preliminary Agreement in respect of any Development Company by written notice if they are not in material breach of their obligations under this Preliminary Agreement, if there has been a material breach of any covenant, undertaking, obligation or agreement contained in this Preliminary Agreement on the part of Vendor, and such breach has not been


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

cured within thirty (30) calendar days after written notice to the other party (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured).

          (e) PCE may terminate this Preliminary Agreement in respect of any Development Company by written notice if it is not in material breach of its obligations under this Preliminary Agreement, if there has been a material breach of any covenant, undertaking, obligation or agreement contained in this Preliminary Agreement on the part of Purchaser, and such breach has not been cured within thirty (30) calendar days after written notice to the other party (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured).

          (f) For the purposes of this Section 17.1, a breach of this Preliminary Agreement shall be deemed to be material if its goes to the root of this Preliminary Agreement and/or may reasonably be deemed to substantially frustrate the purpose and intent of the Parties hereto.

     17.2 Effect of Termination. If any Party terminates this Preliminary Agreement pursuant to Section 17.1 above, all rights and obligations of the Parties hereunder shall terminate without derogating from any liability of any Party to any other Party; provided that the provisions contained in Section 13.1 (Confidentiality) and Article XV (Miscellaneous) shall survive termination.

     17.3 Partial Termination. If a notice of termination has become effective in respect of an individual Development Company only, then and in such event this Preliminary Agreement and the Ancillary Agreements shall be deemed to have been modified and amended in such manner that all references to the relevant Development Company shall be deleted..

                          ARTICLE XVIII - MISCELLANEOUS

     18.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Preliminary Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that (a) Klepierre and EMI may make any public disclosure they believe in good faith is required by applicable law or any listing or trading agreement concerning their respective publicly-traded securities (in which case Klepierre and Purchaser will use their reasonable efforts to advise PCE and EMI prior to making the disclosure, and visa versa) and (b) the Parties may correspond with third parties in writing with respect to obtaining the Transaction Approvals.

     18.2 Governing Law. This Preliminary Agreement shall be governed by and construed in accordance with Dutch Law, without regard to conflicts of laws or the choice of law principles of any jurisdiction including The Netherlands, and without the need of any Party to establish the reasonableness of the relationship between Dutch Law and the subject matter of this Preliminary Agreement, and all questions concerning the validity and construction hereof shall be determined in accordance with Dutch Law. However, it is specified that the transfer of ownership of the Equity Rights in the Development Companies and the subrogation of the Shareholder Loans, where relevant, shall be executed in compliance with applicable Polish or Czech Law, as the case may be.


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

     18.3 Dispute Resolution.

          (a) For any dispute, difference or claim arising out of or relating to this Preliminary Agreement or the Ancillary Agreements (other than as set forth in Section 18.3(c) below), the Parties shall first attempt in good faith to negotiate a written resolution of such dispute or claim within a period not to exceed fifteen (15) days from the date of receipt of a Party's request for such negotiations ("DATE OF REQUEST"). Such negotiations shall be conducted by senior executives of Purchaser and PCE. In the event that Purchaser and PCE fail to reach a written resolution within such fifteen (15) days from the Date of Request, or other period of time agreed upon by the Parties in writing, either Purchaser or PCE may seek to resolve the dispute or claim by arbitration in accordance with the procedures set forth in Section 18.3 (b) of this Preliminary Agreement.

          (b) Subject to Section 18.3(a) above and other than as set forth in
Section 18.3(h) below, any dispute, difference or claim between the Parties with regard to this Preliminary Agreement or the Ancillary Agreements, its performance, interpretation, application or validity, shall be solely referred for arbitration before a tribunal of three arbitrators in accordance with the Rules of Arbitration then in force of the Court of Arbitration of the International Chamber of Commerce (ICC) headquartered in Paris, France (the "RULES"). Each of Purchaser and Vendor will be entitled to appoint a Party Appointed Arbitrator, while the third arbitrator, who shall act as Chairman of the Tribunal, shall be appointed by mutual agreement between the two Party Appointed Arbitrators, or failing agreement between them, by the President for the time being of the Court of Arbitration of the ICC. (the "TRIBUNAL"). Klepierre and Purchaser shall be considered as the same party for the purpose of the appointment of the Party Appointed Arbitrators in terms of this section.

          (c) The arbitration shall be conducted in Amsterdam, The Netherlands, or at such other venue as shall be agreed upon between the Parties or failing such agreement as determined by the Tribunal. The arbitration proceedings shall be conducted in the English language on a continuous basis on consecutive working days until completed, to the greatest extent possible.

          (d) The Tribunal will be bound solely by the substantive Dutch Law and the terms of this Preliminary Agreement (save in those instances where Polish or Czech Law, as the case may be, is applicable as specified in Section 18.2 above. However the Tribunal may, but only with the prior consent of the adjudicating Parties, act as amiables compositeurs.

          (e) Upon request by either Party, the Tribunal may order the Parties to conduct Party and non-party oral depositions of witnesses outside the presence of the Tribunal, which shall be recorded by a stenographer. The Tribunal shall issue a written determination setting forth with particularity its findings of fact and conclusions of law. The decision of the Tribunal shall be final and binding upon the Parties and shall be subject to judicial review solely in accordance with the provisions of Dutch Law.

          (f) The Tribunal shall be competent to grant interim relief by way of injunctions at the request of the Parties. Notwithstanding the foregoing, either party shall be entitled to apply to a court of competent jurisdiction to obtain temporary injunctive or other ancillary relief in aid of arbitration hereunder.

          (g) The fees and expenses of the Tribunal shall be borne as determined in the Arbitral Award, provided that interim payments made on account shall be borne by the Parties in equal shares.

          (h) The provisions of this Section 18.3 shall not apply to disputes and claims before the Closing Expert under Section 7.8(j) above.


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

          (i) If any dispute submitted to arbitration involves claims by or against a Party against or by a third party, and such third party cannot be made a party to such arbitration, the Tribunal shall be empowered to take such actions as it deems just and equitable in order to avoid prejudice to the Parties by reason of the inability of the Tribunal to adjudicate such third party claims, including without limitation, if the Tribunal so determines, conditioning its award upon the outcome of the third party or staying the arbitration pending the outcome of the third party claims.

          (j) This Section 18.3 constitutes a separate agreement to arbitrate which shall survive the termination of this Preliminary Agreement for any reason.

     18.4 Perfection of Schedules. Save where specifically stated to the contrary, all schedules referred to in this Preliminary Agreement shall be furnished on the Execution Date, save in respect of: (i) the Transaction Prices Schedule; (ii) the Land Registry Extracts; and (iii) which will be furnished on or about the Delivery Date. Notwithstanding the aforegoing, all Schedules shall be updated and re-delivered on or immediately prior to the Delivery Date.

     18.5 No Third-Party Beneficiaries. This Preliminary Agreement shall not confer any rights or remedies upon any Person other than the Parties and the Acquired Companies as contemplated in Section 16.1 above, and their respective successors and permitted assigns, other than as specifically set forth herein (including in Section 2.4 above).

     18.6 Entire Agreement and Modification. This Preliminary Agreement (including the exhibits and schedules hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, warranties or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including specifically the Heads of Terms dated May 20, 2005. This Preliminary Agreement may not be amended except by a written agreement executed by all Parties.

     18.7 Amendment. At any time prior to the Closing, this Preliminary Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties hereto. At any time after the Closing, this Preliminary Agreement may be amended by all the Parties by execution of an instrument in writing.

     18.8 Waivers. The rights and remedies of the Parties to this Preliminary Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Preliminary Agreement or the documents referred to in this Preliminary Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Preliminary Agreement or the documents referred to in this Preliminary Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and
(iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Preliminary Agreement or the documents referred to in this Preliminary Agreement.

     18.9 Successors and Assigns. This Preliminary Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and assigns; provided, however, that no Party shall assign or delegate any of the obligations created under this Preliminary Agreement without the prior written consent of the other Parties. Notwithstanding the foregoing, Purchaser shall have the unrestricted right to assign this Preliminary Agreement and to delegate all or any part of their obligations hereunder (i) to any Additional Purchaser as contemplated in Section 2.4 above; (ii) to any direct or indirect Affiliate of Purchaser; or (iii) to an investment fund which would be controlled or managed by Klepierre or any of its Affiliates, or the property and asset management of which shall be entrusted to Klepierre or its Affiliate; provided that in such events Purchaser shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Preliminary Agreement. Nothing in this Preliminary Agreement shall confer upon any person or entity not a party to this Preliminary Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Preliminary Agreement.

     18.10 Counterparts. This Preliminary Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     18.11 Headings. The section headings contained in this Preliminary Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Preliminary Agreement.

     18.12 Notices.

          (a) Any notice, approval, request, authorization or other communication under this Preliminary Agreement shall be given in writing and in English language ("NOTICE"). Any Notice must be made by personal remittance, by fax (followed by a copy sent the same day or the following Business day by registered letter with acknowledgment of receipt) or by prepaid international express mail with acknowledgment of receipt and shall be deemed to have been delivered (i) on the date of the personal remittance as certified by the receipt, in the case of personal service; (ii) on the Business Day following the date of sending the fax (with confirmatory copy of the mail) in the case of a transmission by fax (the date set out on the acknowledgment of transmission indicating the date of sending); or (iii) the date of receipt in the event of sending by international express mail.

          (b) The relevant addresses and fax numbers of each Party for the purpose of these Heads of Terms are as follows:

          PCE:

               239 Keizersgracht,
               EA1016 Amsterdam,
               The Netherlands.
               Tel: 31-20-3449560
               Fax: 31-20-3449561
               For the attention of Mr. Luc Ronsmans

               With a copy to:
               13 Moses Street.,
               Tel Aviv,
               Israel
               Tel: 972-3-6086001

               Fax: 972-3-6910120
               For the attention of Mr. Marc Lavine, General Counsel.

          Klepierre:

               21 Avenue Kleber,
               75116 Paris,
               France
               Tel: (33-1) 40 67 57 06
               Fax: (33-1) 40 67 40 31
               For the attention of Ms. Marie-Therese DIMASI.

          (c) By written Notice sent as indicated above, the Parties may specify a new address or a supplementary address to which notification or communications should be sent subsequently or to any address that a Party shall notify in writing at any time, with at least ten (10) days' advance written notice.

     18.13 Severability. Any term or provision of this Preliminary Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     18.14 Expenses. Subject to the provisions of this Preliminary Agreement, each Party will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Preliminary Agreement and the transactions contemplated hereby. All notarial fees and other costs (excluding taxes) which may be incurred in connection with the transfer of the Equity Rights in the Development Companies - shall be borne equally by PCE on the first hand, and Purchaser on the second hand.

     18.15 Construction.

          (a) The Parties have participated jointly in the negotiation and drafting of this Preliminary Agreement. In the event an ambiguity or question of intent or interpretation arises, this Preliminary Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Preliminary Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          (b) Unless the context requires otherwise, all words used in this Preliminary Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

     18.16 Attorneys' Fees. If any legal proceeding or other action relating to this Preliminary Agreement is brought or otherwise initiated, the prevailing Party shall be entitled to recover reasonable attorneys fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).


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

     18.17 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Preliminary Agreement and the documents referred to in this Preliminary Agreement.

     18.19 Time of Essence. With regard to all dates and time periods set forth or referred to in this Preliminary Agreement, time is of the essence.

     18.20 Schedules and Exhibit. The Schedules and Exhibits described herein and attached hereto constitute an inseparable part of this Preliminary Agreement and are incorporated into this Preliminary Agreement for all purposes as if fully set forth herein. Any disclosure made in any Schedule to this Preliminary Agreement which may be applicable to another Schedule to this Preliminary Agreement shall be deemed to be made with respect to such other Schedule only if a specific cross reference is made thereto.

     18.21 Euro. All currency amounts expressed herein (whether or not preceded by E) are in the currency of the Euro, unless preceded by PLN, KCz or USD, in which case, the amounts will be in the currency of Polish Zloty, Czech Kroner or the United States Dollar, respectively.

     18.22 Language. This Preliminary Agreement and all documents contemplated hereby or relating thereto shall be prepared and binding in the English language.

                       THIS SPACE INTENTIONALLY LEFT BLANK


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

     IN WITNESS WHEREOF, the Parties hereto have executed this Preliminary Agreement on of the date first above written.

     KLEPIERRE:                         KLEPIERRE SA


                                        By:
                                            ------------------------------------
                                        Name: Mr. Dominique BEGHIN
                                        Title: Under Power of Attorney
                                        Date:
                                              ----------------------------------


     PCE:                               PLAZA CENTERS (EUROPE) BV


                                        By:
                                            ------------------------------------
                                        Name: Rachel Lavine
                                        Title: President and CEO
                                        Date:
                                              ----------------------------------

                               INDEX OF SCHEDULES

  Schedule                                Title
-----------                               -----
   1.1(A)     Accounting Principles
   1.1(C)     Schedule of Agreed Yields and Forecasted Rentals
   1.1(O)     Conditional Trademark License Agreement
  1.1(KK)     Gross Rentals Definition Schedule
  1.1(SS)     Leasing Parameters Schedule
  1.1(DDD)    Portfolio Liabilities Schedule
  1.1(HHH)    Projects Value Methodology Schedule
  1.1(III)    Property Schedule
  1.1(PPP)    Restated Net Asset Methodology Schedule
  1.1(QQQ)    Rights Acquisition Schedule
  1.1(SSS)    Shareholders Loan Schedule
  1.1(TTT)    Standard Form Lease
   2.2(G)     Land Ownership Notice
   2.4(B)     Form of Deed of Accession and Joinder
    3.3       Lublin Option Agreement
   3.5(A)     Form of EMI Parent Guarantee
   4.2(A)     Construction and Development Parameters
 4.2(D)(A)    Sosnoweic Modification Plans
 4.2(D)(B)    Novo Plaza Modification Plans
   7.47.5     Transaction Prices Schedule
   7.7(A)     Form of Payment Guarantee

  Schedule                                Title
-----------                               -----
   7.7(D)     Closing Agent Agreement
  7.11(B)     Agreed Book Asset Values
    8.0       Vendor's Disclosure Schedule
    8.21      Insurance Schedule
  8.23(A)     Leases Schedule
    8.25      Proceedings Schedule
  8.29(C)     Environment Schedule
    8.30      Intergroup Agreements Schedule
11.2(B)(II)   Waivers and Consents
 11.2(C)(V)   Vendor's Legal Opinion
11.2(C)(VI)   Purchaser Legal Opinion of Counsel
 11.3(A)(A)   Form of Share Purchase Agreement (Poland)
 11.3(A)(B)   Form of Share Purchase Agreement (Czech Republic)
  11.3(B)     Form of  Shareholders Loan Subrogation [Assignment] Agreement

                              INDEX OF DEFINITIONS

               DEFINED TERM                   SECTION
               ------------                 -----------
Accounting Principles                         1.1(a)
Acquisition Proposal                          10.3(c)
Affiliate                                     1.1(b)
Agreed Yields                                 1.1(c)
AMO Approval                                11.2(b)(i)
Ancillary Agreements                          1.1(d)
Approved Plans and Designs                    1.1(e)
Audited Development Closing Accounts          7.8(f)
Benefit Plans                                 8.28(b)
Books and Records                             1.1(f)
Building Permit Date                          4.3(d)
Building Permit Target Date                   4.3(b)
Building Permits                              1.1(g)
Business Day                                  1.1(h)
Businesses                                    1.1(i)
Buyer Indemnification Threshold               16.5(f)
Purchaser                                       2.4
Purchaser' Accountants
Purchaser Indemnitee(s)                        16.1
Certificate of Practical Completion           5.1(c)
Certificate of Practical Completion
Closing
Closing Agent                               7.7(c)(ii)
Closing Date                                   11.1
Closing Experts                               7.8(i)
Competent Authorities
Completion Criteria
Conditional Trademark License Agreement
Conditions Precedent for Delivery             5.3(a)
Construction Loan Facility
Construction Start Notice                     4.6(b)
Construction Start Notice
Construction Works
Contract                                      8.14(b)
Contractors                                  4.1(b)(i)
Contractors Agreements                       4.6(a)(i)
Contractors' Bonds                            4.9(f)

               DEFINED TERM                   SECTION
               ------------                 -----------
Contractors' Claims                            4.9(b)
Covenant Period                              Article 10
CP Cut-Off Date                                5.3(h)
CP Satisfaction Date
Cut-Off Date                                 2.2(a)(ii)
Damages                                         16.1
Date of Request                               18.3(a)
DDPV
Definitive Delivery Purchase Price              7.2
Definitive Development Closing Accounts       7.87(a)
Definitive Shareholder Loan Amounts          7.8(c)(ii)
Delivery Date
Delivery Development Project Value
Delivery Rentals
Development Company
Development Liability                          4.9(b)
Development Project
Development Projects Laws                     8.18(d)
Development Projects Permits                  8.18(g)
Dispute Notice                                 7.8(g)
EMI
EMI Parent Guarantee
Employee
Environment, Health and Safety
Equity Rights
Excusable Delay                                 4.8
Execution Date
Final Definitive Development Closing
Final Development Project Adjustment Date
Final Development Project Rentals
Final Development Project Value
Final Operational Projects Value               7.9(b)
Financial Statements                          8.12(b)
Financing Banks
Financing Banks Securities
First Condition Subsequent                   2.2(a)(ii)
Forecasted Development Project Value
Forecasted Rentals
Governmental Body
Gross Rentals
Improvements                                  8.18(b)
Indebtedness
Indemnifying Party                              16.3
Indemnitee                                      16.2

               DEFINED TERM                   SECTION
               ------------                 -----------
Initial Delivery Prices                      7.5(a)(i)
Initial Shareholder Loan Amount              7.5(a)(ii)
Knowledge of Vendor
Land Ownership Criteria
Land Ownership Notice                          2.2(b)
Land Ownership Notice
Land Registry Extracts
Law
Lease Agreement(s)
Lease-Up Criteria
Lease-Up Period                                6.1(c)
Leasing Parameters
Liability
Lien
Lublin Option Agreement
MAE Event                                       14.2
Management Company
Material Adverse Effect                         14.2
Material Business Contracts                     8.22
New Leases                                     6.1(a)
Notice                                        18.12(a)
Opening Date
Operating Permit
Order
Payment Guarantee                               7.7
PCE Group Approvals
Permit
Permitted Liens
Person
Practical Completion                            5.1
Practically Complete                            5.1
Prepayment Amounts                            8.11(c)
Prepayment Date                               8.11(c)
Proceedings                                     8.25
Proforma Development Delivery Accounts          7.1
Project Liabilities Schedule
Project Manager
Project Portfolio                            2.2(a)(i)
Project Properties
Property Schedule
Prudent Industry Practice
Purchased Assets
Purchaser
Purchaser's Group Approvals

               DEFINED TERM                   SECTION
               ------------                 -----------
Qualifying Lease Agreements
Representatives
Requirements                                  8.29(a)
Restated Net Asset Methodology Schedule
Restricted Areas                              12.1(b)
Review Period                                  7.8(f)
Rights Acquisition Schedule
Rules                                         18.3(b)
Share Purchase Agreement
Shareholder Loan Schedule
Shareholder Loans
Shareholder Loans Amounts
Standard Form Lease
Standard Form Lease Approval Date
Survival Date                                   15.1
Target Opening Date                            5.1(a)
Tax Return                                    8.16(b)
Tax, Taxes                                    8.16(a)
Tenant List
Tesco Lease                                   7.10(a)
Tesco Lessee                                  7.10(a)
Tesco Rentals Refund Amount                   7.10(a)
TescoRentals                                  7.10(a)
Third Party Claim                               16.3
Transaction Agreements
Transaction Approvals
Transaction Price Schedule
Transactions
Tribunal                                      18.3(b)
Uncertainty                                    7.8(g)
Vendor Indemnification Threshold              16.5(b)
Vendor Indemnitee(s)                            16.2
Vendor's Disclosure Schedule                    8.0
Verification Disputes                          7.8(i)
Verification Period                            7.8(a)
Waivers and Consents


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